UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material under Rule 14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

WCA Waste Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

(A) Common Stock, par value $0.01 per share, of WCA Waste Corporation, and (B) Series A Preferred Stock, par value $0.01 per share, of WCA Waste Corporation.

2)	Aggregate number of securities to which transaction applies:

(A) 23,640,970 shares of common stock issued and outstanding (including restricted shares of common stock) and (B) 750,000 shares of Series A Preferred Stock.

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based on the sum of (A) 23,640,970 shares of common stock (including restricted shares of common stock) issued and outstanding and owned by persons other than WCA Waste Corporation or Cod Merger Company, Inc., or any direct or indirect majority-owned subsidiary of WCA Waste Corporation, as of January 8, 2012, multiplied by $6.50, and (B) 750,000 shares of Series A Preferred Stock multiplied by $131.803, the Series A Preferred Stock liquidation preference as of March 1, 2012 (the estimated date of the closing of the Merger).

4)	Proposed maximum aggregate value of transaction:

$252,518,555.00

5)	Total fee paid:

$28,938.63

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

WCA Waste Corporation

One Riverway, Suite 1400

Houston, Texas 77056

(713) 292-2400

[—], 2012

To Our Stockholders:

We cordially invite you to attend a special meeting of Stockholders of WCA Waste Corporation to be held on [—], 2012 at 9:00 a.m., local time, at [—], as it may be adjourned or postponed (the “Special Meeting”). We have enclosed a Notice of Special Meeting of Stockholders, proxy statement and form of proxy with this letter providing information regarding the matters to be acted on at the Special Meeting, including any adjournment or postponement thereof.

At the Special Meeting, we will be submitting the following matters to you for consideration and approval:

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You will be asked to consider and approve a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 21, 2011, by and among WCA Waste Corporation (“WCA” or the “Company”), Cod Intermediate, LLC, a Delaware limited liability company (“Parent”), and Cod Merger Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company with the Company as the surviving entity (the “Merger”). You will also be asked to approve, by non-binding, advisory vote, certain compensation arrangements for WCA’s named executive officers in connection with the Merger.

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You will be asked to consider and vote on a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of adoption of the Merger Agreement.

The completion of the Merger is conditioned upon, among other things, adoption by our stockholders of the Merger Agreement. If the Merger is completed, then each share of Common Stock, par value $0.01 per share (“Common Stock”) (other than any shares owned, directly or indirectly, by Merger Sub immediately prior to the effective time or held by the Company or any of its subsidiaries immediately prior to the effective time and any shares held by dissenting stockholders) will be converted into the right to receive $6.50 in cash. In accordance with the Certificate of Designations governing our Series A Convertible Pay-In-Kind Preferred Stock, par value $0.01 per share (“Preferred Stock”), each share of our Preferred Stock (other than any shares held by dissenting stockholders) will be converted automatically into the right to receive an amount in cash equal to the preferred stock liquidation preference as of the date of closing. As a result of the Merger, WCA will be privately owned and controlled by Parent. Parent is indirectly owned by Macquarie Infrastructure Partners II U.S., L.P., a Delaware limited partnership, and Macquarie Infrastructure Partners II International, L.P., a Delaware limited partnership (the “Investor Group”).

The Board of Directors unanimously determined that the Merger Agreement is fair to, and in the best interests of, the holders of Common Stock and the holders of Preferred Stock and unanimously approved the Merger Agreement and the Merger, declared the Merger Agreement advisable and determined to recommend that stockholders vote in favor of the adoption of the Merger Agreement. In arriving at its decision to approve, and to recommend adoption by the stockholders of, the Merger Agreement, the Board of Directors considered a number

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of factors that are described in the attached proxy statement. Among other things, the Board of Directors considered the opinion of Imperial Capital, LLC, which we refer to as Imperial Capital, the financial advisor to the Board of Directors, to the effect that, as of the date of its opinion, the cash Merger consideration of $6.50 per share to be received by the holders of Common Stock in the Merger is fair, from a financial point of view, to those holders. The opinion of Imperial Capital is subject to the assumptions, procedures, factors, limitations and qualifications set forth in that opinion, which is included as Appendix B to the attached proxy statement.

We encourage you to read the Notice of Special Meeting of Stockholders and proxy statement. Your vote is important, regardless of the number of shares you own. We cannot complete the Merger unless the Merger Agreement is adopted by the affirmative vote of (a) a majority in voting power of the outstanding shares of Common Stock and the outstanding shares of Preferred Stock (on an as-converted basis) that are entitled to vote at the Special Meeting, voting together as a single class and (b) a majority in voting power of the outstanding Preferred Stock voting as a separate class. However, as more fully described in the accompanying proxy statement, the holder of the Preferred Stock is a party to a stockholders agreement requiring it to vote its shares of Preferred Stock (both on an as converted and as a class basis) on the proposal to adopt the Merger Agreement in the manner recommended by the Board of Directors.

Pursuant to the Merger Agreement and Section 262 of the Delaware General Corporation Law, stockholders have the right to seek judicial appraisal of the “fair value” of their shares upon compliance with the requirements of Section 262 of the Delaware General Corporation Law. This right is explained more fully under “The Merger—Dissenters’ Rights of Stockholders” beginning on page 55 in the accompanying proxy statement. The dissenters’ rights provisions of Section 262 of the Delaware General Corporation Law are attached to the accompanying proxy statement as Appendix C. We encourage you to read the statute carefully and to consult with legal counsel if you desire to exercise your right to such an appraisal of your shares.

The Board of Directors recommends that you vote FOR each of the proposals described in the accompanying Notice of the Special Meeting and proxy statement.

We look forward to seeing you on [—], 2012.

Sincerely,

Tom J. Fatjo, Jr.

Chairman of the Board and Chief Executive Officer

NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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WCA Waste Corporation

One Riverway, Suite 1400

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [—], 2012

To the Stockholders of WCA Waste Corporation:

Notice is hereby given that a Special Meeting of the Stockholders of WCA Waste Corporation (“WCA,” the “Company,” “we” or “us”) will be held on [—], 2012 at [—] at 9:00 a.m. local time for the following purposes:

1.	To consider and vote upon the proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 21, 2011, by and among WCA, Cod Intermediate, LLC, a Delaware limited liability company (“Parent”), and Cod Merger Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company with the Company as the surviving entity of the merger (the “Merger”);

2.	To approve, by non-binding, advisory vote, certain compensation arrangements for WCA’s named executives in connection with the Merger;

3.	To consider and vote on any proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of adoption of the Merger Agreement; and

4.	To transact other business that may properly come before the Special Meeting, or any adjournment or adjournments thereof.

The Company has not received notice of other matters that may be properly presented at the Special Meeting.

The matters to be voted upon, including the proposal to adopt the Merger Agreement, are more fully described in the accompanying proxy statement. A copy of the Merger Agreement is attached as Appendix A to the proxy statement. You should read the proxy statement in its entirety before voting.

The Board of Directors of the Company has fixed the close of business on [—], 2012 as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof. Our common stock, par value $0.01 per share (“Common Stock”) and our Series A Convertible Pay-In-Kind Preferred Stock, par value $0.01 per share (“Preferred Stock”), will vote together on an as-converted basis. In addition, the holders of our Preferred Stock will vote as a separate class on the proposal to adopt the Merger Agreement. However, as more fully described in the accompanying proxy statement, the holder of the Preferred Stock is a party to a stockholders agreement requiring it to vote its shares of Preferred Stock (both on an as-converted and as a class basis) on the proposal to adopt the Merger Agreement in the manner recommended by the Board of Directors.

A complete list of stockholders will be open to examination by any stockholder for any purpose germane to the Special Meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at the offices of the Company at One Riverway, Suite 1400, Houston, Texas 77056 for ten (10) days prior to the Special Meeting. If you would like to view the stockholder list, please call the Company’s Secretary at (713) 292-2400 to schedule an appointment. The list will also be available at the Special Meeting and may be inspected by any stockholder who is present.

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Pursuant to the Merger Agreement and Section 262 of the Delaware General Corporation Law, our stockholders who do not vote in favor of the proposal to adopt the Merger Agreement have the right to seek judicial appraisal of the “fair value” of their shares upon compliance with the requirements of Section 262 of the Delaware General Corporation Law. This right is explained more fully under “The Merger—Dissenters’ Rights of Stockholders” in the accompanying proxy statement. The dissenters’ rights provisions of Section 262 of the Delaware General Corporation Law are attached to the accompanying proxy statement as Appendix C. We encourage you to read the statute carefully and to consult with legal counsel if you desire to exercise your right to seek an appraisal.

Regardless of the number of shares you hold, as a stockholder, your vote is important and the Board of Directors of the Company strongly encourages you to exercise your right to vote. To ensure your vote is recorded promptly, please submit a proxy to vote your shares as soon as possible, even if you plan to attend the Special Meeting.

By Order of the Board of Directors

Tom J. Fatjo, III

Senior Vice President-Finance and Secretary

[—], 2012

IMPORTANT

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE SPECIAL MEETING. PLEASE USE THE ENCLOSED POSTAGE-PAID ENVELOPE.

ALTERNATIVELY, YOU MAY SUBMIT A PROXY TO VOTE YOUR SHARES BY INTERNET OR TELEPHONE. IF VOTING BY INTERNET, YOU MAY ACCESS THE INTERNET VOTING SITE AT HTTP://WWW.CONTINENTALSTOCK.COM. FOLLOW THE ON-SCREEN INSTRUCTIONS AND BE SURE TO HAVE THE CONTROL NUMBER LISTED ON YOUR CARD AVAILABLE WHEN YOU ACCESS THE INTERNET VOTING SITE. IF VOTING BY TELEPHONE, DIAL TOLL FREE 1-866-894-0537 FROM ANY TOUCH-TONE TELEPHONE. FOLLOW THE VOICE PROMPTS AND BE SURE TO HAVE THE CONTROL NUMBER LISTED ON YOUR CARD AVAILABLE WHEN YOU CALL. IF YOU SUBMIT A PROXY TO VOTE YOUR SHARES BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL THE ENCLOSED PROXY.

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WCA Waste Corporation

One Riverway, Suite 1400

Houston, Texas 77056

(713) 292-2400

PROXY STATEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS

To be held on [—], 2012

This proxy statement and the accompanying proxy card are being mailed to stockholders on or about [—], 2012 in connection with the solicitation by the Board of Directors (the “Board of Directors”) of WCA Waste Corporation of proxies to be used at a special meeting of stockholders of WCA Waste Corporation to be held on [—], 2012, as it may be adjourned or postponed (the “Special Meeting”), at [—], at 9 a.m. local time. Our principal executive offices are located at One Riverway, Suite 1400, Houston, Texas 77056. Unless the context requires otherwise, references in this proxy statement to “WCA,” “WCA Waste,” “the company,” “we,” “us,” or “our” refer to WCA Waste Corporation.

Quorum and Voting

Holders of record of our Common Stock, par value $0.01 per share (the “Common Stock”), and our Series A Convertible Pay-In-Kind Preferred Stock, par value $0.01 per share (“Preferred Stock”), at the close of business on [—], 2012, will be entitled to notice of and to vote on all proposals to be submitted at the Special Meeting. As of [—], 2012, there were [—] shares of Common Stock outstanding, held by approximately [—] holders of record. The number of holders does not include any beneficial owners for whom shares of Common Stock may be held in “nominee” or “street” name. As of [—], there were 750,000 shares of Preferred Stock outstanding, all of which were held by Ares Corporate Opportunities Fund II, L.P. (“ACOF II”).

The holders of record as of the record date of a majority of the voting power of the outstanding shares entitled to vote must be present, in person or by proxy, to constitute a quorum at the Special Meeting. Abstentions and broker non-votes (shares held by a broker or nominee that does not have the authority to vote on a matter, and has not received instructions from the beneficial owner) are counted as present in determining whether the quorum requirement is met.

Holders of our Common Stock and Preferred Stock (on an as-converted basis) will vote together on all matters to be presented at the Special Meeting. Each holder of Common Stock, as such, is entitled to one vote per share on each matter that is submitted to a vote of stockholders at the Special Meeting. As of [—], 2012, the Preferred Stock was convertible into [—] shares of Common Stock. Accordingly, as of such date the holders of our Preferred Stock will be entitled to vote, on an as-converted basis, the equivalent of [—] shares of Common Stock on the matters presented at the Special Meeting on which holders of Preferred Stock vote together with holders of Common Stock. The affirmative vote of the holders of a majority in voting power of the shares of Common Stock and Preferred Stock outstanding as of such record date, determined on an as-converted basis, is required to approve the proposal to adopt the Merger Agreement). In addition, holders of Preferred Stock will vote as a single class on the proposal to adopt the Merger Agreement (with each holder of Preferred Stock, as such, being entitled to one vote per share of Preferred Stock) and the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock voting separately as a class. However, as more fully described below, the holder of the Preferred Stock is a party to a stockholders agreement requiring it to vote its shares of Preferred Stock (both on an as-converted and as a class basis) on the proposal to adopt the Merger Agreement in the manner recommended by the Board of Directors. As to proposals other than the proposal to adopt the Merger Agreement, an affirmative vote of a majority of the votes cast is required for approval.

Except as to the proposal to adopt the Merger Agreement, abstentions and broker non-votes are treated as neither votes for nor votes against a proposal (and therefore will not affect the outcome of a vote). As to the proposal concerning the Merger Agreement, abstentions and broker non-votes are treated as being present for the purposes of the quorum but not treated as being cast in favor of the proposal concerning the adoption of the Merger Agreement. Since an affirmative vote of a majority in voting power of outstanding shares is required in order to approve such proposal, such abstentions and broker non-votes will, as with shares as to which no vote is cast, have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. Your vote is therefore important.

The Inspector of Elections for the Special Meeting will be Joseph J. Scarano, Jr., our vice president and controller, and he will tabulate the votes. We will announce preliminary voting results at the Special Meeting.

Stockholders Agreements

As indicated above, ACOF II is the sole owner of our Preferred Stock. In connection with the initial issuance of Preferred Stock, we entered into a Stockholders Agreement with ACOF II on July 27, 2006 (the “ACOF II Stockholders Agreement”). The ACOF II Stockholders Agreement provides that ACOF II will vote all of its shares of our voting stock at any stockholder meeting in the manner recommended by the Board of Directors if the vote is in connection with any fundamental transaction, which includes the Merger as contemplated by the Merger Agreement.

The Company is a party to two other stockholder agreements:

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In connection with our acquisition of subsidiaries of Live Earth LLC (“Live Earth”) in December 2009, we issued shares of our Common Stock to Joseph E. LoConti, Daniel J. Clark and Patricia A. Skoda and the Patricia A. Skoda Revocable Trust (collectively, the “Live Earth Stockholders”). The Live Earth Stockholders entered into a Stockholders Agreement (the “Live Earth Stockholders Agreement”), which requires the Live Earth Stockholders to vote their shares of Common Stock owned as of the record date in a manner recommended by a majority of the members of the Company’s Board of Directors; and

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On February 28, 2011, the Company and EWS Holdings, LLC (“EWS Holdings”) entered into a Stockholders Agreement (the “Emerald Stockholders Agreement”). Until February 28, 2013, EWS Holdings (and its related transferees, collectively, the “Emerald Stockholders”) are required to vote their shares of Common Stock owned as of the record date on any proposal as to a Reorganization Transaction (as defined in the Emerald Stockholders Agreement), such as the Merger, in the manner recommended by a majority vote of the Company’s Board of Directors.

Pursuant to their respective stockholders agreements, ACOF II, the Live Earth Stockholders, and the Emerald Stockholders are required to vote in accordance with the recommendations of a majority of the Company’s Board of Directors on the proposal to adopt the Merger Agreement. ACOF II will vote approximately [—]% of the total shares voting (as determined on an as-converted basis) in accordance with the recommendation of the Company’s Board of Directors, the Live Earth Stockholders will vote approximately [—]% of the total shares voting (as determined on an as-converted basis) in accordance with the recommendation of the Company’s Board of Directors and the Emerald Stockholders will vote approximately [—]% of the total shares voting (as determined on an as-converted basis) in accordance with the recommendation of the Company’s Board of Directors. Accordingly, an additional [—]% of the outstanding shares of Common Stock entitled to vote on the matter will be required to adopt the Merger Agreement.

Proxies

You may submit a proxy to vote your shares by Internet, telephone or mail, as explained below. Proxies submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Standard Time, on [—], 2012. Submitting your proxy and voting your shares does not limit your right to vote in person should you decide to attend the Special Meeting and vote in person. The law of Delaware, under which WCA is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections of the Special Meeting can determine that such electronically transmitted proxy was authorized by the stockholder. If your shares are held in the name of a broker, bank or other holder of record, you will be provided voting instructions from the holder of record. If you submit a proxy to vote your shares by Internet or telephone, please do not mail the enclosed proxy card.

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Internet. Access the Internet voting site at http://www.continentalstock.com. Follow the on-screen instructions and be sure to have the control number listed on your proxy card available when you access the Internet voting site. Please note that stockholders that vote by Internet must bear all costs associated with electronic access, including Internet access fees.

•	Telephone. Dial toll free 1-866-894-0537 from any touch-tone telephone. Follow the voice prompts and be sure to have the control number listed on your proxy card available when you call.

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Mail. Simply mark, sign, date and return the proxy card to Continental Stock Transfer & Trust Company. A postage-prepaid envelope has been provided for your convenience if you wish to vote your proxy by mail.

If a stockholder completes, signs, dates and returns the proxy card, or calls the toll-free telephone number or properly uses the Internet voting procedures described on the proxy card by 7:00 p.m., Eastern Standard Time, on [—], 2012, his, her or its shares will be voted at the Special Meeting in accordance with his, her or its instructions. If a stockholder returns a proxy card unsigned, his, her or its vote cannot be counted. If a stockholder signs and dates a proxy card, but does not fill out the voting instructions on the proxy card, the shares represented by the proxy will be voted in accordance with the Board of Directors’ recommendations, as follows:

•	FOR the adoption of the Merger Agreement;

•	FOR a non-binding advisory proposal regarding certain compensation arrangements for WCA’s named executive officers in connection with the Merger; and

•

FOR the proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of adoption of the Merger Agreement at the time of the Special Meeting.

Also, if you hold your shares in the name of a bank or broker, your ability to vote by telephone or the Internet depends on your bank’s or broker’s voting processes. A number of brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers telephone and Internet voting options. If your shares are held in an account with a brokerage firm or bank participating in the Broadridge program, you may vote those shares telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank, or through the Internet at Broadridge’s voting Web site (www.proxyvote.com). Votes submitted through the Internet or by telephone through the Broadridge program must be received by 11:59 p.m., Eastern Standard Time, on [—], 2012.

In addition, if any other matters come before the Special Meeting, Tom J. Fatjo, III, our senior vice president–finance and secretary, and Michael A. Roy, our vice president and general counsel, the named proxies, have discretionary authority to vote on those matters in accordance with their best judgment. The Board of Directors is not currently aware of any other matters that may come before the Special Meeting.

Revocability of Proxy

The form of proxy card enclosed is for use at the Special Meeting if a stockholder will be unable to attend in person. The proxy (whether submitted by mail, telephone, or Internet) may be revoked by a stockholder at any time before it is exercised on the date of the Special Meeting by:

•	delivering a written notice of revocation to the Secretary of WCA Waste Corporation at our principal executive offices;

•

submitting a later-dated proxy by Internet in the manner specified above, by telephone in the manner specified above or in writing to the Secretary of WCA Waste Corporation at our principal executive offices; or

•	voting in person at the Special Meeting.

Attendance at the Special Meeting, standing alone, will not revoke a proxy unless a stockholder provides written notice of revocation to the Secretary of WCA Waste before the proxy is exercised or unless the stockholder votes his, her or its shares in person at the Special Meeting. Street name holders that vote by proxy may revoke their proxies by informing the holder of record in accordance with that entity’s procedures.

Solicitation

This solicitation is made on behalf of the Board of Directors. The cost of preparing, assembling, printing and mailing the Notice of Special Meeting of Stockholders, this proxy statement, the enclosed proxy card and any additional materials, as well as the cost of soliciting the proxies will be borne by us, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy materials to, and solicitation of proxies from, the beneficial owners of shares held by such persons. The solicitation will be made initially by mail. Our Board of Directors may later decide to make further solicitations by mail, telephone, telex, facsimile or personal calls by our directors, officers and employees. We will not pay additional compensation to our directors, officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts.

Cautionary Statement Concerning Forward-Looking Statements

This proxy statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “trend,” “may,” “annualized,” “should,” “outlook,” “project,” “intend,” “seek,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “continue,” “goal,” or “opportunity,” the negatives of these words, or similar words or expressions. The forward-looking statements made in this proxy statement are only made as of the date of this proxy statement and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, such as the possibility that the proposed transaction does not close (including, but not limited to, due to a failure to satisfy the closing conditions, the failure of the stockholders of the Company to approve the proposed transaction or the possibility that the Company will not obtain necessary regulatory approvals to consummate the proposed transaction) and the other risks described in this proxy statement and under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors:

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with respect to the Merger: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the failure of required conditions to close the Merger; (2) the outcome of any legal proceedings that have been or may be instituted against WCA, the

Board of Directors, Parent and others as a result of the proposed Merger, including the matters described under “Stockholder Litigation Relating to the Merger”; (3) the inability to obtain stockholder approval or the failure to satisfy other conditions to completion of the Merger, including the receipt of certain regulatory approvals; (4) the failure to obtain any contemplated debt or equity financing; (5) risks that the proposed transaction disrupts current plans and operations; and (6) the potential impact of current unsettled conditions in the credit markets;

•	any of the assumptions underlying our projected financial information proving to be inaccurate;

•	the level of our revenues;

•	competition from existing competitors, as well as competition from new competitors entering our market areas;

•	demand for our services, which is impacted by competition and pricing and the other factors discussed in this proxy statement;

•	the cost of fuel;

•	the regulatory environment in which we operate, including the permitting process for landfills;

•	general economic conditions in the areas in which we operate;

•	the level of our capital expenditures;

•	the level of our expenses;

•	future acquisitions and dispositions of assets;

•	financial community perceptions of our business, operations and financial condition and the industry in which we operate; and

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the other factors described in our Form 10-K for the fiscal year ended December 31, 2010, including under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein and our Form 10-K/A for the fiscal year ended December 31, 2010, including under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Should one or more of the risks or uncertainties described above or elsewhere occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement or the date of any document incorporated by reference in this proxy statement, as applicable.

All forward-looking statements, expressed or implied, included in this proxy statement are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that WCA Waste Corporation or persons acting on its behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q:	Where and When is the Special Meeting?

A:	We will hold a special meeting of stockholders of WCA on [—], 2012 at [location] at [—], local time.

Q:	What Am I Being Asked to Vote On?

A:	You are being asked to adopt the Merger Agreement pursuant to which Parent will acquire WCA by means of a Merger of Merger Sub, a wholly-owned subsidiary of Parent, with and into WCA. If the Merger is completed, then each share of Common Stock (other than any shares owned, directly or indirectly, by Merger Sub immediately prior to the effective time or held by the Company or any of its subsidiaries immediately prior to the effective time and any shares held by dissenting stockholders, if any) will be converted into the right to receive $6.50 in cash. Each share of our Preferred Stock will be converted automatically into the right to receive an amount in cash equal to the preferred stock liquidation preference as of the date of closing. As of [—], 2012 the preferred stock liquidation preference was $[—] per share of Preferred Stock, but is subject to additional accruals until the day prior to the date of closing, as more fully described in “The Merger Agreement — Merger Consideration”. As a result of the Merger, WCA will be privately owned and controlled by Parent. Parent is indirectly owned by the Investor Group.

You are also being asked:

•	To approve, by non-binding, advisory vote, certain compensation arrangements for WCA’s named executives in connection with the Merger;

•

To consider and vote on any proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of the adoption of the Merger Agreement; and

•	To allow the proxy holders to cast votes with respect to the transaction of other business that may properly come before the Special Meeting, or any adjournment or adjournments thereof.

Q:	Does the Board of Directors Recommend Approval of the Merger Agreement?

A:	Yes. The Board of Directors recommends that WCA’s stockholders adopt the Merger Agreement. The Board of Directors determined unanimously that the Merger Agreement is advisable, fair to and in the best interests of the stockholders of WCA. After considering relevant factors, the Board of Directors has unanimously:

•	determined that the Merger Agreement is advisable and fair to and in the best interests of the stockholders of WCA;

•	approved the Merger Agreement; and

•	recommended that WCA’s stockholders adopt the Merger Agreement.

Q:	What is the Record Date for the Special Meeting?

A:	The record date for the Special Meeting is [—], 2012. Only holders of Common Stock and Preferred Stock at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

Q:	What Constitutes a Quorum for the Special Meeting?

A:	The holders of a majority of the voting power of the outstanding shares entitled to vote must be present, in person or by proxy, to constitute a quorum at the Special Meeting. Abstentions and broker non-votes (shares held by a broker or nominee that does not have the authority to vote on a matter, and has not received instructions from the beneficial owner) are counted as present in determining whether the quorum requirement is met.

Q:	What Vote is Required to Adopt the Merger Agreement, to approve on an advisory basis the compensation for named executive officers related to the Merger and to Approve the Adjournment Proposal?

A:	Holders of record of our Common Stock and our Preferred Stock at the close of business on [—], 2012, will be entitled to notice of and to vote on all proposals to be submitted at the Special Meeting.

The affirmative vote of the holders of a majority in voting power of the outstanding shares entitled to vote is required to approve the proposal to adopt the Merger Agreement. Holders of our Common Stock and Preferred Stock will vote together on an as-converted basis, on all matters submitted to stockholders at the Special Meeting. In addition, the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock, voting as a single class. All other proposals require the affirmative vote of a majority of the votes cast.

However, pursuant to the ACOF II Stockholders Agreement, ACOF II, the sole owner of our Preferred Stock, is required to vote all of its shares of our voting stock at any stockholder meeting in the manner recommended by the Board of Directors, if the vote is in connection with any fundamental transaction, which includes the proposal to adopt the Merger Agreement.

Pursuant to the Live Earth Stockholders Agreement, the Live Earth Stockholders are required to vote their shares of our voting stock at all meetings of our stockholders and shall vote such shares in a manner recommended by the majority of the members of our Board of Directors.

Pursuant to the Emerald Stockholders Agreement, the Emerald Stockholders are required to vote their shares of our voting stock at all meetings of our stockholders and shall vote such shares in a manner recommended by the majority of the members of our Board of Directors.

If converted to Common Stock, ACOF II would own approximately [—]% of the shares outstanding as of [—], the Live Earth Stockholders owned approximately [—]% of the shares outstanding as of [—] and the Emerald Stockholders owned approximately [—]% of the shares outstanding as of [—]. Provided ACOF II votes its shares as it has agreed in the ACOF II Stockholders Agreement, the Live Earth Stockholders vote their shares as they have agreed in the Live Earth Stockholders Agreement and the Emerald Stockholders vote their shares as they have agreed in the Emerald Stockholders Agreement, an additional [—]% of the outstanding shares of Common Stock entitled to vote on the matter will be required to adopt the Merger Agreement.

Q:	Why is My Vote Important?

A:	Abstentions and broker non-votes are treated as being present for the purposes of the quorum but not treated as being cast in favor of the proposal concerning the Merger Agreement. Since an affirmative vote of a majority in voting power of outstanding shares is required in order to approve such proposal, such abstentions and broker non-votes, as well as shares as to which no vote is cast, will have the same effect as a vote “AGAINST” such proposal. Your vote is therefore important.

Q:	What do I Need to do Now?

A:	After carefully reading and considering the information contained in this proxy statement, please vote by completing, signing and mailing your proxy card or by voting via telephone or the Internet as soon as possible so that your shares can be represented at the Special Meeting. Your vote is important. Whether or not you plan to attend the Special Meeting, you should sign and mail your proxy card or vote via telephone or the Internet at your first convenience.

Q:	What Will a WCA Stockholder Receive When the Merger Occurs?

A:

For every share of Common Stock that they own at the effective time of the Merger, stockholders will be entitled to receive $6.50 in cash. For every share of Preferred Stock that they own at the effective time of the Merger, stockholders will be entitled to receive an amount in cash equal to the preferred stock liquidation preference as of the date of closing. As of [—], 2012 the preferred stock liquidation preference was $[—] per share of Preferred Stock. In accordance with the Certificate of Designations governing the Preferred Stock, the holder of Preferred Stock is entitled to receive payment-in-kind dividends at a rate per share of 5% per annum, which amount (to accrue daily and compound quarterly) is added to the preferred stock liquidation preference of each share of Preferred Stock and will continue to accrue until the day prior to the date of closing.

No Merger consideration will be paid with respect to shares owned, directly or indirectly, by Merger Sub immediately prior to the effective time or held by the Company or any of its subsidiaries immediately prior to the effective time or shares held by stockholders who have properly exercised their dissenters’ rights under Delaware law.

All restrictions on shares of Common Stock issued as restricted shares of Common Stock pursuant to the Fourth Amended and Restated 2004 WCA Waste Corporation Incentive Plan (the “Company Stock Plan”) will lapse immediately prior to the effective time and shall be deemed to be Common Stock and shall be entitled to receive $6.50 in cash. The Company will cause the exercise date of outstanding options under the Company Stock Plan to be accelerated, but there are no outstanding options that have an exercise price of $9.50 or less, so the Company does not anticipate that any options will be exercised.

Q:	Should I Send in My Stock Certificates Now?

A:	No. If the Merger is completed, you will receive written instructions for exchanging your WCA stock certificates for cash.

Q:	If My Shares are Held in “Street Name” by My Broker, Will My Broker Vote My Shares for Me?

A:	Your broker will vote your shares for you only if you provide your broker with your specific voting instructions. You should follow the directions provided by your broker to vote your shares, including instructions for telephone and Internet voting. Without your instructions your shares of Common Stock will not be voted, which will have the same effect as a vote AGAINST the proposal to adopt the Merger Agreement. Please make certain to return your proxy or voting instruction card for each separate account you maintain to ensure that all of your WCA shares are voted.

Q:	May I Change My Vote After I Have Mailed My Signed Proxy Card?

A:	Yes. You may change your vote by delivering a written notice stating that you would like to revoke your proxy or by executing and submitting a new, later dated proxy to the Secretary of WCA Waste Corporation before the Special Meeting. You also may revoke your proxy by attending the Special Meeting and voting your shares in person. If your shares are held in street name, you must contact your broker or bank and follow the directions provided to change your voting instructions.

Q:	When Do You Expect the Merger to Be Completed?

A:	We are working to complete the Merger as quickly as possible. If our stockholders adopt the Merger Agreement, and assuming the other conditions to the Merger are satisfied or waived, we hope to complete the Merger during the first quarter of 2012, although there can be no assurance that we will be able to do so.

Q:	Do Stockholders Have Appraisal Rights?

A:	Subject to compliance with the procedures set forth in Section 262 of the General Corporation Law of the State of Delaware (“DGCL”), stockholders will each be entitled to appraisal rights in connection with the Merger, whereby such stockholders may receive the “fair value” of their shares in cash, exclusive of any element of value arising from the expectation or accomplishment of the Merger. Shares held of record by a holder who does not vote in favor of the adoption of the Merger Agreement and who has delivered a written demand for appraisal of such shares in accordance with the requirements of Section 262 of the DGCL will not be converted into the right to receive the Merger consideration, unless and until such stockholder fails to perfect, loses or effectively withdraws his, her or its right to appraisal under Delaware law.

Failure to take any of the steps required under Section 262 of the DGCL on a timely basis may result in a loss of appraisal rights. These procedures are summarized in greater detail in “The Merger—Dissenters’ Rights of Stockholders”. The provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Appendix C. We encourage you to read the statute carefully and to consult with legal counsel if you desire to exercise your appraisal rights.

Notwithstanding the foregoing, pursuant to the ACOF II Stockholders Agreement, the Merger is a fundamental transaction and therefore ACOF II is contractually obligated to vote all of its shares of our voting stock on the proposal to adopt the Merger Agreement in the manner recommended by the Board of Directors. As a result, ACOF II, as the sole holder of Preferred Stock, will not be entitled to exercise its dissenters’ right with respect to the Merger.

In addition, the Live Earth Stockholders and the Emerald Stockholders are parties to the Live Earth Stockholders Agreement and the Emerald Stockholders Agreement, respectively, and both are required to vote their shares of our voting stock at all meetings of our stockholders and shall vote such shares in a manner recommended by the majority of the members of our Board of Directors. As a result, the Live Earth Stockholders and the Emerald Stockholders will not be entitled to exercise their dissenters’ right with respect to the Merger.

Q:	Who Can Help Answer My Questions?

A:	If you have any questions about the Merger, need additional copies of this proxy statement, or require assistance in voting your shares, you should contact Tom J. Fatjo, III or Michael A. Roy at the Company.

WCA Waste Corporation

One Riverway, Suite 1400

Houston, Texas 77056

Attn: Tom J. Fatjo, III, Senior Vice President-Finance and Secretary, and

Michael A. Roy, Vice President and General Counsel

Telephone: (713) 292-2400

SUMMARY OF THE MERGER

The following summary provides an overview of the Merger Agreement and the Merger. This overview is not a complete summary of the transaction and may not contain all the information that is important to you. You should carefully read this proxy statement and the attached appendices in their entirety. A copy of the Merger Agreement is attached hereto as Appendix A and incorporated by reference.

The Parties to the Merger Agreement

WCA Waste Corporation

WCA Waste Corporation

One Riverway, Suite 1400

Houston, Texas 77056

Telephone: (713) 292-2400

We are a vertically integrated, non-hazardous solid waste management company providing non-hazardous solid waste collection, transfer, processing, and disposal services in the south and central regions of the United States. As of September 30, 2011, we served approximately 451,000 commercial, industrial and residential collection customers and 6,000 landfill and transfer station customers in Alabama, Arkansas, Colorado, Florida, Kansas, Massachusetts, Missouri, New Mexico, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee and Texas. As of September 30, 2011, we owned and/or operated 25 landfills, 29 collection operations and 29 transfer stations/materials recovery facilities (MRFs). Of these facilities, three transfer stations and two landfills are fully permitted but not yet opened, and three transfer stations are idle. Additionally, we operate but do not own four of the transfer stations.

Parent

Cod Intermediate, LLC

125 West 55th Street, Level 15

New York, NY 10019

Telephone: (212) 231-1000

Parent was formed in Delaware on December 16, 2011. Parent is indirectly owned by Macquarie Infrastructure Partners II U.S., L.P., a Delaware limited partnership (“MIP II US”) and Macquarie Infrastructure Partners II International, L.P., a Delaware limited partnership (“MIP II International” and, together with MIP II US, the “Investor Group”) and was formed for the sole purpose of effecting the Merger. Parent has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the Merger. An affiliated fund of the Investor Group owns the majority of the shares of Waste Industries USA, Inc., a North Carolina corporation (“Waste Industries”). Waste Industries is a regional, vertically integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in Georgia, Mississippi, North Carolina, South Carolina, Tennessee, and Virginia.

Merger Sub

Cod Merger Company, Inc.

125 West 55th Street, Level 15

New York, NY 10019

Telephone: (212) 231-1000

Merger Sub was incorporated in Delaware on December 16, 2011. Merger Sub is a direct wholly-owned subsidiary of Parent that was formed for the sole purpose of effecting the Merger. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its incorporation and those incurred in connection with the Merger.

The Merger

At the closing of the Merger, Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Parent, will merge with and into the Company and the separate corporate existence of Merger Sub will cease. The Company will be the surviving corporation in the Merger (the “Surviving Corporation”) and will continue to be a Delaware corporation after the Merger. See “The Merger—Effects of the Merger”. The Merger Agreement is attached as Appendix A to this proxy statement. You should read the Merger Agreement because it, and not this proxy statement, is the legal document that governs the Merger.

The Merger Consideration

The Merger Agreement provides that each share of Common Stock, par value $0.01 per share (“Common Stock”), issued and outstanding immediately prior to the effective time (other than any shares owned, directly or indirectly, by Merger Sub immediately prior to the effective time or held by the Company or any of its subsidiaries immediately prior to the effective time and any shares held by dissenting stockholders, if any) of the Merger shall thereupon be converted automatically into the right to receive $6.50 in cash. Each share of Series A Convertible Pay-In-Kind Preferred Stock, par value $0.01 per share (“Preferred Stock”), issued and outstanding immediately prior to the effective time (other than any shares held by dissenting stockholders) shall thereupon be converted automatically into the right to receive an amount in cash equal to the preferred stock liquidation preference as of the date of closing. As of [—], 2012 the preferred stock liquidation preference was $[—] per share of Preferred Stock. In accordance with the Certificate of Designations governing the Preferred Stock, the holder of Preferred Stock is entitled to receive payment-in-kind dividends at a rate per share of 5% per annum, which amount (to accrue daily and compound quarterly) is added to the preferred stock liquidation preference of each share of Preferred Stock and will continue to accrue until the day prior to the date of closing. As such, the Merger consideration represents a negotiated amount for the acquisition through the Merger of the Common Stock and Preferred Stock. See “The Merger—Background of the Merger” and “The Merger—Recommendations of the Board of Directors; Reasons for the Merger”.

Treatment of Equity Issuances under Company Stock Plan

All restrictions on shares of Common Stock issued as restricted shares of Common Stock pursuant to the Company Stock Plan will lapse immediately prior to the effective time and shall be deemed to be Common Stock and shall be entitled to receive $6.50 in cash.

The Company will cause the exercise date of outstanding options under the Company Stock Plan to be accelerated, but there are no outstanding options that have an exercise price of $9.50 or less, so the Company does not anticipate that any options will be exercised. See “The Merger—Interests of Certain Persons in the Merger—Options and Restricted Shares of Common Stock”.

Effects of the Merger

If the Merger is completed, holders of Common Stock (other than any shares owned, directly or indirectly, by Merger Sub immediately prior to the effective time or held by the Company or any of its subsidiaries immediately prior to the effective time and any shares held by dissenting stockholders, if any) will receive $6.50 per share in cash for each share of Common Stock. Holders of Preferred Stock (other than any shares held by dissenting stockholders) will receive an amount in cash equal to the preferred stock liquidation preference as of the date of closing. As of [—], 2012 the preferred stock liquidation preference was $[—] per share of Preferred Stock. In accordance with the Certificate of Designations governing the Preferred Stock, the holder of Preferred Stock is entitled to receive payment-in-kind dividends at a rate per share of 5% per annum, which amount (to accrue daily and compound quarterly) is added to the preferred stock liquidation preference of each share of Preferred Stock and will continue to accrue until the day prior to the date of closing. As a result of the Merger, WCA’s stockholders will no longer have an equity interest in WCA, the Common Stock will no longer be listed on the NASDAQ Global Market, and the registration of the Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), will be terminated. See “The Merger—Effects of the Merger”.

Market Price and Dividend Data

Our Common Stock is listed on the NASDAQ Global Market under the symbol “WCAA.” On December 21, 2011, the last trading day before the date the Merger was publicly announced, the closing price of our Common Stock was $4.91 per share. The Merger consideration of $6.50 per share provides a premium of approximately 32% over the market price per share at market close on December 21, 2011. WCA has never paid cash dividends on our Common Stock, and we do not anticipate paying any cash dividends in the foreseeable future. See “Common Stock Market Price and Dividend Information” beginning on page 88.

Recommendations

The Board of Directors unanimously (1) determined that the Merger Agreement, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby, including the Merger, are advisable and fair to and in the best interests of the Company and its stockholders, (2) approved the Merger Agreement, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby, and (3) resolved to recommend that the stockholders adopt the Merger Agreement, and directed that such matter be submitted for consideration of the stockholders of the Company at the Special Meeting. The Board of Directors unanimously recommends that our stockholders vote “FOR” the adoption of the Merger Agreement, “FOR” the non-binding advisory proposal regarding certain merger-related executive compensation arrangements and “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of Financial Advisor

The Board of Directors received an opinion from Imperial Capital, LLC, the financial advisor to the Board of Directors (“Imperial Capital”), to the effect that, as of the date of its opinion, the cash Merger consideration of $6.50 per share of Common Stock to be received by the stockholders of WCA pursuant to the Merger Agreement is fair, from a financial point of view, to such holders. This opinion is subject to the assumptions, limitations and qualifications set forth in the opinion, which is attached as Appendix B to this proxy statement. See “The Merger—Opinion of Financial Advisor”.

Financing of the Merger

Parent will need approximately $526 million to fund the Merger consideration payable in respect of all of the shares of the Company’s Common Stock and Preferred Stock pursuant to the Merger Agreement and to refinance, if necessary, existing debt of the Company. Parent will also need to pay certain additional amounts necessary to pay change in control payments, financing costs and other fees and expenses. Parent has entered into a debt commitment letter (the “Debt Commitment Letter”) dated December 20, 2011 with Credit Suisse AG (“CS”), Credit Suisse Securities (USA) LLC (together with CS, “Credit Suisse”), Macquarie Capital (USA) Inc. (“Macquarie Capital”) and MIHI LLC, an affiliate of Macquarie Capital (“MIHI” and, together with Macquarie Capital, “Macquarie”). Credit Suisse and MIHI have committed to provide (i) a revolving credit facility of $50 million in the aggregate, which amount may be increased to up to $70 million in the aggregate (provided that such facility may not be used to fund acquisition costs) and (ii) a term loan facility of up to $275 million in the aggregate (provided that only up in $265 million of such amount is available to fund acquisition costs) (collectively, the “Facilities”).

Parent has entered into an equity commitment letter (the “Equity Commitment Letter”) dated December 21, 2011 with the Investor Group, pursuant to which each of MIP II US and MIP II International have committed to contribute or cause to be contributed funds of $320 million in the aggregate to Parent to consummate the Merger.

Immediately following the consummation of the transactions described in the Merger Agreement, Waste Industries will acquire from the Surviving Corporation certain subsidiaries of the Company (or assets thereof) with operations in North Carolina and South Carolina for purchase price consideration of approximately $20 million, which will be paid prior to the consummation of the Merger.

The Debt Commitment Letter and the commitment and obligation of CS and MIHI to make the loans under the Facilities will be conditioned upon, among other things, the execution and delivery of definitive documentation for the Facilities; completion of the Merger; absence of a material adverse effect with respect to the Company since December 31, 2010; accuracy in all material respects of certain representations and warranties of the Company and Parent; delivery of certain financial statements of Parent, after giving effect to the Merger; Parent’s receipt of the Investor Group’s equity contribution; and payment of all fees in connection with the Facilities.

As of the date of this proxy statement, the Investor Group may consider alternative financing plans; provided, however, that the Investor Group may not extend the effective time of the Merger to pursue such alternative financing plans.

Interests of Certain Persons in the Merger

When considering the recommendation by our Board of Directors in favor of the adoption of the Merger Agreement, you should be aware that members of our Board of Directors and our executive officers have interests in the Merger that are different from, or in addition to, yours, including, among others:

•	indemnification arrangements and insurance policies for our directors and executive officers;

•	all directors and executive officers hold restricted shares of Common Stock that will vest in full in connection with the Merger;

•

two of our directors are elected by the holders of the Preferred Stock. In connection with the Merger, each share of our Preferred Stock will be converted automatically into the right to receive an amount in cash equal to the preferred stock liquidation preference as of the date of closing. As of [—], 2012 the preferred stock liquidation preference was $[—] per share of Preferred Stock, but is subject to additional accruals until the day prior to the date of closing, as more fully described in “The Merger Agreement—Merger Consideration”. As of [—], 2012 the Preferred Stock was convertible into [—] shares of Common Stock. Accordingly, as of such date the liquidation preference of the Preferred Stock exceeded the Merger consideration attributable to the Common Stock into which the Preferred Stock could be converted by $[—];

•

certain of our executive officers may be offered continued employment with Parent or the Surviving Corporation or subsidiaries thereof after the effective time of the Merger and may enter into or be provided new employment, retention and compensation arrangements from any such entity;

•	certain of our executive officers whose employment is terminated under certain circumstances in connection with the Merger will receive change of control and severance benefits; and

•

WCA has certain earn-out obligations pursuant to an agreement with Live Earth that will survive the Merger. The Live Earth Stockholders, including Mr. Clark, a member of the Board of Directors, have negotiated an agreement that would provide for the managers of Live Earth to continue the management of the Live Earth assets acquired by WCA on December 31, 2009 during the earn-out period.

For additional information, please see “The Merger—Interests of Certain Persons in the Merger.”

Appraisal Rights

Subject to compliance with the procedures set forth in Section 262 of the General Corporation Law of the State of Delaware (“DGCL”), our stockholders will be entitled to appraisal rights in connection with the Merger, whereby such stockholders may receive the “fair value” of their shares in cash, exclusive of any element of value arising from the expectation or accomplishment of the Merger. Shares held of record by a holder who does not vote in favor of the adoption of the Merger Agreement and who has delivered a written demand for appraisal of such shares in accordance with the requirements of Section 262 of the DGCL will not be converted into the right to receive the Merger consideration, unless and until the dissenting holder fails to perfect or effectively withdraws his, her or its right to appraisal under Delaware law. Notwithstanding the foregoing, pursuant to the ACOF II Stockholders Agreement, the Merger is a fundamental transaction and therefore ACOF II is contractually obligated to vote all of its shares of our voting stock on the proposal to adopt the Merger Agreement in the manner recommended by the Board of Directors. As a result, ACOF II, as the sole holder of Preferred Stock, will not be entitled to exercise its dissenters’ right with respect to the Merger. Failure to take any of the steps required under Section 262 of the DGCL on a timely basis may result in a loss of appraisal rights. These procedures are summarized in greater detail in “The Merger—Dissenters’ Rights of Stockholders”. The provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Appendix C to this proxy statement. We encourage you to read the statute carefully and to consult with legal counsel if you desire to exercise your appraisal rights.

Material United States Federal Income Tax Consequences of the Merger

In general, your receipt of cash pursuant to the Merger Agreement will be a taxable transaction to you. The tax consequences of the Merger to you will depend upon your own personal circumstances. You should consult your tax advisors for a full understanding of the U.S. federal, state, local, foreign and other tax consequences of the Merger to you. See “The Merger—Material United States Federal Income Tax Considerations”.

Regulatory Approvals

Parent is required to provide the Ohio Attorney General and the Director of the Ohio Environmental Protection Agency (the “Ohio EPA”) not less than 180 days prior notice of the change in ownership of the Sunny Farms Landfill located in Fostoria, Ohio. Parent’s consummation of a change in ownership of Sunny Farms Landfill, as contemplated by the Merger, with notice of less than 180 days requires a waiver from the Director of the Ohio EPA.

The Company has applied for and expects to obtain a draft or preliminary permit modification issued by the Ohio EPA (which shall initiate a public hearing process) for the proposed non-contiguous lateral expansion of the Sunny Farms Landfill by the Ohio EPA, as contemplated by the application for the lateral expansion of Sunny Farms Landfill, LLC, Permit No. 03-6324, as initially filed in October 2008 and as amended.

The Merger is also subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and the rules promulgated under the HSR Act by the Federal Trade Commission (the “FTC”), which prevent transactions such as the Merger from being completed until required information and materials regarding the Merger are furnished to the United States Department of Justice (the “DOJ”), and the FTC for review, and the applicable review period is terminated or expires. The HSR Act requires the parties to observe a 30-day waiting period, during which time the Merger may not be consummated, unless that initial 30-day waiting period is terminated early. If, before the expiration of the initial 30-day waiting period, the Antitrust Division of the DOJ or the FTC issues a request for additional information, the parties may not consummate the Merger until 30 days after the Company and Parent have each substantially complied with such request for additional information (unless the period is shortened pursuant to a grant of earlier termination). On January 18, 2012, WCA filed the requisite Pre-Merger Notification and Report Forms under the HSR Act with the DOJ and the FTC. Please note, however, that the DOJ, the FTC or others may challenge the Merger on antitrust grounds notwithstanding the expiration of the review period. Accordingly, after the completion of the Merger, any of the DOJ, the FTC or others could take action to challenge the Merger under antitrust laws, including without limitation seeking to rescind the Merger or requiring divestiture of certain assets of the Surviving Corporation. We cannot assure you that a challenge to the Merger will not be made or that, if a challenge is made, it will not prevail.

Conditions to Completion of the Merger

The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the fulfillment or waiver, as of the effective time of the Merger, of the following conditions:

•	the Company has obtained the requisite stockholder approval;

•

no restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger and/or the other transactions contemplated by the Merger Agreement shall be in effect; and

•	any applicable waiting period under the HSR Act and any other applicable regulatory law has expired or been terminated.

The obligation of the Company to effect the transactions contemplated by the Merger Agreement are subject to the fulfillment or waiver, as of the effective time of the Merger, of the following additional conditions:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement, disregarding all qualifications relating to materiality, must be true and correct in all respects at and as of the date of the Merger Agreement and at and as of the closing date as though made at and as of the closing date, except where the failure to be true and correct would not have or would not reasonably be expected to have a material adverse effect on Parent; provided, however, that representations and warranties that are made as of a particular date or period must be true and correct only as of such date or period;

•	Parent has in all material respects performed all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by it prior to the effective time; and

•

Parent must have delivered to the Company a certificate, dated as of the effective time of the Merger and signed by its chief executive officer, certifying to the effect that the conditions in the preceding two bullets have been satisfied.

The obligation of Parent and Merger Sub to effect the Merger is subject to the fulfillment or waiver, as of the effective time of the Merger, of the following additional conditions:

•

(i) the representations and warranties of the Company regarding its legal existence, good standing, corporate power, capitalization, subsidiaries, corporate authority, absence of certain changes or events, the vote required to approve the Merger, brokers and the inapplicability of anti-takeover laws must be true and correct in all respects (except for permitted de minimis inaccuracies in some of these representations and warranties), in each case at and as of the date of the Merger Agreement and at and as of the closing date as though made at and as of the closing date and (ii) the other representations and warranties of the Company set forth in the Merger Agreement, disregarding all qualifications to materiality, must be true and correct in all respects at and as of the date of the Merger Agreement and at and as of the closing date as though made at and as of the closing date, except where the failure to be true and correct would not have or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company provided, however, that, with respect to (i) and (ii) above, representations and warranties that are made as of a particular date or period must be true and correct only as of such date or period;

•	the Company has in all material respects performed all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by it prior to the effective time;

•

the Company must have delivered to Parent a certificate, dated as of the effective time of the Merger and signed by its chief financial officer or another senior executive officer, certifying to the effect that the conditions in the preceding two bullets have been satisfied;

•	since the date of the Merger Agreement there shall not have occurred and be continuing, and there shall not otherwise be continuing, any material adverse effect on the Company;

•

holders of no more than 10% of the outstanding Common Stock of the Company and holders of no more than 10% of the outstanding Preferred Stock of the Company shall have exercised their dissenters’ rights (notwithstanding the foregoing, pursuant to the ACOF II Stockholders Agreement, the Merger is a fundamental transaction and therefore ACOF II is contractually obligated to vote all of its shares of our voting stock on the proposal to adopt the Merger Agreement in the manner recommended by the Board of Directors. As a result, ACOF II, as the sole holder of Preferred Stock, will not be entitled to exercise its dissenters’ right with respect to the Merger.);

•

no event of default under the Company’s Revolving Credit Agreement dated July 5, 2006, as amended, with Comerica Bank shall have occurred and be continuing and have caused the debt financing to not be available in full on the closing date consistent with the terms of the Debt Commitment Letter; and

•

the Company shall have obtained the Ohio draft permit modification regarding the expansion of the Sunny Farms Landfill, which the Company has applied for and expects to obtain, with no material conditions thereto outside the ordinary course of the Company’s business.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger, whether prior to or after adoption of the Merger Agreement by the Company’s stockholders:

a) by mutual written consent of WCA and Parent;

b) by either WCA or Parent, if:

•

the Merger is not consummated by June 30, 2012, provided, that the right to terminate the Merger Agreement pursuant to this provision is not available to any party whose failure to perform any of its obligations under the Merger Agreement has been the cause of the failure of the Merger to be consummated by such time or shall not be available to Parent unless on the date of such termination the mutual closing conditions and the closing conditions obligating Parent to close have not been met, the financing commitments or alternative financing commitments are in full force and the financing sources have provided to the Company written statements that they are ready, willing and able to provide the financing contemplated by the financing commitments or alternative financing commitments, subject only to the satisfaction of such conditions;

•

an injunction, other legal restraint or order has been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction, other legal restraint or order has become final, provided that the party seeking to terminate the Merger Agreement pursuant to this provision used its reasonable best efforts to remove such injunction, other legal restraint or order; or

•	the Special Meeting has concluded and the stockholder approvals shall not have been obtained.

c) by WCA, if:

•

Parent has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (A) would result in a failure of a closing condition and (B) cannot be cured by the earlier of 30 days after written notice thereof and June 30, 2012 (the “End Date”);

•

any court of competent jurisdiction determines that Parent failed to consummate the Merger despite an obligation under the terms of the Merger Agreement to do so, provided that the Company is not in breach of the Merger Agreement such that the conditions to closing could not be satisfied by the End Date;

•	prior to receipt of the required stockholder approvals of the Merger (A) the Company’s Board of Directors has received a Superior Proposal, (B) in light of such Superior Proposal the Company’s

Board of Directors has determined in good faith, after consultation with outside counsel, that the failure to change its recommendation to the Company’s stockholders to approve the Merger would violate the Board of Directors’ fiduciary duties, (C) the Company is in compliance with the Merger Agreement regarding the solicitation of and responses to Alternative Proposals in all material respects, and (D) the Company has complied with terms of Section 5.3(b)(iii) of the Merger Agreement, and provided further that the Company concurrently with the termination of the Merger Agreement pays the fee due;

•

prior to receipt of the required stockholder approvals of the Merger (A) the Company’s Board of Directors made a determination to terminate the Merger Agreement in order to comply with its fiduciary duties and (B) the Company is in compliance in all material respects with the Merger Agreement regarding the solicitation of and responses to Alternative Proposals, and provided further that the Company concurrently with the termination of the Merger Agreement pays the fee due;

•

all of the mutual closing conditions, as well as the conditions to Parent’s obligation to close, remain satisfied, and either (A) Parent provides the Company written notice that it is unwilling to consummate the Merger or (B) the Merger shall not have been consummated within one (1) business day following the date the closing should have occurred and the Company stood ready, willing and able to consummate the transactions contemplated by the Merger Agreement on that date and the Company had given Parent written notice on or prior to such date, irrevocably confirming that fact; or

•	Parent has not obtained an approval or waiver from the Ohio EPA regarding the change of ownership of the Sunny Farms Landfill on or before the End Date.

d) by Parent, if:

•

the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (A) would result in a failure of a closing condition and (B) cannot be cured by the earlier of 30 days after written notice thereof and the End Date;

•	the Company’s Board of Directors changes its recommendation to the Company’s stockholders to approve the Merger Agreement;

•

a tender or exchange offer that would constitute an Alternative Proposal is commenced and the Company’s Board of Directors fails to recommend against acceptance of such tender or exchange offer following a request to do so by Parent within five (5) business days following such request by Parent;

•

the Company approves or recommends any Alternative Proposal or approves any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Alternative Proposal; or

•

unless Parent is required to take a divestiture action with respect to the Sunny Farms Landfill, the Ohio EPA approval regarding the change of ownership of the Sunny Farms Landfill has not been obtained or the waiver has not been granted on or before the End Date.

(e) by WCA or Parent, if:

•

at any time Parent is unable to receive the proceeds of the financing by the date the closing of the Merger should have occurred pursuant to the Merger Agreement (a “Financing Failure”) on or after the date of the Merger Agreement and such financing has not been replaced with alternative financing commitments in the time period provided in the Merger Agreement, despite Parent’s satisfaction of its financing obligations, provided that Parent shall not be entitled to terminate if it has breached in any material respect its obligations under the Merger Agreement; or

•

the closing conditions are satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing) and, despite Parent’s satisfaction of its obligations with respect to HSR filings and obtaining of financing, Parent has not received the proceeds from the financing on or before the closing date following the satisfaction of such conditions, provided that Parent shall not be entitled to terminate if it has breached in any material respect its obligations under the Merger Agreement.

As used in the Merger Agreement and this proxy statement, “Alternative Proposal” means (A) any proposal or offer from any person or group of persons other than Parent or one of its subsidiaries for a merger, consolidation, business combination, share exchange, recapitalization, reorganization, dissolution, liquidation or other similar transaction involving the Company, (B) any proposal for the issuance by the Company of over 25% of the Common Stock or other equity securities or (C) any proposal or offer to acquire in any manner, directly or indirectly, (1) over 25% of the Common Stock or other equity securities of the Company or (2) assets of the Company and its subsidiaries (including securities of subsidiaries) equal to 25% or more of the Company’s consolidated assets or to which 25% or more of the Company’s revenues or earnings on a consolidated basis are attributable, in each case other than the Merger.

As used in the Merger Agreement and this proxy statement, “Excluded Person” means any person or group of persons (including their affiliates) from whom the Company has received during the 25 day period following the date of the initial announcement of the Merger (the “Window-Shop Period”) a written Alternative Proposal that the Board of Directors determines, in good faith during the Window-Shop Period and after consultation with its outside counsel and financial advisors, is reasonably likely to lead to a Superior Proposal. A person or group of persons shall cease to be an Excluded Person when the ultimate equityholder(s) of such person or group, including the ultimate equityholder(s) of any affiliates of such person or group, following the Window-Shop Period, cease to provide (directly or indirectly) at least 50% of the equity financing (measured by voting power and value) of such person or group.

As used in the Merger Agreement and this proxy statement, “Superior Proposal” means any Alternative Proposal (with the percentages set forth in the definition of such term changed from 25% to 50%), that in the good faith determination of the Board of Directors or its transaction committee, after consultation with its outside legal counsel and financial advisors and after taking into account relevant legal, financial, regulatory, estimated timing of consummation and other aspects of such proposal and the person or group making such proposal, (A) would, if consummated in accordance with its terms, result in a transaction more favorable to the holders of Common Stock than the Merger taking into account all the terms and conditions of such proposal, and the Merger Agreement, including any proposal or offer by Parent to amend the terms of the Merger or the Merger Agreement and (B) is reasonably likely to be consummated.

Injunctive Relief

In the event that any of the provisions of the Merger Agreement are not performed by the Company in accordance with its terms or are breached, Parent and Merger Sub will be entitled to seek an injunction to enforce performance of the Merger Agreement by the Company. The Company is entitled to seek injunctive relief to enforce performance of the Merger Agreement against Parent or Merger Sub, except that the Company shall not be entitled to seek or obtain any specific performance, injunction or other equitable relief as to Parent’s obligation to cause the funding of the Equity Commitment Letter and the Debt Commitment Letter and related term sheets, pursuant to which, and subject to the terms and conditions thereof, parties specified therein have committed to provide Parent or the Surviving Corporation with funding or loans in the amounts set forth therein if Parent or the Company properly exercises the termination rights summarized below and the Company is paid a termination fee of $16,500,000 within one (1) business day after such termination.

•

The Company or Parent terminates the Merger Agreement at any time if a Financing Failure occurs on or after the date of the Merger Agreement despite Parent’s satisfaction of its financing obligations, provided that Parent shall not be entitled to terminate if it has breached in any material respect its obligations under the Merger Agreement; or

•

The Company or Parent terminates the Merger Agreement where the closing conditions are satisfied (other than those conditions that by their nature are to be satisfied at the closing) on or before the End

Date and, despite Parent’s exercise of reasonable best efforts, Parent has not received the proceeds from the financing on or before the closing date following the satisfaction of such conditions, provided that Parent shall not be entitled to terminate if it has breached in any material respect its obligations under the Merger Agreement.

Remedies and Termination Fees

Except in the event of fraud or willful breach of the Merger Agreement by Parent in which the Company seeks, is awarded and is entitled to receive damages or specific performance of the Merger Agreement, the Company’s receipt of the termination fee ($16,500,000) and reimbursement of expenses capped at $1 million and the Company’s right to specific performance of the Merger Agreement by the parties shall be the sole and exclusive remedies of the Company.

Except in the event of fraud or willful breach of the Merger Agreement by the Company in which Parent seeks, is awarded and is entitled to receive damages or specific performance, receipt by Parent or its designee of the termination fee (either $11,000,000 or $16,500,000) and reimbursement of expenses capped at $1 million and Parent’s right to specific performance prior to termination (but not after termination) of the Merger Agreement shall be the sole and exclusive remedy of Parent.

The Company may require Parent to seek enforcement of the Equity Commitment Letter solely if the Company seeks and is granted a decree of specific performance after all conditions to the granting therefor pursuant to the Merger Agreement have been met.

The Company waives any rights or claims against any financing source party in connection with the Merger Agreement or the financing commitments, whether at law or equity, in contract, in tort or otherwise and, as a result, the sole remedy of the Company if the Debt Commitment Letter is terminated and Parent is unable to obtain financing to consummate the financing despite use of its reasonable best efforts is receipt of the termination fee ($16,500,000) and reimbursement of expenses capped at $1 million from Parent. Notwithstanding the foregoing, pursuant to the Equity Commitment Letter, if there is a final court order or judgment (not subject to further appeal) or agreement that Parent is liable to WCA for a willful breach in accordance with the terms of the Merger Agreement or the Merger Agreement is terminated by Parent or WCA in circumstances where WCA would be entitled to a termination fee and expenses and Parent does not pay WCA the amounts owing to WCA, then the Investor Group shall be obligated to fund to Parent such amounts and WCA is expressly permitted to enforce these obligations.

Fees and Expenses

Under the terms of the Merger Agreement, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring or required to incur such expenses, except that the Company must pay to Parent the reasonable, out-of-pocket documented expenses incurred by Parent or Merger Sub or on their behalf up to a maximum of $1 million, if the Merger Agreement is terminated under the following circumstances:

•	the Company withdraws or modifies its recommendation as a result of receiving a Superior Proposal;

•

(i) the Merger is not consummated by the End Date or the Special Meeting has concluded and the stockholder approval shall not have been obtained and (ii) the Company has not previously paid a termination fee with respect thereto, and a person who has made, or publicly disclosed or announced, a qualifying Alternative Proposal after the date of the Merger Agreement but prior to such termination shall have entered into a definitive agreement with the Company within twelve (12) months after such termination;

•	the Company’s Board of Directors changes its recommendation or a tender or exchange offer that would constitute an Alternative Proposal is commenced and the Company’s Board of Directors fails to recommend against acceptance of such tender or exchange offer following a request to do so by Parent within five (5) business days following such request by Parent; or

•	Parent terminates the Merger Agreement because of the failure of certain representations or warranties of the Company to be true and correct and the failure cannot be cured prior to the End Date.

Under the terms of the Merger Agreement, Parent must pay to the Company the reasonable, out-of-pocket documented expenses incurred by the Company or on its behalf up to a maximum of $1 million, under the following circumstances:

•

The Company terminates the Merger Agreement because Parent has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (A) would result in a failure of a closing condition and (B) cannot be cured by the earlier of 30 days after written notice thereof and the End Date;

•

The Company terminates the Merger Agreement because a court of competent jurisdiction determines that Parent failed to consummate the Merger despite an obligation under the terms of the Merger Agreement to do so;

•

The Company terminates the Merger Agreement because all of the mutual closing conditions, as well as the conditions to Parent’s obligation to close, remain satisfied, and either (A) Parent provides the Company written notice that it is unwilling to consummate the Merger or (B) the Merger shall not have been consummated within one (1) business day following the date the closing should have occurred and the Company stood ready, willing and able to consummate the transactions contemplated by the Merger Agreement on that date and the Company had given Parent written notice on or prior to such date, irrevocably confirming that fact;

•

The Company or Parent terminates the Merger Agreement at any time if a Financing Failure occurs on or after the date of the Merger Agreement despite Parent’s satisfaction of its financing obligations; or

•

The Company or Parent terminates the Merger Agreement where the closing conditions are satisfied (other than those conditions that by their nature are to be satisfied at the closing) on or before the End Date and, despite Parent’s exercise of reasonable best efforts, Parent has not received the proceeds from the financing on or before the closing date following the satisfaction of such conditions, provided that Parent shall not be entitled to terminate if it has breached in any material respect its obligations under the Merger Agreement.

THE PARTIES TO THE MERGER

WCA Waste Corporation

WCA Waste Corporation

One Riverway, Suite 1400

Houston, Texas 77056

Telephone: (713) 292-2400

We are a vertically integrated, non-hazardous solid waste management company providing non-hazardous solid waste collection, transfer, processing, and disposal services in the south and central regions of the United States. As of September 30, 2011, we served approximately 451,000 commercial, industrial and residential collection customers and 6,000 landfill and transfer station customers in Alabama, Arkansas, Colorado, Florida, Kansas, Massachusetts, Missouri, New Mexico, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee and Texas. As of September 30, 2011, we owned and/or operated 25 landfills, 29 collection operations and 29 transfer stations/materials recovery facilities (MRFs). Of these facilities, three transfer stations and two landfills are fully permitted but not yet opened, and three transfer stations are idle. Additionally, we operate but do not own four of the transfer stations.

Parent

Cod Intermediate, LLC

125 West 55th Street, Level 15

New York, NY 10019

Telephone: (212) 231-1000

Parent was formed in Delaware on December 16, 2011. Parent is indirectly owned by Macquarie Infrastructure Partners II U.S., L.P., a Delaware limited partnership (“MIP II US”) and Macquarie Infrastructure Partners II International, L.P., a Delaware limited partnership (“MIP II International” and, together with MIP II US, the “Investor Group”) and was formed for the sole purpose of effecting the Merger. Parent has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the Merger. An affiliated fund of the Investor Group owns the majority of the shares of Waste Industries USA, Inc., a North Carolina corporation (“Waste Industries”). Waste Industries is a regional, vertically integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in Georgia, Mississippi, North Carolina, South Carolina, Tennessee, and Virginia.

Merger Sub

Cod Merger Company, Inc.

125 West 55th Street, Level 15

New York, NY 10019

Telephone: (212) 231-1000

Merger Sub was incorporated in Delaware on December 16, 2011. Merger Sub is a direct wholly-owned subsidiary of Parent that was formed for the sole purpose of effecting the Merger. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its incorporation and those incurred in connection with the Merger.

PROPOSAL ONE: ADOPTION OF THE MERGER AGREEMENT

THE MERGER

The following discussion summarizes the material terms of the Merger. While we believe that the description covers the material terms of the Merger and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire proxy statement and the Merger Agreement attached hereto as Appendix A carefully for a more complete understanding of the Merger.

Background of the Merger

Our Board of Directors has regularly assessed our business strategies and objectives together with the various trends and conditions affecting our business and the markets in which we operate. As part of our strategic plan, we have acquired numerous other waste companies and have approached others, all with the goal of expanding into markets that we believed would offer attractive opportunities for growth, adding tuck-in acquisitions and expanding in our existing markets through internal growth.

As part of a periodic consideration of strategic alternatives, our Board of Directors has considered potential business combinations whereby the Company would be the acquirer using a significant amount of its equity. The Board of Directors has also periodically considered the relative advantages and disadvantages of a sale of the Company when the Company has been approached by potential acquirers. Since 2004, the Company has considered and engaged in discussions concerning potential business combinations with six potential strategic partners. Among other parties, WCA had discussions with Waste Industries in 2008. At the time Waste Industries was undertaking a going private transaction.

From February 18, 2009 to July 2, 2009, WCA and a certain third party (“Company A”) discussed and negotiated a proposed transaction in which Company A would acquire WCA. In connection with such discussions, WCA and Company A entered into a confidentiality agreement and an exclusivity agreement, and Company A conducted extensive due diligence. Discussions with Company A regarding purchase price ranged from $3.40 to $5.61 per share of Common Stock. Both cash and stock consideration were discussed. A merger agreement was never fully negotiated and discussions between the parties were terminated prior to any agreement on price or other terms being reached.

From early April of 2011 to May 2, 2011, WCA and a certain third party (“Company B”) discussed a potential acquisition by Company B of WCA. Company B initially approached WCA with a proposal for an acquisition price of $5.50 per share of Common Stock. WCA indicated that the proposal would be unacceptable at that level. Shortly thereafter, Company B suggested that it would be prepared to raise its proposed price to $6.00 per share of Common Stock. WCA’s representatives informed Company B that if Company B were interested in submitting an indication of interest it needed to do so quickly because WCA had started the process of refinancing its senior notes due 2014 and, due to favorable conditions in the debt market, WCA wanted to complete the refinancing efforts promptly. Company B provided WCA with a preliminary indication of interest at $6.25 per share payable in stock of Company B, though it also suggested that a portion of the consideration could be payable in cash. WCA and Company B entered into a confidentiality agreement and an exclusivity agreement to allow Company B to conduct preliminary financial and operational due diligence. Company B and WCA did not pursue further discussions after Company B, upon completing its preliminary due diligence, indicated that it would not make a formal proposal at or above $6.25 per share of Common Stock.

As part of WCA’s strategic plan of seeking potential acquisition targets, on July 6, 2011 Tom Fatjo, Jr. (Chairman of the Board of Directors and Chief Executive Officer of WCA) contacted Paul Mitchener to request a meeting to discuss strategic matters between the Company and Waste Industries. Mr. Mitchener is a member of the board of directors of Waste Industries and a Managing Director of Macquarie Infrastructure Partners Inc. (“MIP”), the manager of the funds known as Macquarie Infrastructure Partners I. An affiliate of MIP is also the majority shareholder of Waste Industries.

On July 8, 2011, members of WCA’s senior management team met with Mr. Mitchener in Houston, Texas to discuss the strategic benefits of combining WCA and Waste Industries, with WCA remaining as the surviving entity in the transaction. WCA management presented the benefits of the combined companies operating as a publicly-traded company, discussed potential options to finance the transaction and the combined business and outlined a preliminary financial summary and equity structure for the combined companies. WCA management did not discuss financial or other transaction terms regarding a proposed transaction.

On July 15, 2011, Mr. Mitchener informed Mr. Fatjo, Jr. that Waste Industries was interested in further discussing and evaluating a potential business combination with WCA, but that Waste Industries favored a structure in which Waste Industries would acquire all of the equity of WCA. Mr. Mitchener expressed the belief that, for companies the size of Waste Industries and WCA, even if combined into one company, the benefits of remaining as a privately-held corporation outweighed those of a publicly-held corporation. Following this meeting, Mr. Mitchener requested the opportunity to meet with members of WCA’s Board of Directors and certain significant stockholders of WCA in order to engage in further discussions regarding a potential strategic combination. Mr. Mitchener did not propose any financial terms regarding a proposed transaction at this time.

On August 2, 2011, Mr. Mitchener and Lonnie C. (Ven) Poole, III (Chief Executive Officer of Waste Industries) met with certain members of the WCA Board of Directors. Also in attendance were Joseph LoConti, a WCA stockholder, and certain members of the WCA senior management team. The purpose of this meeting was to discuss the interest expressed by Mr. Mitchener on July 15, 2011. At this meeting, Messrs. Mitchener and Poole confirmed that Waste Industries was interested in acquiring WCA, but they informed WCA that Waste Industries was not in a position to propose specific terms for a transaction at that time. Instead, they requested a 60-day period to review more detailed information regarding WCA.

On August 4, 2011, WCA, Waste Industries and MIP entered into a non-disclosure agreement to allow the exchange of information. On August 8, 2011, Waste Industries sent a non-binding letter of interest to WCA. This non-binding letter of interest included procedures that Waste Industries intended to follow and the time periods requested in order for Waste Industries to propose specific terms for a proposed transaction. This letter of interest was not executed by WCA; however, WCA cooperated with Waste Industries consistent with the procedures set forth in the letter of interest.

On August 12, 2011, representatives from WCA, including Mr. Fatjo, Jr., Jerome Kruszka (President and Chief Operating Officer), Charles Casalinova (Senior Vice President and Chief Financial Officer) and Tom Fatjo, III (Senior Vice President-Finance and Secretary) had a meeting with representatives of Waste Industries and MIP, including Mr. Mitchener, to discuss the information regarding WCA that Waste Industries would need to review in order to conduct due diligence, further evaluate a potential transaction and propose specific transaction terms.

On August 19, 2011, representatives from WCA, including Messrs. Fatjo, Jr., Kruszka, Casalinova and Fatjo, III, met in Houston, Texas with representatives of Waste Industries and MIP, including Messrs. Mitchener and Poole, to further discuss the initial due diligence requests and information provided regarding WCA. In addition, WCA provided preliminary company and financial information, information on WCA facilities and equipment and landfill information to MIP and Waste Industries. Representatives of WCA also discussed information concerning potential synergies of the combined companies, EBITDA adjustments, operating performance and other assets of WCA that such representatives suggested to Waste Industries could support an acquisition offer price per share of Common Stock of $7.50 to $8.21.

From August 23, 2011 through November 23, 2011, Waste Industries conducted an extensive due diligence review of WCA, beginning with initial due diligence requests in late August 2011 and continuing with more detailed and comprehensive requests and information supplied through November 2011.

On September 16, 2011, Mr. Fatjo, Jr. and other representatives of WCA met with Mr. Mitchener in Houston, Texas to discuss the status of the potential business combination transaction and other diligence matters. Mr. Mitchener informed Mr. Fatjo, Jr. and the other WCA representatives that WCA would receive a proposal from Waste Industries on September 19, 2011.

On September 19, 2011, Waste Industries delivered a non-binding indicative proposal (the “Proposal”) in writing to Mr. Fatjo, Jr. in which it proposed to acquire all of the Common Stock of WCA for $6.50 per share in cash. The Proposal identified assumptions about WCA’s business upon which the offer price was based. The Proposal contemplated third party debt and equity funding of the proposed transaction and included financial capacity letters from Macquarie Capital (USA), Inc. (“Macquarie Capital”) and another lender. The Proposal also included an indication of the scope of additional due diligence which Waste Industries would need to undertake to make a firm offer and a request for an exclusivity agreement (the “Exclusivity Agreement”) granting Waste Industries the exclusive right to negotiate a potential transaction with WCA until November 23, 2011 and providing for a standstill period during the term of the Exclusivity Agreement.

On September 20, 2011, Mr. Mitchener called Mr. Fatjo, Jr. to arrange a meeting to discuss the Proposal. On September 21, 2011, Mr. Mitchener and other representatives of Waste Industries and MIP, including Macquarie Capital, Waste Industries’ financial advisor, met with members of WCA’s senior management to discuss the assumptions upon which the Proposal was based, a request for additional due diligence information and the basis for Waste Industries’ request for an exclusive right to negotiate a transaction.

On September 21, 2011, members of WCA’s senior management met with attorneys from Andrews Kurth, LLP (“Andrews Kurth”), WCA’s outside legal counsel, to discuss the Proposal, including the assumptions contained in the Proposal, the scope of the due diligence requested and the request for exclusivity.

On September 26, 2011, members of WCA’s senior management including Messrs. Fatjo, Jr., Kruszka, Fatjo, III and Casalinova met in Houston, Texas with representatives of Waste Industries and MIP including Mr. Mitchener to discuss the Proposal, review the information needed to complete the due diligence process, address valuation considerations, answer due diligence questions and discuss the anticipated timing of a draft merger agreement. The participants at this meeting also discussed the financing of the Proposal and WCA’s position that the transaction had to be fully committed without a financing out for Waste Industries at the time the parties entered into a definitive agreement with respect to the Proposal. At this meeting, Mr. Mitchener informed WCA that, due to current market conditions, equity and debt financing on acceptable terms had not yet been secured. While Mr. Mitchener expressed confidence that acceptable financing could be arranged in order to enter into a definitive agreement, he requested additional time to pursue such financing. Mr. Mitchener agreed to confirm to WCA by October 7, 2011 whether or not acceptable preliminary financing proposals had been received which would allow Waste Industries to proceed with negotiations in order to be in a position to enter into a definitive agreement with financing commitments acceptable to WCA.

On September 27, 2011, a special meeting of the Board of Directors of WCA was held during which (i) Mr. Fatjo, Jr. updated the Board of Directors on the meetings WCA’s management had with Waste Industries and MIP on September 26, 2011, (ii) WCA management reported on Waste Industries’ and MIP’s financing efforts and their commitment to inform WCA by October 7, 2011 whether acceptable preliminary financing proposals had been obtained in order for Waste Industries to proceed with the negotiation of the Proposal given WCA’s insistence that any definitive merger agreement contain committed financing terms, and (iii) WCA management reviewed for the Board of Directors the status of Waste Industries’ diligence requests and WCA materials provided in response thereto. A representative of Andrews Kurth reviewed the fiduciary duties of the Board of Directors in considering the Proposal, including the Exclusivity Agreement. The Board of Directors reviewed the price contained in the Proposal and the assumptions about WCA’s business upon which the price was based. The Board of Directors also considered the issues and benefits of conducting an auction or process to solicit interest from other potential buyers. The Board of Directors reviewed the prior history of discussions with other potential interested purchasers over the past several years. Based on such discussions and their knowledge of the characteristics of other waste companies and current industry and market conditions, the Board of Directors considered whether there was or would be potential purchasers that had the ability to conclude a transaction on terms, and within the time-frame, set forth in the Proposal. In addition, the Board of Directors considered what it viewed as a substantial risk that conducting an auction or active solicitation process would cause Waste Industries to withdraw the Proposal and cease discussions. In that connection, the Board of Directors took into account statements by representatives of Waste Industries and MIP that Waste Industries would not participate in an auction and expend the significant resources required to complete diligence and begin negotiations with potential financing sources unless an Exclusivity Agreement was signed. In reviewing the terms of the Proposal and whether or not to continue discussions with representatives of Waste Industries and MIP regarding the Proposal, the Board of Directors also took into account the significant premium that the Proposal represented to the trading price of WCA Common Stock. A $6.50 offer price represented a 49% premium to WCA’s closing price on September 27, 2011, a 49.8% premium to WCA’s volume weighted average stock price for the 30 trading days ended on September 27, 2011, a 18.5% premium to WCA’s volume weighted average stock price for the 90 trading days ended on September 27, 2011, and a 19.9% premium to WCA’s volume weighted average stock price over the 52-week period ended on September 27, 2011. After further review and discussion, the Board of Directors approved WCA’s execution of the Exclusivity Agreement.

On September 29, 2011, WCA signed the Exclusivity Agreement granting Waste Industries the exclusive right to negotiate a potential transaction with WCA until November 23, 2011.

On September 29, 2011, representatives of Waste Industries and MIP and Mr. Casalinova held a telephone conference to discuss Credit Suisse’s potential involvement in the debt financing of the proposed transaction in light of WCA’s prior relationships with Credit Suisse, in particular in connection with the issuance of WCA’s 7.50% senior notes due 2019 (the “Senior Notes”). WCA agreed to provide assistance to Waste Industries and MIP in arranging an introduction to the team that had previously worked with WCA if it elected to engage Credit Suisse in the financing of the proposed transaction.

On October 6, 2011, representatives of Waste Industries, MIP and WCA met to tour WCA’s Ohio operations and address certain due diligence questions.

On October 7, 2011, Mr. Mitchener called Mr. Fatjo, Jr. and requested additional time to confirm to WCA that sufficient debt financing assurances had been received to allow the parties to proceed with negotiations regarding the Proposal.

On October 12, 2011, WCA received confirmation that sufficient debt financing assurances had been received to allow Waste Industries to proceed with due diligence and negotiation of a definitive merger agreement. At this time MIP also indicated that it was in discussions with potential sources of equity, but had not determined which was its preferred partner.

On October 14, 2011, WCA’s Board of Directors and members of senior management held a conference call to update the Board of Directors regarding the status of the Proposal. The Board of Directors was informed of or provided with, as applicable, the following: (i) that the Waste Industries board of directors had approved proceeding with the Proposal, (ii) an update regarding the status of the financing of the Proposal, (iii) the proposed structure of the Proposal, (iv) that Waste Industries had not modified or sought to renegotiate the proposed price of $6.50 per share of Common Stock, and (v) that Waste Industries had indicated that, in light of the substantial time and expense that Waste Industries would incur in negotiating a merger agreement and arranging financing and the substantial premium it was offering, that it expected a termination fee in the range of 3 to 4% of WCA’s enterprise value. The Board of Directors also discussed with a representative of Andrews Kurth including provisions in the merger agreement that would allow a limited “window shop” period pursuant to which WCA could respond to third parties expressing interest in making an alternative proposal with a lower termination fee payable by WCA if a superior proposal were made by parties that first came forward during that “window shop” period and a higher termination fee for superior proposals made by parties that first came forward after the expiration of the “window shop” period. The Board of Directors also discussed the engagement of a financial advisor to advise the Board of Directors with respect to the fairness of the proposed merger consideration. The Board of Directors elected to postpone that discussion to a later meeting and not take any immediate action.

From October 15, 2011 through October 28, 2011, WCA engaged in telephone conversations with various investment banks and financial advisors to obtain proposals with respect to the preparation of a fairness opinion to be delivered in connection with the Proposal.

On October 17, 2011 representatives of Andrews Kurth began the preparation of a draft merger agreement for the Proposal. From October 17, 2011 through October 26, 2011 WCA and Andrews Kurth regularly discussed the preparation and terms of the draft merger agreement.

On October 18, 2011, Waste Industries furnished WCA with a comprehensive due diligence request covering various operational, financial, regulatory and corporate matters.

On October 25, 2011, WCA held a regular meeting of the Board of Directors at which members of WCA’s senior management provided the directors with an update on the discussions regarding the proposed transaction, the status of the diligence review and the transaction timetable. Mr. Fatjo, Jr. updated the Board of Directors regarding the terms of the Proposal, the status of the debt and equity financing efforts and the potential impact of the proposed transaction on WCA’s employees and facilities. Representatives of Andrews Kurth discussed with the Board of Directors the deal protection measures proposed to be included in the initial draft of the merger agreement and related Delaware law principles relating to such measures. The Board of Directors was informed that Waste Industries was predicating its Proposal on a 3% to 4% termination fee based on the enterprise value of WCA in light of WCA’s capital structure and the significant effort required to obtain financing for the proposed price. The Board of Directors was further informed that the draft merger agreement contained a limited 45 day “window shop” period during which WCA could consider alternative proposals, and if a superior proposal was accepted from a third party who first came forward during such time, that the proposed termination fee would be 50% less than the proposed termination fee to be paid by WCA if it accepted a superior proposal with a party that came forward after the expiration of the “window shop” period. WCA management then updated the Board of Directors on discussions with financial advisors. The Board of Directors authorized the engagement of a qualified financial advisor to provide an opinion with respect to the fairness, from a financial point of view, of the consideration to be paid to the holders of Company Common Stock.

On October 26, 2011, Andrews Kurth distributed an initial draft of the proposed merger agreement to representatives of MIP and Waste Industries, pursuant to which a newly-formed subsidiary of Waste Industries would merge with and into WCA with WCA as the surviving corporation and a wholly-owned subsidiary of an affiliate of Waste Industries.

On November 1 and 2, 2011, (i) KPMG LLP (“KPMG”), independent auditors for WCA, and Deloitte LLP (“Deloitte”), accounting advisor to Waste Industries, (ii) Deloitte, tax advisors to WCA, and Deloitte, tax advisors to Waste Industries, and (iii) certain representatives of WCA, Waste Industries and MIP met in Houston, Texas to discuss tax and accounting matters.

On November 4, 2011, WCA signed the engagement letter agreement with Imperial Capital to advise the Board of Directors as to Imperial Capital’s opinion of the fairness, from a financial point of view, of the merger consideration to be paid to the holders of Company Common Stock.

On November 6, 2011, Waste Industries’ outside counsel, Wyrick Robbins Yates & Ponton LLP (“Wyrick”), distributed a revised draft of the merger agreement to Andrews Kurth, which Andrews Kurth reviewed with WCA senior management. Among other things, the revised draft eliminated the concept of a “window shop” period (i.e., a lower termination fee in the event WCA terminated the merger agreement due to an alternative proposal that first came forward during the “window shop” period), (ii) introduced the concept of a tail period following the termination of the merger agreement that could result in WCA being required to pay a termination fee in certain circumstances if WCA entered into an alternative acquisition agreement, (iii) increased the amount of the termination fee payable by WCA in certain circumstances to $19,250,000, (iv) removed the cap on reimbursable expenses proposed by WCA and (v) limited the ability of WCA to enforce the equity and debt commitments and otherwise exercise rights of specific performance.

On November 7, 2011, a meeting was conducted between Messrs. Kruszka, Casalinova and Fatjo, III and other representatives of WCA, and Mr. Mitchener and other representatives of Waste Industries and MIP that covered the following agenda items:

•

an update on the due diligence process, including environmental assessments of WCA’s landfills by SCS Engineers, a nationally recognized environmental consulting firm (“SCS”), and Waste Industries’ evaluation of the status of the application for the expansion of WCA’s Sunny Farms Landfill;

•	an update on the efforts to obtain debt and equity financing;

•	a discussion of the draft merger agreement provisions relating to debt and equity financing matters and the timing of closing the transaction;

•

a discussion of the challenges associated with signing the proposed merger agreement on or before November 23, 2011, including the expectation that the tax review of WCA would not be complete until late November and that the environmental assessment reports prepared by SCS would not be finalized until late November. Also, the environmental reports would need to be reviewed by the potential financing sources. The parties also discussed the challenges of communicating with WCA’s employees if the merger agreement were entered into the week of the Thanksgiving holiday;

•	a discussion of an extension of the exclusivity period to December 9, 2011 in light of the timing challenges described above;

•

a discussion of a proposal to structure the transaction so that WCA’s North Carolina and South Carolina assets would be sold directly to Waste Industries (as opposed to an affiliate of Waste Industries) immediately prior to the Merger to enable Waste Industries to utilize some of the capacity of its existing debt facility to fund part of the transaction costs; and

•

a discussion of the existence, length of and reasons for the inclusion of the proposed “window shop” period and termination fees, including the fee payable as to proposals made during the “window shop” period.

On November 8, 2011, representatives of WCA and Andrews Kurth met to discuss the draft merger agreement distributed by Wyrick on November 6, 2011 and the revisions to be proposed by WCA.

On November 9, 2011, WCA held a special meeting of the Board of Directors at which members of WCA’s senior management provided the directors with an update of the merger discussions and the status of Waste Industries’ due diligence. The Board of Directors also considered Waste Industries’ request for extension of the exclusivity agreement to December 9, 2011. The Board of Directors was briefed on the financing efforts, as well as the items raised with management on November 7, 2011 that would preclude Waste Industries from concluding a merger agreement and obtaining financing commitments by the end of the exclusivity period, including the finalization and review of environmental assessment reports and tax analyses. After taking into account the progress of the negotiations, the time and effort invested in the process, and the report of the progress of financing efforts and diligence, the Board of Directors decided to approve the requested extension of the exclusivity period. The Board of Directors also ratified the engagement of Imperial Capital. Later on November 9, 2011, WCA and Waste Industries executed an amendment to the Exclusivity Agreement which extended the exclusivity period to December 9, 2011.

On November 9, 2011, Andrews Kurth and Mayer Brown LLP (“Mayer Brown”), which was representing Waste Industries in connection with antitrust and other limited aspects of the proposed transaction, held a telephone conference to discuss HSR matters and filings. Later on November 9, 2011, Andrews Kurth and WCA met to discuss a revised draft of the merger agreement to be prepared by Andrews Kurth.

On November 11, 2011, Andrews Kurth distributed a revised draft of the merger agreement to Wyrick. Among other things, the revised draft proposed revisions to the “material adverse effect” definition, the obligations of Waste Industries in connection with obtaining financing, the inclusion of a 45 day “window shop” period, WCA’s ability to respond to alternative proposals from third parties, a reduction of the termination fee to $8,250,000 during the “window shop” period and $16,500,000 following the expiration of the “window shop” period and a cap of $1,000,000 on expense reimbursements, and the availability of certain remedies.

On November 15, 2011, representatives of Andrews Kurth and Wyrick held a telephone conference to discuss the merger agreement. During the course of this telephone conference representatives of Andrews Kurth and Wyrick discussed the terms of the merger agreement, including Waste Industries’ proposal to include a “marketing period” of 20 business days prior to closing to allow it to complete financing and the response of Waste Industries to the revisions included in the draft circulated by Andrews Kurth on November 11, 2011 (including as to the size of the termination fees and whether the termination fees should be based on a percentage of the cash value of the transaction or the enterprise value of WCA), and the change in control payments to WCA executive officers. They also discussed Wyrick’s inclusion in the November 6th draft merger agreement of the need to obtain support agreements from certain large stockholders of WCA and why WCA did not believe that such support agreements were necessary due to the existing contractual obligations of such stockholders pursuant to stockholder agreements with WCA.

On November 18, 2011, Wyrick distributed a revised draft of the merger agreement to Andrews Kurth. In addition to various proposed changes and comments, the revised draft included counter-proposals to a number of significant, unresolved issues, including: (i) the inclusion of a 21 day “window shop” period and certain revisions regarding the actions that WCA could take during the “window shop” period, (ii) the circumstances under which WCA could respond to an “alternative proposal” both during and following the “window shop” period, (iii) a $15,125,000 termination fee during the “window shop” period, a $19,250,000 termination fee following the “window shop” period, an expense cap of $5,000,000 and certain revisions to the circumstances upon which the merger agreement would be terminated prior to closing and whether or not the parties would be obligated to pay a termination fee and expenses in such circumstances, (iv) the ability of WCA to enforce the equity and debt commitments and the specific performance rights and remedies of the companies, (v) WCA’s remedy if Waste Industries was unable to obtain the debt financing necessary to consummate the transaction, and (vi) a proposal for an 18 month “tail” period during which a termination fee would be owed by WCA to Waste Industries in certain circumstances if WCA entered into an agreement with a third party to acquire WCA following termination of the merger agreement.

On November 18, 2011, Mr. Mitchener informed WCA that a private equity fund (“Equity Partner”) had been identified that MIP believed would contribute equity alongside affiliates of MIP to a Waste Industries’ affiliate, and requested a meeting with representatives of WCA, Waste Industries, MIP and the Equity Partner to discuss transaction matters.

On November 21, 2011, WCA and Andrews Kurth met to discuss the revised draft merger agreement distributed by Wyrick. On November 22, 2011, Mr. Fatjo, Jr. and other representatives of WCA and Mr. Mitchener and other representatives of Waste Industries and MIP met in Houston, Texas to discuss matters regarding the merger agreement, including (i) the financing terms and the need for a marketing period prior to the closing of the transaction in order to obtain the debt financing for the transaction, (ii) the size of the termination fees and expense reimbursement caps in the merger agreement and the circumstances that could lead to the payment of such amounts, (iii) the length of the “window shop” and “tail” periods, (iv) the “material adverse effect” definition, (v) HSR matters and (vi) the Ohio permit approval and required notice of change in ownership requirements in Ohio relating to the Sunny Farms Landfill.

On November 27, 2011, Andrews Kurth provided a revised draft of the merger agreement to Wyrick. The draft included (i) a 35 day “window shop” period and revisions to the limitations on WCA’s ability to negotiate with third parties in connection with an “alternative proposal” during the “window shop” period, (ii) limitations on the ability of Waste Industries to terminate the merger agreement and collect a termination fee from WCA, (iii) a termination fee of $8,250,000 during the “window shop” period, a request to revisit the size of the termination fee following the “window shop” period and a proposal that expenses of up to $5,000,000 would be reimbursed but the expenses payment would be credited against the size of the termination fee, (iv) an obligation of Waste Industries to enforce the obligations of the debt and equity financing parties in the event WCA has performed its obligations under the merger agreement and is prepared to close the merger, and (v) modifications to the specific performance rights and remedies of the parties.

On November 28, 2011, Andrews Kurth discussed certain provisions of the merger agreement with Wyrick, including deal protection terms, the amount of the termination fees and expenses, and covenants regarding Waste Industries’ debt and equity financing obligations. On November 29, 2011, Andrews Kurth and Wyrick engaged in further discussions regarding the draft merger agreement distributed on November 27, 2011. Wyrick also noted that a draft of the financing timeline would be provided by Waste Industries to WCA which would allow the parties to discuss the closing mechanics provided in the merger agreement. Representatives of WCA and representatives of Waste Industries and MIP also had telephone conversations regarding the deal protection terms, termination fees and expenses and matters related to the debt and equity financing terms of the merger agreement.

On November 29, 2011, Andrews Kurth distributed a further revised merger agreement to Wyrick reflecting revisions based on the conversations of the parties on November 28th and 29th, including (i) adjusting the “window shop” period from 35 calendar days to 21 business days and (ii) termination fees of $11,000,000 during the “window shop” period and $16,500,000 following that period and an expense reimbursement cap of $1,000,000.

On December 1, 2011, Waste Industries provided WCA a draft of the debt commitment letter provided by Credit Suisse Securities (USA) LLC (“Credit Suisse”) in relation to the proposed merger. Credit Suisse was one of the debt financing options being considered by Waste Industries at that time.

On December 1, 2011, Wyrick and Andrews Kurth discussed certain provisions of the merger agreement including deal protection terms, termination fees and expenses, and covenants regarding Waste Industries’ proposed debt and equity financing. Thereafter Wyrick provided a revised draft of the merger agreement to Andrews Kurth and Andrews Kurth provided a draft of the Letter of Exceptions to the merger agreement to Wyrick.

On December 2, 2011, WCA and Andrews Kurth met to discuss the draft merger agreement. Later on December 2, 2011, representatives of WCA, Waste Industries and MIP discussed matters related to WCA’s Senior Notes. Andrews Kurth and Wyrick also discussed provisions in the merger agreement, including the standard for HSR related divestitures, the length of the marketing period, and expenses incurred in connection with the actions taken with respect to the Senior Notes.

On December 5, 2011, Wyrick and Andrews Kurth discussed certain provisions of the merger agreement including the deal protection terms, termination fees and expenses, and covenants regarding Waste Industries’ debt and equity financing obligations. Andrews Kurth then distributed a revised draft of the merger agreement to Wyrick in which the parties agreed on a 25 calendar day “window shop” period. Following this discussion, Andrews Kurth met with WCA to discuss transaction and merger agreement matters.

On December 6, 2011, WCA held a special meeting of the Board of Directors at which:

•

Andrews Kurth referred to its prior advice concerning the fiduciary duties of the WCA directors and then reviewed a memorandum describing such duties that had been included in the materials circulated in anticipation of the special meeting;

•	the terms of the proposed merger agreement were reviewed in detail, including a comprehensive discussion of the deal protections and principles of Delaware law relating to such protections;

•	the Board of Directors discussed, evaluated and considered alternatives to the proposed merger, including executing WCA’s business strategy and remaining as an independent company;

•

the Board of Directors discussed potential sale and/or merger transactions which the Board of Directors previously evaluated and considered, including a discussion of three previous transactions described above that the Board of Directors had considered since 2008;

•

Imperial Capital furnished a preliminary financial analysis and discussed the bases pursuant to which Imperial Capital proposed to opine on the fairness, from a financial point of view, of the proposed consideration to be received by holders of WCA’s Common Stock in the proposed merger;

•

the change-in-control and tax gross-up payments payable to WCA officers in connection with the proposed merger were reviewed. The Board of Directors was informed that WCA’s Compensation Committee had approved certain matters in connection with the employment agreements of the four named executive officers of WCA and how those agreements would be treated in connection with the proposed merger;

•

the Board of Directors took into account that two members of the Board of Directors were elected by ACOF II pursuant to the terms of the Certificate of Designations for the Preferred Stock and that the terms of the proposed merger and the terms of the Preferred Stock required payment of the liquidation preference. The Board of Directors also took into account the implications of the ACOF II Stockholders Agreement and ACOF II’s obligation to vote their shares of WCA stock in the manner recommended by WCA’s Board of Directors. The Board of Directors determined such relationships did not represent a conflict of interest in connection with the approval of the proposed merger;

•

it was brought to the attention of the Board of Directors that the earn-out obligations WCA had pursuant to the agreement with Live Earth would survive the Merger. The Live Earth Stockholders, including Mr. Clark, a member of the Board of Directors, had negotiated an agreement with Waste Industries that provided for the managers of Live Earth to continue the management of the Live Earth assets acquired by WCA on December 31, 2009 during the earn-out period. The Board of Directors determined that the relationship of Mr. Clark to Live Earth and the existence of the earn-out and related agreements with Waste Industries did not represent a conflict of interest in connection with the approval of the proposed merger; and

•	WCA management discussed background information regarding Waste Industries and MIP, including a discussion of the Waste Industries going private transaction in 2008.

In addition, at the special meeting of the Board of Directors on December 6, 2011, the Board of Directors considered the compensation for non-employee directors for fiscal years 2011 and 2012. The non-employee directors had not been compensated in 2011 because WCA compensated directors in connection with each annual meeting of stockholders and the annual meeting was not held in 2011. The Board of Directors approved compensation to each non-employee director of $60,000 for 2011 and compensation of $50,000 for 2012, consisting of $30,000 for Board service and an additional $20,000 for the additional commitment required in connection with the proposed transaction.

On December 6, 2011, Wyrick and Andrews Kurth discussed certain provisions of the draft merger agreement including closing conditions, deal protection provisions, and covenants regarding Waste Industries’ proposed debt and equity financing. Wyrick then provided a revised draft of the merger agreement to all parties for review on December 7, 2011. Wyrick also provided comments to the draft of the Letter of Exceptions to

WCA. On December 7, 2011, Andrews Kurth met with WCA to discuss the revised merger agreement. Later on December 7, 2011, representatives of WCA and representatives of Waste Industries and MIP held a telephone conference to discuss matters relating to the merger agreement, including (i) the inclusion of a marketing period, (ii) HSR divestiture matters, (iii) closing conditions, (iv) Ohio change in ownership requirements, (v) the status of the Equity Partner’s equity commitment and (vi) the timing of change in control payments to executive officers. On December 8, 2011, members of WCA’s senior management and Andrews Kurth participated in a conference call with certain representatives of Waste Industries, MIP and Wyrick regarding the remaining open issues in the draft merger agreement.

On December 8, 2011, WCA held a special meeting of the Board of Directors at which (i) Mr. Fatjo, Jr. informed the WCA directors that Waste Industries had finalized its debt financing of the proposed merger consideration and received a commitment letter from the Company’s current bank group lead arranger, Comerica Bank; however, because discussions with the Equity Partner were not yet finalized, Waste Industries was requesting an extension of the exclusivity period to December 16, 2011 in order to allow it to finalize the equity commitment; and (ii) Mr. Fatjo, Jr. informed the Board of Directors that there had been no material changes in the terms of the proposed merger agreement since the previous Board meeting on December 6, 2011. Based on the reports of the financing efforts, the short extension requested, the time and effort invested in the process, and the progress of the negotiations and the status of the draft merger agreement, the Board of Directors unanimously approved the requested extension of the Waste Industries exclusivity period to December 16, 2011 to provide additional time to finalize the equity financing. Thereafter, WCA and Waste Industries entered into an amendment to the Exclusivity Agreement pursuant to which the exclusivity period was extended to December 16, 2011.

On December 8, 2011, Andrews Kurth provided a revised draft of the merger agreement to all parties for review. Material revisions to the draft merger agreement included revisions to (i) the actions the parties would take with respect to Ohio regulatory matters and the Senior Notes, (ii) the date on which closing would occur following the satisfaction or waiver of all conditions to closing and (iii) the actions Waste Industries would be required to take in the event the debt financing commitment was terminated prior to closing. On December 9, 2011, Wyrick provided a revised draft of the merger agreement to all parties for review that proposed certain revisions to the matters addressed in the December 8th Andrews Kurth draft.

On December 13, 2011, Mr. Mitchener called Messrs. Fatjo, Jr., Kruszka and Casalinova and informed them that efforts to reach an agreement with the Equity Partner on acceptable terms had reached an impasse. Mr. Mitchener indicated that MIP was still interested in proceeding with the acquisition of WCA, however, would seek to do so through the Investor Group, which are affiliate funds of MIP and Macquarie Infrastructure Partners I, in place of Waste Industries. The consideration to be paid to holders of WCA common stock in such a transaction would remain at $6.50 per share despite a reduced amount of potential operating synergies that would be realized by the Investor Group as opposed to Waste Industries. The merger consideration for the proposed transaction would be financed by an equity investment arranged by the Investor Group and an underwritten debt financing to be provided or arranged on substantially the same terms as the proposed Waste Industries merger. Following this telephone conference, Mr. Fatjo, Jr. called members of the WCA Board of Directors to update them regarding the recent developments to the proposed transaction.

On December 14, 2011, Mr. Mitchener met with Messrs. Fatjo, Jr., Kruszka, Casalinova and Fatjo, III at WCA’s offices in Houston, Texas to give WCA background regarding the decision of the Equity Partner not to participate in the proposed merger. Mr. Mitchener reiterated to WCA that MIP was prepared to proceed with the transaction through the Investor Group rather than through Waste Industries. Mr. Mitchener again noted that this structure would not provide the same advantages and synergies for the Investor Group that would have been available to Waste Industries but the revised structure nonetheless met the Investor Group’s investment objectives and profile for this asset class. Mr. Mitchener assured WCA management that the Investor Group would be in a position to enter into the merger agreement quickly with minimal changes from the agreement that had thus far been negotiated between WCA and Waste Industries. Later on December 13, 2011, Mr. Mitchener

called Mr. Fatjo, III and notified him that Comerica Bank had informed representatives of MIP that the revised transaction structure could cause a delay in providing a binding debt commitment and that the Investor Group was working on replacing it.

On December 14, 2011, Mr. Mitchener called Mr. Fatjo, Jr. to provide him with an update regarding the Investor Group’s equity and debt financing commitments. Despite the Investor Group, and not Waste Industries, pursuing the transaction, Mr. Mitchener then called Mr. Fatjo, III to discuss the previously discussed proposed sale of WCA’s North Carolina and South Carolina assets to Waste Industries. Later that day, a representative of the Investor Group called Messrs. Fatjo, Jr., Casalinova and Fatjo, III to provide a further update on the debt financing process and the likelihood that the Investor Group would utilize a debt commitment from Credit Suisse and an affiliate of Macquarie Capital consistent with the commitment letter from Credit Suisse provided to WCA on December 1, 2011 to fund the transaction instead of the Comerica Bank commitment that was preferred under the Waste Industries transaction, and that Credit Suisse and Macquarie Capital would be able to move quickly to allow the Investor Group to enter into the merger agreement. Also later that day, Mayer Brown, which was retained by the Investor Group to represent it in the proposed transaction, WCA and Andrews Kurth held a telephone conference to discuss the path forward with respect to the proposed transaction between WCA and the Investor Group.

On December 16, 2011, WCA entered into an Exclusivity Agreement with the Investor Group that provided for an exclusivity period through December 23, 2011.

On December 16, 2011, Mayer Brown provided a revised draft of the merger agreement to all parties for review. Among other changes, the revised merger agreement reflected changes due to the structural change to the transaction with a subsidiary owned by the Investor Group replacing an affiliate of Waste Industries as the acquiring entity. Additionally, representatives of the Investor Group provided WCA with a proposed timeline for the actions relating to WCA’s Senior Notes.

Also on December 16, 2011, representatives of the Investor Group held a telephone conference with representatives of WCA to discuss financial and due diligence questions that had arisen during the Investor Group’s review of the due diligence materials.

On December 17, 2011, Andrews Kurth and WCA met to discuss the revised merger agreement. Later on December 17, 2011, members of WCA’s senior management and Andrews Kurth participated in a conference call with certain representatives of the Investor Group and Mayer Brown regarding the proposed actions the parties would take following execution of the merger agreement with respect to WCA’s Senior Notes and comments received from Credit Suisse to the merger agreement. Andrews Kurth and Mayer Brown held an additional telephone conference later in the day to discuss the revised merger agreement.

On December 18, 2011, Andrews Kurth provided a revised draft of the merger agreement to all parties for review. Material revisions to the draft merger agreement included the divestiture actions that Parent would be required to take in connection with any regulatory approvals, actions Parent would be required to take to obtain alternative financing in certain circumstances, comments to the changes requested by Credit Suisse in connection with the debt financing, standstill matters and change in control payment matters. On December 18, 2011, Andrews Kurth provided a revised draft of the Letter of Exceptions to the merger agreement to Mayer Brown. Additionally, representatives of the Investor Group provided WCA with a timeline of the debt syndication process for the debt commitment from Credit Suisse and Macquarie Capital.

On December 19, 2011, Mayer Brown provided a revised draft of the merger agreement to all parties for review. Material revisions to the draft merger agreement included revisions to the actions the parties would take with respect to the Senior Notes, standstill matters, the timing of the change in control payments to WCA officers, and closing conditions relating to the debt financing.

On December 20, 2011, Andrews Kurth and Mayer Brown held a telephone conference to discuss the revised merger agreement. Andrews Kurth met with WCA to discuss merger agreement matters. Andrews Kurth then distributed a revised draft of the merger agreement to Mayer Brown for review.

On December 21, 2011, WCA held a special meeting of the Board of Directors, with members of WCA’s senior management and representatives of Andrews Kurth and Imperial Capital participating, to discuss the proposed merger agreement and to consider whether or not to approve it and recommend that WCA’s stockholders adopt the Merger Agreement and approve the Merger. Representatives of Andrews Kurth again reviewed with the Board of Directors its fiduciary duties in connection with the Merger and provided a detailed summary of the terms and conditions of the final proposed merger agreement. Imperial Capital delivered its opinion that, as of December 21, 2011, and based on various assumptions, qualifications and limitations described in such opinion, the consideration to be received in the Merger by the holders of Common Stock, was fair, from a financial point of view, to the holders of Common Stock. After considerable discussion among the participants to address questions from members of the Board of Directors, the Board of Directors, by unanimous vote (i) determined that the Merger Agreement and the Merger are fair to, and in the best interests of the stockholders of WCA, (ii) approved the Merger Agreement and the Merger, and (iii) declared the Merger Agreement advisable and determined to recommend that WCA’s stockholders vote in favor of the adoption of the Merger Agreement. The Investor Group furnished its equity commitment and obtained the debt commitment from Credit Suisse AG and certain of its affiliates and Macquarie Capital and certain of its affiliates, each of whom joined the debt commitment as additional financing parties, the Merger Agreement was executed by all parties and the execution of the Merger Agreement was announced in a joint press release by WCA and the Investor Group.

Recommendations of the Board of Directors; Reasons for the Merger

The Board of Directors

The Board of Directors, by unanimous vote at a meeting held on December 21, 2011, and after advice from its legal counsel and a presentation by its financial advisor, (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of the stockholders of WCA, (2) approved the Merger Agreement and the consummation of the transactions contemplated thereby, and (3) resolved to recommend that the holders of shares of Common Stock vote in favor of adoption of the Merger Agreement. In the course of reaching its recommendation, the Board of Directors considered a number of factors. The material factors are summarized below.

The Board of Directors viewed the following factors as being generally positive or favorable in coming to its determination and recommendation:

1.	The Merger would provide the holders of Common Stock with cash consideration of $6.50 per share, a price the Board of Directors viewed as fair in light of WCA’s historical and projected financial performance and historical trading prices of the Common Stock. In this regard, the Board of Directors considered that:

•	shares of Common Stock have historically been thinly traded, which has resulted in price volatility and illiquidity; and

•

$6.50 per share represents a 32.4% premium over the closing stock price on December 21, 2011, the last trading day before the public announcement of the Merger, a 3.7% premium over the highest trading price for the twelve months preceding the date of the Merger Agreement and a 115.9% premium over the lowest trading price for the twelve months preceding the date of the Merger Agreement.

2.	The preliminary presentation received by the Board of Directors from its financial advisor, Imperial Capital, delivered orally at the board meeting on December 21, 2011 and subsequently confirmed in writing pursuant to a written opinion on December 21, 2011, to the effect that, as of the date of its opinion, the cash Merger consideration of $6.50 per share of Common Stock to be received by the holders of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

3.	The Board of Directors’ belief that the $6.50 per share cash Merger consideration to be received by the holders of Common Stock represented the highest per-share consideration that could be negotiated with affiliates of Parent in light of (i) the premium and valuation comparisons reviewed and considered by the Board of Directors, (ii) the outcome of extensive discussions that had occurred between WCA and affiliates of Parent regarding the potential transaction and (iii) prior discussions with other interested potential buyers.

4.	The terms of the Merger Agreement provide, principally:

•	that obtaining financing is not a condition to Parent’s and Merger Sub’s obligation to close the Merger;

•

for the payment by Parent to WCA of a reverse break-up fee of $16.5 million plus expenses of up to $1 million in the event Parent breaches the Merger Agreement which causes a failure of a closing condition to be satisfied;

•

the Board of Directors may change or withdraw its recommendation in favor of the Merger and terminate the Merger Agreement if a Superior Proposal is received from a third party and the Board of Directors determines that the failure to so change or withdraw its recommendation would be inconsistent with the exercise of its fiduciary duties under applicable law; and

•

WCA may respond to certain unsolicited third-party acquisition proposals if the Board of Directors determines that the failure to do so would be inconsistent with the exercise of its fiduciary duties under applicable law.

5.	Holders of Common Stock who do not vote in favor of the adoption of the Merger Agreement or otherwise lose or waive their dissenters’ rights may exercise appraisal rights under Section 262 of the DGCL.

6.	The opportunity for the holders of Common Stock and Preferred Stock to receive cash for their shares, which, in the case of the Common Stock, has historically been characterized by small public float and limited trading volume, resulting in price volatility.

7.	By consummating the Merger and paying the holders of Preferred Stock an amount equal to the preferred stock liquidation preference as of closing, the Preferred Stock will not accrue additional payment-in-kind dividends after closing.

The Board of Directors considered the following factors to be generally negative or unfavorable in making its determination and recommendation:

1.	WCA stockholders will have no ongoing equity participation in WCA following the Merger and such stockholders will cease to participate in WCA’s future earnings or growth, if any, or to benefit from increases, if any, in the value of WCA’s stock and will not participate in any potential future sale of WCA to a third party or any potential recapitalization of WCA.

2.	The possibility that Parent could sell some or all of the Surviving Corporation or its assets to one or more purchasers at a valuation higher than that available to the holders of Common Stock in the Merger.

The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Board of Directors. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign specific weights to the factors considered in reaching its determination and recommendation. In addition, each of the members of the Board of Directors may have given differing weights to different factors. On balance, the Board of Directors believed that the positive factors discussed above outweighed the negative factors discussed above.

The Board of Directors considered the financial analyses and opinion of Imperial Capital as to the fairness, from a financial point of view, to the holders of Company Common Stock, of the Merger consideration payable by the Investor Group, among other factors, in reaching its determination regarding the fairness of the Merger. In determining the fairness of the Merger to WCA’s stockholders, the Board of Directors considered prior negotiations with other parties regarding potential transactions relating to the acquisition of WCA. The Board of Directors did not consider liquidation value in determining the fairness of the Merger to WCA’s stockholders because of its belief that liquidation value does not present a meaningful valuation for WCA and its business as WCA’s value is derived from the cash flows generated from its continuing operations rather than from the value of assets that might be realized in a liquidation. Accordingly, the valuation analyses presented by Imperial Capital to the Board of Directors, as described below in “—Opinion of Financial Advisor” were based on the operation of WCA as a continuing business, and, to that extent, such analyses could be characterized as forms of going concern valuations. The Board of Directors also did not consider net book value in determining the fairness of the Merger to WCA’s stockholders because of its belief that net book value does not present a meaningful valuation for WCA and its business as WCA’s value is derived from the cash flows generated from its continuing operations.

In considering the appropriateness and timing of approving the transaction between WCA and Parent, the Board of Directors considered the following factors:

•	WCA’s directors had at various times considered alternatives for maximizing stockholder value;

•

Although WCA’s financial performance over the last several years has been generally positive, execution of a successful “stay the course” approach that would deliver superior long-term value to WCA’s stockholders entails numerous risks and uncertainties, including:

•	whether WCA can continue successfully executing its acquisition strategy;

•	potential management succession issues;

•	WCA’s high level of debt compared to its industry peers, causing the Common Stock to trade at a lower multiple of EBITDA than many of its peers; and

•	persistently low trading volume and low public float in the Common Stock, notwithstanding positive financial performance.

In light of these considerations, the Board of Directors believed that a sale of WCA to Parent at the ultimately agreed offer price of $6.50 per share for the Common Stock and the amount in cash equal to the preferred stock liquidation preference as of the date of closing to be paid per share for the Preferred Stock represented the best available alternative to WCA’s stockholders.

The Board of Directors believes that sufficient procedural safeguards were and are present to ensure the fairness of the Merger and to permit the Board of Directors to represent effectively the interests of WCA’s stockholders. The Board of Directors believes that such procedural safeguards support its decision and provide assurance of the fairness of the Merger to WCA’s stockholders. The Board of Directors believes that the process it followed in making its determination and recommendation with respect to the Merger Agreement was fair because:

1.	The Board of Directors retained and was advised by Imperial Capital, its independent financial advisor. Imperial Capital provided an evaluation of the fairness of the $6.50 per share cash Merger consideration to be paid per share of Common Stock pursuant to the Merger Agreement.

2.	The Board of Directors was involved in extensive deliberations since the time of the submission of the Waste Industries proposal on September 19, 2011 until the execution of the Merger Agreement and was provided with full access to WCA’s management and documentation in connection with the due diligence conducted by its advisors.

3.	The Board of Directors, with the assistance of its legal and financial advisors, extensively negotiated with Parent and its representatives.

4.	The Board of Directors acted diligently in discharging its responsibilities, meeting on five separate occasions prior to execution of the Merger Agreement to consider the Proposal and related matters.

5.	The Merger Agreement allows the Board of Directors to entertain unsolicited proposals from third parties and to change or withdraw its recommendation in favor of the Merger and terminate the Merger Agreement if a Superior Proposal is received from a third party and the Board of Directors determines that the failure to so change or withdraw its recommendation would be inconsistent with the exercise of its fiduciary duties under applicable law.

6.	Subject to compliance with the procedures set forth in Section 262 of the DGCL, holders of Common Stock and holders of Preferred Stock will be entitled to appraisal rights in connection with the Merger, whereby such stockholders may receive the “fair value” of their shares in cash, exclusive of any element of value arising from the expectation or accomplishment of the Merger.

Financial Forecasts

The Company does not, as a matter of course, publicly disclose long-term forecasts or projections as to future performance, earnings, cash flows or other results beyond the current fiscal year. However, the Company provided certain unaudited, internal, non-public forecasts regarding the Company’s future operations as an independent company through the year ending December 31, 2014 (the “Financial Forecasts”) to Imperial Capital for use in Imperial Capital’s financial analyses, including those analyses used in delivering the fairness opinion described below. In addition, the Board of Directors was provided with such forecasts in connection with its consideration of the Merger Agreement and the Merger. We did not provide Waste Industries, the Investor Group or any of their representatives with the Financial Forecasts prior to the announcement of the Merger.

The Financial Forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the Securities Exchange Commission (the “SEC”), the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or U.S. GAAP. Neither the Company’s independent auditors, nor any other independent public accounting firm have compiled, examined, or performed any procedures with respect to the prospective financial information contained in the Financial Forecasts nor have they expressed any opinion or given any form of assurance with respect to such information or their reasonableness, achievability or accuracy. The inclusion of the Financial Forecasts herein will not be deemed an admission or representation by the Company that they are viewed by the Company as material information of the Company. None of the Company, the Company’s Board of Directors or any of their respective advisors or representatives has made or makes any representation regarding the information contained in the Financial Forecasts. The Financial Forecasts should not be regarded as an indication that the Company, the Company’s Board of Directors, or any of their respective advisors or representatives, considered, or now considers, them to be necessarily predictive of actual future results. The Financial Forecasts do not take into account any circumstances or events occurring after December 1, 2011 and we do not intend to update them to reflect circumstances after that date. The Company’s stockholders are cautioned not to place undue, if any, reliance on the Financial Forecasts included in this proxy statement for any purpose, including in deciding how to vote with respect to the proposals to be submitted at the Special Meeting.

The Financial Forecasts were based necessarily on the information prepared or provided by the Company using a variety of assumptions and estimates. The assumptions and estimates underlying the Financial Forecasts may not be realized and are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, all of which are difficult to predict and many of which are beyond the control of the Company. The assumptions and estimates used to create the information used in the Financial Forecasts involve judgments made with respect to, among other things, general economic conditions, market size and growth rates, market share, interest rates, inflation, future pricing, capital expenditures and operating expenses (including fuel and labor costs), all of which are difficult to predict. Among other things, the Financial Forecasts assume that economic conditions gradually recover, that the Company’s organic growth would track the growth of the general economy, that inflation would remain relatively level, that interest rates would remain flat until 2013 and rise modestly thereafter, that the Company does not make any acquisitions, that the Preferred Stock continues to accrue paid-in-kind dividends at the rate of 5% per annum through the periods covered, and that the Company’s Senior Notes remain outstanding to maturity. Based on the assumptions, the Financial Forecasts included computations of forecasted leverage ratios, including total leverage which was forecasted to decline from approximately 4.3x to 3.1x by the end of 2014. The Financial Forecasts also reflect assumptions as to certain business decisions that do not reflect any of the effects of the Merger, or any other changes that may in the future affect the Company or its assets, business, operations, properties, policies, corporate structure, capitalization and management as a result of the Merger or otherwise.

Accordingly, the Financial Forecasts constitute forward-looking information, and there can be no assurance that the assumptions and estimates used to prepare the information used in the Financial Forecasts will prove to be accurate, and actual results may materially differ. The Financial Forecasts cover multiple years and such information by its nature becomes less reliable with each successive year.

None of the Company or our affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of the Company compared to the information contained in the Financial Forecasts or that forecasted results will be achieved.

BY INCLUDING THE SUMMARY OF ITS INTERNAL FINANCIAL FORECASTS IN THIS PROXY STATEMENT, THE COMPANY UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL FORECASTS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL FORECASTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL FORECASTS ARE SHOWN TO BE IN ERROR OR CHANGE.

The Financial Forecasts for the fiscal years ending December 31, 2011 through 2014 that were presented by management to the Board of Directors are summarized below. All amounts (other than per share data and percentages) are expressed in millions of dollars.

	2011E	2012F	2013F	2014F
Revenue	$273.2	$276.3	$283.5	$290.9
EBITDA	$59.1	$63.1	$64.8	$66.6
EBITDA Margin	21.6%	22.8%	22.9%	22.9%
Depreciation and Amortization	$33.6	$34.3	$35.9	$36.9
EBIT	$25.5	$28.8	$28.9	$29.7
Interest Expense	($20.2)	($18.8)	($18.0)	($17.8)
Other Expense	($5.6)	—	—	—
EBT	($0.4)	$9.9	$10.9	$11.8
Provision for Taxes	$0.7	$4.2	$4.6	$5.0
Net Income (loss)	($1.0)	$5.8	$6.3	$6.9
Preferred Stock Dividends	$4.7	$5.0	$5.2	$5.5
Net Income Available to Common	($5.7)	$0.8	$1.1	$1.4

*	EBT refers to earnings (net income) before taxes.
**	EBIT refers to earnings (net income) before interest and taxes.
***	EBITDA refers to earnings (net income) before interest, taxes, depreciation and amortization.

Additionally, WCA management provided Imperial Capital with summary projections related to 2015 and 2016 for the purposes of Imperial Capital’s analysis in connection with the preparation of the fairness opinion described in “The Merger—Opinion of Financial Advisor.” Such projections were based on assumptions that, for each of 2015 and 2016, revenue growth would increase by 2.6%, depreciation and amortization expense would increase by $1.0 million, general and administrative expense would increase by $0.4 million and stock based compensation would increase by $0.01 million. The $5.6 million loss on sale of assets reflected for 2011 above was recorded with respect to a one time event; WCA assumed that no assets would be sold during the period covered by the forecasts.

Based on the assumptions described above, the forecast described in “Opinion of Financial Advisor—Discounted Cash Flow Analysis” reflects forecasted revenue for 2015 and 2016 of $298.5 million and $306.2 million, respectively. In addition, as more fully described in “Opinion of Financial Advisor—Discounted Cash Flow Analysis” Imperial Capital referred to “Adjusted EBITDA” and “EBIT” in its financial presentation. Such measures exclude (that is, add back) non-cash stock-based compensation expense. Adjusted EBITDA (referred to in the Imperial Capital presentation) was forecasted to be $71.7 million and $73.6 million for 2015 and 2016, respectively and EBIT (referred to in the Imperial Capital presentation) was forecasted to be $33.8 million and $34.7 million for 2015 and 2016, respectively. Our measures of “EBITDA” and “EBIT” do not exclude non-cash stock-based compensation expense and, accordingly, are lower than “Adjusted EBITDA” and “EBIT” as set forth in “Opinion of Financial Advisor—Discounted Cash Flow Analysis.”

Use of Non-GAAP Financial Measures and Reconciliation of GAAP to Non-GAAP Financial Measures

EBT, EBIT and EBITDA are non-GAAP financial measures, and as such are not substitutes for net income, which is the GAAP financial measure that is most closely comparable to EBT, EBIT and EBITDA. A reconciliation of net income to each of EBT, EBIT and EBITDA is set forth in the table below (all amounts are expressed in millions of dollars).

	2011E	2012F	2013F	2014F
Net Income (loss)	($1.0)	$5.8	$6.3	$6.9
Provision for Taxes	$0.7	$4.2	$4.6	$5.0
EBT	($0.4)	$9.9	$10.9	$11.8
Interest Income/(Expense)	($20.2)	($18.8)	($18.0)	($17.8)
Other Income/(Expense)	($5.6)	—	—	—
EBIT	$25.5	$28.8	$28.9	$29.7
Depreciation and Amortization	$33.6	$34.3	$35.9	$36.9
EBITDA	$59.1	$63.1	$64.8	$66.6

EBT, EBIT and EBITDA were used in the Financial Forecasts in order to provide a method for assessing the Company’s potential financial condition in the future. The Company believes that EBT, EBIT and EBITDA present an indication of the Company’s potential financial condition without the additional uncertainty that may be created by the inclusion of interest, taxes, depreciation and amortization, as applicable, which are particularly uncertain with respect to future periods. These measures are not presented in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Accordingly, the Company’s stockholders should not consider EBT, EBIT or EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP.

Opinion of Financial Advisor

The Board of Directors of WCA retained Imperial Capital to render an opinion as to the fairness of the Merger, from a financial point of view, for the benefit of the Board of Directors of WCA. On December 21, 2011, Imperial Capital rendered its oral opinion to the Board of Directors, subsequently confirmed in writing, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the price of $6.50 in cash per share of Common Stock, (the “Common Stock Merger Consideration”) is fair, from a financial point of view, to the holders of Common Stock in connection with the Merger.

The full text of Imperial Capital’s written opinion, dated December 21, 2011, which sets forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Imperial Capital in connection with its opinion is attached to this proxy statement as Appendix B and is incorporated into this proxy statement by reference. The description of Imperial Capital’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Imperial Capital’s written opinion attached as Appendix B. We encourage you to read Imperial Capital’s opinion and this section carefully and in their entirety.

Imperial Capital’s opinion was furnished to the Board of Directors for use and benefit of the Board of Directors in connection with its evaluation of the fairness, from a financial point of view, of the Common Stock Merger Consideration to the holders of Common Stock in connection with the Merger and does not address any other aspect of the Merger. Imperial Capital’s opinion does not constitute a recommendation as to how holders of the Common Stock should vote or act in connection with the Merger or any aspect thereof. Imperial Capital’s opinion does not address the merits of the underlying decision by WCA to engage in the Merger or the relative merits of any alternative transactions discussed by the Board of Directors. In addition, Imperial Capital expresses no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger or any class of such persons.

In arriving at its opinion, Imperial Capital made such reviews, analyses, and inquiries as it deemed necessary and appropriate under the circumstances. Imperial Capital, among other things:

•

Analyzed certain publicly available information of the Company that we deemed to be relevant to its analysis, including the Company’s annual reports on Form 10-K for the fiscal years ended December 31, 2008, 2009, and 2010 and quarterly reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

•	Reviewed certain internal financial forecasts and budgets for the Company prepared and provided by the Company’s management;

•	Held discussions with certain members of the Company’s management to discuss the Company’s operations and future prospects;

•	Reviewed certain publicly available research and analyst reports published by industry and equity analysts;

•	Reviewed public information with respect to certain other public companies with business lines and financial profiles which it deemed to be relevant;

•	Reviewed the implied financial multiples and premiums paid in merger and acquisition transactions which it deemed to be relevant;

•	Reviewed current and historical market prices of the Common Stock, as well as the trading volume and public float of the Common Stock;

•	Reviewed the draft Merger Agreement dated as of December 18, 2011; and

•

Conducted such other financial studies, analyses and investigations and took into account such other matters as it deemed necessary, including its assessment of general economic and monetary conditions.

In giving its opinion, Imperial Capital relied upon the accuracy and completeness of the foregoing financial and other information and did not assume responsibility for independent verification of such information or conduct or be furnished with any current independent valuation or appraisal of any assets of WCA or any appraisal or estimate of liabilities of WCA (including any contingent, derivative or off-balance sheet assets or liabilities). With respect to the Financial Forecasts, Imperial Capital assumed, with the consent of the Board of Directors, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of WCA as to the future financial performance of WCA. Imperial Capital also relied upon the assurances of management of WCA that it was unaware of any facts that would make the information or

Financial Forecasts provided to Imperial Capital incomplete or misleading. Imperial Capital assumed no responsibility for, and expressed no view as to, such Financial Forecasts or the assumptions on which they were based.

Imperial Capital’s opinion was based upon financial, monetary, economic, market and other conditions as they existed and could be evaluated on, and the information made available to Imperial Capital as of, the date of Imperial Capital’s written opinion and does not address the fairness of the Common Stock Merger Consideration as of any other date. These conditions have been and remain subject to extraordinary levels of volatility and uncertainty, and Imperial Capital expressed no view as to the impact of such volatility and uncertainty after the date of Imperial Capital’s written opinion to WCA or the contemplated benefits of the Merger. In rendering its opinion, Imperial Capital assumed, with the consent of the Board of Directors that (i) the final executed form of the Merger Agreement would not differ in any material respect from the draft that Imperial Capital examined, (ii) the parties to the Merger Agreement would comply with all the material terms of the Merger Agreement, and (iii) the Merger would be consummated in accordance with the terms of the Merger Agreement without any adverse waiver or amendment of any material term or condition thereof. Imperial Capital also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger would be obtained without any material adverse effect on WCA or the Merger and relied upon the management of WCA to advise Imperial Capital promptly if any information previously provided to Imperial Capital became inaccurate or was required to be updated during the period of its review.

Summary of Financial Analyses

The following is a brief summary of the material financial analyses performed by Imperial Capital and reviewed with the Board of Directors on December 21, 2011 in connection with Imperial Capital’s opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Imperial Capital’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Imperial Capital’s financial analyses.

Selected Comparable Trading Analysis

Imperial Capital reviewed and compared selected financial information for WCA with corresponding financial information and multiples for the companies considered by Imperial Capital to be relevant to WCA: publicly traded companies operating in the non-hazardous solid waste collection, treatment and disposal services industries (regardless of size) that operated predominately in the United States or Canada.

In its review of the selected companies, Imperial Capital considered, among other things, (i) market capitalization (computed using closing stock prices as of December 19, 2011), (ii) enterprise values, (iii) enterprise values as a multiple of revenue for the latest reported twelve-month period ended September 30, 2011, (iv) enterprise values as a multiple of earnings before interest, taxes, depreciation and amortization, or EBITDA, for the latest reported twelve-month period ended September 30, 2011 and estimated EBITDA for the 2011 and 2012 fiscal years and (v) enterprise values as a multiple of free cash flow, defined as EBITDA less capital expenditures, for the latest reported twelve-month period ended September 30, 2011. Financial data for the selected companies were based on the most recent available filings with the SEC and the Bloomberg consensus estimates. Financial data for WCA was based on the most recent available filings with the SEC and published Wall Street research and consensus estimates. Imperial Capital did not seek to verify, and takes no responsibility whatsoever for, such estimates. This analysis, together with other valuation techniques, indicated the following implied equity value per share ranges of WCA based on the selected company trading multiples applied to WCA’s (a) revenue for the latest twelve-month period ended September 30, 2011 and (b) adjusted EBITDA for the latest twelve-month period ended September 30, 2011 and estimated adjusted EBITDA for the

2011 and 2012 fiscal years. For the purposes of its analysis, Imperial Capital determined adjusted EBITDA by excluding charges related to the impairment of goodwill, M&A related costs, stock-based compensation, and gain on sale of assets. In addition, pro forma revenue and EBITDA included revenues and EBITDA for recently completed acquisitions for the selected companies and WCA. For the purposes of this analysis “free cash flow” or “FCF” is considered to be EBITDA less capital expenditures. The analysis indicated negative equity values based on free cash flow for WCA.

Name	Market Cap	Enterprise Value	EV/Revenue			EV/EBITDA			EV/FCF	Debt/LTM EBITDA
			LTM	2011P	2012P	LTM	2011P	2012P	LTM
Waste Management, Inc.	$14,323.8	$23,991.8	1.76x	1.76x	1.75x	6.9x	6.9x	6.8x	11.9x	2.8x
Republic Service, Inc.	9,804.7	16,765.5	2.05x	2.05x	2.01x	6.6x	6.7x	6.5x	10.4x	2.8x
Waste Connections, Inc	3,553.2	4,701.0	2.94x	2.87x	2.93x	8.9x	8.6x	8.8x	11.9x	2.2x
Progressive Waste Solutions Ltd.	2,214.8	3,514.5	1.94x	1.90x	1.83x	6.5x	6.5x	6.2x	9.5x	2.4x
Casella Waste Systems	158.3	620.7	1.30x	1.28x	1.24x	6.3x	5.8x	5.4x	16.5x	4.8x

	Implied Equity Value per Share
Based on	Low	High
Latest Twelve-Month Period Ended September 30, 2011 Pro Forma Revenue	$7.20	$8.38
Latest Twelve-Month Period Ended September 30, 2011 Adjusted Pro Forma EBITDA	$1.71	$4.37
2011 Estimated Adjusted Pro Forma EBITDA	$1.19	$3.83
2012 Estimated Adjusted EBITDA	$1.61	$4.39

Selected Comparable Transactions Analysis

Imperial Capital reviewed the financial terms, to the extent publicly available, of seven transactions involving the acquisition of companies Imperial Capital considered relevant to WCA. The selected transactions were concluded between January 1, 2008 and December 19, 2011 and involved U.S. based non-hazardous solid waste collection, treatment and disposal services companies and transaction values between $75 million and $1 billion in total consideration.

Imperial Capital reviewed the consideration paid in the selected transactions as a multiple of latest reported revenue for the latest twelve-month period and EBITDA for the latest twelve-month period prior to the transaction. The average multiple of revenue was 1.9x (excluding the high and low, 2.1x) and multiple of EBITDA was 8.2x (excluding the high and low, 8.1x); the median multiple of revenue was 2.1x revenue and the multiple of EBITDA was 8.4x:

Date Effective	Acquirer	Target	TV/LTM
			Revenue	EBITDA
07/28/11	Waste Management, Inc.	Oakleaf Waste Management, LLC	0.7x	5.4x
04/01/11	Waste Connections Inc.	Hudson Valley Waste Holding, Inc.	2.5x	7.8x
03/01/11	HarbourVest Partners, LLC; Pegasus Capital	FCR, Inc./Blue Mountain Recycling LLC	NA	9.3x
03/01/11	Swisher Hygiene Inc.	Choice Environmental Services, Inc.	2.0x	11.5x
07/02/10	IESI-BFC Ltd. (Progressive Waste Solutions Ltd.)	Waste Services, Inc.	2.0x	8.4x
04/01/09	Waste Connections Inc.	Republic Services, Inc., Certain Assets	2.3x	6.4x
05/09/08	Goldman Sachs Group and Macquarie Infrastructure Partners	Waste Industries USA Inc.	2.1x	8.8x

The following table provides a summary of the implied equity value per share range of WCA based on the selected transaction multiples applied to WCA’s pro forma revenue for the latest twelve-month period ended September 30, 2011 and adjusted pro forma EBITDA for the latest twelve-month period ended September 30, 2011 (as adjusted for the exclusion of charges related to the impairment of goodwill, M&A related costs, stock-based compensation, and gain on sale of assets):

	Implied Equity Value per Share
Based on	Low	High
Latest Twelve-Month Period Ended September 30, 2011 Pro Forma Revenue	$8.31	$9.49
Latest Twelve-Month Period Ended September 30, 2011 Adjusted Pro Forma EBITDA	$4.57	$7.23

Discounted Cash Flow Analysis

Imperial Capital performed a discounted cash flow analysis of WCA using forecasts for the period ranging from the beginning of fiscal year 2012 through the end of fiscal year 2016 (the “forecast period”) provided by WCA’s management or based on assumptions provided by and considered reasonable by WCA management. WCA’s estimated effective tax rate was assumed to be 42%. The discounted cash flow analysis was based on an assumed valuation date of December 31, 2011. Imperial Capital calculated the implied present values of free cash flows for WCA for the forecast period using discount rates ranging from 9.1% to 13.1% based on estimated weighted average cost of capital for WCA.

For the purposes of this analysis “Adjusted EBITDA” and “EBIT” exclude (that is, add back) non-cash stock-based compensation expense (WCA’s measures of “EBITDA” and “EBIT” include the impact of non-cash stock-based compensation expense as described in “Financial Forecast” above). “Unlevered Net Income” refers to EBIT less assumed tax expense. “Unlevered Free Cash Flow” refers to Unlevered Net Income plus depreciation and amortization expense, less capital expenditures and plus or minus changes in working capital.

	LTM 9/30/2011	2011E	2012E	2013E	2014E	2015E	2016E
Revenue	$263.3	$273.2	$276.3	$283.5	$290.9	$298.5	$306.2
Growth %	NA	3.8%	1.2%	2.6%	2.6%	2.6%	2.6%
Adjusted EBITDA	59.8	61.3	66.0	68.0	69.9	71.7	73.6
Margin %	22.7%	22.4%	23.9%	24.0%	24.0%	24.0%	24.0%
EBIT	27.5	27.6	31.7	32.1	33.0	33.8	34.7
Margin %	10.4%	10.1%	11.5%	11.3%	11.3%	11.3%	11.3%
Taxes	0.0	0.7	13.3	13.5	13.8	14.2	14.6
Tax Rate %	0.3%	8.8%	42.0%	42.0%	42.0%	42.0%	42.0%

Unlevered Net Income	$27.5	$27.0	$18.4	$18.6	$19.1	$19.6	$20.1
(+) Depreciation & Amortization	32.3	33.6	34.3	35.9	36.9	37.9	38.9
(-) Capital Expenditures	(36.4)	(30.8)	(29.8)	(36.1)	(33.5)	(35.8)	(36.7)
(+/-) Changes in Working Capital	(10.2)	(3.2)	0.3	(0.7)	(0.8)	(0.8)	(0.8)

Unlevered Free Cash Flow	$13.2	$26.6	$23.1	$17.7	$21.7	$20.9	$21.5

Imperial Capital calculated the implied present values of Unlevered Free Cash Flows for WCA for the forecast period using discount rates ranging from 10.1% to 12.1% based on estimated weighted average cost of capital for WCA. Imperial Capital calculated the terminal values for WCA based on multiples of 7.3x to 7.9x based on the average of the enterprise value of the latest twelve-month period ended September 30, 2011 to EBITDA multiples resulting from the selected comparable company trading analysis and selected comparable transactions analysis and applied to adjusted EBITDA for fiscal year 2016. The estimated terminal values were then discounted to implied present values using discount rates ranging from 10.1% to 12.1%. This analysis resulted in a range of implied equity values per share of Common Stock of approximately $5.62 to $7.99 as reflected in the shaded portion of the table below.

	Terminal EBITDA Multiple
	7.1x	7.3x	7.6x	7.9x	8.1x
WACC	Equity Value Per Share
9.1%	$7.04	$7.60	$8.17	$8.73	$9.29
10.1%	$6.36	$6.91	$7.45	$7.99	$8.53
11.1%	$5.73	$6.25	$6.77	$7.29	$7.81
12.1%	$5.12	$5.62	$6.12	$6.62	$7.12
13.1%	$4.54	$5.02	$5.50	$5.98	$6.46

Trading Prices/Volume and Analyst Estimates

Imperial Capital also considered:

•

WCA’s trading prices and volumes, the high and low trading prices for WCA over the one-year trading day range prior to December 19, 2011 was $3.41 to $6.27; the high and low trading prices for WCA over the three-year trading day range prior to December 19, 2011 was $1.51 to $6.27; the high and low trading prices for WCA over the five-year trading day range prior to December 19, 2011 was $1.51 to $9.06. During the one year period prior to December 19, 2011, 8.4 million shares traded, which represented 0.7x the public float; during the three year period prior to December 19, 2011, 19.0 million shares traded, which represents 1.6x the public float; and during the five year period prior to December 19, 2011, 44.3 million shares traded, which represents 3.7x the public float. During the one and three year periods ending prior to December 19, 2011, all of the shares traded below the offer price; during the five year period ending prior to December 19, 2011, over sixty-six percent of the shares had done so; and

•	analysts’ target estimates that implied a price per share of Common Stock of approximately $4.50 to $6.00.

Overview of Analyses; Other Considerations

The summaries set forth above do not purport to be a complete description of all the analyses performed by Imperial Capital in arriving at its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Imperial Capital did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Imperial Capital believes, and advised the Board of Directors, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying Imperial Capital’s opinion. In performing its analyses, Imperial Capital made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of WCA. The analyses performed by Imperial Capital are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of WCA, Imperial Capital or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by Imperial Capital and its opinion were among several factors taken into consideration by the Board of Directors in making their respective decisions to authorize WCA to enter into the Merger Agreement and should not be considered as determinative of such decision.

Imperial Capital’s opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on December 21, 2011. Any material change in such circumstances or conditions or any disclosure or discovery of, different circumstances and conditions after such date may have affected Imperial Capital’s opinion, but Imperial Capital does not have any obligation to update, revise or reaffirm its opinion.

Miscellaneous

Pursuant to a letter agreement dated October 28, 2011, the Board of Directors engaged Imperial Capital to render its opinion as to the fairness, from a financial point of view, in connection with the Merger. Under the terms of Imperial Capital’s engagement, WCA has paid Imperial Capital for its fairness opinion services for the benefit of the Board of Directors in connection with the Merger a fee of $250,000. In addition, WCA agreed to pay Imperial Capital’s reasonable and documented fees, disbursements and out-of-pocket expenses incurred, up to $5,000 in connection with services rendered and has agreed to indemnify Imperial Capital and related parties against any liabilities arising out of or in connection with advice or services rendered or to be rendered pursuant to the engagement letter agreement. No portion of Imperial Capital’s fee for the delivery of its opinion was contingent upon the conclusions reached in its opinion or the consummation of the Merger. Imperial Capital has never received any other fees from WCA.

The Board of Directors selected Imperial Capital as its advisor to render its opinion as to the fairness, from a financial point of view, in connection with the Merger based on its experience with merger transactions, including transactions in the waste industry. Imperial Capital is a nationally recognized investment bank and provides financial advisory services, securities trading, investment management, principal investment, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. Imperial Capital informed the Board of Directors that in the ordinary course of its business, Imperial Capital and its affiliates may actively trade the debt and equity securities of WCA for Imperial Capital’s own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. It also informed the Board of Directors that Ares Management LLC and its affiliates, holders of Preferred Stock, maintained an ownership interest of less than five percent in Imperial Capital Group, the parent company to Imperial Capital and that affiliates of Imperial Capital had also co-invested with affiliates of Ares Management LLC from time to time, and may do so in the future. In connection with the above-described services, Imperial Capital may receive and has received compensation. The issuance of this opinion was approved by an authorized committee of Imperial Capital.

Effects of the Merger

Ownership

If the Merger Agreement is adopted by WCA’s stockholders and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub will cease. Parent is indirectly owned by the Investor Group. The Company will be the Surviving Corporation in the Merger and will continue to be a Delaware corporation after the Merger. See “The Merger Agreement—Structure of the Merger.”

Directors and Management of the Surviving Corporation

The directors of Merger Sub prior to the Merger will be the initial directors of the Surviving Corporation following the Merger. The officers of Merger Sub immediately prior to the effective time of the Merger will, from and after the effective time of the Merger, be the officers of the Surviving Corporation.

The certificate of incorporation of the Surviving Corporation will be amended and restated to be in the form of the certificate of incorporation attached as Exhibit A to the Merger Agreement. The bylaws of the Surviving Corporation will be amended and restated to be in the form of the bylaws attached as Exhibit B to the Merger Agreement.

Primary Benefits and Detriments of the Merger; Certain Risks with Respect to the Transaction

As a result of the Merger, WCA will be a privately-owned company and there will be no public market for its Common Stock. Upon the completion of the Merger, Common Stock will be delisted from the NASDAQ Global Market. In addition, the registration of Common Stock under Section 12 of the Exchange Act will be terminated.

The primary benefits of the Merger to stockholders of WCA that will not have a continuing interest in the Surviving Corporation include the following:

•

The receipt by the holders of Common Stock of $6.50 per share in cash, representing a premium of 26.6% over the average closing price of Common Stock over the previous 12 months prior to the announcement of the execution of the Merger Agreement.

•	The avoidance of the investment risk of holding shares of Common Stock and Preferred Stock, which historically has been thinly traded, which has resulted in price volatility and illiquidity.

•	The avoidance of the risk associated with any possible decrease in the future revenues and free cash flow, growth or value of WCA following the Merger.

The primary detriments of the Merger to stockholders of WCA that will not have a continuing interest in the Surviving Corporation include the following:

•

Such stockholders will cease to have an interest in WCA and, therefore, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of WCA or payment of dividends on Common Stock or Preferred Stock, if any.

•

In general, the receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. As a result, a WCA stockholder who receives cash in exchange for all of such stockholder’s Common Stock or Preferred Stock in the Merger generally will be required to recognize taxable gain or loss as a result of the Merger for U.S. federal income tax purposes equal to the difference between the amount of cash received and such stockholder’s aggregate adjusted tax basis in such stock.

•

The possibility that WCA could, at a later date, engage in acquisitions or other transactions that create value, and that the stockholders of WCA that will not have a continuing interest in the Surviving Corporation will not participate in such value creation.

The Merger is subject to significant risks and uncertainties, some of which are described in the section titled “Special Meeting of Stockholders—Cautionary Statement Concerning Forward-Looking Statements” above. If the Merger is not consummated it could negatively impact the Company’s stock price, business, financial condition, results of operations or prospects. If the Merger is not consummated WCA may be required in certain circumstances to pay a termination fee and certain expenses of Parent as described in the section titled “The Merger Agreement—Termination Fee” below. The payment of the termination fee by the Company could have a material negative impact the Company. The Merger Agreement may also be terminated prior to the consummation of the Merger and Parent may be obligated to pay the Company a termination fee and certain of the Company’s expenses as described in the section titled “The Merger Agreement—Termination Fee” below. The termination fee and expenses paid to the Company by Parent in such circumstances may not adequately compensate the Company for the impact the termination of the Merger Agreement has on the Company’s stock price, business, financial condition, results of operations or prospects.

Interests of Certain Persons in the Merger

In considering the recommendations of the Board of Directors with respect to the Merger, WCA’s stockholders should be aware that certain officers and directors of WCA have interests in the Merger that are different from the interests of WCA’s stockholders in general.

The directors of WCA, Tom J. Fatjo, Jr., Jerome M. Kruszka, Richard E. Bean, Daniel J. Clark, Preston Moore, Jr., Roger A. Ramsey, Ryan Berry, Jeffrey S. Serota, and John V. Singleton, each own restricted shares of Common Stock, and, collectively, the directors own [—] restricted shares of Common Stock as of the record date. All restrictions on such shares will lapse immediately prior to the effective time of the Merger and shall be entitled to receive $6.50 in cash.

The members of the Board of Directors were aware of the interests of certain officer and the directors noted above and those described below in the proposed transactions when deciding to approve such transactions, as it was when deciding to recommend such approval to WCA’s stockholders. See “—Background of the Merger” and “—Recommendations of the Board of Directors; Reasons for the Merger.”

Directors Designated by Ares Corporate Opportunities Fund II, L.P.

ACOF II, as the sole owner of our Preferred Stock, is entitled to elect two members to the Company’s Board of Directors. Accordingly, ACOF II has elected Jeffrey S. Serota and Ryan Berry to the Board of Directors. Messrs. Serota and Berry have employment relationships with Ares Management LLC which indirectly controls the general partner of ACOF II. Upon the consummation of the Merger, as the holder of our Preferred Stock, ACOF II is entitled to the preferred stock liquidation preference with respect to such shares under our second amended and restated certificate of incorporation.

Payments in Connection with Termination Following a Change in Control.

The following describes potential payments payable to each of Tom J. Fatjo, Jr., our chief executive officer, Jerome M. Kruszka, our president and chief operating officer, Charles A. Casalinova, our senior vice president and chief financial officer, and Tom J. Fatjo, III, our senior vice president-finance and secretary, each a “Named Executive Officer” or “NEO”, upon termination of employment within 24 months following a change in control of us under their current employment agreements and our stock plans and other compensation programs. The employment of each NEO will be terminated upon the effective time of the Merger. The Merger constitutes a change in control as defined in each of the NEOs’ employment agreements. For purposes of the following summaries, dollar amounts are estimates based on the base annual salary of the NEOs as of January 1, 2012, benefits paid to the NEOs in fiscal year 2012 (and any prior years as applicable) and stock and option holdings of the NEOs as of January 1, 2012. The summaries assume a price per share of our common stock of $6.50 per share.

The change in control payments that will be owed to each NEO following the closing of the Merger shall be paid within thirty (30) days after termination, will be made in a lump sum cash payment equal to three times the sum of (i) the NEO’s annual base salary in effect immediately prior to the change in control and (ii) his average annual bonus pursuant to any annual bonus plan in effect as to any of the three consecutive calendar years ending immediately before the calendar year in which the last event triggering the right to the payment occurred. In addition, upon our change in control, all of the NEOS’ restricted shares of Common Stock that are unvested will automatically accelerate and become fully vested and will be converted into the right to receive the $6.50 per share Merger consideration.

If any payment or benefit under each NEO’S employment agreement is determined to be subject to the excise tax for “excess parachute payments” under U.S. federal income tax rules, such NEO is entitled to receive an additional amount to adjust for the incremental tax costs of those payments to him. However, if payments or the value of benefits due to a NEO following a change in control exceed three times such NEO’s average compensation over the previous five years (the “Excess Parachute Payment Limit”), and if the amount in excess of the Excess Parachute Payment Limit is less than 3% of such limit, the payments or benefits due such NEO shall be scaled back to an amount that is not in excess of the Excess Parachute Payment Limit such that the excise tax would not be due.

Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation that is based on or that otherwise relates to the Merger to which the NEOs are entitled under existing agreements with WCA. The employment of each NEO will be terminated upon the effective time of the Merger and each such NEO will be entitled to the amounts set forth on the table below. This compensation is referred to as “golden parachute” compensation. The “golden parachute” compensation payable by WCA to these individuals is subject to a non-binding advisory vote of WCA’s stockholders, as described under “Proposal Two—Advisory Vote on Golden Parachutes” beginning on page 80 of this proxy statement and assumes that the Merger will close on March 1, 2012, which is a date assumed solely for purposes of the calculations set forth in this table:

Name	Cash ($) (1)	Equity ($) (2)	Pension/ NQDC ($)	Perquisites/ Benefits ($) (3)	Tax Reimbursements ($)	Other ($)	Total ($)
Tom Fatjo Jr.	$3,127,661	$1,317,807	$0	$147,092	$1,640,672	$0	$6,233,232
Jerome M. Kruszka	$3,175,136	$1,321,231	$0	$77,460	$1,641,946	$0	$6,215,772
Charles A Casalinova	$2,406,120	$992,740	$0	$45,295	$1,248,434	$0	$4,692,590
Tom Fatjo, III	$2,406,120	$992,740	$0	$45,568	$1,267,270	$0	$4,711,698

(1)	This amount is equal to three times the sum of such NEO’s 2012 base salary and his average annual bonus over the prior three calendar years plus 50% of his 2012 maximum management incentive plan bonus.
(2)	Includes the number of unvested restricted shares of Common Stock held by each NEO, all of which will immediately vest upon the Merger, and the number of shares that would have been granted and vested in the three years following the Merger pursuant to the terms of the employment agreements between the Company and each NEO. The value is computed based on the Merger consideration for the Common Stock.
(3)	This amount includes three times the sum of such NEO’s estimated life insurance premiums and COBRA payments for 2012.

Options and Restricted Shares of Common Stock

The Company will cause the exercise date of outstanding options under the Company Stock Plan to be accelerated so that such option may be exercised in full for a limited period of time prior to, but contingent upon the occurrence of, the effective time of the Merger, after which all unexercised options shall terminate. There are no outstanding options that have an exercise price of $9.50 or less, so the Company does not anticipate that any options will be exercised.

All restrictions on shares of Common Stock issued as restricted shares of Common Stock pursuant to the Company Stock Plan will lapse immediately prior to the effective time of the Merger and shall be entitled to receive $6.50 in cash.

Indemnification of Directors and Officers

The Merger Agreement provides that until the sixth anniversary of the effective time of the Merger, the Surviving Corporation will provide to current and former directors and officers of WCA or any WCA subsidiary the right to indemnification, advancement of expenses and exculpation provided for them in the constituent documents of WCA and the WCA subsidiaries on terms no less favorable as in effect on the date of the Merger Agreement for acts and omissions occurring prior to the closing of the Merger, including the transactions described in the Merger Agreement.

The Merger Agreement provides that Parent will cause the Surviving Corporation to indemnify to the fullest extent permissible under the law the current and former directors and officers of WCA or any WCA subsidiary against claims and expenses arising our of acts or omissions as a director or officer prior to the effective time of the Merger.

The Merger Agreement provides that the Surviving Corporation will maintain, until the sixth anniversary of the effective time of the Merger, officers’ and directors’ liability insurance and fiduciary liability insurance covering WCA’s current and former officers and directors at the effective time of the Merger, on terms with respect to coverage and amounts no less favorable than those of the applicable policies in effect on the date of the Merger Agreement, with respect to matters occurring prior to the effective time of the Merger, to the extent that such coverage can be maintained at an annual cost to the Surviving Corporation of not greater than 250% of the annual premium for such insurance policies last paid by WCA prior to December 21, 2011, and, if such tail coverage cannot be so maintained at such cost, providing as much of such insurance coverage as can be so maintained at a cost equal to 250% of the last annual premium for WCA’s insurance policies.

Management Discussions

Parent and Merger Sub have indicated that they may want the Surviving Corporation to engage one or more of the NEOs to remain with the Surviving Corporation in some capacity. However, no decision has been made or formal negotiations undertaken with respect to the terms (including compensation or equity awards) or the scope of any such arrangement. Parent has also indicated that it expects to retain other operating personnel, but has not formally announced its plans with respect to such personnel.

Earnout Obligations

WCA has certain earn-out obligations pursuant to an agreement with Live Earth that will survive the Merger. The Live Earth Stockholders, including Mr. Clark, a member of the Board of Directors, have negotiated an agreement that would provide for the managers of Live Earth to continue the management of the Live Earth assets acquired by WCA on December 31, 2009 during the earn-out period.

Material United States Federal Income Tax Considerations

General

The following discussion summarizes certain anticipated material U.S. federal income tax consequences of the Merger that may be relevant to U.S. holders (as defined below) who hold their Common Stock or Preferred Stock as a capital asset for U.S. federal income tax purposes (generally, assets held for investment) and who, or that, are for U.S. federal income tax purposes (each, a “U.S. holder”):

•	an individual who is a citizen or resident of the United States (including certain former citizens and former long-term residents);

•	a corporation, or other entity taxable as a corporation for U.S. federal tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income taxation regardless of its source; or

•

a trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This discussion is based on the Code, Treasury regulations promulgated thereunder, court decisions, published rulings of the Internal Revenue Service, or the IRS, and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. No opinions from tax counsel have been sought or received with respect to any of the tax consequences discussed below, and no rulings have been sought or are expected to be sought from the IRS, with respect to any of the tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to U.S. holders in light of their particular circumstances or to U.S. holders who may be subject to special treatment under U.S. federal income tax laws, such as tax-exempt organizations, foreign persons or entities, S corporations or other pass-through entities, financial institutions, insurance companies, broker-dealers, persons who hold Common Stock or Preferred Stock as part of a hedge, straddle, wash sale, synthetic security, conversion transaction, or other integrated investment comprised of Common Stock or Preferred Stock and one or more investments, persons whose “functional currency” (as defined in the Code) is not the U.S. dollar, and persons who acquired Common Stock or Preferred Stock in compensatory transactions. In addition, this discussion does not address the United States federal income tax consequences to any person that will own directly, indirectly, or constructively shares of WCA capital stock following the Merger. Further, this discussion does not address any aspect of state, local, or foreign taxation and does not address the tax consequences of the Merger under U.S. federal tax law other than income tax law.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of Common Stock or Preferred Stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Persons that are partners in partnerships holding Common Stock or Preferred Stock are urged to consult their tax advisors regarding the tax consequences of the Merger to them.

THIS SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE MERGER. WE URGE EACH U.S. HOLDER TO CONSULT WITH ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE MERGER IN LIGHT OF ITS OWN SITUATION.

The Merger

The exchange of shares of Common Stock or Preferred Stock for the cash consideration pursuant to the Merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder who receives the cash consideration in exchange for shares of Common Stock or Preferred Stock pursuant to the Merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (not including any proceeds attributable to declared and unpaid dividends) and the U.S. holder’s adjusted tax basis in the shares of Common Stock or Preferred Stock exchanged. Any recognized gain or loss generally will be capital gain or loss, and any such capital gain or loss will be long-term if, as of the date of Merger, the stockholder has held the shares of Common Stock or Preferred Stock for more than one year or will be short-term if, as of such date, the stockholder has held the shares of Common Stock or Preferred Stock for one year or less. The amount and character of gain or loss will be determined separately for each share or block of shares (that is, shares acquired at the same cost in a single transaction) exchanged for the cash consideration pursuant to the Merger. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

U.S. holder’s will generally be subject to information reporting and possibly backup withholding with respect to the amount of cash received in the Merger unless they provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules is not an additional tax and may be refunded or credited against a U.S. holder’s federal income tax liability, so long as the required information is furnished to the IRS.

The foregoing discussion is for general information only and not intended to be legal or tax advice to any particular stockholder. The tax consequences of the Merger to any particular stockholder will depend on that stockholder’s particular situation. Stockholders should consult their own tax advisor to determine the specific tax consequences of the Merger, including a stockholder’s tax basis and holding period with respect to a particular share of Common Stock or Preferred Stock, tax return reporting requirements, the applicability of U.S. federal, state, local, and foreign tax laws, and the effect of any proposed change in the tax laws to them.

Financing of the Merger

Parent estimates that the total amount of funds necessary to complete the Merger, including to refinance, if necessary, existing debt of the Company, is approximately $526 million. Parent will also be required to pay certain additional amounts for change in control payments, financing costs, and other fees and expenses. This amount is expected to be provided through a combination of:

•

up to $320 million in new equity financing from the Investor Group (which includes approximately $20 million from Waste Industries as pre-funded purchase price consideration in connection with the Surviving Corporation’s sale of certain subsidiaries of the Company (or assets thereof) with operations in North Carolina and South Carolina immediately following closing), and

•	up to $345 million of new debt financing (only $265 million of which may be used to fund acquisition costs).

Pursuant to the Merger Agreement, Parent is obligated to use its reasonable best efforts to obtain the financing described below. WCA is obligated to provide, and cause its subsidiaries to provide, all cooperation reasonably requested by Parent in connection with the financing, including by providing information relating to WCA, participating in meetings, drafting sessions, and due diligence sessions in connection with the financing, assisting in the preparation of certain documents for the financing, reasonably cooperating with the marketing and syndicating efforts for the financing, and other matters ancillary to the financing that are reasonably requested by Parent. In the event that any portion of the financing becomes unavailable on the terms and conditions in the commitment letters, Parent is obligated to use its reasonable best efforts to arrange alternative financing on terms and conditions no less favorable to Parent, Merger Sub and WCA.

The following arrangements are intended to provide the necessary financing for the Merger. As of the date of this proxy statement, the Investor Group may consider alternative financing plans; provided, however that the Investor Group may not extend the effective time of the Merger to pursue such alternative financing plans.

Equity Financing

Parent has received the Equity Commitment Letter from the Investor Group, pursuant to which, immediately prior to the effective time of the Merger subject to the conditions described below, MIP II US and MIP II International have committed to contribute their pro rata portion of up to an aggregate of $320 million in cash to Parent in connection with the Merger.

The foregoing obligations of each of MIP II US and MIP II International are subject to the conditions that (i) the proceeds of the Facilities, on substantially the same terms as the Debt Commitment Letter, are to be funded to WCA subject only to WCA receiving the equity contributions from the Investor Group and (ii) the conditions to the obligations of the parties to the Merger Agreement are satisfied or waived by WCA and Parent in accordance with the Merger Agreement. The equity commitments may not be amended or modified except by a written agreement signed by all of the parties to each such agreement.

Debt Financing

Parent has entered into the Debt Commitment Letter with Credit Suisse and Macquarie, pursuant to which, and subject to specified conditions set forth therein, Credit Suisse and MIHI have committed to provide (i) a revolving credit facility of $50 million in the aggregate, as such amount may be increased to up to $70 million in the aggregate (provided that such facility may not be used to fund acquisition costs) and (ii) a term loan facility of up to $275 million in the aggregate (provided that only up to $265 million of such amount is available to fund acquisition costs), for the purpose of financing the Merger, repaying certain existing indebtedness of WCA and its subsidiaries, paying fees and expenses incurred in connection with the Merger and providing ongoing working capital and for other general corporate purposes of the Surviving Corporation and its subsidiaries. The size of the term loan facility will be reduced to the extent that any Senior Notes remain outstanding. The documentation governing the Facilities has not been finalized and, accordingly, the actual terms of the Facilities may differ from those described in this proxy statement.

The commitment of the lenders to provide the Facilities are subject to satisfaction or waiver of various conditions, including:

•	There shall not have occurred a Company Material Adverse Effect (as defined in the Merger Agreement) since December 31, 2010.

•

The Merger is consummated, or substantially simultaneously with the initial borrowings, shall be consummated in accordance with the terms of the Merger Agreement, without giving effect to any modifications, amendments, consents or waivers thereto that are material and adverse to the lenders.

•	The Merger Agreement shall be reasonably satisfactory to Credit Suisse Securities (USA) LLC (as lead arranger) in consultation with Macquarie Capital.

•	The representations and warranties made by WCA and its subsidiaries in the Merger Agreement shall be true and correct.

•	The Investor Group shall have made the equity contribution of at least $300 million to Parent.

•

All third party indebtedness for borrowed money of the Company, other than any Senior Notes that will remain outstanding following closing, shall have been refinanced, or substantially simultaneously with the initial borrowings, shall be refinanced.

•

The sale of certain subsidiaries of the Company with operations in North Carolina and South Carolina to Waste Industries USA, Inc. for purchase price consideration of $20 million payable in cash at closing is consummated, or substantially simultaneously the initial borrowings, shall be consummated in accordance with the terms disclosed to Credit Suisse Securities (USA) LLC.

•

Credit Suisse Securities (USA) LLC and Macquarie Capital (as lead arrangers) shall have received (i) audited financial statements of the Company for the three most recently completed fiscal years and (ii) unaudited financial statements for each subsequent fiscal quarter ended at least 45 days before closing.

•

Credit Suisse Securities (USA) LLC and Macquarie Capital (as lead arrangers) shall have received consolidated pro forma balance sheets and income statements of Parent for the 12 month period ending on the last day of the most recently completed four fiscal quarter period ended at least 45 days before closing (or, if such fiscal quarter is the last quarter of the fiscal year, ended at least 90 days before closing), prepared after giving effect to the Merger.

•

Guarantees of the senior credit facility by Parent and each of its domestic subsidiaries shall have been executed, or substantially simultaneously with the initial borrowings, shall be executed and delivered.

•

All documents required to create and perfect Credit Suisse AG’s (in its capacity as administrative agent) first priority security interest in the collateral shall have been executed, or substantially simultaneously with the initial borrowings, shall be executed and delivered.

•

At least five days prior to the funding date, Credit Suisse AG and MIHI (in their capacities as initial lenders) shall have received all documentation about the Surviving Corporation and Parent as has been reasonably requested and is required by regulatory authorities.

•	The execution and delivery of the definitive documentation of the senior credit facility.

•

The execution and delivery of customary legal opinions, evidence of authorization, officer’s certificates, good standing certificates and a solvency certificate of the chief financial officer of the Surviving Corporation.

•	The running of the 20 business day marketing period.

•	All fees and expenses have been paid.

•	Completion by the lenders of “know your customer” and related checks with respect to the Company and the guarantors.

Sale of Certain Subsidiaries

Immediately following the consummation of the transactions described in the Merger Agreement, Waste Industries will acquire certain subsidiaries of the Company (or assets thereof) with operations in North Carolina and South Carolina for purchase price consideration of $20 million payable in cash prior to closing. Such cash will be used by the Investor Group to fund the Merger; provided, however, that the equity financing commitment provided by the Investor Group is sufficient to fund the obligations of Parent at the effective time of the Merger should such sale not occur.

Delisting and Deregistration of Common Stock

If the Merger is completed, our Common Stock will be delisted from the NASDAQ Global Market and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our Common Stock.

Stockholder Litigation Relating to the Merger

On December 29, 2011, a putative stockholder class action complaint related to the Merger Agreement was filed by a purported stockholder of WCA in the District Court of Harris County, Texas. The lawsuit alleges that Board of Directors of WCA, WCA, MIP II US and MIP II International violated applicable law by directly breaching and/or aiding and abetting the other defendants’ breaches of their fiduciary duties of loyalty, due care, candor, independence, good faith and fair dealing. Among other remedies sought, the lawsuit seeks to enjoin the proposed Merger, unless and until the Company adopts and implements a procedure or process to obtain a merger agreement providing the highest possible value for stockholders and disclose all material information to stockholders about the Merger. WCA believes the complaint is without merit and intends to contest the lawsuit vigorously.

Certain Regulatory Matters

Ohio EPA Approvals and Draft Permit

Parent is required to provide the Ohio Attorney General and the Director of the Ohio EPA not less than 180 days prior notice of the change in ownership of the Sunny Farms Landfill, which notice was filed on January 19, 2012. Parent’s consummation of the change in ownership of Sunny Farms Landfill, as contemplated by the Merger, with notice of less than 180 days requires a waiver from the Director of the Ohio EPA, which waiver was requested on January 19, 2012.

The Company is required to obtain a draft or preliminary permit modification issued by the Ohio EPA (which the Company has applied for and expects to obtain and which shall initiate the public hearing process) for the proposed non-contiguous lateral expansion of the Sunny Farms Landfill, as contemplated by the application for the lateral expansion of Sunny Farms Landfill, LLC, Permit No. 03-6324, as initially filed in October 2008 and as amended. The Company has applied for the permit, which has initiated the public hearing process. The Company believes that it will be able to obtain the draft permit, though there can be no assurances that it will do so.

HSR Act and Antitrust

The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and the rules promulgated under the HSR Act by the Federal Trade Commission (the “FTC”), which prevent transactions such as the Merger from being completed until required information and materials regarding the Merger are furnished to the United States Department of Justice (the “DOJ”), and the FTC for review, and the applicable review period is terminated or expires. The HSR Act requires the parties to observe a 30-day waiting period, during which time the Merger may not be consummated, unless that initial 30-day waiting period is terminated early. If, before the expiration of the initial 30-day waiting period, the Antitrust Division of the DOJ or the FTC issues a request for additional information, the parties may not consummate the Merger until 30 days after the Company and Parent have each substantially complied with such request for additional information (unless the period is shortened pursuant to grant of early termination). On January 18, 2012, WCA filed the requisite Pre-Merger Notification and Report Forms under the HSR Act with the DOJ and the FTC. Please note, however, that the DOJ, the FTC or others may challenge the Merger on antitrust grounds notwithstanding the expiration of the review period. Accordingly, after the completion of the Merger, any of the DOJ, the FTC or others could take action to challenge the Merger under antitrust laws, including without limitation seeking to rescind the Merger or requiring divestiture of certain assets of the Surviving Corporation. We cannot assure you that a challenge to the Merger will not be made or that, if a challenge is made, it will not prevail.

Other Regulatory Matters

The Merger may be subject to certain regulatory requirements of other municipal, state, federal and foreign governmental agencies and authorities. We are currently working to evaluate and comply in all material respects with these requirements, as appropriate, and do not currently anticipate that they will hinder, delay or restrict completion of the Merger.

Estimated Fees and Expenses

Under the terms of the Merger Agreement, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring or required to incur such expenses, except that the Company must pay to Parent the reasonable, out-of-pocket documented expenses incurred by Parent or Merger Sub or on their behalf up to a maximum of $1 million (this amount is in addition to any termination fee owed by the Company to Parent pursuant to the Merger Agreement), under the following circumstances:

•	After the date of execution of the Merger Agreement, the Company withdraws or modifies its recommendation as a result of receiving a Superior Proposal;

•

After the date of execution of the Merger Agreement, (i) the Merger is not consummated by the End Date or the special meeting has concluded and the stockholder approval shall not have been obtained and (ii) the Company has not previously paid a termination fee with respect thereto, and a person who has made, or publicly disclosed or announced, an qualifying Alternative Proposal after the date of the Merger Agreement but prior to such termination shall have entered into a definitive agreement with the Company within twelve (12) months after such termination;

•

After the date of execution of the Merger Agreement, the Company’s Board of Directors changes its recommendation or a tender or exchange offer that would constitute an Alternative Proposal is commenced and the Company’s Board of Directors fails to recommend against acceptance of such tender or exchange offer following a request to do so by Parent within five (5) business days following such request by Parent; or

•	Parent terminates the Merger Agreement because of the failure of certain representations or warranties of the Company to be true and correct and the failure cannot be cured prior to the End Date.

Parent must pay to the Company the reasonable, out-of-pocket documented expenses incurred by the Company or on its behalf up to a maximum of $1 million (this amount is in addition to any termination fee owed by Parent to the Company pursuant to the Merger Agreement), under the following circumstances:

•

The Company terminates the Merger Agreement because Parent has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (A) would result in a failure of a closing condition and (B) cannot be cured by the earlier of 30 days after written notice thereof and the End Date;

•

The Company terminates the Merger Agreement because a court of competent jurisdiction determines that Parent failed to consummate the Merger despite an obligation under the terms of the Merger Agreement to do so;

•

The Company terminates the Merger Agreement because all of the mutual closing conditions, as well as the conditions to Parent’s obligation to close, remain satisfied, and either (A) Parent provides the Company written notice that it is unwilling to consummate the Merger or (B) the Merger shall not have been consummated within one (1) business day following the date the closing should have occurred and the Company stood ready, willing and able to consummate the transactions contemplated by the Merger Agreement on that date and the Company had given Parent written notice on or prior to such date, irrevocably confirming that fact;

•

The Company or Parent terminates the Merger Agreement at any time if a Financing Failure occurs on or after the date of the Merger Agreement despite Parent’s satisfaction of its financing obligations, provided that Parent shall not be entitled to terminate if it has breached in any material respect its obligations under the Merger Agreement; or

•

The Company or Parent terminates the Merger Agreement where the closing conditions are satisfied (other than those conditions that by their nature are to be satisfied at the closing) on or before the End Date and, despite Parent’s exercise of reasonable best efforts, Parent has not received the proceeds from the financing on or before the closing date following the satisfaction of such conditions, provided that Parent shall not be entitled to terminate if it has breached in any material respect its obligations under the Merger Agreement.

Imperial Capital has provided certain financial advisory services to the Board of Directors in connection with the Merger. WCA has paid Imperial Capital compensation for certain services and WCA has reimbursed Imperial Capital for all reasonable out-of-pocket expenses incurred by them, including the reasonable fees and expenses of legal counsel, and agreed to indemnify Imperial Capital against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws. See “—Opinion of Financial Advisor” for more information about Imperial Capital’s compensation.

The following is an estimate of fees and expenses to be incurred by WCA, in connection with the Merger:

[—]

Dissenters’ Rights of Stockholders

If you do not vote for the adoption of the Merger Agreement at the Special Meeting and otherwise comply with the applicable statutory procedures of Section 262 of the Delaware General Corporation Law, or “DGCL,” summarized in this proxy statement, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, stockholders must follow the steps summarized below properly and in a timely manner.

Section 262 of the DGCL is reprinted in its entirety as Appendix C to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix C. All references in Section 262 of the DGCL and this section to “stockholder” are to the record holder of the shares of our Common Stock and Preferred Stock as of the record date as to which appraisal rights are asserted. This discussion and Appendix C should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein could result in the loss of appraisal rights. Any stockholder considering making a demand for appraisal is advised to consult legal counsel because the failure strictly to comply with the procedures required by Section 262 of the DGCL could result in the loss of appraisal rights.

Under Section 262 of the DGCL, any stockholder who does not wish to accept the $6.50 per share Merger consideration for his, her or its shares may elect to exercise appraisal rights. If the Merger is consummated, you are entitled to exercise appraisal rights and obtain payment of the “fair value” for your shares, exclusive of any element of value arising from the expectation or accomplishment of the Merger. Notwithstanding the foregoing, pursuant to the ACOF II Stockholders Agreement the Merger is a fundamental transaction and therefore ACOF II is contractually obligated to vote all of its shares of our voting stock at any stockholder meeting in the manner recommended by the Board of Directors. As a result, ACOF II, as the sole holder of Preferred Stock, will not be entitled to exercise its dissenters’ right with respect to the Merger.

Under Section 262 of the DGCL, when a Merger is submitted for approval at a meeting of stockholders, as in the case of the Merger Agreement, not less than 20 days prior to the Special Meeting, WCA must notify each of our stockholders who was such on the record date for notice of the Special Meeting that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice.

In order to exercise appraisal rights effectively, you, as a record holder, must satisfy each of the following primary requirements, in addition to complying with the other requirements of Section 262 of the DGCL:

•	you must hold shares in WCA as of the date you make your demand for appraisal rights and continue to hold shares in WCA through the effective date of the Merger;

•	you must deliver to WCA a written notice of your demand of payment of the fair value for your shares prior to the taking of the vote at the Special Meeting; and

•	you must not have voted in favor of adoption of the Merger Agreement.

Strict compliance with Section 262 of the DGCL is required in order to perfect appraisal rights. You will receive no further notices from us regarding your appraisal rights.

A demand for appraisal will be sufficient if it reasonably informs WCA of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Common Stock or Preferred Stock, as applicable. If you sign and return a proxy card that does not contain voting instructions, or submit a proxy by Internet or telephone that does not contain voting instructions, you will effectively waive your appraisal rights because such shares represented by the proxy will, unless the proxy is properly revoked, be voted for the adoption of the Merger Agreement. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or to abstain from voting on the adoption of the Merger Agreement. Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the Merger Agreement will of itself constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

The address for purposes of making an appraisal demand is:

WCA Waste Corporation

One Riverway, Suite 1400

Houston, Texas 77056

Attention: Secretary

Only a holder of record of shares of our Common Stock or Preferred Stock, or a person duly authorized and explicitly purporting to act on his, her or its behalf, is entitled to assert an appraisal right for the shares registered in his, her or its name. Beneficial owners who are not record holders and who wish to exercise appraisal rights are advised to consult with the appropriate record holders, such as a broker, promptly to determine the appropriate procedures for the making of a timely appraisal demand. A record holder, such as a broker, who holds shares of our Common Stock or Preferred Stock as a nominee for others, may exercise appraisal rights with respect to the shares of our stock, as applicable, held for one or more beneficial owners, while not exercising such rights for other beneficial owners. In such a case, the written demand should set forth the number of shares as to which the demand is made. Where no shares of our stock are expressly mentioned, the demand will be presumed to cover all shares of our stock held in the name of such record holder.

A demand for appraisal should be signed by or on behalf of the stockholder exactly as the stockholder’s name appears on the stockholder’s stock certificates or, in the case of shares held in book-entry form, stockholder registry with our transfer agent and should specify the stockholder’s name and mailing address and the number of shares registered in the stockholder’s name and must state that the stockholder intends thereby to demand appraisal of such shares. A demand for the appraisal of shares of our Common Stock or Preferred Stock owned of record by two or more joint holders, as in a joint tenancy or tenancy in common, must identify and be signed by or for all of the holders. An authorized agent, including an agent for two or more joint holders, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. A demand for appraisal signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity must so identify the persons signing the demand.

An appraisal demand may be withdrawn by a former stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party within 60 days after the effective date of the Merger, in a withdrawal that is in writing and delivered to the Surviving Corporation, or thereafter only with our written approval. Upon withdrawal of an appraisal demand, the former stockholder will be entitled to receive the per share Merger consideration in respect of his, her or its shares, without interest and subject to any applicable withholding taxes. After this period, a stockholder may not withdraw his, her or its demand for appraisal without our written consent.

If we complete the Merger, we will give written notice of the effective date of the Merger within 10 days after the effective date of the Merger to each of our former stockholders who did not vote in favor of the adoption of the Merger Agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective date of the Merger, but not later, either the Surviving Corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery (the “Delaware Court”) demanding a determination of the value of such stockholder’s shares, with a copy served on the surviving corporation in the case of a petition filed by a dissenting stockholder. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective date of the Merger, a stockholder’s right to appraisal will cease and he or she will be entitled to receive the per share Merger consideration referred to above for his, her or its shares pursuant to the Merger Agreement, as if he, she or it had not demanded appraisal of his, her or its shares. We have no present intent to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or initiate any negotiations with respect to the fair value of the shares of our stock. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective date of the Merger, any dissenting stockholder who has complied with the provisions of Section 262 of the DGCL up to that point may receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which we have received demands for appraisal, and the aggregate number of holders of those shares. A person who is the beneficial owner of shares held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from the Surviving Corporation the statement described in the previous sentence. The surviving corporation must mail this statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262 of the DGCL, whichever is later.

If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days after such service, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court, the Delaware Court is empowered to conduct a hearing on such petition and to determine which dissenting stockholders are entitled to an appraisal of their shares. The Delaware Court may require dissenting stockholders who hold stock represented by certificates to submit their certificates representing shares for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court is empowered to dismiss the proceedings as to any dissenting stockholder who does not comply with this request. Accordingly, dissenting stockholders are cautioned to retain their share certificates, pending resolution of the appraisal proceedings.

After determination of the dissenting stockholders entitled to an appraisal, the Delaware Court will appraise the shares held by such dissenting stockholders at their fair value as of the effective date of the Merger, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be fair value. When the value is so determined, the Delaware Court will direct the payment by the Surviving Corporation of such value, with interest thereon if the Delaware Court so determines, to the dissenting stockholders entitled to receive the same, upon, as applicable, surrender to the surviving corporation by such dissenting stockholders of the certificates representing such shares, or, in the case of holders of uncertificated shares, forthwith. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment.

In determining fair value, the Delaware Court will take into account all relevant factors. In Weinberger v. UOP, Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger with respect to the future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

Stockholders should be aware that the fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the per share Merger consideration to which they are entitled. We make no representation as to the outcome of any appraisal of fair value as determined by the Delaware Court. Moreover, we do not anticipate offering more than the Merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of our stock is less than the applicable per share Merger consideration referred to above for such shares. In addition, stockholders should be aware that investment banking opinions as to the fairness from a financial point of view of the Merger consideration payable in a Merger are not necessarily opinions as to “fair value” under Section 262 of the DGCL.

The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Each dissenting stockholder is responsible for his, her or its attorneys’ and expert witness expenses, although, upon application of a stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal. Determinations by the Delaware Court are subject to appellate review by the Delaware Supreme Court.

No appraisal proceedings in the Delaware Court shall be dismissed as to any dissenting stockholder without the approval of the Delaware Court, and this approval may be conditioned upon terms which the Delaware Court deems just; provided, however, that the foregoing statement shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the effective date of the Merger.

From and after the effective date of the Merger, former holders of our Common Stock and holders of our Preferred Stock, including those who have demanded appraisal rights as set forth in Section 262 of the DGCL, are not entitled to vote their shares for any purpose and are not entitled to receive payment of dividends or other distributions on the shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger).

If you properly demand appraisal of your shares of Common Stock or Preferred Stock under Section 262 of the DGCL and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares will be deemed to have been converted on the effective date of the Merger into the right to receive the per share Merger consideration referred to above with respect to such shares in accordance with the Merger Agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the Merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective date of the Merger will require written approval of the Surviving Corporation.

The foregoing discussion is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the applicable provisions of Section 262 of the DGCL, which is set forth in Appendix C to this proxy statement and incorporated by reference herein. A stockholder who wishes to exercise appraisal rights should carefully review the foregoing description and the applicable provisions of Section 262 of the DGCL. Any stockholder considering demanding appraisal is advised to consult legal counsel because the failure strictly to comply with the procedures required by Section 262 of the DGCL could result in the loss of appraisal rights.

THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement, a copy of which is attached as Appendix A to this proxy statement. The provisions of the Merger Agreement are extensive and not easily summarized. You should read the Merger Agreement because it, and not this proxy statement, is the legal document that governs the Merger.

Additional information about WCA may be found elsewhere in this proxy statement and WCA’s other public filings. See “Where You Can Find More Information” beginning on page 89.

Structure of the Merger

At the closing of the Merger, Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Parent, will merge with and into the Company and the separate corporate existence of Merger Sub will cease. Parent is indirectly owned by Macquarie Infrastructure Partners II U.S., L.P. and Macquarie Infrastructure Partners II International, L.P. The Company will be the Surviving Corporation in the Merger and will continue to be a Delaware corporation after the Merger. The certificate of incorporation of the Company will be amended to be in the form of the certificate of incorporation attached as Exhibit A to the Merger Agreement. The bylaws of Merger Sub will be in the form attached as Exhibit B to the Merger Agreement.

The directors of Merger Sub immediately prior to the closing of the Merger will, from and after the closing of the Merger, be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and bylaws of the Surviving Corporation or until their earlier death, resignation or removal. The officers of Merger Sub immediately prior to the effective time of the Merger will, from and after the effective time of the Merger, be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and bylaws of the Surviving Corporation or until their earlier death, resignation or removal.

Closing

Unless the parties otherwise agree, the closing shall occur no later than fifteen (15) business days following the day on which the last to be satisfied or waived of the closing conditions set forth in Article 6 of the Merger Agreement is satisfied or waived; provided, however, that Parent or Merger Sub shall not be required to effect the closing on or before the date that is 50 business days after the date on which the Company first files the proxy statement with the SEC. Notwithstanding the foregoing, in the event the conditions relating to the Ohio draft permit or HSR approval are delayed beyond the date on which the Company and Parent currently anticipate such conditions shall be satisfied then the Company and Parent shall negotiate in good faith for a reasonable extension of the fifty (50) business day period above to account for such delay. The Merger will become effective at the time, which we refer to as the effective time of the Merger, when the parties to the Merger file the certificate of merger with the Secretary of State of the State of Delaware or any later time as the parties agree and specify in the certificate of merger.

Merger Consideration

Each share of Common Stock issued and outstanding immediately prior to the effective time (other than any shares owned, directly or indirectly, by Merger Sub immediately prior to the effective time or held by the Company or any of its subsidiaries immediately prior to the effective time and any shares held by dissenting stockholders, if any) of the Merger shall thereupon be converted automatically into the right to receive $6.50 in cash. Each share of Series A Preferred Stock issued and outstanding immediately prior to the effective time (other than any shares held by dissenting stockholders) shall thereupon be converted automatically into the right to receive an amount in cash equal to the preferred stock liquidation preference as of the date of closing. As of [—], 2012 the preferred stock liquidation preference was $[—] per share of Preferred Stock. In accordance with the Certificate of Designations governing the Preferred Stock, the holder of Preferred Stock is entitled to receive payment-in-kind dividends at a rate per share of 5% per annum, which amount (to accrue daily and compound quarterly) is added to the preferred stock liquidation preference of each share of Preferred Stock and will continue to accrue until the day prior to the date of closing.

All restrictions on shares of Common Stock issued as restricted shares of Common Stock pursuant to the Company Stock Plan will lapse immediately prior to the effective time and such shares shall be deemed to be Common Stock and shall be entitled to receive $6.50 in cash.

The Company will cause the time at which each outstanding option to purchase the Common Stock granted to any employee or director under the Company Stock Plan may be exercised to accelerate so that such option may be exercised in full for a limited period of time prior to, but contingent upon the occurrence of, the effective time of the Merger, after which all unexercised options shall terminate. There are no outstanding options that have an exercise price of $9.50 or less, so the Company does not anticipate that any options will be exercised

All shares of Common Stock that are owned by Merger Sub immediately prior to the effective time of the Merger will be automatically cancelled without payment. All shares of Common Stock held by the Company or its subsidiaries will also be automatically cancelled without payment.

Each share of Common Stock of Merger Sub will be converted into one share of Common Stock of the Surviving Corporation.

Effect of the Merger on the Common Stock and Certain Other Securities of WCA and Merger Sub

Common Stock and Preferred Stock

At the effective time of the Merger:

•

Each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held directly or indirectly by Merger Sub immediately prior to the effective time of the Merger, shares held by WCA or its subsidiaries, and shares of Common Stock held by dissenting stockholders) will be converted into the right to receive a cash payment of $6.50.

•

Each share of Preferred Stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive an amount in cash equal to the preferred stock liquidation preference as of the date of closing. As of [—], 2012 the preferred stock liquidation preference was $[—] per share of Preferred Stock. In accordance with the Certificate of Designations governing the Preferred Stock, the holder of Preferred Stock is entitled to receive payment-in-kind dividends at a rate per share of 5% per annum, which amount (to accrue daily and compound quarterly) is added to the preferred stock liquidation preference of each share of Preferred Stock and will continue to accrue until the day prior to the date of closing.

•

All shares of Common Stock that are owned by Merger Sub immediately prior to the effective time of the Merger will be automatically cancelled without payment. All shares of Common Stock held by WCA or its subsidiaries will also be automatically cancelled without payment.

•	Each share of Common Stock of Merger Sub will be converted into one share of Common Stock of the Surviving Corporation.

Restricted Shares of Common Stock

All restrictions on shares of Common Stock issued as restricted shares of Common Stock pursuant to the Company Stock Plan will lapse immediately prior to the effective time and will be deemed Common Stock and be entitled to receive the cash Merger consideration of $6.50.

Payment for Common Stock and Other Securities in the Merger

As promptly as practicable after the effective time of the Merger, Parent shall deposit, or cause to be deposited, with the a paying agent to be selected by Parent, in trust for the benefit of holders of Company capital stock and stock options, cash in an amount sufficient to permit payment of the Merger consideration for all shares of Common Stock, Preferred Stock, stock options and restricted shares of Common Stock.

As soon as reasonably practicable after the effective time and in any event not later than five (5) business days following the effective time of the Merger, Parent will cause the paying agent to mail to each holder of record of shares of Company capital stock whose shares were converted into Merger consideration, a letter of transmittal and instructions for use in effecting the surrender of all certificates representing shares of Company capital stock or book entry shares held by such record holder in exchange for the Merger consideration. You should not send in your certificates representing shares of Company capital stock until you receive the letter of transmittal.

In the event of a transfer of ownership of shares of Company capital stock that is not registered in the transfer or stock records of the Company, payment for any cash to be paid upon compliance with the procedures described above may be paid to such a transferee if the applicable letter of transmittal is presented to the paying agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates or book-entry shares.

The Surviving Corporation, Parent and the paying agent will be entitled to deduct, withhold, and pay to the appropriate taxing authorities, any applicable taxes from the Merger consideration. Any sum that is withheld and paid to a taxing authority by the paying agent will be deemed to have been paid to the person with regard to whom it is withheld.

At the effective time of the Merger, the stock transfer books of WCA will be closed, and there will be no further registration of transfers on the Surviving Corporation stock transfer books of shares of Common Stock that were outstanding immediately prior to the effective time of the Merger. If, after the effective time of the Merger, certificates are presented to the Surviving Corporation for transfer, they will be canceled and exchanged for the Merger consideration.

Any portion of the payment fund held by the paying agent not distributed to the holders of Common Stock one year following the effective time of the Merger will be delivered to the Surviving Corporation, and after such transfer, any stockholders of WCA who have not properly surrendered their stock certificates may look only to the Surviving Corporation for payment of the Merger consideration.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the Merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by the paying agent or by Parent, you will have to post an indemnity agreement or a bond in a reasonable amount as an indemnity to protect the Surviving Corporation against any claim that may be made against it with respect to that certificate.

Representations and Warranties

The Merger Agreement contains representations and warranties made by the Company to Parent and Merger Sub, and representations and warranties made by Parent and Merger Sub to the Company, which are subject to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the Merger Agreement. In particular, the representations that the Company made are qualified by a confidential exceptions letter that the Company delivered to Parent and Merger Sub concurrently with the signing of the Merger Agreement.

The representations and warranties made by each of the Company, Parent and Merger Sub relate to, among other things:

•	organization, existence and good standing (including, as to the Company, with respect to its subsidiaries);

•

power and authority to execute and deliver the Merger Agreement and ancillary agreements and to perform its respective obligations under such agreements and to complete the transactions contemplated by such agreements;

•

the absence of certain conflicts, including certain conflicts with organizational documents and law, the absence of any breach or event of default under any contract, and the absence of any required governmental approvals other than those specified in the Merger Agreement, in each case arising out of the execution, delivery and performance of the Merger Agreement; and

•	the absence of any fees owed to brokers or investment bankers in connection with the Merger, other than those specified in the Merger Agreement.

The Merger Agreement also contains representations and warranties of the Company as to, among other things:

•

the capitalization of the Company and the absence of preemptive rights or other rights to purchase or acquire equity securities of the Company or any of its subsidiaries, other than those specified in the Merger Agreement;

•	the completeness and accuracy of the Company’s filings with the SEC and the compliance of the Company’s financial statements with U.S. GAAP;

•	the Company’s disclosure controls and procedures and internal control over financial reporting;

•	the payment by the Company and its subsidiaries of taxes and the filing of tax returns;

•	the Company’s employee benefit plans and other agreements with its employees;

•	the absence of certain undisclosed liabilities;

•	the stockholder vote necessary to approve the Merger;

•	compliance with applicable law and permits;

•	compliance with applicable environmental laws and regulations;

•	the Company or its subsidiaries owns or has licensed all intellectual property used in their respective businesses as currently conducted;

•

the Company or its subsidiaries owns and has good title to all of their owned real property and good title to all of their personal property, and has valid leasehold interests under enforceable leases in all of its leased properties;

•	the inapplicability of or an exemption from anti-takeover laws to the Merger or the Merger Agreement;

•	the Company and its subsidiaries maintain insurance covering their properties, operations, personnel and business;

•	the absence of certain business practices of the Company or any of its subsidiaries, including no violations of the Foreign Corrupt Practices Act of 1977;

•	the opinion of the Board of Directors’ financial advisor;

•	absence of certain changes or events that would result in a material adverse effect;

•	absence of investigations or litigation that would result in a material adverse effect;

•	certain information regarding the Company’s material contracts; and

•	the exclusiveness of the Company’s representations and warranties in the Merger Agreement as the only representations and warranties made by or on its behalf in connection with the Merger.

The Merger Agreement also contains representations and warranties of Parent and Merger Sub as to, among other things:

•	Parent’s ability to finance the Merger;

•	the absence of any previous business activities by Merger Sub other than in connection with the transactions contemplated by the Merger Agreement;

•	neither Parent nor Merger Sub beneficially owns shares of capital stock of the Company representing more than 5% of the outstanding shares of capital stock of the Company; and

•

the exclusiveness of Parent’s and Merger Sub’s representations and warranties in the Merger Agreement as the only representations and warranties made by or on their behalf in connection with the Merger.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “material adverse effect” clause. For purposes of the Merger Agreement, “material adverse effect” with respect to the Company means any effect that is or would reasonably be expected to be materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operation of the Company and its subsidiaries; provided, however, that no adverse effect resulting from certain specified matters, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been or would be, a material adverse effect, including:

•

any change in general economic, business, financial, credit or market conditions that do not disproportionately affect the Company and its subsidiaries relative to other participants in the waste collection and disposal industry in the United States;

•

any action taken by the Company to comply with its obligations under the Merger Agreement (other than in compliance with the “Agreements Related to the Conduct of the Business” listed in the “Merger Agreement—Covenants and Agreements”);

•

any occurrence generally affecting the waste collection and disposal industry that does not disproportionately affect the Company and its subsidiaries relative to other participants in the waste collection and disposal industry in the United States;

•

any change in U.S. GAAP or applicable law that does not disproportionately affect the Company and its subsidiaries relative to other participants in the waste collection and disposal industry in the United States;

•

any act of terrorism, war, national disaster or any national or international calamity affecting the United States that does not disproportionately affect the Company and its subsidiaries relative to other participants in the waste collection and disposal industry in the United States;

•

any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period (provided the underlying causes of such failure may constitute or be taken into account in determining whether there has been, or would be, a material adverse effect);

•

any change in the price or trading volume of the Common Stock (provided the underlying causes of such failure may constitute or be taken into account in determining whether there has been, or would be, a material adverse effect);

•

any effect attributable to the announcement, performance or pendency of the Merger Agreement or the transactions contemplated thereby, including, without limitation, any loss of employees or customers resulting from the publication of the Merger Agreement or the identity of Parent or any of its affiliates as the acquirer of the Company;

•	any failure by the Company or its affiliates to obtain clearance under the HSR Act in connection with the transactions contemplated by this Agreement; or

•

any action taken by the Company at the written request of Parent or any of its affiliates, or any action mutually agreed to in writing by the parties to the Merger Agreement that, if taken without the consent of Parent, would have been prohibited by the terms of the Merger Agreement.

Covenants and Agreements

Agreements Related to the Conduct of Business

The Merger Agreement provides that, subject to certain exceptions or as consented to in writing by Parent, during the period from the signing of the Merger Agreement to the effective time of the Merger, the Company, among other things, will, and will cause its subsidiaries to, conduct their respective businesses in the ordinary course and use its reasonable best efforts to preserve intact its business organization and to retain its key officers and key employees and take no action that would reasonably be expected to impair or delay the ability of the Company, Parent or Merger Sub from obtaining approvals of any regulatory agency required for the Merger Agreement, and, except as previously disclosed to Parent, will not, without the prior consent of Parent:

•	adjust, split, combine or reclassify any capital stock or otherwise amend the terms of its capital stock or other equity interests;

•

make, declare or pay any dividend, other than dividends on the outstanding shares of Preferred Stock payable in kind by virtue of an increase in the stated value of such shares pursuant to the Certificate of Designations, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or other equity interests or any securities or obligations convertible into or exchangeable for any shares of its capital stock or other equity interests, except (A) in connection with cashless exercises or similar transactions pursuant to the exercise of stock options issued and outstanding under the Company Stock Plan, (B) required tax withholding in connection with the exercise of Company stock options and the vesting of restricted shares of Common Stock, and (C) forfeitures of Company stock options and restricted shares of Common Stock;

•	grant any person any right to acquire any shares of its capital stock or other equity interests;

•

issue any additional shares of capital stock or other equity interests except (A) pursuant to the exercise of stock options issued under the Company Stock Plan, (B) shares issuable upon conversion of any shares of Company Preferred Stock in accordance with the Certificate of Designations or (C) shares issuable pursuant to certain Company agreements;

•	sell, transfer, mortgage, encumber or otherwise dispose of, by merger of otherwise, any properties or assets having a value in excess of $2.0 million in the aggregate;

•

make any investment or material acquisition of another person or business, whether by purchase of stock or securities, contributions to capital, property transfers, or purchases of property or assets having a value in excess of $2.0 million in the aggregate;

•	make any capital expenditure not included on the Company’s 2012 capital expenditure budget provided to Parent;

•

incur, assume, guarantee, or become obligated with respect to, any debt, greater than $280 million in the aggregate (excluding intercompany debt), or any debt which contains covenants or other terms that restrict the Merger or that are inconsistent with the financing commitments, except for (A) any debt incurred to pay change-in-control payments to officers of the Company, or (B) any debt incurred or to pay any costs or expenses incurred by the Company in connection with, or any amounts necessary to settle any stockholder litigation against the Company and/or its directors or officers relating to the Merger;

•

enter into, renew, extend, amend or terminate (A) any contract which if entered into prior to the date of the Merger would be a material contract, other than any contract relating to indebtedness that would not be prohibited in the Merger Agreement, and then only in the ordinary course of business of the Company or its subsidiaries consistent with past practice, or (B) any contracts not in the ordinary course, involving the commitment or transfer of value in excess of $1 million in the aggregate in any 12 month period;

•

enter into, amend or terminate any material reinsurance, coinsurance, modified coinsurance or any similar contract, whether as reinsurer or reinsured, not in the ordinary course of the business of the Company or its subsidiaries;

•

except to the extent required by law or by contracts in existence as of the date of the Merger Agreement, (A) increase the compensation or benefits of any of its employees, directors, managers, officers, consultants, independent contractors or service providers, (B) pay any pension, severance or retirement benefits not required by any existing plan or agreement to any such employees, officers, directors, consultants, independent contractors or service providers, (C) enter into, amend, alter, adopt, implement or otherwise commit itself to any compensation or benefit plan, program, policy, arrangement or agreement including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan, policy, arrangement or agreement or employment or consulting agreement with or for the benefit of any employee, officer, director, manager, consultant, independent contractor or service provider, or (D) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company benefit plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by U.S. GAAP or applicable law;

•

waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $1 million in the aggregate, or otherwise pay, discharge or satisfy any claims, liabilities or obligations in excess of such amount, in each case;

•	amend or waive any provision of, or modify, the Company’s charter documents or its subsidiaries’ charter documents;

•

take or omit to take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of the Merger Agreement;

•

enter into any “non-compete” or similar agreement that would materially restrict the businesses of the Surviving Corporation or its subsidiaries or that would restrict the businesses of Parent or its affiliates (excluding the Surviving Corporation and its subsidiaries) or take any action that may impose new or additional regulatory requirements on Parent or any affiliate of Parent (excluding the Surviving Corporation and its subsidiaries);

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity;

•

implement or adopt any material change in its existing underwriting, claim handling, loss control, investment, actuarial or tax or financial accounting principles, practices or methods, other than as required by U.S. GAAP, applicable law or regulatory guidelines;

•

(A) enter into any closing agreement with respect to material taxes, (B) settle or compromise any material liability for taxes, (C) make, revoke or change any material tax election, (D) file or surrender any claim for a material refund of taxes, (E) file any amended tax return involving a material amount of taxes, (F) prepare any tax returns in a manner which is not consistent in all material respects with the past practice of the Company and its subsidiaries, or (G) fail to withhold, accrue or pay when due any payroll taxes and penalties;

•

enter into any new, or materially amend or otherwise materially alter any current, affiliate transaction or transaction which would be an affiliate transaction if such transaction occurred prior to the date of the Merger Agreement;

•	enter into any contract related to the sale, transfer, grant or license of any rights in landfill gas and related assets; or

•	agree to do any of the foregoing.

Investigation

The Company must give Parent reasonable access during normal business hours, during the period prior to the effective time of the Merger, to all of its books and records, facilities, personnel, management reports and other information.

No Solicitation of Competing Proposals

Upon the execution of the Merger Agreement, the Company agreed to immediately cease any existing solicitations, discussions or negotiations regarding any Alternative Proposal (defined below) or intention to make an Alternative Proposal. Additionally, the Company agreed that, except as permitted below, it would not:

1.	initiate, solicit or encourage any inquiries, proposals or offers with respect to the making of an Alternative Proposal;

2.	engage or participate in any negotiations concerning an Alternative Proposal;

3.	provide any non-public information relating to the Company in connection with an Alternative Proposal;

4.	have any discussions with any person relating to an Alternative Proposal or otherwise encourage or facilitate any effort to attempt to make, implement or complete an Alternative Proposal;

5.	adopt, endorse or recommend any Alternative Proposal;

6.	adopt, endorse or recommend or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal; or

7.	amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement, unless the Board of Directors determines in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable law.

However, during the Window-Shop Period and thereafter, but prior to the approval of the Merger Agreement by the Company’s stockholders, with respect to Excluded Persons (defined below), the Company may, in response to an unsolicited written Alternative Proposal, engage in the activities listed in numbers 2 through 4 above; provided that no non-public information may be furnished before the Company shall have obtained from the person making such Alternative Proposal a confidentiality agreement on terms and conditions that are no less favorable in the aggregate to the Company than those contained in the confidentiality agreement executed by the Company and Parent.

After the expiration of the Window-Shop Period, but prior to the approval of the Merger Agreement by the Company’s stockholders, the Company will not engage in the activities listed above, except that the Company may engage in activities listed in numbers 2 through 4 above with respect to unsolicited Alternative Proposals as to which the Company’s Board of Directors makes a prior in good faith and after consultation with its outside legal counsel and financial advisors, that such Alternative Proposal could reasonably be expected to lead to a Superior Proposal and that failing to engage in such activities with respect to such Alternative Proposal would violate the Board of Directors’ exercise of its fiduciary duties under applicable Law.

In response to an Alternative Proposal, the Company may (A) recommend such Alternative Proposal to its stockholders or withdraw, amend or modify its recommendation that the Company’s stockholders adopt the Merger Agreement and (B) if the Company’s Board of Directors so chooses, cause the Company to terminate this Agreement but only if prior to taking any such action described in clause (A) or (B) of this paragraph, (x) the Board of Directors determines in good faith after consultation with its financial advisors and outside legal counsel that such Alternative Proposal is a Superior Proposal (taking into account any adjustment to the terms and conditions of the Merger proposed by Parent in response to such Alternative Proposal), and (y) the Company shall have given notice to Parent, within 24 hours of receipt thereof, that the Company has received such Superior Proposal, attaching a copy of such Superior Proposal, and specifying the identity of the person making such Superior Proposal and informing Parent that the Company intends to terminate the Merger Agreement in accordance with the terms hereof and negotiate in good faith with Parent during the three (3) business day period following delivery of such notice to make such revisions to the terms and conditions of this Agreement as would permit the Board of Directors not to withdraw, amend or modify its recommendation to the Company’s stockholders that they adopt the Merger Agreement; provided, that in the event the person making a Superior Proposal revises such Superior Proposal in response to revisions proposed by Parent, the Company shall notify and provide a copy to Parent such revised Superior Proposal within 24 hours of receipt thereof and Parent and the Company shall enter into a negotiation period during the two (2) Business Day period following delivery of such revised Superior Proposal to Parent.

“Alternative Proposal” means (A) any proposal or offer from any person or group of persons other than Parent or one of its subsidiaries for a merger, consolidation, business combination, share exchange, recapitalization, reorganization, dissolution, liquidation or other similar transaction involving the Company, (B) any proposal for the issuance by the Company of over 25% of the Common Stock or other equity securities or (C) any proposal or offer to acquire in any manner, directly or indirectly, (1) over 25% of the Common Stock or other equity securities of the Company or (2) assets of the Company and its subsidiaries (including securities of subsidiaries) equal to 25% or more of the Company’s consolidated assets or to which 25% or more of the Company’s revenues or earnings on a consolidated basis are attributable, in each case other than the Merger.

“Excluded Person” means any person or group of persons (including their affiliates) from whom the Company has received during the Window-Shop Period a written Alternative Proposal that the Board of Directors, in good faith during the Window-Shop Period and after consultation with its outside counsel and financial advisors, is reasonably likely to lead to a Superior Proposal. A person or group of persons shall cease to be an Excluded Person when the ultimate equityholder(s) of such person or group, including the ultimate equityholder(s) of any affiliates of such person or group, following the Window-Shop Period, cease to provide (directly or indirectly) at least 50% of the equity financing (measured by voting power and value) of such person or group.

“Superior Proposal” means any Alternative Proposal (with the percentages set forth in the definition of such term changed from 25% to 50%), that in the good faith determination of the Board of Directors, after consultation with its outside legal counsel and financial advisors and after taking into account relevant legal, financial, regulatory, estimated timing of consummation and other aspects of such proposal and the person or group making such proposal, (A) would, if consummated in accordance with its terms, result in a transaction more favorable to the holders of Common Stock than the Merger taking into account all the terms and conditions of such proposal, and the Merger Agreement, including any proposal or offer by Parent to amend the terms of the Merger or the Merger Agreement and (B) is reasonably likely to be consummated.

Proxy Statement

The Company agreed to prepare and file this proxy statement with the SEC no later than eighteen (18) business days after the date of the Merger Agreement, provided that if the Company requested that Parent agree to a reasonable extension of such period then such request shall not be unreasonably withheld, conditioned or delayed. If necessary, the Company and Parent shall prepare any other document required by applicable law to be filed with the with the SEC. The Company will use its reasonable best efforts to have the proxy statement, and any other document required by applicable law to be filed with the SEC, cleared by the SEC as promptly as reasonably practicable after such filing. The Company will use its reasonable best efforts to cause the proxy statement to be mailed to the Company’s stockholders as promptly as practicable after the proxy statement is cleared by the SEC (and in any event within five (5) Business Days, provided that if the Company requests that Parent agree to a reasonable extension of such period then such request shall not be unreasonably withheld, conditioned or delayed).

Efforts

Parent, Merger Sub, the Company and its subsidiaries must use their reasonable best efforts to promptly take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, including using their reasonable best efforts to (i) obtain all necessary actions or nonactions, waivers, consents and approvals, including the Company’s stockholder approval, from governmental entities or other persons and make all necessary registrations and filings and take all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity, including under any regulatory laws, (ii) defend any lawsuits or other legal proceedings, challenging the Merger Agreement or the consummation of the transactions contemplated thereby and (iii) execute and deliver any additional instruments reasonably necessary to consummate the transactions contemplated by the Merger Agreement. The Company and Parent agreed to make their respective filings under the HSR Act as promptly as reasonably practicable, such filing being made no later than eighteen (18) business days after the date Merger Agreement, provided that if the Company requests that Parent agree to an extension of such period then such request shall not be unreasonably withheld, conditioned or delayed, and promptly thereafter make any other required submissions thereunder. Parent shall not be required to take any divestiture action or agree to any conditions that may be requested or required by regulatory authorities in order for the parties to obtain clearance under the HSR Act that is required in connection with the consummation of the transactions contemplated by the Merger Agreement if such action or condition (x) would have, or be reasonably likely to have, a material adverse effect the business, assets, liabilities (contingent or otherwise) or financial condition of Parent and its subsidiaries, taken as a whole, or the business, assets, liabilities (contingent or otherwise) or financial condition of the Surviving Corporation, Parent and its subsidiaries, taken as a whole or (y) in any way involves Macquarie Infrastructure Partners A, L.P., a Delaware limited partnership, Macquarie Infrastructure Partners Canada, L.P., an Ontario limited partnership, or Macquarie Infrastructure Partners International, L.P., a Delaware limited partnership (collectively, “MIP I”) or any entity in which MIP I directly or indirectly owns any equity interests; provided, for the avoidance of doubt, that the exception contained in this clause (y) shall not eliminate Parent’s obligation to agree to divestiture action with respect to the Company or its subsidiaries to the extent otherwise required by the Merger Agreement.

The Company, as promptly as reasonably practicable (and in any event no more than twenty-five (25) Business Days, provided that if the Company requests that Parent agree to an extension of such period then such request shall not be unreasonably withheld, conditioned or delayed) after the proxy statement is cleared by the SEC and mailed to stockholders, must duly call, give notice of, convene and hold the Special Meeting for the purpose of considering and taking action upon the adoption of the Merger Agreement. The Board of Directors of the Company recommends that stockholders adopt and approve the Merger Agreement. However, the Company may withdraw or modify its recommendation in accordance with the terms of the Merger Agreement as described above.

Takeover Statute

If any “fair price,” “moratorium,” “control share acquisition,” “affiliate transaction,” “business combination” or other form of anti-takeover statute or regulation becomes applicable to the Merger or the other transactions contemplated by the Merger Agreement to which an exemption is not available therefrom, each of the Company and Parent and the members of the Company’s Board of Directors shall grant such approvals and take such actions as are necessary so that the Merger and the other transactions contemplated thereby may be consummated as promptly as practicable on the terms contemplated in the Merger Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger and the other transactions contemplated by the Merger Agreement.

Indemnification of Directors, Officers and Employees; Insurance

Until the sixth anniversary of the effective time of the Merger, the right to indemnification, advancement of expenses and exculpation of current or former directors, officers or employees provided for in the constituent documents of the Company and its subsidiaries will be provided by the Surviving Corporation on terms no less favorable, taken as a whole, than those set forth in the Company’s charter documents and its subsidiaries’ charter documents in effect immediately prior to the effective time of the Merger.

From and after the close of the Merger, Parent will cause the Surviving Corporation to indemnify to the fullest extent permissible under the law the current and former directors and officers of the Company or any subsidiary of the Company against claims and expenses arising out of acts or omissions as a director or officer prior to the effective time of the Merger.

Parent and the Surviving Corporation will cause to be put in place, and Parent shall fully prepay immediately prior to the effective time, “tail” insurance policies with a claims period of six years from the effective time of the Merger from an insurance carrier with the same or better credit rating as the Company’s and its subsidiaries’ current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance of at least the same coverage and amounts containing terms and conditions that are no less advantageous in the aggregate than such policy with respect to matters arising on or before the effective time; provided that Parent and Surviving Corporation will not be required to pay with respect to such insurance policies in respect of any one policy year more than 250% of the last annual premium paid by the Company prior to the date of the Merger Agreement in respect of the coverage required to be obtained pursuant to the Merger Agreement, but in such case will purchase as much coverage as reasonably practicable for such amount.

Financing; Solvency

Parent must use its reasonable best efforts to obtain the financing described in “The Merger—Financing of the Merger”, including using its reasonable best efforts to (i) maintain in effect the Equity Commitment Letter and the Debt Commitment Letter, (ii) negotiate definitive agreements with respect thereto on the terms and conditions contained in the Equity Commitment Letter and the Debt Commitment Letter, (iii) satisfy all terms, covenants and conditions applicable to Parent or Merger Sub in such commitment letters and definitive agreements, (iv) consummate the financing at or prior to closing, and (v) enforce its rights under the Debt Commitment Letter. Obtaining of financing, however, is not a condition to the closing of the Merger. If any of the financing becomes unavailable on the terms and conditions contemplated in any of the financing commitments or any of the financing commitments shall be terminated, Parent and Merger Sub shall use their reasonable best efforts to obtain alternative financing commitments for the portion of such financing that becomes unavailable or is the subject of a terminated financing commitment. Parent and Merger Sub may also replace any of the financing commitments to obtain more favorable economic terms with the Company’s prior approval, which will not be unreasonably withheld. In the event that alternative financing commitments are required to be obtained because any of the financing has become unavailable or been terminated due to an event outside Parent’s control, then Parent shall use reasonable best efforts to obtain the alternative financing commitments within ten (10) business days after Parent is first notified that such financing has or will become unavailable or terminated but not later than the closing date or, if earlier, the tenth (10th) business day prior to the End Date, and in the event alternative financing commitments are obtained for any other reason, such alternative financing commitments shall be in place immediately upon termination of the financing being replaced. The Company shall cooperate as may be reasonably requested by Parent in connection with the financing. Parent shall use its reasonable best efforts, and shall cause its affiliates to use their reasonable best efforts to refrain from such actions and from entering into any transaction, including any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing, that is taken with the knowledge that such action would reasonably be expected to materially impair, delay or prevent consummation of the financing contemplated by the financing commitments or any alternate financing contemplated by any alternate financing.

Notification of Certain Matters

The Company and Parent must give prompt notice to the other of (i) any notice or other communication received by it from any governmental entity in connection with the Merger or the other transactions contemplated by the Merger Agreement or from any person alleging that the consent of such person is or may be required in connection with the Merger or the other transactions contemplated by the Merger Agreement, if the subject matter of such communication or the failure of such party to obtain such consent could reasonably be expected to be material to the Company, the Surviving Corporation or Parent or any of their subsidiaries, (ii) any actions, suits, claims, investigations or proceeding, relating to or involving or otherwise affecting it or any of its subsidiaries which relate to the Merger or the other transactions contemplated by the Merger Agreement, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would or would reasonably be expected to cause or result in any of the conditions to the Merger not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of the Merger Agreement. The Company must notify Parent, on a current basis, of any events or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its subsidiaries, and shall reasonably cooperate with Parent or its affiliates in efforts to mitigate any adverse consequences to Parent or its affiliates which may arise, including by coordinating and providing assistance in meeting with regulators.

Standstill

Except as expressly contemplated by the Merger Agreement, from the date of the Merger Agreement until the earlier to occur of the effective time of the Merger or the last day of the period beginning on the termination date of the Merger Agreement and ending on the one year anniversary of such date, Parent will not, and will not encourage or assist others to (a) acquire, offer or propose to acquire, or agree or seek to acquire, directly or indirectly, any securities or rights or options to acquire any securities of the Company or its subsidiaries with the intent or effect of acquiring a controlling interest in the Company or its subsidiaries or of any successor to or person in control of the Company or any of its subsidiaries, or any assets of the Company or its subsidiaries or divisions thereof or of any such successor or controlling person, (b) enter into or agree, offer, propose or seek to enter into, or otherwise be involved in or part of, directly or indirectly, any acquisition transaction or other business combination relating to all or part of the Company or its subsidiaries or any acquisition transaction for all or part of the assets of the Company or its subsidiaries or any of their respective businesses; (c) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company or any of its subsidiaries; (d) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company or any of its subsidiaries; or (e) seek or propose, alone or in concert with others, to influence or control the Company’s management or policies.

Employee Matters

For a period of not less than 12 months following the effective time of the Merger, the employees of the Company and each subsidiary of the Company, other than the executives, who remain in the employment of Parent or any subsidiary of Parent during this time shall receive compensation and benefits that are substantially comparable in the aggregate to the compensation and benefits provided to such employees of the Company and the subsidiaries of the Company during the 12 month period immediately prior to the effective time; provided, however, that in no event shall Parent or any of its subsidiaries (including the Surviving Corporation) be required to take into account any amounts owed in connection with a change in control, equity compensation or bonus performance targets when determining whether compensation and benefits are substantially comparable.

From the date of the Merger Agreement until the earlier to occur of the effective time or the one year anniversary of the termination of the Merger Agreement, neither Parent nor the Company will directly or indirectly, solicit for employment any employee of the other party or any of its subsidiaries with whom it has contact or who became known to them in connection with the transactions contemplated by the Merger Agreement.

Employment Agreements

Upon the effective time of the Merger, the employment of each NEO shall be terminated. The Company shall pay each NEO an amount as provided in “The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation” beginning on page 80, which shall be equal to the amount owed to such NEO in connection with a change in control pursuant to the employment agreement by and between the Company and such NEO. The Company shall pay each other employee of the Company who is terminated in connection with the closing and owed a payment pursuant to a contract with the Company in effect on the date hereof the amount owed pursuant to such contract.

Senior Notes

In connection with the Merger, the Company will be required to conduct a Change of Control Offer (as defined in the indenture for the Senior Notes described below). Parent may elect to require the Company to (i) commence an offer (the “Debt Tender Offer”) to purchase any and all of the Senior Notes and/or (ii) conduct, either separately or as part of the Debt Tender Offer, a consent solicitation (the “Consent Solicitation”) to (a) amend the Registration Rights Agreement dated June 1, 2011 (the “Registration Rights Agreement”) relating to the Senior Notes to eliminate the requirement to file a registration statement with respect to the Senior Notes, and/or (b) waive the provisions of the indenture and the Senior Notes requiring the Company to make a Change of Control Offer. If Parent so elects, the parties will cooperate with each other and use their respective commercially reasonable efforts to launch the Debt Tender Offer and/or Consent Solicitation.

If the conditions to the effectiveness of the Debt Tender Offer and/or Consent Solicitation (other than those conditions that can only be satisfied at closing) have not been satisfied within the time period specified in the Merger Agreement, then Parent and the Company shall cooperate in and use their respective commercially reasonable efforts in the Company’s preparation and commencement of a Change of Control Offer that will be conditioned on the closing of the Merger and that will provide for payment of the purchase price in the Change of Control Offer to be made on the closing date of the Merger.

Unless a Consent Solicitation that does not include an amendment to the Registration Rights Agreement is effected prior to the date specified in the Merger Agreement, Parent shall reimburse the Company, promptly upon written request, for all liquidated damages, if any, that become due and payable under the Registration Rights Agreement with respect to all periods prior to the termination date and for all periods after the termination date until the earlier of the effectiveness of the registration statement and the 60th day following the termination date.

Certain Tax Matters

During the period from the date of the Merger Agreement to the date of the effective time of the Merger, the Company and each of its subsidiaries shall timely file all tax returns required to be filed by each such entity during such period (after taking into account any extensions), which returns shall be complete and correct in all respects and, except as otherwise required by law, shall be prepared on a basis consistent with the past practice of the Company; provided, however, that no material tax returns shall be filed with any governmental entity without Parent’s written consent, which consent shall not be unreasonably withheld or delayed.

Filings in Ohio

Parent is required to provide the Ohio Attorney General and the Director of the Ohio Environmental Protection Agency (the “Ohio EPA”), not less than 180 days prior notice of the change in ownership of the Sunny Farms Landfill, which notice was filed on January 19, 2012. Parent’s consummation of the change in ownership of the Sunny Farms Landfill, as contemplated by the Merger, with notice of less than 180 days requires a waiver from the Director of the Ohio EPA, which waiver was requested on January 19, 2012.

The Company is required to obtain a draft or preliminary permit modification issued by the Ohio EPA (which the Company has applied for and expects to obtain and which shall initiate the public hearing process) for the proposed non-contiguous lateral expansion of the Sunny Farms Landfill, as contemplated by the application for the lateral expansion of Sunny Farms Landfill, LLC, Permit No. 03-6324, as initially filed in October 2008 and as amended. The Company has applied for the permit, which has initiated the public hearing process. The Company believes that it will be able to obtain the draft permit, though there can be no assurances that it will do so.

Conditions to Completion of the Merger

The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the fulfillment or waiver, as of the effective time of the Merger, of the following conditions:

•	the Company has obtained the requisite stockholder approvals;

•

no restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger and/or the other transactions contemplated by the Merger Agreement shall be in effect; and

•	any applicable waiting period under the HSR Act and any other applicable regulatory law has expired or been terminated.

The obligation of the Company to effect the transactions contemplated by the Merger Agreement are subject to the fulfillment or waiver, as of the effective time of the Merger, of the following additional conditions:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement, disregarding all qualifications relating to materiality, must be true and correct in all respects at and as of the date of the Merger Agreement and at and as of the closing date as though made at and as of the closing date, except where the failure to be true and correct would not have or would not reasonably be expected to have a material adverse effect on Parent; provided, however, that representations and warranties that are made as of a particular date or period must be true and correct only as of such date or period;

•	Parent has in all material respects performed all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by it prior to the effective time; and

•

Parent must have delivered to the Company a certificate, dated as of the effective time of the Merger and signed by its chief executive officer, certifying to the effect that the conditions in the preceding two bullets have been satisfied.

The obligation of Parent and Merger Sub to effect the Merger is subject to the fulfillment or waiver, as of the effective time of the Merger, of the following additional conditions:

•

(i) the representations and warranties of the Company regarding its legal existence, good standing, corporate power, capitalization, subsidiaries, corporate authority, absence of certain changes or events, the vote required to approve the Merger, brokers and the inapplicability of anti-takeover laws must be true and correct in all respects (except for permitted de minimis inaccuracies in some of these representations and warranties), in each case at and as of the date of the Merger Agreement and at and as of the closing date as though made at and as of the closing date and (ii) the other representations and warranties of the Company set forth in the Merger Agreement, disregarding all qualifications relating to materiality, must be true and correct in all respects at and as of the date of the Merger Agreement and at and as of the closing date as though made at and as of the closing date, except where the failure to be true and correct would not have or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company provided, however, that, with respect to (i) and (ii) above, representations and warranties that are made as of a particular date or period must be true and correct only as of such date or period;

•	the Company has in all material respects performed all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by it prior to the effective time;

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the Company must have delivered to Parent a certificate, dated as of the effective time of the Merger and signed by is chief financial officer or another senior executive officer, certifying to the effect that the conditions in the preceding two bullets have been satisfied;

•	since the date of the Merger Agreement there shall not have occurred and be continuing, and there shall not otherwise be continuing, any material adverse effect on the Company;

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holders of no more than 10% of the outstanding Common Stock of the Company and holders of no more than 10% of the outstanding Preferred Stock of the Company shall have exercised their dissenters’ rights (notwithstanding the foregoing, pursuant to the ACOF II Stockholders Agreement the Merger is a fundamental transaction and therefore ACOF II is contractually obligated to vote all of its shares of our voting stock at any stockholder meeting in the manner recommended by the Board of Directors. As a result, ACOF II, as the sole holder of Preferred Stock, will not be entitled to exercise its dissenters’ right with respect to the Merger.);

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no event of default under the Company’s Revolving Credit Agreement dated July 5, 2006, as amended, with Comerica Bank shall have occurred and be continuing and have caused the debt financing to not be available in full on the closing date consistent with the terms of the financing commitment; and

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the Company shall have obtained the Ohio draft permit modification regarding the expansion of the Sunny Farms Landfill, which the Company has applied for and expects to obtain, with no material conditions thereto outside the ordinary course of the Company’s business.

Termination

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger, whether prior to or after adoption of the Merger Agreement by the Company’s stockholders:

a) by mutual written consent of WCA and Parent;

b) by either WCA or Parent, if:

•

the Merger is not consummated by June 30, 2012, provided, that the right to terminate the Merger Agreement pursuant to this provision is not available to any party whose failure to perform any of its obligations under the Merger Agreement has been the cause of the failure of the Merger to be consummated by such time or shall not be available to Parent unless on the date of such termination the mutual closing conditions and the closing conditions obligating Parent to close have not been met, the financing commitments or alternative financing commitments are in full force and the financing sources have provided to the Company written statements that they are ready, willing and able to provide the financing contemplated by the financing commitments or alternative financing commitments, subject only to the satisfaction of such conditions;

•	an injunction, other legal restraint or order has been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction, other legal restraint or order has become final, provided that the party seeking to terminate the Merger Agreement pursuant to this provision used its reasonable best efforts to remove such injunction, other legal restraint or order; or

•	the Special Meeting has concluded and the stockholder approvals shall not have been obtained.

c) by WCA, if:

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Parent has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (A) would result in a failure of a closing condition and (B) cannot be cured by the earlier of 30 days after written notice thereof and the End Date;

•	any court of competent jurisdiction determines that Parent failed to consummate the Merger despite an obligation under the terms of the Merger Agreement to do so;

•

prior to receipt of the required stockholder approvals of the Merger (A) the Company’s Board of Directors has received a Superior Proposal, (B) in light of such Superior Proposal the Company’s Board of Directors have determined in good faith, after consultation with outside counsel, that the failure to change its recommendation to the Company’s stockholders to approve the Merger would violate the Board of Directors’ fiduciary duties, (C) the Company is in compliance with the Merger Agreement regarding the solicitation of and responses to Alternative Proposals in all material respects, and (D) the Company has complied with terms of Section 5.3(b)(iii) of the Merger Agreement, and provided further that the Company concurrently with the termination of the Merger Agreement pays the fee due;

•

prior receipt of the required stockholder approvals of the Merger (A) the Company’s Board of Directors made a determination to terminate the Merger Agreement in order to comply with its fiduciary duties and (B) the Company is in compliance in all material respects with the Merger Agreement regarding the solicitation of and responses to Alternative Proposals, and provided further that the Company concurrently with the termination of the Merger Agreement pays the fee due;

•

all of the mutual closing conditions, as well as the conditions to Parent’s obligation to close, remain satisfied, and either (A) Parent provides the Company written notice that it is unwilling to consummate the Merger or (B) the Merger shall not have been consummated within one (1) business day following the date the closing should have occurred and the Company stood ready, willing and able to consummate the transactions contemplated by the Merger Agreement on that date and the Company had given Parent written notice on or prior to such date, irrevocably confirming that fact; or

•	Parent has not obtained an approval or waiver from the Ohio EPA regarding the change of ownership of the Sunny Farms Landfill on or before the End Date.

d) by Parent, if:

•

the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (A) would result in a failure of a closing condition and (B) cannot by the earlier of 30 days after written notice thereof and the End Date;

•	the Company’s Board of Directors changes its recommendation to the Company’s stockholders to approve the Merger Agreement;

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a tender or exchange offer that would constitute an Alternative Proposal is commenced and the Company’s Board of Directors fails to recommend against acceptance of such tender or exchange offer following a request to do so by Parent within five (5) business days following such request by Parent;

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the Company approves or recommends any Alternative Proposal or approves any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Alternative Proposal; or

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unless Parent is required to take a divestiture action with respect to the Sunny Farms Landfill, the Ohio EPA approval regarding the change of ownership of the Sunny Farms Landfill has not been obtained or the waiver has not been granted on or before the End Date.

(e) by WCA or Parent, if:

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at any time Parent is unable to receive the proceeds of the financing by the date the closing of the Merger should have occurred pursuant to the Merger Agreement (a “Financing Failure”) on or after the date of the Merger Agreement and such financing has not been replaced with alternative financing commitments in the time period provided in the Merger Agreement, despite Parent’s satisfaction of its financing obligations, provided that Parent shall not be entitled to terminate if it has breached in any material respect its obligations under the Merger Agreement; or

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the closing conditions are satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing) and, despite Parent’s satisfaction of its obligations with respect to HSR filings and obtaining of financing, Parent has not received the proceeds from the financing on or before the closing date following the satisfaction of such conditions, provided that Parent shall not be entitled to terminate if it has breached in any material respect its obligations under the Merger Agreement.

Termination Fee

In the event that the Merger Agreement is terminated under the following circumstances:

•	by the Company, and the Company withdraws or modifies its recommendation as a result of receiving a Superior Proposal;

•

by the Company or Parent and (i) the Merger is not consummated by the End Date or the special meeting has concluded and the stockholder approval shall not have been obtained and (ii) the Company has not previously paid a termination fee with respect thereto, and (iii) a Person who has made, or publicly disclosed or announced, a qualifying Alternative Proposal after the date of the Merger Agreement but prior to such termination shall have entered into a definitive agreement with the Company within twelve (12) months after such termination;

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by Parent and (i) the Company’s Board of Directors changes its recommendation, (ii) a tender or exchange offer that would constitute an Alternative Proposal is commenced and the Company’s Board of Directors fails to recommend against acceptance of such tender or exchange offer following a request to do so by Parent within five (5) business days following such request by Parent or (iii) the Company or the Company’s Board of Directors approves or recommends any Alternative Proposal or approves any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Alternative Proposal (other than a confidentiality agreement expressly permitted by the Merger Agreement); or

•	by Parent because of the failure of certain representations or warranties of the Company to be true and correct and the failure cannot be cured prior to the End Date;

then in any such event, the Company will pay to Parent (A) a termination fee equal to $11,000,000 if the Company Termination Fee becomes payable in connection with the Company entering into an Alternative Proposal with an Excluded Person and (B) a termination fee equal to $16,500,000 in all other circumstances.

In the event that (i) the effective time shall not have occurred by the End Date, (ii) neither Parent nor the Company is in breach of the Merger Agreement, (iv) Parent terminates the Merger Agreement, and (v) a person who has made an Alternative Proposal after the date of the Merger Agreement but prior to such termination shall have entered into a definitive agreement with the Company within twelve (12) months after such termination, then the Company Termination Fee shall mean the lesser of (i) $11,000,000 or $16,500,000 (depending on whether such person is an Excluded Person) or (ii) the difference between (x) the aggregate purchase price paid to all holders of Common Stock for such shares of Common Stock upon the closing of the transactions contemplated by the qualifying definitive agreement minus (y) the product of $6.50 times the number of shares of Common Stock eligible to receive the Common Stock Merger consideration that are outstanding as of the date hereof.

In the event that:

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The Company terminates the Merger Agreement because Parent has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (A) would result in a failure of a closing condition and (B) cannot by the earlier of 30 days after written notice thereof and the End Date;

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The Company terminates the Merger Agreement because a court of competent jurisdiction determines that Parent failed to consummate the Merger despite an obligation under the terms of the Merger Agreement to do so;

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The Company terminates the Merger Agreement because all of the mutual closing conditions, as well as the conditions to Parent’s obligation to close, remain satisfied, and either (A) Parent provides the Company written notice that it is unwilling to consummate the Merger or (B) the Merger shall not have been consummated within one (1) business day following the date the closing should have occurred and the Company stood ready, willing and able to consummate the transactions contemplated by the Merger Agreement on that date and the Company had given Parent written notice on or prior to such date, irrevocably confirming that fact;

•

The Company or Parent terminates the Merger Agreement at any time if a Financing Failure occurs despite Parent’s satisfaction of its financing obligations, provided that Parent shall not be entitled to terminate if it has breached in any material respect its obligations under the Merger Agreement; or

•

The Company or Parent terminates the Merger Agreement where the closing conditions are satisfied (other than those conditions that by their nature are to be satisfied at the closing) on or before the End Date and, despite Parent’s exercise of reasonable best efforts, Parent has not received the proceeds from the financing on or before the closing date following the satisfaction of such conditions, provided that Parent shall not be entitled to terminate if it has breached in any material respect its obligations under the Merger Agreement;

then in any such event, Parent will pay to the Company a termination fee equal to $16,500,000.

Expenses

All costs and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring or required to incur such expenses, except that the Company must pay to Parent the reasonable, out-of-pocket documented expenses incurred by Parent or Merger Sub or on their behalf up to a maximum of $1 million, under the following circumstances:

•	After the date of execution of the Merger Agreement, the Company withdraws or modifies its recommendation as a result of receiving a Superior Proposal;

•

After the date of execution of the Merger Agreement, (i) the Merger is not consummated by the End Date or the special meeting has concluded and the stockholder approval shall not have been obtained and (ii) the Company has not previously paid a termination fee with respect thereto, and a person who has made, or publicly disclosed or announced, an qualifying Alternative Proposal after the date of the Merger Agreement but prior to such termination shall have entered into a definitive agreement with the Company within twelve (12) months after such termination;

•	After the date of execution of the Merger Agreement, the Company’s Board of Directors changes its recommendation or a tender or exchange offer that would constitute an Alternative Proposal is commenced and the Company’s Board of Directors fails to recommend against acceptance of such tender or exchange offer following a request to do so by Parent within five (5) business days following such request by Parent; or

•	Parent terminates the Merger Agreement because of the failure of certain representations or warranties of the Company to be true and correct and the failure cannot be cured prior to the End Date.

All costs and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring or required to incur such expenses, except that Parent must pay to the Company the reasonable, out-of-pocket documented expenses incurred by the Company or on its behalf up to a maximum of $1 million, under the following circumstances:

•

The Company terminates the Merger Agreement because Parent has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (A) would result in a failure of a closing condition and (B) cannot by the earlier of 30 days after written notice thereof and the End Date;

•

The Company terminates the Merger Agreement because a court of competent jurisdiction determines that Parent failed to consummate the Merger despite an obligation under the terms of the Merger Agreement to do so;

•

The Company terminates the Merger Agreement because all of the mutual closing conditions, as well as the conditions to Parent’s obligation to close, remain satisfied, and either (A) Parent provides the Company written notice that it is unwilling to consummate the Merger or (B) the Merger shall not have been consummated within one (1) business day following the date the closing should have occurred and the Company stood ready, willing and able to consummate the transactions contemplated by the Merger Agreement on that date and the Company had given Parent written notice on or prior to such date, irrevocably confirming that fact;

•

The Company or Parent terminates the Merger Agreement at any time if a Financing Failure occurs on or after the date of the Merger Agreement despite Parent’s satisfaction of its financing obligations, provided that Parent shall not be entitled to terminate if it has breached in any material respect its obligations under the Merger Agreement; or

•

The Company or Parent terminates the Merger Agreement where the closing conditions are satisfied (other than those conditions that by their nature are to be satisfied at the closing) on or before the End Date and, despite Parent’s exercise of reasonable best efforts, Parent has not received the proceeds from the financing on or before the closing date following the satisfaction of such conditions, provided that Parent shall not be entitled to terminate if it has breached in any material respect its obligations under the Merger Agreement.

Effect of Termination

In the event of termination of the Merger Agreement in accordance with its terms, it will be void and no party will have any further responsibility under the Merger Agreement except for the confidentiality agreements, the standstill provisions, the employee non-solicitation provisions, the termination fee provisions and the reimbursement of expenses, if applicable, and the Company’s, Parent’s and Merger Sub’s rights to seek injunctive relief as described below under “—Injunctive Relief.” The termination of the Merger Agreement shall not relieve either party of liability for damages with respect to fraud or the willful breach of the Merger Agreement or a breach of the Merger Agreement by Parent as to which the Company is not entitled to seek injunctive relief pursuant to the terms of the Merger Agreement as described below under “—Injunctive Relief.” In the event the Company is entitled to recover damages due to fraud or the willful breach of the Merger Agreement by Parent, such damage award may also include damages based on the consideration that would have otherwise been payable to the Company’s stockholders. In the event Parent is entitled to recover damages due to fraud or the willful breach of the Merger Agreement by the Company, such damage award may also include damages based on the loss of the economic benefits of the transaction.

Injunctive Relief

Notwithstanding any other provision of the Merger Agreement, in the event that any of the provisions of the Merger Agreement are not performed by the Company in accordance with its terms or are breached, the parties have agreed that any such nonperformance or breach would cause irreparable damage to Parent and Merger Sub for which any other remedies provided would be inadequate, and that Parent and Merger Sub will be entitled to seek an injunction to enforce performance of the Merger Agreement by the Company. The Company is entitled to seek injunctive relief to enforce performance of the Merger Agreement against Parent or Merger Sub, except that the Company shall not be entitled to seek or obtain any specific performance, injunction or other equitable relief as to Parent’s obligation to cause the funding of the Equity Commitment Letter and Debt Commitment Letter if Parent or the Company properly exercises the termination rights summarized below and the Company is paid a termination fee of $16,500,000 within 1 business day after such termination.

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The Company or Parent terminates the Merger Agreement at any time if a Financing Failure occurs on or after the date of the Merger Agreement despite Parent’s satisfaction of its financing obligations, provided that Parent shall not be entitled to terminate if it has breached in any material respect its obligations under the Merger Agreement; or

•

The Company or Parent terminates the Merger Agreement where the closing conditions are satisfied (other than those conditions that by their nature are to be satisfied at the closing) on or before the End Date and, despite Parent’s exercise of reasonable best efforts, Parent has not received the proceeds from the financing on or before the closing date following the satisfaction of such conditions, provided that Parent shall not be entitled to terminate if it has breached in any material respect its obligations under the Merger Agreement.

Remedies

Except in the event of fraud or willful breach of the Merger Agreement by Parent in which the Company seeks, is awarded and is entitled to receive damages or specific performance of the Merger Agreement, the Company’s receipt of the termination fee ($16,500,000) and reimbursement of expenses capped at $1 million and the Company’s right to specific performance of the Merger Agreement by the parties shall be the sole and exclusive remedies of the Company.

Except in the event of fraud or willful breach of the Merger Agreement by the Company in which Parent seeks, is awarded and is entitled receive damages or specific performance, receipt by Parent or its designee of the termination fee (either $11,000,000 or $16,500,000) and reimbursement of expenses capped at $1 million and Parent’s right to specific performance prior to termination (but not after termination) of the Merger Agreement shall be the sole and exclusive remedy of Parent.

The Company may require Parent to seek enforcement of the Equity Commitment Letters solely if the Company seeks and is granted a decree of specific performance after all conditions to the granting therefor pursuant to the Merger Agreement have been met.

The Company waives any rights or claims against any financing source party in connection with the Merger Agreement or the financing commitments, whether at law or equity, in contract, in tort or otherwise and, as a result, the sole remedy of the Company if the debt financing commitments are terminated and Parent is unable to obtain financing to consummate the financing despite use of its reasonable best efforts is receipt of the termination fee ($16,500,000) and reimbursement of expenses capped at $1 million from Parent. Notwithstanding the foregoing, pursuant to the Equity Commitment Letter, if there is a final court order or judgment (not subject to further appeal) or agreement that Parent is liable to WCA for a willful breach in accordance with the terms of the Merger Agreement or the Merger Agreement is terminated by Parent or WCA in circumstances where WCA would be entitled to a termination fee and expenses and Parent does not pay WCA the amounts owing to WCA, then the Investor Group shall be obligated to fund to Parent such amounts and WCA is expressly permitted to enforce these obligations.

Any dispute under the Merger Agreement will be governed by Delaware law and will be heard in a Delaware court.

Amendments and Waivers

The Merger Agreement may be amended or waived only in writing. A waiver of a term or condition in the Merger Agreement may be made in writing by the party against whom the waiver is to be effective. After receipt of stockholder approval, if an amendment or waiver requires further approval of the stockholders, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders.

PROPOSAL TWO: ADVISORY VOTE ON GOLDEN PARACHUTES

The Non-Binding Advisory Proposal

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the “golden parachute” compensation arrangements for our named executive officers, as disclosed in the section of this proxy statement entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 46 of this proxy statement.

We are asking our stockholders to indicate their approval of the various change in control payments which our named executive officers will or may be eligible to receive in connection with the Merger. These payments are set forth in the table entitled “Golden Parachute Compensation” on page 47 of this proxy statement and the accompanying footnotes. The various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of WCA’s overall compensation program for its named executive officers, which has been disclosed to our stockholders as part of the “Compensation Discussion and Analysis” and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of our Board of Directors, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly we are seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of WCA approve, solely on an advisory basis, the golden parachute compensation which may be paid to WCA’s named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger—Interests of Certain Persons in the Merger” in WCA’s proxy statement for the Special Meeting.”

Stockholders should note that this non-binding proposal regarding certain Merger-related executive compensation arrangements is merely an advisory vote which will not be binding on WCA, our Board of Directors or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated our named executive officers will be eligible to receive the various change in control payments in accordance with the terms of conditions applicable to those payments.

Vote Required For Approval And Board Recommendation

Approval of the non-binding advisory proposal regarding certain Merger-related executive compensation arrangements requires an affirmative vote of a majority of the votes cast at the Special Meeting, assuming a quorum is present. For the non-binding proposal regarding certain Merger-related executive compensation arrangements, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the Special Meeting, but will not have an effect on the non-binding proposal.

Our Board of Directors unanimously recommends that you vote “FOR” the non-binding proposal regarding certain Merger-related executive compensation arrangements.

Certain Relationships and Related Transactions, and Director Independence

Other than as set forth in the following paragraphs, we are not aware of any transactions since the beginning of 2010 or any currently proposed transaction between us or our subsidiaries and any member of the Board of Directors, any of our executive officers, any security holder who is known to us to own of record or beneficially more than 5% of our Common Stock or Preferred Stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and in which any of the foregoing persons had, or will have, a direct or indirect material interest. Except as otherwise noted and as applicable, we believe that each transaction described below is, or was, as the case may be, on terms at least as favorable to us as we would expect to negotiate with an unaffiliated party.

We have entered into indemnity agreements with our executive officers and directors which provide, among other things, that we will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of WCA Waste Corporation, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We also intend to execute these agreements with our future executive officers and directors.

While the Company has not adopted written procedures for review of, or written standards for approval of, related party transactions, the policies and procedures followed are evidenced by the audit committee charter, memoranda, and documentation of review and approvals of any such transactions.

Termination and Change in Control Payments. The NEOs are potentially entitled to certain payments upon termination of employment or a change in control of us under their current employment agreements and our stock plans and other compensation programs.

Upon a change in control or within 24 months thereafter, a NEO will be entitled to certain change of control payments if (a) his employment is involuntarily terminated other than for cause, (b) his reporting level is significantly reduced (as determined by the officer in good faith), (c) his base salary and annual incentive compensation is reduced by 10% or more, or (d) he is required to relocate by more than 50 miles.

The change in control payments to a NEO, within thirty (30) days after termination (in the event such termination occurs within 24 months of a change in control), will be made in a lump sum cash payment equal to three times the sum of (a) the NEO’s annual base salary in effect immediately prior to the change in control and (b) his average annual bonus pursuant to any annual bonus plan in effect as to any of the three consecutive calendar years ending immediately before the calendar year in which the last event triggering the right to the payment occurred. In addition, upon our change in control, all of the NEOs’ restricted shares of Common Stock that are unvested will automatically accelerate and become fully vested and will turn into the right to receive the $6.50 per share Merger consideration.

See “The Merger—Interests of Certain Persons in the Merger—Payments in Connection with Termination Following a Change in Control” beginning on page 46.

Stockholders Agreement with ACOF II. In July 2006, ACOF II and WCA entered into the ACOF II Stockholders Agreement in connection with the issuance of 750,000 shares of Preferred Stock, the material terms of which are set forth below.

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Standstill. Until the earliest of the seventh anniversary of issuance of the Preferred Stock or 180 days after ACOF II owns less than 10% of “post-conversion equity” (outstanding Common Stock assuming conversion into Common Stock of all securities, including the Preferred Stock) (the “Standstill Period”), Ares Management LLC agreed to numerous “standstill” restrictions, including acquiring additional voting securities, proposing or encouraging any fundamental transaction, participating in a “group,” soliciting proxies, attempting to change the size of the Board of Directors or its composition, entering into a voting agreement, transferring any of its voting securities (except in compliance with the ACOF II Stockholders Agreement), or discussing or encouraging any of the foregoing.

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Director Elections and Restrictions. As the holder of all of the outstanding Preferred Stock, ACOF II is entitled to elect as a separate class (i) two directors to the Board of Directors for so long as it continues to hold Preferred Stock representing at least 20% of post-conversion equity, (ii) one director for so long as it continues to hold at least 10% of post-conversion equity, and (iii) no directors below 10%. The Preferred Stock does not vote with respect to directors elected by the holders of Common Stock. In connection with its right to elect directors, ACOF II also agreed to certain limits on the qualifications of such directors, and it receives rights to director insurance and indemnification and observer rights on committees.

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Voting Restrictions. During the Standstill Period, ACOF II will vote its shares of Preferred Stock or Common Stock at any stockholder meeting in the following manner: (a) in the manner recommended by the Board of Directors, if the vote is in connection with any fundamental transaction; (b) in its own discretion, if the vote relates to an amendment of the Certificate of Designations for the Preferred Stock or is not inconsistent with the ACOF II Stockholders Agreement; and (c) in the manner recommended by the Board of Directors, if the vote is not otherwise covered above. The Merger as contemplated by the Merger Agreement would constitute a fundamental transaction as defined in the ACOF II Stockholders Agreement.

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Transfer Restrictions. During the Standstill Period, ACOF II will not transfer any shares of Preferred Stock or Common Stock to any other person except: (a) pursuant to the registration rights agreement; (b) in accordance with Rule 144 under the Securities Act; (c) after the second anniversary of the Preferred Stock issuance, transfers of Common Stock issued upon conversion of the Preferred Stock may be made to persons that are not “related persons” to ACOF II or affiliates of WCA Waste that, in any 12 month period, do not, in the aggregate, exceed 7.5% of the outstanding voting securities of WCA Waste; however, such transfers may not be made to a person (or its affiliates or to a group in which such person or an affiliate is a member) that, after giving effect to such transfer, would beneficially own voting securities representing more than 7.5% of the total voting power of WCA Waste’s securities; (d) pursuant to a merger or other reorganization approved by the Board of Directors; or (e) in any event as allowed above (except for pursuant to a merger or reorganization), without the transferee executing an agreement similar to the ACOF II Stockholders Agreement.

Any of these restrictions may be waived by a majority vote of the members of our Board of Directors who are not affiliated with ACOF II.

Live Earth. Mr. LoConti, Mr. Clark, and the Skoda Trust, of which Patricia A. Skoda is trustee, are non-managing members of Live Earth as is Mrs. Skoda’s husband, Greg Skoda. On December 31, 2009, we acquired all of the equity interests of the four operating subsidiaries of Live Earth (the “Live Earth Companies”) and certain of its assets. The consideration that we paid for the Live Earth acquisition consisted of $2,000,000 in cash, the repayment of $19.7 million in cash (which includes $900,000 of working capital), the issuance of 3,555,556 shares of our Common Stock and the future issuance of up to 2,000,000 shares of Common Stock (the “Earn-Out Shares”) which are subject to certain earn-out provisions. The earn-out payments are based on the achievement of specified EBITDA targets with respect to the acquired business for any four consecutive fiscal quarters from January 1, 2010 to December 31, 2012 as described in the Live Earth acquisition agreement. If on or before December 31, 2012, the acquired business achieves $6.25 million in EBITDA for any four consecutive fiscal quarters, then 1,555,556 of the Earn-Out Shares will be issued subject to the terms of the Live Earth acquisition agreement. If on or before December 31, 2012, the acquired business achieves $7.0 million in EBITDA for any four consecutive fiscal quarters, then 444,444 of the Earn-Out Shares will be issued subject to the terms of the Agreement. Up to 777,778 of the Earn-Out Shares are issuable to Live Earth Funding LLC, in which Messrs. Clark and Skoda and the Skoda Trust have an ownership interest. The Live Earth Stockholders have negotiated an agreement with Waste Industries that provides for the managers of Live Earth to continue the management of the Live Earth assets acquired by WCA on December 31, 2009 during the earn-out period. Mr. LoConti, Mr. Clark and the Skoda Trust, who in the aggregate beneficially own more than 5% of our Common Stock and own and hold limited liability company interest holders of Live Earth, entered into a voting agreement with us pursuant to which they agreed to vote all shares of our Common Stock held by them in favor of the proposed acquisition of the Live Earth Companies.

In connection with the Live Earth acquisition, we entered into the Live Earth Stockholders Agreement with Messrs. LoConti, Clark and Skoda and the Skoda Trust (collectively, the “Live Earth Stockholders”) on January 15, 2010. The Live Earth Stockholders Agreement provides that, unless approved by a majority of the members of the Board of Directors, the Live Earth Stockholders will not, subject to certain exclusions, acquire more than 30% of any class of our voting securities (the “Maximum Ownership Limitation”) or sell or transfer shares of our Common Stock representing more than 10% of our Common Stock in any single transaction or series of related transactions to any person or entity. In addition, the Live Earth Stockholders have agreed to vote their shares of our voting stock at all meetings of our stockholders and shall vote such shares in a manner recommended by the majority of the members of our Board of Directors.

The obligations of the Live Earth Stockholders under the Live Earth Stockholders Agreement, other than the Maximum Ownership Limitation, terminate in the event that either Tom Fatjo, Jr. or Jerome M. Kruszka are no longer serving as our chief executive officer and president, respectively. In addition, the Live Earth Stockholders Agreement will terminate on the earlier of (i) January 15, 2015 or (ii) the 180th day after the date on which the Messrs. LoConti, Clark and Skoda and the Skoda Trust collectively own voting securities representing less than 5% of the outstanding voting power represented by all of our voting securities then outstanding.

Transaction with Emerald. On February 28, 2011, WCA and certain of its affiliates entered into an Amended and Restated Equity Interest Purchase Agreement with EWS Holdings and certain of its affiliates, pursuant to which WCA acquired certain subsidiaries of EWS Holdings which owned and operated a transfer station and hauling operations located in central Florida which consisted of 115 residential, commercial and roll-off routes servicing seven counties in the Gainesville, Orange City and Daytona Beach market areas. The Company and EWS Holdings also entered into the Emerald Stockholders Agreement. The Emerald Stockholders Agreement provides for certain volume limitations until December 21, 2013. Until February 28, 2013, the Emerald Stockholders are required to vote their 2,409,639 shares of Common Stock on any proposal as to a Reorganization Transaction (as defined in the Emerald Stockholders Agreement), such as the Merger, in the manner recommended by a majority vote of the Company’s Board of Directors.

Bonding. Mr. LoConti, Mr. Clark and other members of Live Earth and Live Earth Funding, LLC are members, officers or otherwise related to Evergreen Indemnity Company (“Evergreen”). Evergreen issues substantially all of the closure and post-closure bonds that provide the required financial assurance for WCA’s obligations with respect to our landfill and transfer station operations, as well as certain other financial assurance instruments such as performance bonds with respect to our municipal waste collection contracts. In connection therewith, WCA has paid the following amounts to Evergreen for the last two fiscal years and year-to-date: $1,766,000 for the year ended December 31, 2010, and $1,980,000 for the year ended December 31, 2011. Mr. Clark was not a member of our Board of Directors until January 2010. We have had a vendor relationship with Evergreen pre-dating Messrs. Clark and LoConti’s ownership of our Common Stock.

Security Ownership Of Certain Beneficial Owners And Management

The information provided below indicates the beneficial ownership, as of [—], the record date for the Special Meeting, of Common Stock by each director, by all directors and executive officers as a group and by each person known by us to beneficially own more than 5% of the outstanding shares of Common Stock or Preferred Stock.

For purposes of the tables below, the amounts and percentages of Common Stock and Preferred Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including through the exercise of options or warrants. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Percentage of Common Stock beneficially owned is based on [—] shares of Common Stock outstanding as of [—].

Owners of More Than 5% of Our Common Stock or Preferred Stock. Based solely upon filings made with the SEC, the following persons are the only persons known by us to own beneficially more than 5% of the outstanding shares of Common Stock as of December 31, 2011.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class of Common Stock (1)	Amount and Nature of Beneficial Ownership of Preferred Stock	Percent of Class of Preferred Stock (1)
Ares Corporate Opportunities Fund II, L.P. (2)	10,293,930	(2)	30.3%	750,000	100.0%
Dimensional Fund Advisors LP (3)	1,388,270		5.9%	—	—
EWS Holdings, LLC (4)	2,409,639		10.2%	—	—
Don A. Sanders (5)	1,372,921		5.8%	—	—
Joseph E. LoConti and Group Members (6)
Joseph E. LoConti (6)	1,942,093		8.2%	—	—
Daniel J. Clark (6)	963,977		4.1%	—	—
Patricia A. Skoda, Trustee, Patricia A. Skoda Revocable Trusts (6)	470,702		2.0%	—	—

(1)	Other than the beneficial ownership of Common Stock by ACOF II, which percentage amount is presented on a fully-converted basis based on the adjusted stated value of the Preferred Stock as of December 31, 2011, all other beneficial ownership percentages are based on 23,669,422 shares of Common Stock and 750,000 shares of Preferred Stock outstanding as of December 31, 2011.
(2)	The following information is based on information provided to the Company by ACOF II and certain affiliated entities. The general partner of ACOF II is ACOF Management II, L.P. (“ACOF Management II”) and the general partner of ACOF Management II is ACOF Operating Manager II, L.P. (“ACOF Operating Manager II”). ACOF Operating Manager II is indirectly controlled by Ares Management LLC (“Ares Management”), which, in turn, is indirectly controlled by Ares Partners Management Company LLC. Each of the foregoing entities (collectively and together with Ares Management, the “Ares Entities”) and the partners, members and managers thereof, other than ACOF II, disclaims beneficial ownership of the shares of the Company’s securities owned by ACOF II, except to the extent of any pecuniary interest therein. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.

Shares reported include 39,970, 14,706, 12,632 and 12,632 shares held of record for the benefit of the Ares Entities by Jeffrey S. Serota, Ryan Berry, Anthony P. Ressler and Jeffrey B. Schwartz, respectively. Messrs. Serota and Berry have been designated to serve on the Board of Directors by ACOF II. Mr. Ressler is associated with the Ares Entities and previously served on the Board of Directors as a director designee of ACOF II. Mr. Schwartz was previously associated with the Ares Entities and previously served on the Board of Directors as a director designee of ACOF II. Pursuant to the policies of the Ares Entities, each of Messrs. Serota, Berry, Ressler and Schwartz holds these securities as a nominee for the sole benefit of the Ares Entities and has assigned all economic, pecuniary and voting rights in respect of such securities to Ares Management. Accordingly, Messrs. Serota, Berry, Ressler and Schwartz each disclaim beneficial ownership of these shares.

(3)	Based on the Schedule 13G/A filed with the SEC on February 11, 2011, Dimensional Fund Advisors LP has sole voting power with respect to 1,377,944 shares of Common Stock and sole dispositive power with respect to 1,388,270 shares of Common Stock. The address for Dimensional Fund Advisors LP is 6300 Bee Caves Road, Austin, TX 78746.
(4)	Based on the Schedule 13G filed with the SEC on March 11, 2011. Waste Recyclers Holdings, LLC is the sole member of EWS Holdings, LLC and may be deemed to indirectly beneficially own the shares of Common Stock owned directly by EWS Holdings, LLC. The address for EWS Holdings, LLC and Waste Recyclers Holdings, LLC is 200 Park Avenue, 7th Floor, New York City, NY 10116.
(5)

Based on the Schedule 13G/A filed with the SEC on February 7, 2011. Includes (i) 152,097 shares owned by Sanders Opportunity Fund, L.P. and 446,452 shares owned by Sanders Opportunity Fund (Institutional),

L.P., for each of which Mr. Sanders serves as chief investment officer and as manager of the general partner of such funds, of which shares Mr. Sanders has disclaimed beneficial ownership in excess of his pecuniary interest; (ii) 580,997 shares held in a client brokerage account over which Mr. Sanders has shared dispositive powers, of which shares Mr. Sanders has disclaimed beneficial ownership; and (iii) 20,000 shares held by a trust for which Mr. Sanders serves as a co-trustee. The address for Mr. Sanders is 600 Travis, Suite 5800, Houston, TX 77002.
(6)	Except with respect to Daniel J. Clark, the information in the table above and the following information is based solely on Amendment No. 5 to the Schedule 13D filed with the SEC on January 6, 2012. Joseph E. LoConti has sole voting and dispositive power with respect to 1,942,093 shares of Common Stock. Daniel J. Clark has sole voting and dispositive power with respect to 949,271 shares of Common Stock. Patricia A. Skoda, as trustee of the Patricia A. Skoda Revocable Trust, has shared voting and dispositive power with respect to 451,813 shares of Common Stock held by the trust and may be deemed to have shared voting and dispositive power over 18,889 shares of Common Stock held by Gregory J. Skoda Trust, of which Patricia J. Skoda’s husband is trustee. Mr. Clark’s beneficial ownership also includes 14,706 restricted shares of Common Stock granted to him as a non-employee director under the Company Stock Plan. We have not included in the shares beneficially owned by Daniel J. Clark and Patricia A. Skoda, Trustee 777,778 shares of Common Stock (the “Clark and Skoda Earn-Out Shares”) that may be issued to Live Earth Funding LLC upon the satisfaction of certain earn-out conditions set forth in an Equity Interest and Asset Purchase Agreement dated December 9, 2009, among WCA Waste Corporation, Live Earth LLC and certain other entities. Mr. Clark and Mrs. Skoda, as Trustee, have an ownership interest and voting discretion as members of Live Earth Funding LLC, and as such may be deemed to beneficially own the Clark and Skoda Earn-Out Shares. The address for Mr. LoConti and the other members of the group is 6140 Parkland Boulevard, Suite 300, Mayfield Heights, OH 44124.

Directors and NEO Beneficial Ownership. Except under applicable community property laws or as otherwise indicated in the footnotes to the table below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned. The address of all directors and executive officers in this table is c/o WCA Waste Corporation, One Riverway, Suite 1400, Houston, Texas 77056. Ownership amounts are as of as of December 31, 2011.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock (1)
Tom J. Fatjo, Jr. (2)	1,167,661	4.9%
Jerome M. Kruszka (3)	845,214	3.6%
Charles A. Casalinova (4)	489,570	2.1%
Tom J. Fatjo, III (5)	618,666	2.6%
Daniel J. Clark (6)	963,977	4.1%
Richard E. Bean (7)	165,431	*
Roger A. Ramsey (7)	70,286	*
Preston Moore, Jr.	83,336	*
Honorable John V. Singleton	39,970	*
Jeffrey S. Serota (8)	39,970	*
Ryan Berry (9)	14,706	*
All directors and executive officers as a group (11 persons)	4,498,787	19.0%

*	Represents beneficial ownership of less than 1%.
(1)	Percent of shares beneficially owned is based on 23,669,422 shares of Common Stock outstanding as of December 31, 2011.
(2)

Includes: (a) 98,368 shares owned by Tom J. Fatjo, Jr. Trust; (b) 12,296 shares owned by Jacqueline Fatjo 1998 Gift Trust; and (c) 12,296 shares owned by Channing Fatjo 1998 Gift Trust. Mr. Fatjo, Jr. is the trustee of each of these trusts, and as such, he has voting and investment power over the assets of such trusts, including shares of Common Stock. Also includes: (w) 211,491 shares owned by Fatjo WCA Partners, L.P., a limited partnership, controlled by Mr. Fatjo, Jr.; (x) 221,472 shares owned by FFAP, Ltd., a limited partnership, the sole general partner of which is a corporation controlled by Mr. Fatjo, Jr. (“FFAP”); and (y) 100,000 shares underlying options currently exercisable. Mr. Fatjo, Jr. disclaims beneficial ownership of the securities held by Fatjo WCA Partners, L.P. and FFAP except to the extent of his pecuniary interest therein. Includes [—] restricted shares of Common Stock that will accelerate and vest in full upon the closing of the Merger. Mr. Fatjo, Jr. has voting power over such unvested restricted shares of Common Stock as of December 31, 2011.
(3)	Includes 100,000 shares underlying options currently exercisable. Includes [—] restricted shares of Common Stock that will accelerate and vest in full upon the closing of the Merger. Mr. Kruszka has voting power over such unvested restricted shares of Common Stock.
(4)	Includes 75,000 shares underlying options currently exercisable. Includes [—] restricted shares of Common Stock that will accelerate and vest in full upon the closing of the Merger. Mr. Casalinova has voting power over such unvested restricted shares of Common Stock.
(5)	Includes: (a) 3,074 shares owned by Thomas J. Fatjo, IV Descendant’s Trust; (b) 3,074 shares owned by Berkeley E. Fatjo Descendant’s Trust; (c) 3,074 shares owned by Travis C. Fatjo Descendant’s Trust; (d) 3,074 shares owned by Justin D. Ruud Descendant’s Trust; (e) 3,074 shares owned by Landon C. Ruud Descendant’s Trust; (f) 12,296 shares owned by Jacqueline Fatjo 1998 Gift Trust; and (g) 12,296 shares owned by Channing Fatjo 1998 Gift Trust. Mr. Fatjo, III is the trustee of each of these trusts, and as such, he has voting and investment power over the assets of such trusts, including their shares of Common Stock. Also includes: (v) 3,000 shares held by Tom J. Fatjo, III IRA; (w) 11,510 shares held by Mr. Fatjo, III as a limited partner of FFAP; (x) 26,172 shares held by Mr. Fatjo, III as a limited partner of Fatjo WCA Partners, L.P.; and (y) 65,000 shares underlying options currently exercisable. Includes [—] restricted shares of Common Stock that will accelerate and vest in full upon the closing of the Merger. Mr. Fatjo, III has voting power over such restricted shares of Common Stock.
(6)	Does not include shares over which Mr. Clark shares voting and dispositive power that he may be deemed to beneficially own as a member of Live Earth Funding LLC. For additional information, please see above “Security Ownership of Certain Beneficial Owners and Management—Owners of More Than 5% of Common and Preferred Stock.”
(7)	Includes 20,000 shares underlying options currently exercisable.
(8)	Mr. Serota is a senior partner in the Private Equity Group of Ares Management, which indirectly controls ACOF II. Mr. Serota disclaims beneficial ownership of the shares owned by ACOF II, except to the extent of any pecuniary interest therein and further disclaims beneficial ownership of 39,970 shares for which he is the record holder of, but has assigned all economic, pecuniary and voting rights to, Ares Management.
(9)	Mr. Berry is a Vice President of Ares Management, which indirectly controls ACOF II. Mr. Berry disclaims beneficial ownership of the shares owned by ACOF II, except to the extent of any pecuniary interest therein and further disclaims beneficial ownership of 14,706 shares for which he is the record holder of, but has assigned all economic, pecuniary and voting rights to, Ares Management.

PROPOSAL THREE: ADJOURNMENT OF THE SPECIAL MEETING

If at the Special Meeting the number of shares of Common Stock voting in favor of the adoption of the Merger Agreement is insufficient to adopt the Merger Agreement under Delaware law, or our Board of Directors determines that it desires additional votes in favor of the proposal to adopt the Merger Agreement, our management intends to move to adjourn the Special Meeting in order to enable our management to solicit additional proxies on the proposal. In that event, we will ask our stockholders to vote upon the adjournment proposal, but not upon the proposal to adopt the Merger Agreement.

In the adjournment proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of granting management the discretionary authority to adjourn the Special Meeting, and any later adjournments of those meetings, to enable our management to solicit additional proxies in favor of the proposal to adopt the Merger Agreement.

If our stockholders approve the adjournment proposal, management could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies in favor of the proposal to adopt the Merger Agreement, including the solicitation of proxies from stockholders that have previously voted against the proposal to adopt the Merger Agreement.

Our Board of Directors believes that if the number of shares of our Common Stock voting in favor of the adoption of the proposal to adopt the Merger Agreement is insufficient to approve the proposal, under applicable law, or our Board of Directors determines that it desires additional votes in favor of the Merger proposal, it is in the best interests of our stockholders to enable our Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the Merger proposal.

Vote Required For Approval And Board Recommendation

Approval of the proposal to grant our management the authority to adjourn the Special Meeting, if necessary, to solicit additional proxies requires an affirmative vote of a majority of the votes cast at the Special Meeting, assuming a quorum is present. For the proposal to grant our management the discretionary authority to adjourn the Special Meeting, if necessary, to solicit additional proxies, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the Special Meeting, but will not have an effect on the proposal.

The Board of Directors unanimously recommends that you vote FOR the proposal to grant our management the discretionary authority to adjourn the Special Meeting, if necessary, to solicit additional proxies.

COMMON STOCK MARKET PRICE AND DIVIDEND INFORMATION

Historical Common Stock Market Price and Dividends

Shares of our Common Stock are traded on the NASDAQ Global Market under the symbol “WCAA”. The following table sets forth, for the periods indicated, the intra-day high and low per share sale prices of our Common Stock, as reported on the NASDAQ Global Market. WCA has never paid cash dividends on our Common Stock, and we do not anticipate paying any cash dividends in the foreseeable future.

	Price Range Per Share
	High			Low
2010
First Quarter		$5.25			$4.00
Second Quarter		$5.23			$3.80
Third Quarter		$5.05			$4.02
Fourth Quarter		$5.95			$4.51

2011
First Quarter		$6.07			$4.63
Second Quarter		$6.27			$5.17
Third Quarter		$6.14			$3.82
Fourth Quarter		$6.66			$3.01

2012
First Quarter (through [—], 2012)	$	[—	]	$	[—	]

The closing sale price of our Common Stock on the NASDAQ Global Market on December 21, 2011, the last trading day prior to the announcement of the Merger, was $4.91. On [—], 2012, the last trading day before the date of this proxy statement, our Common Stock closed at $[—] per share. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares.

FUTURE STOCKHOLDER PROPOSALS

As long as our Common Shares are registered under the Exchange Act, pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at our next annual meeting of stockholders. WCA intends to hold its 2011 annual meeting of stockholders, including the election of nominees to serve on the Board of Directors in the first quarter of 2012 as soon as practicable following the filing of WCA’s annual report on Form 10-K for the year ended December 31, 2011.

Shortly after the Merger is consummated, we anticipate that our shares will no longer be registered under the Exchange Act. If, however, the Merger is not consummated, we will continue to hold annual meetings and elect directors. In connection therewith, stockholders would be entitled to submit stockholder approvals. In order for a stockholder proposal to be eligible for inclusion in the proxy statement and form of proxy for the 2011 or 2012 annual meeting pursuant to Rule 14a-8(e) of the Exchange Act, the proposal must be received by the Secretary of WCA Waste at One Riverway, Suite 1400, Houston, Texas 77056 a reasonable time before WCA begins to print and send the proxy materials in connection with such meeting. Such proposals must meet all of the requirements of applicable Delaware law and the rules and regulations promulgated by the SEC (including the requirements of Rule 14a-8) to be eligible for inclusion in our proxy materials for the 2011 or 2012 annual meeting. While the Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement and form of proxy stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Alternatively, under our second amended and restated bylaws, proposals of stockholders intended to be presented at the 2011 or 2012 annual meeting that do not comply with the procedure mentioned above must be received by the Secretary of WCA at its principal executive office in Houston, Texas not more than 10 days following the first date that we publicly announce the date of such meeting in order to be considered timely and must contain the information required by our second amended and restated bylaws (set forth below). We will not entertain any proposals at the annual meeting that do not meet these requirements. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal.

Our second amended and restated bylaws require any proposal to include the following information: (i) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and the stockholder’s reasons for conducting such business at the annual meeting, (ii) any material interest of the stockholder in such business, (iii) the name, principal occupation and record address of the stockholder, (iv) the class and number of shares of WCA Waste which are held of record or beneficially owned by the stockholder, (v) the dates upon which the stockholder acquired such shares of stock and documentary support for any claims of beneficial ownership, (vi) such other matters as may be required by our amended and restated certificate of incorporation, (vii) a representation that the stockholder is a holder of record of stock of WCA Waste entitled to vote at such meeting and intends to appear in person or by proxy at the Special Meeting to propose such business, and (viii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of a least the percentage of our outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of each proposal.

Stockholders may contact the Secretary at our principal executive office in Houston, Texas for a copy of the relevant second amended and restated bylaw provisions regarding the requirements for making stockholder proposals.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents WCA files with the SEC by going to the “Investors” section of our website at www.wcaa.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

Reports, proxy statements or other information concerning us may also be inspected at the offices of the NASDAQ Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [—], 2012. YOU SHOULD NOT ASSUME

THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

OTHER BUSINESS

Management does not intend to present and does not have any reason to believe that others will present at the Special Meeting any item of business other than those set forth in this proxy statement. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters at the discretion and in accordance with the judgment of the person acting under the proxy.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

ALTERNATIVELY, YOU MAY SUBMIT A PROXY TO VOTE YOUR SHARES BY INTERNET OR TELEPHONE. IF VOTING BY INTERNET, YOU MAY ACCESS THE INTERNET VOTING SITE AT HTTP://WWW.CONTINENTALSTOCK.COM. FOLLOW THE ON-SCREEN INSTRUCTIONS AND BE SURE TO HAVE THE CONTROL NUMBER LISTED ON YOUR CARD AVAILABLE WHEN YOU ACCESS THE INTERNET VOTING SITE. IF VOTING BY TELEPHONE, DIAL TOLL FREE 1-866-894-0537 FROM ANY TOUCH-TONE TELEPHONE. FOLLOW THE VOICE PROMPTS AND BE SURE TO HAVE THE CONTROL NUMBER LISTED ON YOUR CARD AVAILABLE WHEN YOU CALL. IF YOU SUBMIT A PROXY TO VOTE YOUR SHARES BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL THE ENCLOSED PROXY.

By Order of the Board of Directors

Tom J. Fatjo, III
Senior Vice President-
Finance and Secretary

Houston, Texas

[                    ]

APPENDIX A

AGREEMENT AND PLAN OF MERGER

among

COD INTERMEDIATE, LLC

COD MERGER COMPANY, INC.

and

WCA WASTE CORPORATION

Dated as of December 21, 2011

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of December 21, 2011 (this “Agreement”), among Cod Intermediate, LLC, a Delaware limited liability company (“Parent”), Cod Merger Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and WCA Waste Corporation, a Delaware corporation (the “Company”).

W I T N E S S E T H :

WHEREAS, the respective Boards of Directors of the Company, the Parent and Merger Sub have approved and declared advisable, this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and upon the terms and subject to the conditions set forth herein; and

WHEREAS, subject to the terms and conditions hereof, the Board of Directors of the Company (the “Board”) is recommending that the holders of the Company’s capital stock entitled to vote thereon vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger as specified herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE 1

THE MERGER

Section 1.1 The Merger. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent.

Section 1.2 Closing. Subject to Section 5.19 and the schedule thereto, the closing of the Merger (the “Closing”) shall take place at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002 at 10:00 a.m., local time, on a date to be specified by the Company and Parent, which shall be no later than fifteen (15) Business Days following the day on which the last to be satisfied or (to the extent permitted by this Agreement and applicable Law) waived of the conditions set forth in ARTICLE 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by this Agreement and applicable Law, waiver of such conditions) shall be satisfied or waived in accordance with this Agreement, or such other place, date and time as the Company and Parent may agree in writing, unless this Agreement has theretofore been terminated pursuant to its terms; provided, however, that Parent or Merger Sub shall not be required to effect the Closing on or before the date that is fifty (50) Business Days after the date on which the Company first files the Proxy Statement with the SEC in accordance with Section 5.4 (the “Parent Financing Date”) unless Parent otherwise consents in writing. In the event the conditions set forth in the schedule to Section 5.19 or in Section 6.1(c) are delayed beyond the date on which the Company and Parent currently anticipate such conditions shall be satisfied then the Company and Parent shall negotiate in good faith for a reasonable extension of the Parent Financing Date to account for such delay. The day on which the Closing actually occurs is referred to herein as the “Closing Date”.

Section 1.3 Effective Time. As soon as practicable on the Closing Date after the Closing, a certificate of merger prepared and executed in accordance with Section 251 of the DGCL (the “Certificate of Merger”) shall be filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL. The Merger shall become effective at the time of such filing or at such later time as may be agreed by the parties in writing and specified in the Certificate of Merger (such time as the Merger becomes effective is referred to herein as the “Effective Time”).

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in the Merger to read in the form of the amended and restated certificate of incorporation set forth on Exhibit A hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law, in each case consistent with the obligations set forth in Section 5.8.

(b) The bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated at the Effective Time to read in their entirety in the form set forth on Exhibit B hereto and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law, in each case consistent with the obligations set forth in Section 5.8.

Section 1.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 1.7 Officers. The officers of Merger Sub immediately prior to the Closing Date shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly appointed and qualified, or their earlier death, resignation or removal.

ARTICLE 2

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

(a) Conversion of Company Capital Stock

(i) Common Stock Merger Consideration. Subject to Section 2.1(b) and Section 2.1(d), each share of common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (such shares, collectively, “Company Common Stock,” and each, a “Common Share”), other than any Cancelled Shares (to the extent provided in Section 2.1(b)) and any Shares held by Dissenting Stockholders, if any, shall thereupon be converted automatically into and shall thereafter represent the right to receive $6.50 in cash in accordance with Section 2.2 (the “Common Stock Merger Consideration”), without interest. All Common Shares that have been converted into the right to receive the Common Stock Merger Consideration as provided in this Section 2.1(a)(i) shall be automatically cancelled and retired and shall cease to exist, and each holder of a certificate (or Common Shares in book-entry form) which immediately prior to the Effective Time represented such Common Shares shall cease to have any rights with respect to such Common Shares other than the right to receive the Common Stock Merger Consideration, without interest, in accordance with this Section 2.1(a)(i) and Section 2.2 hereof.

(ii) Preferred Stock Merger Consideration. Subject to Section 2.1(b) and Section 2.1(d), each share of Series A Preferred Stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (such shares, collectively, “Company Preferred Stock,” and, together with the Company Common Stock the “Company Capital Stock”, and each, a “Preferred Share”, a Preferred Share or Common Share may be referred to herein as a “Share”), other than any Shares held by Dissenting Stockholders, if any, shall thereupon be converted automatically into and shall thereafter represent the right to receive $130.565 (as such amount may be adjusted pursuant to Section 2.1(a)(ii) of the Company Exceptions Letter), in accordance with Section 2.2 (the “Preferred Stock Merger Consideration” and, together with the Common Stock Merger Consideration, the “Merger Consideration”), without interest. All Preferred Shares that have been converted into the right to receive the Preferred Stock Merger Consideration as provided in this Section 2.1(a)(ii) shall be automatically cancelled and retired and shall cease to exist, and each holder of a certificate (or Preferred Shares in book-entry form) which immediately prior to the Effective Time represented such Preferred Shares shall cease to have any rights with respect to such Preferred Shares other than the right to receive the Preferred Stock Merger Consideration, without interest, in accordance with this Section 2.1(a)(ii) and Section 2.2 hereof.

(b) Parent and Merger Sub-Owned Shares. Each Common Share and Preferred Share that is owned, directly or indirectly, by Merger Sub immediately prior to the Effective Time or held by the Company or any of its Subsidiaries immediately prior to the Effective Time (in each case, other than any such Common Shares or Preferred Shares held on behalf of third parties) (the “Cancelled Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, (i) be cancelled, (ii) not be converted into the right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration and (iii) cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement.

(c) Conversion of Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(d) Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change, other than such changes expressly permitted herein or set forth in Section 2.1(d) of the Company Exceptions Letter, in the outstanding shares of Company Capital Stock, or securities convertible or exchangeable into or exercisable for shares of Company Capital Stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, merger, issuer tender or exchange offer, or other similar transaction, the Common Stock Merger Consideration and/or Preferred Stock Merger Consideration, as applicable, shall be equitably adjusted to reflect such change; provided that nothing herein shall be construed to permit the Company to take any action with respect to its securities that is prohibited or not expressly permitted by the terms of this Agreement.

Section 2.2 Exchange of Certificates.

(a) Paying Agent. On or before the Closing Date and prior to the Effective Time, Parent and Merger Sub will enter into an agreement with a U.S. bank or trust company that shall be appointed by Parent and reasonably acceptable to the Company to act as agent for the holders of the Shares and holders of the Company Stock Options in connection with the Merger (the “Paying Agent”) and to receive the Merger

Consideration and the Option Consideration to which such holders shall become entitled pursuant to this ARTICLE 2. As promptly as practicable after the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, in trust for the benefit of the holders of Company Capital Stock and Company Stock Options, for payment in accordance with this ARTICLE 2 through the Paying Agent, cash in an amount sufficient to permit payment of the aggregate Merger Consideration payable pursuant to Section 2.1 (such cash being hereinafter referred to as the “Payment Fund”).

(b) Payment Procedures.

(i) As soon as reasonably practicable after the Effective Time and in any event not later than five (5) Business Days following the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of Shares whose Shares were converted into the Merger Consideration pursuant to Section 2.1, a customary letter of transmittal, agreed to by Parent and the Company prior to the Closing, which shall specify that delivery shall be effected, and risk of loss and title to the certificates that immediately prior to the Effective Time represented Shares (“Certificates”) shall pass, only upon delivery of Certificates to the Paying Agent (or delivery of effective affidavits of loss in lieu thereof in accordance with Section 2.2(g)) or upon adherence to the procedures relating to transfer and the risk of loss with respect to non-certificated Shares represented by book-entry (“Book-Entry Shares”). Such letter of transmittal shall contain instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender of such Shares, in exchange for the Merger Consideration.

(ii) Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) to ensure that (A) if the Closing occurs at or prior to 11:30 a.m. (Eastern time) on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the Closing Date an amount in cash in immediately available funds equal to (x) the product of (1) the number of Common Shares (other than any Shares held by Dissenting Stockholders, if any) held of record by DTC or such nominee immediately prior to the Effective Time and (2) the Common Stock Merger Consideration plus (y) the product of (1) the number of Preferred Shares (other than any Shares held by Dissenting Stockholders, if any) held of record by DTC or such nominee immediately prior to the Effective Time and (2) the Preferred Stock Merger Consideration (such amount, the “DTC Payment”), and (B) if the Closing occurs after 11:30 a.m. (Eastern time) on the Closing Date, the Paying Agent will transmit to DTC or its nominee promptly on the first Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.

(iii) Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor payment in an amount equal to the product of (x) the number of Common Shares or Preferred Shares, as applicable, formerly represented by such holder’s properly surrendered Certificates (or subject to such effective affidavits of loss in lieu thereof) or Book-Entry Shares multiplied by (y) the Common Stock Merger Consideration or Preferred Stock Merger Consideration, as applicable. No interest will be paid or accrued on any amount payable upon due surrender of Certificates (or delivery of effective affidavits of loss in lieu thereof) or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer or stock records of the Company, payment for any cash to be paid upon compliance with the procedures described above may be paid to such a transferee if the applicable letter of transmittal is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other Taxes have been paid or are not applicable.

(iv) The Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Shares or holder of Company Stock Options such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of U.S. state or local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or holder of the Company Stock Options, in respect of which such deduction and withholding were made.

(c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, they shall be marked “cancelled” and exchanged for a payment in the proper amount pursuant to and subject to the requirements of this ARTICLE 2.

(d) Termination of Rights and Payment Fund. All Merger Consideration paid upon the surrender of and in exchange for shares of Company Common Stock and Company Preferred Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock and Company Preferred Stock. Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares on the 365th day after the Effective Time shall be delivered to the Surviving Corporation, and any former holders of Shares or Company Stock Options who have not surrendered their Shares or Company Stock Options in accordance with this Section 2.2 or Section 2.3, as applicable, shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares; provided, that such former holders shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under applicable Laws.

(e) No Liability. Notwithstanding anything herein to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Investment of Payment Fund; Fees and Expenses of Paying Agent. The Payment Fund shall be invested as reasonably directed by Parent; provided that it shall be invested in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; provided, however, that any interest or other income resulting from the investment of the Payment Fund shall be solely for the account of Parent or the Surviving Corporation. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares of Company Capital Stock and Company Stock Options shall be entitled under Section 2.1 and Section 2.3, respectively, Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit additional cash with the Paying Agent sufficient to make all such payments required under Section 2.1 and Section 2.3, and Parent and the Surviving Corporation shall in any event be liable for payment thereof. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses of the Paying Agent.

(g) Lost Certificates. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the provision or posting by such person of an indemnity agreement or, at the election of Parent or the Paying Agent, a bond in reasonable amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate payment in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the applicable Merger Consideration.

Section 2.3 Company Stock Options; Restricted Company Common Stock.

(a) Prior to the Effective Time, the Company shall take all actions necessary to provide that each option issued under the Company Stock Plan that is outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) that represents the right to acquire shares of Company Common Stock (each, a “Company Stock Option”) shall accelerate vesting and the time at which such Company Stock Option may be exercised so that such Company Stock Option may be exercised in full for a limited period of time prior to, but contingent upon the occurrence of, the Effective Time, after which all unexercised Company Stock Options shall terminate. Prior to the Effective Time, the Company shall make any amendments to the terms of the Company Stock Plan and obtain any consents from holders of Company Stock Options that, in each case, are necessary to give effect to the transactions contemplated by this Section 2.3 and, notwithstanding anything to the contrary, payment may be withheld in respect of any Company Stock Option until any necessary consents are obtained. Without limiting the foregoing, except as otherwise agreed by Parent, the Company shall take all actions necessary to ensure that the Company will not at the Effective Time be bound by any options, stock appreciation rights, deferred stock units, warrants or other rights or agreements which would entitle any Person, other than Parent and its Subsidiaries, to own or have any rights with respect to any capital stock of the Surviving Corporation or to receive any payment in respect thereof. Prior to the Effective Time, the Company shall take all actions necessary to terminate the Company Stock Plan and all awards thereunder, such termination to be effective at or before the Effective Time. For purposes of this Agreement, “Company Stock Plan” shall mean the Fourth Amended and Restated 2004 WCA Waste Corporation Incentive Plan.

(b) All restrictions on shares of Company Common Stock issued as restricted Company Common Stock pursuant to the Company Stock Plan (“Restricted Shares”) will lapse immediately prior to the Effective Time and shall be deemed to be Company Common Stock and shall be entitled to receive Common Stock Merger Consideration pursuant to Section 2.1.

(c) Notwithstanding any provision to the contrary herein, any Tax deductions arising from the lapse of restrictions on Restricted Shares, any change in control, bonus or similar payments arising from or pursuant to, or the exercise of the Company Stock Options in connection with, the transactions contemplated by this Agreement (i) shall be treated as arising on the day of, but arising and properly allocable to the portion of the day after, the Effective Time and (ii) shall be treated as arising in, and shall be allocated to, the Company’s taxable period or portion thereof beginning after the day of the Effective Time (the “Post-Closing Period”). The parties shall report consistently with the preceding sentence for all Tax purposes, and shall not take any inconsistent position in any Tax proceeding. In making such allocation, the parties agree that the lapse of restrictions on Restricted Shares, and the acceleration of the Company Stock Options, pursuant to this Agreement arises outside the ordinary course of business of the Company as carried on prior to the day of the Effective Time and therefore is appropriately allocated to the Post-Closing Period.

Section 2.4 Appraisal Rights.

(a) Notwithstanding any other provision of this Agreement, Shares outstanding immediately prior to the Effective Time and which are held by a holder of Shares (including any Book-Entry Shares or shares held by holders that have delivered to the Company effective affidavits of loss in lieu of Certificates) who shall have:

(i) demanded appraisal for such shares in accordance with and in compliance in all respects with the provisions of Section 262 of the DGCL;

(ii) not voted such Shares in favor of the Merger; and

(iii) not withdrawn, waived or otherwise lost or forfeited such holder’s appraisal rights under Section 262 of the DGCL prior to the Effective Time (collectively, the “Dissenting Shares”, and the holder of any such Dissenting Shares is referred to as a “Dissenting Stockholder”), shall not be converted into or represent the right to receive any part of the Merger Consideration. Such Dissenting Shares shall instead be converted into the right to receive from the Surviving Corporation payment of the “fair value” thereof in accordance with Section 262 of the DGCL.

(b) The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Dissenting Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL that are received by the Company for appraisal of any Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands, and the Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

(c) Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares under Section 262 of the DGCL shall be forfeited and cease, and each of such holder’s Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive, without interest thereon, the applicable Merger Consideration, upon surrender, in the manner provided in Section 2.1(a)(i), of the Certificate or Certificates (or effective affidavits in lieu of loss thereof) or Book-Entry Shares that formerly evidenced such Shares.

Section 2.5 Assumption of Earn-Out. At the Effective Time, the Surviving Company shall assume the obligations of the Company pursuant to the Escrow Agreement (the “Escrow Agreement”) dated as of December 31, 2009 by and among the Company, HBK Master Fund L.P., Bernard Global Loan Investors, Ltd., Bernard National Loan Investors, Ltd., Live Earth Funding LLC, Brian Fenwick-Smith (collectively, the “Earn-Out Parties”) and Bank of Texas, N.A., as escrow agent, and the Earn-Out Certificates (the “Earn-Out Certificates”) issued December 31, 2009, each by and between the Company and each of the Earn-Out Parties. Pursuant to the Escrow Agreement and the Earn-Out Certificates, at the Effective Time each Escrow Share (as defined in the Escrow Agreement) shall automatically convert, without any further action required by any person, into the right to receive an amount equal to the Common Stock Merger Consideration multiplied by the number of shares of Common Stock each Escrow Share would have converted into had the Merger not occurred, pursuant to the terms, and subject to the conditions, set forth in the Escrow Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that the statements contained in this ARTICLE 3 are true and correct except as set forth in (a) the Company SEC Documents filed and publicly available after January 1, 2011 and prior to the date of this Agreement (the “Filed Company SEC Documents”) (i) (excluding any risk factor disclosure set forth under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer and any other forward-looking statement of risk that does not contain a reasonable level of detail about the risks of which the statement warns and (ii) solely to the extent it is reasonably apparent solely on the face of that disclosure in such Filed Company SEC Documents that such disclosure would qualify the representations and warranties contained herein), provided that nothing in the Filed Company SEC Documents shall be deemed to modify or qualify the representations set forth in Section 3.2, Section 3.3, Section 3.4, Section 3.12(b), Section 3.19, Section 3.21 or Section 3.25 or (b) the exceptions letter delivered by the Company to Parent at or before the execution and delivery by the Company of this Agreement (the “Company Exceptions Letter”). The Company Exceptions Letter shall be arranged in numbered and lettered sections corresponding to references to the Company Exceptions Letter contained in the numbered and lettered sections in this ARTICLE 3, and the disclosure in any section shall be deemed to qualify other sections in this ARTICLE 3 to the extent (and only to the extent) that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other sections.

Section 3.1 Qualification, Organization, Subsidiaries, etc.

(a) Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of the Company and its Subsidiaries has all requisite corporate, limited liability company or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

(b) Each of the Company and its Subsidiaries is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The Company has made available (in a data room) to Parent correct and complete copies of its certificate of incorporation and bylaws (the “Company Charter Documents”) and correct and complete copies of the certificate of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries (the “Subsidiary Documents”), in each case as amended to the date of this Agreement. All such Company Charter Documents and Subsidiary Documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any of their respective provisions. The Company has made available (in a data room) to Parent and its representatives correct and complete copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of stockholders, the Board and each committee of the Board and each of its Subsidiaries held since January 1, 2008 (other than portions of any minutes, or drafts thereof, relating to this Agreement, the transactions contemplated hereby or any Alternative Proposal).

(d) As used in this Agreement, any reference to any fact, circumstance, event, change, effect or occurrence having a “Company Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, has or would reasonably be expected to have a material adverse effect on the assets, properties, business, results of operation or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following facts, circumstances, events, changes, effects, or occurrences, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a Company Material Adverse Effect: (A) any change in general economic, business, financial, credit or market conditions that does not disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other participants in the waste collection and disposal industry in the United States; (B) any action taken by the Company to comply with its obligations under this Agreement (other than compliance with Section 5.1(a) of this Agreement); (C) any occurrence generally affecting the waste collection and disposal industry that does not disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other participants in the waste collection and disposal industry in the United States; (D) any change in GAAP or applicable Law or the interpretation thereof that does not disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other participants in the waste collection and disposal industry in the United States; (E) any act of terrorism, war (whether or not declared), national disaster or any national or international calamity affecting the United States that does not disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other participants in the waste collection and disposal industry in the United States; (F) any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period (provided that the underlying causes of such failures may constitute or be taken into account in determining whether there has been, or would be, a Company Material Adverse Effect); (G) any change in the price or trading volume of the Company Common Stock in and of itself (provided that the underlying causes of such change may constitute or be taken into account in determining whether there has been, or would be, a Company Material Adverse Effect); (H) except for purposes of Section 3.4(b) or Section 3.4(c) any effect attributable to the announcement, performance or pendency of this Agreement or the transactions contemplated hereby, including, without limitation, any loss of employees or customers resulting from the publication of the Agreement or the identity of Parent or any of its Affiliates as the acquirer of the Company; (I) any failure by the Company or its Affiliates to obtain clearance under the HSR

Act in connection with the transactions contemplated by this Agreement; or (J) any action taken by the Company at the written request of Parent or any of its Affiliates, or any action mutually agreed to in writing by the parties to this Agreement, in either case that, if taken without the consent of Parent, would have been prohibited by the terms of this Agreement.

Section 3.2 Capital Stock.

(a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, and 8,000,000 shares of Company Preferred Stock, 750,000 shares of which are designated as Series A Preferred Stock. As of December 21, 2011, (i) 23,699,014 shares of Company Common Stock were issued and outstanding, (ii) 1,708,488 shares of Company Common Stock were reserved for issuance under the Company Stock Plan, of which 488,000 shares of Company Common Stock were subject to outstanding options issued pursuant to such plans, 856,959 shares of Company Common Stock are outstanding pursuant to unvested restricted stock awards under such plans, and 363,519 shares of Company Common Stock were reserved for future issuance pursuant to such plans, which includes 295,434 shares that are subject to outstanding deferred stock awards under such plans, and (iii) 750,000 shares of Company Preferred Stock were issued and outstanding, which have a stated value per share of $130.356 as of December 21, 2011, and no other shares of Company Preferred Stock were issued or outstanding. Section 3.2(a) of the Company Exceptions Letter sets forth a correct and complete list, as of the date hereof, of all outstanding options or other rights to purchase or receive shares of Company Common Stock granted under the Company Stock Plan or otherwise, and for each such option or other right, the number of shares of Company Common Stock subject thereto, the terms of vesting, the grant and expiration dates and exercise price thereof and the name of the holder thereof. The Subsidiaries of the Company do not hold any shares of Company Capital Stock, or securities or obligations convertible or exchangeable into or exercisable for such Company Capital Stock. All outstanding shares of Company Capital Stock, and all shares of Company Common Stock reserved for issuance as noted in clause (ii), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights and issued in compliance with all applicable securities Laws. All Company Stock Options have an exercise price equal to no less than the fair market value of the underlying shares of Company Common Stock on the date of grant.

(b) Except as set forth in Section 3.2(a) above or as set forth in Section 3.2(b) of the Company Exceptions Letter, (i) the Company does not have any shares of Company Capital Stock issued or outstanding other than shares of Company Common Stock that have become outstanding after December 21, 2011 upon exercise of Company Stock Options outstanding as of December 21, 2011, (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of Company Capital Stock or other equity interests of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary and (iii) neither the Company nor any of its Subsidiaries is subject to any agreement providing for the payment of amounts determined by reference to the value or appreciation of any equity securities of the Company.

(c) Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(d) Except as set forth on Section 3.2(d) of the Company Exceptions Letter, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or of which the Company is otherwise aware with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.

(e) Except as set forth on Section 3.2(e) of the Company Exceptions Letter, no holder of securities in the Company or any of its Subsidiaries has any right to have such securities registered by the Company or any of its Subsidiaries, as the case may be.

(f) The Company does not have any stockholder rights plan in effect.

Section 3.3 Subsidiaries. Section 3.3 of the Company Exceptions Letter sets forth a complete and correct list of each Subsidiary of the Company, as well as the jurisdiction of organization or formation and the ownership of outstanding equity interests (including partnership interests and limited liability company interests) of each such Subsidiary. All equity interests (including partnership interests and limited liability company interests) of the Company’s Subsidiaries held by the Company or any other Subsidiary have been duly and validly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights. All such equity interests are free and clear of any Liens or any other limitations or restrictions on such equity interests (including any limitation or restriction on the right to vote, pledge or sell or otherwise dispose of such equity interests).

Section 3.4 Corporate Authority Relative to this Agreement; No Violation.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby have been duly and validly authorized by the Board, and, except for the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the Merger and the transactions contemplated hereby. The Board determined that the Merger and the transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders, declared the Merger to be advisable, and approved and adopted this Agreement. As of the date hereof, the Board has unanimously (as to those Board members voting) resolved to recommend that the Company’s stockholders entitled to vote thereon adopt this Agreement and approve the Merger and the transactions contemplated hereby, subject to the terms and conditions set forth herein (the “Recommendation”). This Agreement has been duly and validly executed and delivered by the Company, and assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(b) Other than in connection with or in compliance with (i) the provisions of the DGCL, (ii) the Securities Exchange Act of 1934 and the rules promulgated thereunder (the “Exchange Act”), (iii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and (iv) the approvals set forth on Section 3.4(b) of the Company Exceptions Letter (collectively, the “Company Approvals”), no authorization, consent or approval of, or filing with, any United States, foreign, federal, state, provincial or local governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Entity”) or other person is necessary, under applicable Law or otherwise, for the consummation of the transactions contemplated hereby, except for non-material municipal or waste permits required to be obtained in connection with a change in control transaction, and such authorizations, consents, approvals or filings that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or impair in any material respect the ability of the Company to perform its obligations hereunder.

(c) The execution and delivery by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, Company Permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”) upon any of the properties or assets of the Company or any of its Subsidiaries, except for non-material municipal or other waste permits required to be obtained in connection with the transactions contemplated hereby and that the parties will cooperate to obtain prior to the Effective Time, (ii) conflict with or result in any violation of any provision of the Company Charter Documents or Subsidiary Documents or (iii) conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss, Lien or failure to obtain consent that would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.5 Reports and Financial Statements.

(a) The Company and its Subsidiaries have filed or furnished all forms, documents, statements and reports required to be filed or furnished prior to the date hereof by them with the Securities and Exchange Commission (the “SEC”) since January 1, 2009 (the forms, documents, statements and reports filed with or furnished to the SEC since January 1, 2009 and those filed or furnished with the SEC subsequent to the date of this Agreement, if any, including any amendments thereto, the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment prior to the date hereof, the Company SEC Documents complied, and each of the Company SEC Documents filed or furnished subsequent to the date of this Agreement will comply, in all material respects with the requirements of the Securities Act of 1933 and the rules promulgated thereunder (the “Securities Act”) and the Exchange Act, as the case may be, and complied or will comply, as applicable, in all material respects with the then-applicable accounting standards. None of the Company SEC Documents so filed or furnished or that will be filed or furnished subsequent to the date of this Agreement contained or will contain, as the case may be, any untrue statement of a material fact or omitted or will omit, as the case may be, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, not misleading. None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of the date hereof, there are no outstanding or unresolved comments from the SEC staff with respect to any of the Company SEC Documents.

(b) The financial statements (including all related notes and schedules) of the Company and its Subsidiaries included in or incorporated by reference into the Company SEC Documents fairly present, in all material respects, the financial position of the Company and its Subsidiaries, as at the respective dates thereof, and the results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

Section 3.6 Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The management of the Company has completed its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2010, and such assessment concluded that such controls were effective. The Company has disclosed, based on its most recent evaluations, to the Company’s outside auditors and the audit committee of the Board (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and (B) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since January 1, 2010, the Company has not identified any material weaknesses in internal controls. There are no facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

Section 3.7 No Undisclosed Liabilities. Except (a) as reflected or reserved against in the Company’s consolidated balance sheets (or the notes thereto) included in the Company SEC Documents filed or made available to Parent (in a data room) prior to the date hereof, (b) for transactions expressly contemplated by this Agreement, (c) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since September 30, 2011 (the “Balance Sheet Date”), (d) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business and (e) as set forth in Section 3.7 of the Company Exceptions Letter, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether known or unknown and whether due or to become due, that would have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8 Compliance with Law; Permits.

(a) Except (i) as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or (ii) as set forth in Section 3.8(a) of the Company Exceptions Letter, the Company and its Subsidiaries are, and since January 1, 2009 have been, in compliance with and are not in default under or in violation of any applicable federal, state, local or foreign or provincial law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any Governmental Entity, including common law, (collectively, “Laws” and each, a “Law”).

(b) The Company and its Subsidiaries are in possession of all material franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”). All Company Permits are in full force and effect, except where the failure to be in full force and effect would not be material to the Company or any Subsidiary. No suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where such suspension or cancellation would not be material to the Company or any Subsidiary. The Company and its Subsidiaries are not, and since January 1, 2009 have not been in material violation or breach of, or default under, any Company Permit. No event or condition has occurred or exists which would be reasonably likely to result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of the Company or any of its Subsidiaries under, any Company Permit (in each case, with or without notice or lapse of time or both). Prior to Effective Time, the Company or one of its Subsidiaries shall have obtained the draft permit described in Section 3.8(b) of the Company Exceptions Letter with no material conditions thereto outside the ordinary course of business.

Section 3.9 Environmental Laws and Regulations.

(a) Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company, each of its Subsidiaries and each of their operations and properties are and have been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with Company Permits required by Environmental Laws for the operation of the Company and its Subsidiaries (“Environmental Permits”) and no circumstances or conditions currently exist that would reasonably be expected to prevent such continued compliance or to result in the revocation, termination, non-renewal or material modification of any such Environmental Permits; (ii) there has been no release of any Hazardous Substance by the Company or any of its Subsidiaries in any manner that could reasonably be expected to result in the Company or any Subsidiary incurring any remedial obligation, corrective action requirement or other liability of any kind under applicable Environmental Laws, (iii) neither the Company, its Subsidiaries, nor any of their respective owned, leased or used properties are, or, to the Knowledge of the Company, threatened to become, subject to any liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or written claim asserted or arising under any Environmental Law; (iv) neither the Company nor any of its Subsidiaries nor any real property owned or leased by the Company or its Subsidiaries is subject to any pending or, to the Company’s Knowledge, threatened Environmental Claim and, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries nor any real property currently or formerly owned or leased by the Company or its Subsidiaries is subject to any pending or threatened investigation involving Environmental Laws or Environmental Permits; and (v) to the Company’s Knowledge, no conditions currently exist with respect to the Company and its Subsidiaries or their respective operations or properties (owned or leased) that would reasonably be expected to result in the Company or its Subsidiaries incurring unbudgeted material capital expenditures or liabilities under Environmental Laws or Environmental Permits, including such expenditures and liabilities arising out of proposed, but not yet, effective, changes in Environmental Laws.

(b) The Company has provided to Parent access to all material environmental health and safety related assessments, audits, investigations, permits, or other material documentation relating to current compliance, remediation, or Environmental Claims or liabilities under Environmental Laws.

(c) The transactions contemplated by this Agreement do not require the consent or pre-approval of any Governmental Entity with jurisdiction of the environment, including any approvals required as a result of change in control provisions in material Environmental Permits or the substitution or, solely as a result of a change in control, increase in the amount of any financial assurance obligations greater than $1,000,000 in the aggregate and instruments maintained by the Company or its Subsidiaries to satisfy such requirements imposed by Environmental Laws or Environmental Permits. As of the Closing Date, there will be no deficiencies in any such financial assurance obligations greater than $500,000 in the aggregate.

(d) Section 3.9(d) of the Company Exceptions Letter sets forth the Company’s current financial assurance instruments and insurance policies to satisfy the financial assurance obligations of the Company and its Subsidiaries under any Environmental Laws or Environmental Permits.

(e) For purposes of this Agreement, the following terms have the following meanings: (i) “Environmental Claim” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices or claims of noncompliance, violation or liability, or any proceedings, whether brought by a Governmental Entity or third-party (hereinafter, “Claims”) relating in any way to any Environmental Law or any Environmental Permit, including, (x) any and all Claims by Governmental Entities for enforcement, cleanup, removal or other actions or damages pursuant to any applicable Environmental Law and (y) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Substances or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Substances), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands; (ii) “Environmental Laws” means any Laws relating to (x) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (y) the exposure to, or the use, presence, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances; and (iii) “Hazardous Substance” means any material, substance or waste listed, defined, designated, classified or characterized as hazardous, toxic, radioactive, dangerous or as a pollutant or contaminant or words of similar meaning and effect, or otherwise regulated, under any Environmental Law, including without limitation any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde, foam insulation, mold or polychlorinated biphenyls.

(f) Except as may be covered by Section 3.7, Section 3.9 provides the exclusive representations and warranties of the Company with regard to Environmental Permits, Environmental Laws, Environmental Claims and Hazardous Substances.

Section 3.10 Employee Benefit Plans.

(a) Section 3.10(a) of the Company Exceptions Letter sets forth a true and complete list, separately identified for each country in which current or former employees, consultants or directors of the Company and any of its Subsidiaries are based, of all material “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and any material employment (including all employment agreements with Executives), consulting, separation, retention, severance or change in control agreement, and any other material plans, agreements or arrangements (including contracts of insurance and contracts with current service providers) involving compensation or benefits relating to pension, welfare benefits, severance, retention, vacation, leaves of absence, company awards, supplemental unemployment, salary continuation for disability, retirement, deferred compensation, profit-sharing, bonus or other incentive compensation, equity and equity-based compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance, business travel and personal accident insurance, and educational assistance maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries has any obligation or liability, contingent or otherwise, in respect of current or former employees, consultants, directors or managers of the Company or any of its Subsidiaries (“Company Benefit Plans”).

(b) None of the Company, the Subsidiaries or any of their Affiliates and any trade or business (whether or not incorporated) that is or has ever been under common control, or that is or has ever been treated as a single employer, with any of them under Section 414(b), (c), (m) or (o) of the Code (each, an “ERISA Affiliate”) in the past six (6) years contributes to or has sponsored, maintained, contributed to or had any liability in respect of any “defined benefit pension plan” (as defined in Section 3(35) of ERISA) or plan subject to Section 412 of the Code or Section 302 of ERISA including any “multiemployer plan” (as defined in Section 3(37) of ERISA).

(c) True and complete copies of the following documents, in respect of each of the Company Benefit Plans (as applicable), have been delivered or made available to Parent (in a data room): (i) except where form agreements substantially representative of the actual agreements have been provided, copies of all employment (including all employment agreements with Executives), consulting, separation, retention, severance, deferred compensation or change in control agreements with current or former employees, independent contractors, consultants, directors or managers of the Company and any of its Subsidiaries, (ii) any plans and related trust documents and all amendments thereto, or written summaries of all unwritten Company Benefit Plans, (iii) the most recent Forms 5500 and schedules thereto, (iv) the most recent financial statements and actuarial valuations, (v) the most recent IRS determination, opinion or advisory letter (if any), (vi) the most recent summary plan descriptions (including letters or other documents updating such descriptions), and (vii) written descriptions of all non-written agreements relating to the Company Benefit Plans.

(d) No material action, dispute, suit, claim, arbitration, or legal, administrative or other proceeding or governmental action (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of the Company, threatened (x) with respect to any Company Benefit Plan by any current or former employee, officer or director of the Company or any of its Subsidiaries, (y) alleging any breach of the material terms of any Company Benefit Plan or any fiduciary duties or (z) with respect to any violation of any applicable Law with respect to such Company Benefit Plan, any of which is reasonably likely to result in a material liability.

(e) Each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with applicable Law, including, without limitation, ERISA and the Code to the extent applicable thereto. Any Company Benefit Plan intended to be qualified under Section 401(a) or 401(k) of the Code is in a prototype, master or volume submitter plan that has received a favorable notification letter from the United States Internal Revenue Service (the “IRS”) approving the form of the prototype, master or volume submitter plan and, to the Knowledge of the Company, no fact or event has occurred that would reasonably be expected to affect adversely the qualified status of any such Company Benefit Plan. To the Company’s Knowledge, no prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA has occurred with respect to any Company Benefit Plan that is reasonably likely to result in a material liability to the Company. Neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides medical benefits to any employee or former employee following his retirement, except (i) as required by applicable Law or (ii) as set forth in Section 3.10(e) of the Company Exceptions Letter.

(f) With respect to each Company Benefit Plan that is a health plan or welfare benefit plan, whether or not subject to ERISA (each, a “Welfare Plan”), there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees or directors) from being amended or terminated without material liability to the Company or any of its Subsidiaries. For each Welfare Plan that is a health plan, the Company has delivered or made available (in a data room) to Parent reports on the current payment activity of such plan.

(g) All material contributions, premiums and other material payments required by Law or any Company Benefit Plan have been made under any such plan to any fund, trust or account established thereunder or in connection therewith by the due date thereof; and any and all material contributions, premiums and other payments with respect to compensation or service before and through the Closing Date, or otherwise with respect to periods before and through the Closing Date, due from any of the Company or its Subsidiaries to, under or on account of each Company Benefit Plan shall have been paid prior to the Closing Date or shall have been fully reserved and provided for or accrued on the Company’s financial statements.

(h) Except as set forth on Section 3.10(h) of the Company Exceptions Letter, neither the execution of this Agreement, nor the consummation of the transactions contemplated by it will, either alone or in combination with another event, (i) entitle any current or former employee, consultant, director or officer of the Company or any of its Subsidiaries to severance pay, additional bonuses or equity grants, retention bonuses, parachute payments, non-competition payments, unemployment compensation or any other payment, except as expressly provided in this Agreement or as required by applicable Law, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, consultant, director or officer, except as expressly provided in this Agreement or (iii) result in any forgiveness of indebtedness or obligation to fund benefits with respect to any such employee, director or officer. Except as set forth on Section 3.10(h) of the Company Exceptions Letter, neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement, contract, arrangement, or plan that could obligate it to make or accelerate any payments, that are or could be, separately or in the aggregate, “excess parachute payments” within the meaning of Section 280G of the Code (without regard to Section 280G(b)(4) and 280G(b)(5) thereof). Except as set forth on Section 3.10(h) of the Company Exceptions Letter, no director, manager, officer, employee or service provider is entitled to a gross-up, make whole or other payment as a result of the imposition of Taxes under Section 280G, 409A or 4999 of the Code pursuant to any agreement or arrangement with the Company or any of its Subsidiaries or ERISA Affiliates.

Section 3.11 Interested Party Transactions. Section 3.11 of the Company Exceptions Letter sets forth a correct and complete list of the contracts or arrangements that are, or were, in existence at any time since January 1, 2009 (including the contracts and arrangements entered into in connection with the transactions contemplated under this Agreement) under which the Company has any existing or future liabilities, between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any (a) present officer, manager or director of either the Company or any of its Subsidiaries (or any Person who has served as such since January 1, 2009) or any of such officer’s, manager’s or director’s immediate family members, (b) record or beneficial owner of more than 5% of the Shares, or (c) to the Knowledge of the Company, any Affiliate of any such officer, director or owner (other than the Company or any of its Subsidiaries or Parent or Merger Sub or any Affiliate of Parent or Merger Sub) or any of such officer, director, employee or owner’s immediate family members (each, an “Affiliate Transaction”). The Company has provided to Parent correct and complete copies of each Contract or other relevant documentation (including any amendments or modifications thereto) providing for each Affiliate Transaction.

Section 3.12 Absence of Certain Changes or Events. Since the Balance Sheet Date, (a) except as otherwise required or expressly contemplated by this Agreement or as set forth in Section 3.12 of the Company Exceptions Letter, each business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice, (b) there have not been any facts, circumstances, events, changes, effects or occurrences that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (c) prior to the date hereof, neither the Company nor any of its Subsidiaries has taken or permitted any action that has not yet occurred but, were it to be taken from and after the date hereof, would require approval of Parent pursuant to Section 5.1 except as set forth in Section 3.12 of the Company Exceptions Letter.

Section 3.13 Investigations; Litigation. There are no (i) inquiries, investigations or reviews pending (or, to the Knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any of its Subsidiaries or (ii) actions, suits, inquiries, investigations or proceedings pending (or, to the Knowledge of the Company, threatened) against or affecting the Company or any of its Subsidiaries or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity in each case of clause (i) or (ii), which would have (if adversely determined), individually or in the aggregate, a Company Material Adverse Effect.

Section 3.14 Tax Matters.

(a) Each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material Tax Returns required to be filed by it or on behalf of it, in all applicable jurisdictions, and all such filed Tax Returns are true, correct and complete in all material respects. All Taxes shown to be due on such Tax Returns, or otherwise required to be paid by the Company or any of its Subsidiaries, have been fully and timely paid.

(b) The most recent financial statements contained in the Company’s most recently Form 10-K filed with the SEC reflect an adequate liability on the face of the balance sheet (and not merely in any notes thereto) for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portion thereof through the date of such financial statements. No deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries in writing, except for deficiencies that are (i) set forth on Section 3.14(b) of the Company Exceptions Letter, and (ii) being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. No claim has been made by a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(c) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 or Section 361 of the Code.

(d) Except as set forth in Section 3.14(d) of the Company Exceptions Letter, no audit or other administrative or court proceedings are pending with or, to the Company’s Knowledge, threatened in writing by any Governmental Entity with respect to Taxes of the Company or any of its Subsidiaries in any material amount and no written notice thereof has been received. To the Company’s Knowledge, no actions have occurred or facts exist that would constitute grounds for the assessment of any material additional Taxes by any Governmental Entity with respect to the Company’s and its Subsidiaries’ Tax Returns. No material issues have been raised in any examination by any Governmental Entity with respect to the business and operations of the Company that, by application of similar principles, reasonably could be expected to result in a proposed material adjustment to the liability for Taxes for any other period not so examined.

(e) The Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have duly and timely withheld and paid over to the appropriate Governmental Entity all amounts required to be so withheld and paid under all applicable Laws, including any Taxes in connection with any amounts paid or owing to any present or former employee, officer, director, independent contractor, creditor, stockholder or any other third party.

(f) Except as set forth in Section 3.14(f) of the Company Exceptions Letter, neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or other arrangement that, individually or collectively, could give rise to the payment of any amount (i) for which all or any part of a deduction would be disallowed by reason of Section 162(m) or Section 280G of the Code or (ii) that would be subject to withholding under Sections 409A, 457A or 4999 of the Code (whether directly under such Section or pursuant to Section 3401).

(g) The Company has made available (in a data room) to Parent correct and complete copies of (i) all income and franchise Tax Returns of the Company and its Subsidiaries for the preceding three taxable years, (ii) any audit report issued by any Governmental Entity within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to income and franchise Taxes of the Company or any of its Subsidiaries and (iii) all materials, private letter rulings, closing agreements, settlement agreements, and similar documents sent to or received by the Company or any of its Subsidiaries from any Governmental Entity relating to Taxes.

(h) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries, other than Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established on the Company’s or the relevant Subsidiary’s financial statements in accordance with GAAP.

(i) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(j) None of the Company or any of its Subsidiaries has engaged in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(k) Except as set forth in Section 3.14(k) of the Company Exceptions Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation, indemnification or sharing agreement. Neither the Company nor any of its Subsidiaries (i) has been a member of an “affiliated group” (within the meaning of Code Section 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability or obligation for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise.

(l) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local, or foreign income Tax law) executed on or prior to the

Closing Date; (iii) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(m) Neither the Company nor any of its Subsidiaries have made an election under Section 108(i) of the Code with respect to income from the discharge of indebtedness.

(n) Except as set forth in Section 3.14(n) of the Company Exceptions Letter, neither the Company nor any of its Subsidiaries (i) owns any interest in any entity that is organized outside the United States, (ii) has filed a Form 8832 with the IRS, or otherwise made a “classification” election under Treasury Regulation section 301.7701-3 or (iii) has, within the past 10 years, filed any Tax Returns purporting to be, or reporting as an “S corporation” (within the meaning of Code Section 1361(a)) for U.S. federal or any state or local income Tax purposes.

(o) Each of the Company and its Subsidiaries has conducted all aspects of its business in accordance in all material respects with the terms and conditions of all Tax rulings, Tax concessions and Tax holidays that were provided by any relevant taxing authority.

(p) For purposes of this Agreement: (i) “Tax” or “Taxes” shall mean (A) any and all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, environmental (including taxes under Section 59A of the Code), unemployment, excise, severance, windfall profit, stamp, occupation, property and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever, (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection with any item described in clause (A) and (C) any liability in respect of any items described in clauses (A) and/or (B) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether oral or written) or otherwise and (ii) “Tax Return” shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Entity or Person with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 3.15 Labor Matters.

(a) Neither the Company nor any of its Subsidiaries has received notice since January 1, 2009 of the intent of any Governmental Entity responsible for the enforcement of labor, employment, occupational health and safety or workplace safety and insurance/workers compensation laws to conduct an investigation of or affecting the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress or has been threatened in writing.

(b) Except as set forth on Section 3.15(b) of the Company Exceptions Letter, (i) there is no (and have not been since January 1, 2009) strike or lockout with respect to any employees of the Company or any of its Subsidiaries (“Employees”), (ii) to the Knowledge of the Company, there is no (and has not been since January 1, 2009) union organizing effort pending or threatened against the Company or any of its Subsidiaries, (iii) there is no (and has not been since January 1, 2009) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (iv) there is no (and has not been since January 1, 2009) slowdown or work stoppage in effect or, to the Knowledge of the Company, threatened with respect to Employees, (v) the Company and its Subsidiaries are in all material respects in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, discrimination and harassment, family and medical leave, military leave, occupational safety and health and unfair labor practices, and (vi) there is no complaint, charge, or claim against the Company or its Subsidiaries pending or, to the Company’s Knowledge, threatened to be brought or filed with any Governmental Entity based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has any liabilities under the Worker Adjustment and Retraining Act of 1998 as a result of any action taken by the Company or any of its Subsidiaries.

(c) To the Company’s Knowledge, no officer, director, manager, employee, agent, or consultant of the Company or any of its Subsidiaries is in violation of any term of any employment, consultant, non-disclosure, non-competition, confidentiality, or other similar agreement.

Section 3.16 Intellectual Property. Either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents or applications and registrations used in their respective businesses as currently conducted (collectively, the “Intellectual Property”). Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no pending or, to the Knowledge of the Company, threatened claims by any person alleging intellectual property infringement by, or other liability on the part of, the Company or any of its Subsidiaries for their use of the Intellectual Property of the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe any intellectual property rights of any person, (iii) neither the Company nor any of its Subsidiaries has made any claim of a violation or infringement by others of its or their rights to or in connection with the Intellectual Property of the Company or any of its Subsidiaries, and (iv) to the Knowledge of the Company, no person is infringing any Intellectual Property of the Company or any of its Subsidiaries.

Section 3.17 Property. Except as set forth on Section 3.17 of the Company Exceptions Letter, the Company or a Subsidiary of the Company owns and has good, marketable and indefeasible title to all of its owned Real Property and good title to all its personal property and has valid leasehold interests under enforceable leases in all of its leased Real Property subject, however, to those title exceptions, defects, Liens, encumbrances and other matters, whether or not of record, which are Permitted Encumbrances. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all leases under which the Company or any of its Subsidiaries lease any Real Property or personal property are valid and effective against the Company or any of its Subsidiaries and, to the Company’s Knowledge, the counterparties thereto, in accordance with their respective terms, and there is not, under any of such leases, any existing default by the Company or any of its Subsidiaries, or to the Company’s Knowledge, the counterparties thereto, or event which, with notice or lapse of time or both, would become a default by the Company or any of its Subsidiaries or, to the Company’s Knowledge, the counterparties thereto. “Real Property” means any fee simple, leasehold or other insurable interest of Company or a Subsidiary in real property and all buildings, structures, improvements and fixtures thereon, together with the Company’s right, title and interest in and to easements, rights of way, appurtenances and other similar rights and interests in real property. All Real Property and the estate or interest held by the Company or a Subsidiary is listed on Section 3.17 of the Company Exceptions Letter.

Section 3.18 Insurance. The Company and its Subsidiaries maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses against such losses and risks as are (i) reasonably adequate to protect them and their businesses and (ii) customary in all material respects for those engaged in the waste collection and disposal business in the United States. None of the Company or its Subsidiaries has received notice from any insurer or agent of such insurer that any material coverage will be terminated, specially rated or not renewed, or that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force.

Section 3.19 Required Vote of the Company Stockholders. The affirmative vote of the holders representing a majority in voting power of the outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single class, and a majority of the outstanding shares of Company Preferred Stock, voting as a separate class, are the only votes of holders of securities of the Company, which are required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby under the DGCL, the Company Charter Documents and the rules and regulations of the Nasdaq Stock Market (the “Company Stockholder Approval”). All issued and outstanding shares of Company Common Stock and Company Preferred Stock are entitled to vote.

Section 3.20 Material Contracts.

(a) Except for the Company Benefit Plans listed on Section 3.10(a) of the Company Exceptions Letter, and as set forth in Section 3.20(a) of the Company Exceptions Letter, neither the Company nor any of its Subsidiaries is a party to or bound by, as of the date hereof, any Contract (whether written or oral) (i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) that purports to limit, curtail or restrict the ability of the Company or any of its existing or future Subsidiaries or Affiliates to compete in any geographic area or line of business or restrict the Persons to whom the Company or any of its existing or future Subsidiaries or Affiliates may sell products or deliver services, (iii) that is a partnership or joint venture agreement, (iv) for the acquisition, sale or lease of material properties or assets, including equipment, (by merger, purchase or sale of stock or assets or otherwise) with a value at the time of such acquisition, sale or lease in excess of $1 million entered into since January 1, 2009, (v) with any (x) Governmental Entity that is not a customer, client, supply franchise or municipal waste collection or disposal Contract or (y) director, officer or employee of the Company or any of its Subsidiaries or any Affiliate of the Company, (vi) that is a loan or credit agreement, mortgage, indenture, note or other Contract or instrument evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or any Contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of its Subsidiaries having an outstanding principal amount in excess of $1.0 million individually, (vii) that is a financial derivatives master agreement or confirmation, or futures account opening agreements and/or brokerage statements, evidencing financial hedging or similar trading activities, (viii) that is a voting agreement or registration rights agreement, (ix) that is a mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien on any material property or assets of the Company or any of its Subsidiaries, (x) that is a Contract with respect to the twenty (20) largest hauling customers and the twenty (20) largest disposal customers of the Company and its Subsidiaries by revenue on a consolidated basis in fiscal year 2011, (xi) that is a Contract (other than customer, client or supply Contracts) that involve consideration (whether or not measured in cash) of greater than $1.0 million, (xii) that is a collective bargaining agreement, (xiii) that is a “standstill” or similar agreement, (xiv) that is a Contract that restricts or otherwise limits the payment of dividends or other distributions on equity securities, (xv) to the extent material to the business or financial condition of the Company and its Subsidiaries, taken as a whole, that is a (A) lease or rental Contract, (B) project design or development Contract, (C) consulting Contract, (D) indemnification Contract, (E) license or royalty Contract, (F) merchandising, sales representative or distribution Contract or (G) Contract granting a right of first refusal, offer or first negotiation, or (xvi) that is a commitment or agreement to enter into any of the foregoing (the Contracts and other documents described in clauses (i) through (xvi) of this Section 3.20(a) and to which the Company and any of its Subsidiaries is a party to or bound by, all contracts set forth in Section 3.20(a) of the Company Exceptions Letter and all contracts which have been filed with the SEC prior to the date hereof, being referred to herein as “Company Material Contracts”). Neither the Company nor any of its Subsidiaries is a party to any Contract that purports to be binding on, or imposes any obligations on, Parent or any Affiliate of Parent other than (i) the Company or its Subsidiaries or (ii) any employee, officer or director of the Company or any of its Subsidiaries (in such capacity).

(b) (i) Each Company Material Contract is valid and binding on the Company and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, (ii) the Company and each of its Subsidiaries has performed all obligations required to be performed by it under each Company Material Contract, except where such failure to perform would not be material to the Company and its Subsidiaries taken as a whole, and (iii) neither the Company nor any of its Subsidiaries knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any such Company Material Contract, except where such default would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.21 Finders or Brokers. Neither the Company nor any of its Subsidiaries has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated hereby.

Section 3.22 Proxy Statement; Other Information. None of the information contained in the Proxy Statement will at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of the Company Meeting, and at the time of any amendments thereof or supplements thereto, and none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in any other document required by applicable Law to be filed with the SEC concurrently with the filing of the Proxy Statement, will, at the time of its filing with the SEC, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that no representation is made by the Company with respect to information supplied in writing by Parent or Merger Sub for inclusion therein. The Proxy Statement and any other document required by applicable Law to be filed with the SEC concurrently with the filing of the Proxy Statement will comply as to form in all material respects with the Exchange Act, except that no representation is made by the Company with respect to information supplied by Parent or Merger Sub. The letter to Stockholders of the Company, Notice of the Company Meeting, Proxy Statement and forms of proxy to be distributed to shareholders in connection with the Merger to be filed with the SEC in connection with seeking the adoption and approval of this Agreement are collectively referred to herein as the “Proxy Statement.”

Section 3.23 Opinion of Financial Advisor. The Board has received the opinion of Imperial Capital, LLC, dated as of the date of this Agreement, to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view.

Section 3.24 Absence of Certain Business Practices. Since January 1, 2010, neither the Company, nor any of its Subsidiaries, nor, to the Company’s Knowledge, any of their respective officers, directors, employees or agents or any other Person authorized to act, and acting, on behalf of the Company or its Subsidiaries has, directly or indirectly, used any corporate funds or, to the Company’s Knowledge, any personal funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, made any unlawful payment to domestic government officials or employees, or to domestic political parties or campaigns, from corporate funds or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 3.25 Takeover Statutes. Assuming the accuracy of the representation set forth in Section 4.7 hereof, no “fair price,” “moratorium,” “control share acquisition,” “interested stockholder,” “business combination” or other similar anti-takeover statute or regulation enacted under state or federal Laws in the United States (each, a “Takeover Statute”) is applicable to the Company, its Subsidiaries, the Shares, the Merger or the other transactions contemplated by this Agreement. As of the date hereof, the Company does not have in effect any stockholder rights plan or “poison pill”.

Section 3.26 No Other Representations or Warranties. Parent and Merger Sub agree that, except for the representations and warranties contained in ARTICLE 3 of this Agreement, including any qualification thereto included in the Filed Company SEC Documents and the Company Exceptions Letter (but subject to the limitations described in the introduction of ARTICLE 3 with respect to the Filed Company SEC Documents and the Company Exceptions Letter), neither the Company nor any other person or entity on its behalf makes or has made any other express or implied representation or warranty with respect to the Company or any information provided to Parent or Merger Sub. Without limiting the generality of the foregoing, neither the Company, any holder of Company Capital Stock nor any of their respective Affiliates or Representatives, makes or has made any representation or warranty to Parent, Merger Sub or any of their representatives or Affiliates with respect to: (a) any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent, Merger Sub or their respective representatives or Affiliates; or (b) any other information, statement or documents heretofore or hereafter delivered to or made available to Parent, Merger Sub or their respective representatives or Affiliates, except to the extent and as expressly covered by a representation and warranty made by the Company and contained in ARTICLE 3 of this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company that the statements contained in this ARTICLE 4 are true and correct.

Section 4.1 Qualification; Organization.

(a) Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

(b) Each of Parent and Merger Sub is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not or would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated hereby (a “Parent Material Adverse Effect”).

Section 4.2 Corporate Authority Relative to this Agreement; No Violation.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Sole Member of Parent and the Board of Directors of Merger Sub, and by Parent as the sole stockholder of Merger Sub, and no other limited liability company or corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(b) Other than in connection with or in compliance with (i) the provisions of the DGCL, (ii) the Exchange Act and (iii) the HSR Act and other applicable Regulatory Laws, no authorization, consent or approval of, notification to or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by Parent or Merger Sub of the transactions contemplated hereby, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) The execution and delivery by Parent and Merger Sub of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Parent or Merger Sub or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub, (ii) conflict with or result in any violation of any provision of the limited liability company agreement, certificate of incorporation or by-laws or other equivalent organizational document, in each case as amended, of Parent or Merger Sub or (iii) conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss, Lien or failure to obtain consent that would not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.3 Proxy Statement; Other Information. Parent and Merger Sub will supply in writing for inclusion or incorporation by reference in the Proxy Statement any information about them required to be disclosed therein (the “Parent Proxy Information”) and any additional information about them required to be filed with the SEC pursuant to applicable Law concurrently with the filing of the Proxy Statement (the “Parent Additional Information”). The Parent Proxy Information, in and of itself, will, at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of the Company Meeting, and at the time of any amendments thereof or supplements thereto, and the Parent Additional Information, in and of itself, will, at the time of its filing with the SEC, and at the time of any amendments thereof or supplements thereto, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.4 Financing. Parent has delivered to the Company true, correct and complete copies, as of the date hereof, of (i) an executed commitment letter (the “Equity Commitment Letter”), pursuant to which certain Buyer Group Parties have agreed, subject to the terms and conditions set forth therein, to provide equity financing to Parent or a wholly owned subsidiary of Parent in connection with the Merger (collectively, the “Buyer Group Financing”), and (ii) an executed debt commitment letter and related term sheets (the “Debt Commitment Letter” and together with the Equity Commitment Letter, the “Financing Commitments”), pursuant to which, and subject to the terms and conditions thereof, the lenders specified therein have committed to provide Parent or the Surviving Corporation with loans in the amounts set forth therein (the “Debt Financing” and together with the Buyer Group Financing, the “Financing”). As of the date hereof, the Financing Commitments are in full force and effect and have not been withdrawn or terminated or otherwise amended or modified in any respect. Parent or Merger Sub has fully paid any and all commitment fees or other fees in connection with the Financing Commitments that are payable on or prior to the date hereof and the Financing Commitments are the valid, binding and enforceable obligations of Parent and the other parties thereto in accordance with their terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. The Financing, subject to the terms and conditions of the Financing Commitments, and cash on hand in the Company constitute all of the financing required for the consummation of the Merger and the other transactions contemplated hereby, and are sufficient for the payment of the aggregate Merger Consideration and the aggregate Option Consideration, any repayment or refinancing of debt contemplated in the Debt Commitment Letter and fees and expenses of Parent, Merger Sub and their respective Representatives incurred in connection with the transactions contemplated hereby and any other amounts required to fund the payments required to be made by Parent or Merger Sub pursuant to this Agreement (including any payments that may be required pursuant to the Indenture or any Parent Termination Fee). Assuming the accuracy of the representations and warranties set forth in ARTICLE 3, the performance in all material respects by the Company of its obligations under this Agreement and satisfaction of the conditions set forth in Section 6.1, Section 6.2, and Section 6.3, as of the date hereof, Parent has no reason to believe that any of the conditions to the Financing contemplated by the Financing

Commitments will not be satisfied or that the Financing will not be available to Parent or Merger Sub on the date of the Closing; however, notwithstanding the foregoing, without limiting any of the Company’s covenants hereunder, Parent acknowledges and agrees that its and the Merger Sub’s obligations hereunder are not subject to or conditioned upon the availability of the Financing. The Financing Commitments contain all of the conditions precedent to the obligations of the parties thereunder to make Financing available to Parent (or its designee) on the terms therein and the Financing Commitments are not subject to any conditions other than as set forth in the Financing Commitments.

Section 4.5 Ownership and Operations of Merger Sub. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub has not conducted any business other than incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated hereby and the financing of such transactions.

Section 4.6 Finders or Brokers. Except for Macquarie Capital (USA) Inc., neither Parent nor any of its Subsidiaries has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated hereby.

Section 4.7 Ownership of Shares. As of the date of this Agreement, neither Parent nor Merger Sub “beneficially owns” (as such phrase is defined in Rule 13d-3 of the Exchange Act) shares of capital stock of the Company representing more than 5% of the outstanding shares of capital stock of the Company. As of the date of this Agreement, neither Parent nor Merger Sub nor any of their “affiliates” or “associates” is, and at no time during the last three (3) years has been, an “interested stockholder” of the Company, as such terms are defined in Section 203 of the DGCL.

Section 4.8 No Other Representations or Warranties. The Company agrees that, except for the representations and warranties contained in ARTICLE 4 of this Agreement, neither Parent nor Merger Sub nor any other person or entity on its behalf makes or has made any other express or implied representation or warranty with respect to Parent or Merger Sub or any information provided or made available to the Company.

ARTICLE 5

COVENANTS AND AGREEMENTS

Section 5.1 Conduct of Business by the Company.

(a) From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the “Termination Date”), and except (w) as may be required by applicable Law, (x) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), (y) as expressly contemplated or permitted by this Agreement or (z) as disclosed in Section 5.1 of the Company Exceptions Letter, the Company shall, and shall cause each of its Subsidiaries to (i) conduct its business in the ordinary course consistent with past practices, (ii) use reasonable best efforts to maintain and preserve intact its business organization, its rights, franchises, licenses and other authorizations issued by Governmental Entities, its business relationships and to retain the services of its key officers and key employees to the Effective Time and (iii) take no action which would reasonably be expected to materially impair or materially delay the ability of any of the parties hereto from obtaining any necessary approvals of any regulatory agency or other Governmental Entity required for the transactions contemplated hereby, performing its covenants and agreements under this Agreement or consummating the transactions contemplated hereby.

(b) The Company agrees with Parent, on behalf of itself and its Subsidiaries, that between the date hereof and the Effective Time or the Termination Date, except as set forth in Section 5.1(b) of the Company

Exceptions Letter, expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed):

(i) adjust, split, combine or reclassify any capital stock or otherwise amend the terms of its capital stock or other equity interests;

(ii) make, declare or pay any dividend, other than dividends on the outstanding shares of Company Preferred Stock payable in kind by virtue of an increase in the stated value of such shares pursuant to the Certificate of Designations, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or other equity interests or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other equity interests, except (A) in connection with cashless exercises or similar transactions pursuant to the exercise of stock options issued and outstanding as of the date hereof under the Company Stock Plan, (B) required Tax withholding in connection with the exercise of Company Stock Options and the vesting of restricted Company Common Stock, and (C) forfeitures of Company Stock Options and restricted Company Common Stock;

(iii) grant any Person any right to acquire any shares of its capital stock or other equity interests;

(iv) issue any additional shares of capital stock or other equity interests except (A) pursuant to the exercise of Company Stock Options issued under the Company Stock Plan issued and outstanding as of the date hereof and in accordance with the terms of such instruments (B) shares issuable upon conversion of any shares of Company Preferred Stock in accordance with the Certificate of Designations or (C) shares issuable pursuant to agreements listed in Section 5.1(b)(iv) of the Company Exceptions Letter;

(v) sell, transfer, mortgage, encumber or otherwise dispose of, by merger or otherwise, any properties or assets having a value in excess of $2.0 million in the aggregate;

(vi) make any investment or acquisition of another person or business, whether by purchase of stock or securities, contributions to capital, property transfers, or purchases of property or assets in excess of $2.0 million in the aggregate;

(vii) make any capital expenditure not included on the Company’s 2012 capital expenditure budget provided to Parent;

(viii) incur, assume, guarantee, or become obligated with respect to, any debt, greater than $280 million in the aggregate (excluding intercompany debt), or any debt which contains covenants or other terms that restrict the Merger or that are inconsistent with the Financing Commitments, except for any debt incurred to pay amounts owed to the Executives as set forth on Section 5.16 of the Company Exceptions Letter or to pay any costs or expenses incurred by the Company in connection with, or any amounts necessary to settle any, stockholder litigation against the Company and/or its directors or officers relating to the Merger in accordance with Section 5.10;

(ix) enter into, renew, extend, amend or terminate (A) any Company Material Contract or Contract which if entered into prior to the date hereof would be a Company Material Contract, in each case, other than any Contract relating to indebtedness that would not be prohibited under clause (viii) of this Section 5.1(b), and then only in the ordinary course of business of the Company or its Subsidiaries consistent with past practice, or (B) any Contracts not in the ordinary course, involving the commitment or transfer of value in excess of $1.0 million in the aggregate in any 12 month period;

(x) enter into, amend or terminate any material reinsurance, coinsurance, modified coinsurance or any similar Contract (including any surplus relief or financial reinsurance Contract), whether as reinsurer or reinsured, not in the ordinary course of the business of the Company or its Subsidiaries;

(xi) except to the extent required by Law or by Contracts in existence as of the date hereof (complete copies of which have been made available (in a data room) to Parent prior to the date hereof), (A) increase in any manner the compensation or benefits of any of its employees, directors, managers, officers, consultants, independent contractors or service providers, (B) pay any pension, severance or retirement benefits not required by any existing plan or agreement to any such employees, officers, directors, consultants, independent contractors or service providers, (C) except to comply with Section 2.3, Section 5.12 or Section 5.16, enter into, amend, alter, adopt, implement or otherwise commit itself to any compensation or benefit plan, program, policy, arrangement or agreement including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan, policy, arrangement or agreement or employment or consulting agreement with or for the benefit of any employee, officer, director, manager, consultant, independent contractor or service provider, or (D) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP;

(xii) waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $1.0 million in the aggregate, or otherwise pay, discharge or satisfy any claims, liabilities or obligations in excess of such amount;

(xiii) amend or waive any provision of, or modify, the Company Charter Documents or Subsidiary Documents;

(xiv) take or omit to take any action that is intended or would reasonably be expected to, individually or in the aggregate, result in any of the conditions to the Merger set forth in ARTICLE 6 not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement;

(xv) enter into any “non-compete” or similar agreement that would materially restrict the businesses of the Surviving Corporation or its Subsidiaries following the Effective Time or that would in any way restrict the businesses of Parent or its Affiliates (excluding the Surviving Corporation and its Subsidiaries) or take any action that may impose new or additional regulatory requirements on Parent or any Affiliate of Parent (excluding the Surviving Corporation and its Subsidiaries);

(xvi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity;

(xvii) implement or adopt any material change in its existing underwriting, claim handling, loss control, investment, actuarial (or any material assumption underlying an actuarial practice or policy) or Tax or financial accounting principles, practices or methods, other than as required by GAAP, applicable Law or regulatory guidelines;

(xviii) (A) enter into any closing agreement with respect to material Taxes, (B) settle or compromise any material liability for Taxes, (C) make, revoke or change any material Tax election, (D) file or surrender any claim for a material refund of Taxes, (E) file any amended Tax Return involving a material amount of Taxes, (F) prepare any Tax Returns in a manner which is not consistent in all material respects with the past practice of the Company and its Subsidiaries, or (G) fail to withhold, accrue or pay when due any payroll Taxes and penalties;

(xix) enter into any new, or materially amend or otherwise materially alter any current, Affiliate Transaction or transaction which would be an Affiliate Transaction if such transaction occurred prior to the date hereof;

(xx) enter into any Contract related to the sale, transfer, grant or license of any rights in landfill gas and related assets; or

(xxi) agree to take, make any commitment to take, or adopt any resolutions of its Board or any of its Subsidiaries’ boards of directors in support of, any of the actions prohibited by this Section 5.1(b).

Section 5.2 Investigation.

(a) From the date hereof until the Effective Time and subject to the requirements of applicable Laws, the Company shall (i) provide to Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request (including furnishing to Parent the financial results of the Company in advance of any public announcement of or filing by the Company with the SEC containing such financial results), (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company and its Subsidiaries to cooperate with Parent in its investigation of the Company and its Subsidiaries, and (iv) reasonably cooperate with Parent in connection with its efforts to obtain, without limitation, any permits, title commitments or title policies, surveys, zoning letters, estoppels or subordination agreements related to the Real Property. Any investigation pursuant to this Section 5.2(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained by Parent or Merger Sub in any investigation pursuant to this Section 5.2(a) shall affect or be deemed to modify accordingly any representation or warranty made by the Company in ARTICLE 3.

(b) Except for disclosures permitted by the terms of the Confidentiality Agreement, dated as of August 4, 2011, between Macquarie Infrastructure Partners, Inc. and the Company (as may be amended from time to time, the “Confidentiality Agreement”), Parent and its Representatives shall hold information received from the Company pursuant to this Section 5.2 in confidence in accordance with the terms of the Confidentiality Agreement. Notwithstanding anything to the contrary set forth herein or in the Confidentiality Agreement, Parent may provide information concerning the Company to prospective equity investors, co-investors and equity financing sources of the Buyer Group Parties (and investors therein), provided Parent informs such persons of its obligations under the Confidentiality Agreement (unless such persons are already bound by confidentiality obligations that are no less fulsome than the obligations provided in the Confidentiality Agreement) and Parent agrees to indemnify the Company for any and all losses suffered due to the breach thereof by such persons.

Section 5.3 No Solicitation.

(a) Subject to the provisions of this Section 5.3(a)-(d) or as otherwise permitted or contemplated by this Agreement, (i) the Company shall (and shall cause each of its Subsidiaries and Representatives to) immediately cease any existing solicitations, discussions or negotiations with any Person (other than the parties hereto) regarding any Alternative Proposal or intention to make an Alternative Proposal and (ii) the Company agrees that it shall not, nor shall it authorize or permit any of its Subsidiaries or any of its or their Representatives to, directly or indirectly, (A) initiate, solicit or encourage any inquiries, proposals or offers with respect to the making of an Alternative Proposal, (B) engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its Subsidiaries in connection with, or have any discussions with any person relating to, an actual or proposed Alternative Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make, implement or complete an Alternative Proposal, (C) adopt, endorse or recommend, or propose publicly to adopt, endorse or recommend, any Alternative Proposal, (D) adopt, endorse or recommend or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal (other than a confidentiality agreement as provided in Section 5.3(b)), or (E) except to facilitate the making of a Superior Proposal which facilitation is otherwise in compliance with this Section 5.3, amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement, unless the Board determines in good faith, after consultation with its outside legal counsel, that compliance with the terms of this Section 5.3 would be inconsistent with its fiduciary duties under applicable law. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Subsidiary of the Company or Representatives of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.3 by the Company.

(b) Notwithstanding anything to the contrary in this Agreement,

(i) the Company may comply with Rule 14e-2(a), Item 1012(a) of Regulation M-A and Rule 14d-9 promulgated under the Exchange Act; provided, however, that none of the Company, the Board or its transaction committee shall, except as expressly permitted by this Section 5.3, recommend any Alternative Proposal or withdraw, amend or modify in a manner adverse to Parent the Recommendation in any disclosure document or communication filed or publicly issued or made in conjunction with the compliance with such requirements;

(ii) as to Persons making an unsolicited written Alternative Proposal, until but not following receipt of Company Stockholder Approval:

(A) during the Window-Shop Period, and thereafter with respect to any Excluded Person, the Company or its Board or its transaction committee may engage in activities that would otherwise be prohibited by Section 5.3(a)(ii)(B); and

(B) except as permitted pursuant to Section 5.3(b)(ii)(A), after the Window-Shop Period, the Company or its Board or its transaction committee may engage in activities prohibited by Section 5.3(a)(ii)(B) only with respect to unsolicited Alternative Proposals as to which the Board or its transaction committee makes a prior determination, in good faith and after consultation with its outside legal counsel and financial advisors, that such Alternative Proposal could reasonably be expected to lead to a Superior Proposal and that failing to engage in such activities with respect to such Alternative Proposal would be inconsistent with the Board’s exercise of its fiduciary duties under applicable Law.

The Company will not furnish non-public information to any Persons pursuant to Section 5.3(b)(ii)(A) or (B) before the Company shall have obtained from any such Person a confidentiality agreement on terms and conditions that are no less favorable to the Company than those contained in the Confidentiality Agreement. In addition, Parent shall be entitled to receive an executed copy of such confidentiality agreement prior to or substantially simultaneously with the Company furnishing information to any such Person or its Representatives. Moreover, the Company shall simultaneously provide to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided to any such Person or its Representatives which was not previously provided or made available (in a data room) to Parent.

(iii) in response to an Alternative Proposal, the Company or the Board or its transaction committee may (A) recommend such Alternative Proposal to its stockholders or withdraw, amend or modify the Recommendation and (B) if the Board (or its transaction committee) so chooses, cause the Company to terminate this Agreement pursuant to Section 7.1(a)(iii)(B) but only if prior to taking any such action described in clause (A) or (B) of this subsection, (x) the Board (or its transaction committee) determines in good faith after consultation with its financial advisors and outside legal counsel that such Alternative Proposal is a Superior Proposal (taking into account any adjustment to the terms and conditions of the Merger proposed by Parent in response to such Alternative Proposal), and (y) the Company shall have given notice to Parent, within 24 hours of receipt thereof, that the Company has received such Superior Proposal, attaching a copy of such Superior Proposal, and specifying the identity of the Person making such Superior Proposal and informing Parent that the Company intends to terminate this Agreement in accordance with the terms hereof and negotiate in good faith with Parent (the “Negotiation Period”) during the three (3) Business Day period following delivery of such notice to make such revisions to the terms and conditions of this Agreement as would permit the Board not to withdraw, amend or modify the Recommendation; provided, that in the event the Person making a Superior Proposal revises such Superior Proposal in response to revisions proposed by the Parent, the Company shall notify and provide a copy to Parent of such revised Superior Proposal within 24 hours of receipt thereof and the Parent and Company shall enter into a Negotiation Period during the two

(2) Business Day period following delivery of such revised Superior Proposal to Parent. If Parent proposes no such revisions during such period as would permit the Board not to withdraw, amend or modify the Recommendation, then the Company and the Board may take the actions described in (A) and (B) if after consultation with the Company’s financial advisors and outside legal counsel, the Board shall have determined in good faith that the third party’s Alternative Proposal remains a Superior Proposal (even in light of any of Parent’s revised proposals) and that, after consultation with its outside legal counsel, the failure of the Board to withdraw or modify the Recommendation would be inconsistent with its fiduciary duties under applicable law; and

(iv) the Board or its transaction committee shall be permitted, other than in connection with an Alternative Proposal, (A) to withdraw, amend or modify the Recommendation, and (B) if the Board (or its transaction committee) so chooses, cause the Company to terminate this Agreement pursuant to Section 7.1(a)(iii)(B) but only if prior to taking any such action described in clause (A) or (B) of this subsection, the Board (or its transaction committee) determines in good faith, after consultation with outside legal counsel, that, failure to take such action would be inconsistent with its fiduciary duties under applicable law and the Company has given three (3) Business Days advance notice to Parent that the Company intends to take such action.

(c) Notwithstanding anything in this Agreement to the contrary, any factually accurate public statement by the Company that describes the Company’s receipt of a Alternative Proposal and the operation of this Agreement with respect thereto, shall not be deemed to be a recommendation of such Alternative Proposal or the withdrawal, amendment or modification of the Recommendation; provided, however, that the Company shall, to the extent practicable, provide Parent with a reasonable opportunity to comment on and review any such statement.

(d) The Company shall promptly (and in any event within 24 hours) advise Parent of the receipt by the Company of any Alternative Proposal or any request for non-public information or data relating to the Company or any of its Subsidiaries made by any Person that has made or informs the Company that it is considering making an Alternative Proposal or any request for discussions or negotiations with the Company or a Representative of the Company relating to a Alternative Proposal or which is reasonably likely to lead to an Alternative Proposal.

(e) Any action permitted pursuant to this Section 5.3 shall not constitute a breach of the Company’s representations, warranties, covenants or agreements contained in this Agreement.

(f) Nothing contained in this Agreement shall prohibit the Company or the Board from making any disclosure to its stockholders if the failure to so disclose would be inconsistent with the Board’s fiduciary duties, or any disclosure requirements, under applicable Law, or from disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided however, that the Recommendation shall be deemed to have been withdrawn for all purposes of Section 7.1(a)(iv)(B), and Section 7.2 hereunder if the Board makes any such disclosure (other than a “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) unless the Board expressly publicly reaffirms, without qualification, the Recommendation at least three (3) Business Days prior to the Company Meeting.

(g) As used in this Agreement,

(i) “Alternative Proposal” means (A) any proposal or offer from any Person or group of Persons other than Parent or one of its Subsidiaries for a merger, consolidation, business combination, share exchange, recapitalization, reorganization, dissolution, liquidation or other similar transaction involving the Company or any of its material Subsidiaries, (B) any proposal for the issuance by the Company of over 25% of the Company Common Stock or other equity securities or (C) any proposal or offer to acquire in any manner, directly or indirectly, (1) over 25% of the Company Common Stock or other equity securities of the Company or (2) assets of the Company and its Subsidiaries (including securities of Subsidiaries) equal to 25% or more of the Company’s consolidated assets or to which 25%

or more of the Company’s revenues or earnings on a consolidated basis are attributable, in each case other than the Merger.

(ii) “Excluded Person” means any Person or Group of Persons (including their Affiliates) from whom the Company has received during the Window-Shop Period a written Alternative Proposal that the Board or transaction committee determines, in good faith during the Window-Shop Period and after consultation with its outside legal counsel and financial advisors, is reasonably likely to lead to a Superior Proposal. A person or group of persons shall cease to be an Excluded Person when the ultimate equityholder(s) of such person or group, including the ultimate equityholder(s) of any affiliates of such person or group, following the Window-Shop Period, cease to provide (directly or indirectly) at least 50% of the equity financing (measured by voting power and value) of such person or group.

(iii) “Superior Proposal” means any Alternative Proposal (with the percentages set forth in the definition of such term changed from 25% to 50%), that in the good faith determination of the Board or its transaction committee, after consultation with its outside legal counsel and financial advisors and after taking into account relevant legal, financial, regulatory, estimated timing of consummation and other aspects of such proposal and the Person or group making such proposal, (A) would, if consummated in accordance with its terms, result in a transaction more favorable to the holders of Company Common Stock than the Merger (taking into account all the terms and conditions of such proposal, and this Agreement, including any proposal or offer by Parent to amend the terms of the Merger or this Agreement) and (B) is reasonably likely to be consummated; and

(iv) “Window-Shop Period’ means the twenty-five (25)  calendar day period following the date the initial press release regarding the Merger is issued.

Section 5.4 Filings; Other Actions.

(a) As promptly as reasonably practicable following the date of this Agreement (and in any event on or before the date that is eighteen (18) Business Days after the date hereof, provided that if the Company requests that Parent agree to a reasonable extension of such period, then consent to such request shall not be unreasonably withheld, conditioned or delayed), the Company shall prepare and file with the SEC the Proxy Statement (which shall include the Recommendation), and, if necessary, the Company and Parent shall prepare any other document required by applicable Law to be filed with the SEC (“Additional Filings”). Parent shall furnish all information concerning Parent and its Subsidiaries to the Company as the Company shall reasonably request, and provide the Company other assistance, as may be reasonably requested in connection with the preparation of the Proxy Statement and any Additional Filings, and the Proxy Statement and any Additional Filings shall include all information reasonably requested by Parent to be included therein. The Company agrees that at the date of mailing to stockholders of the Company and at the time of the Company Meeting, (i) the Proxy Statement will comply with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by the Company or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and Merger Sub agree that none of the information supplied by either of them for inclusion in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will use its reasonable best efforts to have the Proxy Statement and, to the extent necessary, any Additional Filings cleared by the SEC as promptly as reasonably practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the Proxy Statement is cleared by the SEC (and in any event within five (5) Business Days, provided that if the Company requests that Parent agree to a reasonable extension of such period, then consent to such request shall not be unreasonably withheld, conditioned or delayed). The Company shall as promptly as practicable notify Parent of the receipt of any oral or written comments from the SEC relating to the Proxy Statement. The Company shall cooperate and provide Parent with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto), and Parent and the Company shall cooperate and provide each other with a reasonable opportunity to review and comment on any Additional Filings (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC, prior to filing such with or sending such to the SEC, and Parent and the Company will provide each other with copies of all such filings made and correspondence with the SEC. If at any time prior to the Effective Time, any information should be discovered by any party hereto which should be set forth in an amendment or supplement to the Proxy Statement or any Additional Filings so that the Proxy Statement or any Additional Filings would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and disseminated by the Company to the stockholders of the Company.

(b) The Company shall (i) take all action necessary in accordance with the DGCL and the Company Charter Documents to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable (and in any event no more than twenty-five (25) Business Days provided that if the Company requests that Parent agree to a reasonable extension of such period, then consent to such request shall not be unreasonably withheld, conditioned or delayed) following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval (such meeting or any adjournment or postponement thereof, the “Company Meeting”), and (ii) subject to Section 5.3(b), use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and approval of the Merger and the other transactions contemplated hereby; provided that, in the event of a change in the Recommendation pursuant to Section 5.3(b), notwithstanding clause (ii) of this Section 5.4(b), (x) the Company may disclose the fact of such change in the Recommendation in any solicitation made by the Company to its stockholders and (y) the Company shall not be required to solicit proxies in favor of the Company Stockholder Approval unless the Board thereafter reaffirms the Recommendation.

Section 5.5 Efforts.

(a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall, and the Company shall cause each of its Subsidiaries to, use its reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including (i) obtaining all necessary actions or nonactions, waivers, consents and approvals, including the Company Approvals, from Governmental Entities or other persons and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including under any Regulatory Laws (ii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and taking all reasonable actions with respect to such lawsuits or legal proceedings necessary or advisable to consummate the transactions contemplated hereby and (iii) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated hereby. The Company, Parent and Merger Sub will use reasonable best efforts to effect the Closing as promptly as practicable after the satisfaction or waiver of all conditions set forth in ARTICLE 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by this Agreement and applicable Law, waiver of such conditions), subject to the other terms and conditions of this Agreement.

(b) Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall:

(i) promptly, but in no event later than eighteen (18) Business Days after the date hereof, provided that if the Company requests that Parent agree to an extension of such period then such request shall not be unreasonably withheld, conditioned or delayed, make their respective filings under the HSR Act as promptly as reasonably practicable, and promptly thereafter make any other required submissions thereunder;

(ii) use reasonable best efforts to cooperate with each other in (x) determining whether any other filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals. To the extent not prohibited by applicable Law, each party shall use reasonable best efforts to furnish to the other all information required for any application or other filing to be made by the other pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. The Company shall (and shall cause its Representatives to) give Parent reasonable prior notice of any substantive communication with, and any proposed understanding, undertaking or agreement with, any Governmental Entity (including any Antitrust Authority) regarding any such registrations, declarations and filings or any such transaction. The Company shall not (or permit its respective Representatives to) participate independently in any meeting, or engage in any substantive conversation, with any Governmental Entity in respect of any such filing, investigation or other inquiry without giving Parent prior notice of the meeting or conversation and, unless prohibited by such Governmental Entity, the opportunity to attend or participate. The Company shall consult and cooperate with Parent in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with investigations or proceedings under or relating to the HSR Act or any other Regulatory Laws. The Company shall cooperate in coordinating any registration, declaration and filings and obtaining any necessary actions or nonactions, waivers or consents under the HSR Act or any other Regulatory Laws;

(iii) use reasonable best efforts to take, or to cause to be taken, all other actions and to do, or to cause to be done, all other things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state or foreign antitrust enforcement authorities or competition authorities, other Governmental Entities, or other state or federal regulatory authorities of any other nation or other jurisdiction or any other person may assert under Regulatory Law with respect to the Merger and the other transactions contemplated hereby (collectively, an “Antitrust Authority”), and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date). Without limiting the foregoing, the Company, Parent and Merger Sub and any of their respective Affiliates shall not take any action with the intention to or that could reasonably be expected to hinder or delay the obtaining of clearance or any necessary approval of any Antitrust Authority under a Regulatory Law or the expiration of the required waiting period under the HSR Act, any other applicable Regulatory Law, and related rules; and

(iv) subject to applicable Laws, the instructions of any Governmental Entity, and applicable confidentiality and non-disclosure agreements keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including to the extent permitted by Law promptly furnishing the other with copies of notices or other communications sent or received by the Company or Parent, as the case may be, or any of their Subsidiaries, to or from any third party and/or any Governmental Entity with respect thereto, and permit the other to review in advance any proposed written communication by such party to any supervisory or Governmental Entity.

(c) Notwithstanding anything herein to the contrary (but subject to the last sentence of this Section 5.5(c)), Parent shall take any and all action necessary, including but not limited to (i) selling or otherwise disposing of, or holding separate and agreeing to sell or otherwise dispose of, assets, categories of assets or businesses of the Company or Parent or their respective Subsidiaries; (ii) terminating existing relationships, contractual rights or obligations of the Company or Parent or their respective Subsidiaries; (iii) terminating any venture or other arrangement; (iv) creating any relationship, contractual rights or obligations of the Company or Parent or their respective Subsidiaries or (v) effectuating any other change or restructuring of the Company or Parent or their respective Subsidiaries (and, in each case, to enter into agreements or stipulate to the entry of an order or decree or file appropriate applications with any Antitrust Authority in connection with any of the foregoing and in the case of actions by or with respect to the Company or its Subsidiaries or its or their businesses or assets; by consenting to such action by the Company and provided, that any such action may, at the discretion of the Company, be conditioned upon consummation of the Merger) (each a “Divestiture Action”) to ensure that no Governmental Entity enters any order, decision, judgment, decree, ruling, injunction (preliminary or permanent), or establishes any law, rule, regulation or other action preliminarily or permanently restraining, enjoining or prohibiting the consummation of the Merger, (“Antitrust Prohibition”) or to ensure that no Antitrust Authority with the authority to clear, authorize or otherwise approve the consummation of the Merger, fails to do so by the Termination Date. In the event that any action is threatened or instituted challenging the Merger as violative of any Premerger Notification Rule or other Antitrust Law, Parent shall take all action necessary, including but not limited to any Divestiture Action to avoid or resolve such action. In the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated hereby in accordance with the terms of this Agreement unlawful or that would restrain, enjoin or otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement, Parent shall take promptly any and all steps necessary to vacate, modify or suspend such injunction or order so as to permit such consummation prior to the Termination Date. If any Divestiture Action agreed to by Parent requires action by or with respect to the Company or its Subsidiaries or its or their businesses or assets, and such action would constitute a breach of this Agreement, the Parent hereby agrees to consent to the taking of such action by the Company and any such action may, at the discretion of the Company, be conditioned upon consummation of the Merger. The Company shall cooperate with Parent and shall use its reasonable best efforts to assist Parent in resisting and reducing any Divestiture Action. The parties shall use reasonable best efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this section so as to preserve any applicable privilege. Notwithstanding anything in this Agreement to the contrary, including this Section 5.5, Parent shall not be required to take any Divestiture Action or agree to any conditions in connection with the consummation of the transactions contemplated by this Agreement, if such action or condition (x) would have, or be reasonably likely to have, a material adverse effect on the business, assets, liabilities (contingent or otherwise) or financial condition of the Parent and its Subsidiaries, taken as a whole, or the business, assets, liabilities (contingent or otherwise) or financial condition of the Surviving Corporation, Parent and its Subsidiaries, taken as a whole or (y) in any way involves Macquarie Infrastructure Partners A, L.P., a Delaware limited partnership, Macquarie Infrastructure Partners Canada, L.P., an Ontario limited partnership, or Macquarie Infrastructure Partners International, L.P., a Delaware limited partnership (collectively, “MIP I”) or any entity in which MIP I directly or indirectly owns any equity interests (collectively, the “MIP I Entities”); provided, for the avoidance of doubt, that the exception contained in this clause (y) shall not eliminate Parent’s obligation to agree to Divestiture Action with respect to the Company or its Subsidiaries to the extent otherwise required under this Section 5.5.

(d) Subject to the rights of Parent in Section 5.10, and in furtherance and not in limitation of the covenants of the parties contained in this Section 5.5, if any administrative or judicial action or proceeding, including any proceeding by a private party, is (or has been prior to the date hereof) instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement, each of the Company and Parent shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or any other transactions contemplated hereby. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.5 shall limit a party’s right to terminate this Agreement pursuant to Section 7.1(a)(ii)(A) or Section 7.1(a)(ii)(B) so long as such party has, prior to such termination, complied with its obligations under this Section 5.5.

(e) For purposes of this Agreement, “Regulatory Law” means any and all state, federal and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including the HSR Act, requiring notice to, filings with, or the consent or approval of, any Governmental Entity, or that otherwise may cause any restriction, in connection with the Merger and the transactions contemplated thereby, including (i) the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, (ii) any Law governing the direct or indirect ownership or control of any of the operations or assets of the Company and its Subsidiaries or (iii) any Law with the purpose of protecting the national security or the national economy of any nation.

Section 5.6 Takeover Statute. If any “fair price,” “moratorium,” “control share acquisition,” “affiliate transaction,” “business combination” or other form of anti-takeover statute or regulation shall become applicable to the Merger or the other transactions contemplated by this Agreement to which an exemption is not available therefrom, each of the Company and Parent and the members of the Board shall grant such approvals and take such actions as are necessary so that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger and the other transactions contemplated hereby.

Section 5.7 Public Announcements. The initial press release regarding the Merger shall be a joint press release and thereafter, unless the Board has effected a change of the Recommendation in accordance with Section 5.3(b) hereof, the Company and Parent will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange. Parent and the Company agree to issue a joint press release announcing the execution and delivery of this Agreement.

Section 5.8 Indemnification and Insurance.

(a) Parent and Merger Sub agree that all rights to exculpation, advancement of expenses and indemnification for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the current or former directors, officers or employees (in their capacity as such and not as stockholders or option holders of the Company or its Subsidiaries), as the case may be, of the Company or its Subsidiaries as provided in the Company Charter Documents or Subsidiary Documents, or in any agreement in effect on the date of this Agreement and listed in Section 3.20(a) of the Company Exceptions Letter, shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, to the extent permitted under applicable Law, Parent shall cause the Surviving Corporation to adopt or maintain exculpation, advancement of expenses and indemnification provisions no less favorable, taken as a whole, than those set forth in the Company Charter Documents and Subsidiary Documents in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification, advancement of expenses and exculpation in respect of any Action pending or asserted or any claim made within such six (6) year period shall continue until the disposition of such Action or resolution of such claim.

(b) Without limiting any other rights that any Indemnified Party (as defined below) may have pursuant to any employment agreement or indemnification agreement in effect on the date hereof and listed in Section 3.20(a) of the Company Exceptions Letter, from and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless, to the fullest extent permitted under applicable Law, each current and former director or officer of the Company or of a Subsidiary of the Company (each, together with such person’s heirs, executors, administrators or personal representatives, an “Indemnified Party” and, collectively, the “Indemnified Parties”) against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, based on or arising out of (i) the fact that such Indemnified Party was a director or officer of the Company or such Subsidiary or (ii) acts or omissions by an Indemnified Party in the Indemnified Party’s capacity, and in the scope of authority, as a director or officer of the Company or such Subsidiary or taken at the request of the Company or such Subsidiary, in each case under (i) or (ii), at, or at any time prior to, the Effective Time (including any claim, suit, action, proceeding or investigation relating in whole or in part to the transactions contemplated by this Agreement) (each, an “Action”). Parent and the Surviving Corporation shall use their reasonable best efforts to assist in the defense of any Action; provided, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and the Surviving Corporation shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any one jurisdiction with respect to any single Action except to the extent there is, in the reasonable opinion of counsel to Parent and the Surviving Corporation, under applicable standards of professional conduct, a conflict on any material issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

(c) Parent and the Surviving Corporation will cause to be put in place, and Parent shall fully prepay immediately prior to the Effective Time, “tail” insurance policies with a claims period of at least six (6) years from the Effective Time from an insurance carrier with the same or better credit rating as the Company’s and its Subsidiaries’ current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance of at least the same coverage and amounts containing terms and conditions that are no less advantageous in the aggregate than such policy with respect to matters arising on or before the Effective Time; provided, however, that Parent and Surviving Corporation shall not be required to pay with respect to such insurance policies in respect of any one policy year more than 250% of the last annual premium paid by the Company prior to the date hereof in respect of the coverages required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount.

(d) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the Company Charter Documents or Subsidiary Documents or the organizational documents of the Surviving Corporation, any other indemnification arrangement, the DGCL or otherwise. Notwithstanding Section 1.5, Parent and the Surviving Corporation shall not amend, repeal or otherwise modify the Certificate of Incorporation or Bylaws of the Surviving Corporation in any manner that would affect adversely the rights thereunder or under the Company Certificate of Incorporation or Company Bylaws of any Indemnified Party to indemnification, exculpation and advancement except to the extent required by Law. The provisions of this Section 5.8 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

(e) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.8. The Surviving Corporation shall pay all expenses, including, without limitation, reasonable attorneys’ fees and costs of investigation, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligation provided in this Section 5.8 or under any charter, bylaw or contract, such amounts payable as incurred upon request.

(f) As of the Closing, Parent and the Surviving Corporation shall cause all of the Company’s current officers and directors who will not be officers or directors of the Surviving Company to be removed from any responsibility with respect to bank accounts, bonding facilities, and any other financial arrangements and to substitute the officers of the Surviving Corporation therefor.

Section 5.9 Financing; Solvency.

(a) Parent shall use its reasonable best efforts to take, or cause to be taken, all lawful actions and to do, or cause to be done, all lawful things necessary, proper or advisable to arrange and consummate Financing on the terms and conditions described in the Financing Commitments, including using its reasonable best efforts to (i) maintain in effect the Financing Commitments, (ii) negotiate definitive agreements with respect thereto on the terms and conditions contained in the Financing Commitments, (iii) satisfy on a timely basis and comply with all terms, covenants, obligations and conditions set forth in the Commitment Letters and in such definitive agreements applicable to Parent, or Merger Sub, (iv) consummate the Financing at or prior to Closing, and (v) enforce its rights under the Debt Commitment Letter.

(b) Parent will use its reasonable best efforts to take or cause to be taken all lawful actions, and to do or cause to be done all lawful things necessary or advisable, to obtain the Equity Financing contemplated by the Equity Commitment Letter and to fully enforce the Equity Commitment Letter.

(c) Parent and Merger Sub agree that they will not permit or agree to any amendment or modification to, or any waiver of any material provision or remedy under the Financing Commitments, if such amendment, modification or waiver would (i) reduce the aggregate amount of the Financing, (ii) impose additional conditions precedent to the initial availability of the Financing or amend or modify any of the existing conditions to the availability of the Financing in a manner that would reasonably be expected to materially delay, prevent or render less likely to occur the Financing, or any material portion thereof, on the Closing Date, or (iii) adversely impact the ability of Parent or Merger Sub to enforce their rights against other parties to the Financing Commitments or the definitive agreements with respect thereto.

(d) Parent shall keep the Company informed in reasonable detail with respect to all material activity concerning the status of the Financing contemplated by the Financing Commitments and shall give the Company prompt notice of any material adverse change with respect to such Financing. Without limiting the foregoing, Parent agrees to notify the Company promptly, and in any event within one (1) Business Day, if at any time (i) any Debt or Equity Commitment Letter shall expire or be terminated for any reason, (ii) any financing source that is a party to a Debt or Equity Commitment Letter notifies Parent that such source no longer intends to provide financing to Parent on the terms set forth therein, (iii) for any reason Parent no longer believes in good faith that it will be able to obtain all or any portion of the Financing contemplated by the Financing Commitments on the terms described therein, or (iv) Parent becomes aware of any breach by any party of the Financing Commitments that could reasonably be expected to adversely affect the Financing Commitments or delay or impair the consummation of the Financing.

(e) Parent shall provide to the Company copies of all documents related to the Financing Commitments and the Financing upon reasonable request and, in any event, the final documents, including without limitation all definitive agreements, (other than any ancillary documents subject to confidentiality agreements, including fee letters and engagement letters).

(f) Parent and Merger Sub acknowledge and agree that obtaining the Financing is not a condition to Closing. Without limiting any of the obligations of Parent under this Agreement or any of the Company’s remedies, if any of the Financing becomes unavailable on the terms and conditions contemplated in any of the Financing Commitments or any of the Financing Commitments shall be terminated (in each case other than due to the failure of the condition to Closing set forth in Section 6.3(g) to be satisfied), Parent and Merger Sub shall use their reasonable best efforts to obtain alternative financing commitments for the portion of such Financing that becomes unavailable or is the subject of a terminated Financing Commitment; provided, that if Parent is unable to obtain Alternative Financing despite the use by Parent and Merger Sub of their reasonable best efforts then the Company shall have the remedies described in Section 7.1(a)(v). Parent and Merger Sub may also replace any of the Financing Commitments to obtain more favorable economic terms with the Company’s prior approval, which will not be unreasonably withheld, conditioned or delayed (it being understood that any replacement involving Comerica Bank on terms substantially similar to those previously discussed between the parties is hereby approved by the Company). The alternative Financing Commitments described in this subsection are referred to as the “Alternative Financing Commitments” and the debt financing to be provided pursuant to such Alternative Financing Commitments is referred to as the “Alternative Financing”. In the event that Alternative Financing Commitments are required to be obtained because any of the Financing has become unavailable or been terminated due to an event outside Parent’s control, then Parent shall use reasonable best efforts to obtain the Alternative Financing Commitments within ten (10) Business Days after Parent is first notified that such Financing has or will become unavailable or terminated, but not later than the Closing Date or, if earlier, the tenth (10th) Business Day prior to the End Date, and in the event Alternative Financing Commitments are obtained for any other reason, such Alternative Financing Commitments shall be in place immediately upon termination of the Financing being replaced. The Alternative Financing Commitments shall be on terms and conditions (including termination rights and funding conditions) no less favorable to Parent, Merger Sub or the Company than the current Financing Commitments that are being replaced. Parent shall provide the Company with a copy of the commitment letters evidencing such Alternative Financing Commitments (the “Alternative Commitment Letters”). Such Alternative Financing Commitments shall be deemed to be included in the Financing Commitments, all references to “Financing Commitments” shall be deemed to include the Alternative Financing Commitments, all references to “Financing” shall be deemed to include the Alternative Financing, all references to “Equity Commitment Letter” or “Debt Commitment Letter” shall be deemed to include the Alternative Commitment Letters, and Parent and Merger Sub shall have the same obligations with respect thereto (including under this Section 5.9) as they had with respect to the Financing Commitments being replaced.

(g) The Company shall provide, and shall cause its Subsidiaries and each of its and their respective Representatives, including its legal and accounting Representatives, to provide, such cooperation as may be necessary and reasonably requested by Parent to assist Parent in causing the conditions in the Debt Commitment Letter to be satisfied and to obtain the Financing, including (i) providing all periodic filings pursuant to the Exchange Act, (ii) subject to obtaining confidentiality agreements with respect to information that is not made publicly available, such other reasonably requested financial information necessary for the satisfaction of the conditions set forth in the Debt Commitment Letter, including information for inclusion in pro forma financial information, and other financial information as may be reasonably requested in writing by Parent to assist in preparation of customary offering or information documents to be used for the completion of the Financing, (iii) making available, at times mutually agreed upon, appropriate members of senior management of the Company for the purpose of meeting with proposed lenders providing or arranging the Financing, rating agencies, diligence sessions relating to the Company and road shows, (iv) cooperating with reasonable requests relating to the marketing efforts for the Financing (including consenting to the reasonable use of the Company’s logos), (v) providing access to the most recent appraisals, environmental reports, evidence of title (including copies of deeds, lease documentation, title insurance policies and/or commitments for title insurance, title opinions, surveys, and similar information), and similar information with respect to the properties and assets of the Company as may be reasonably requested by Parent and that are in the possession of the Company or its advisors,

(vi) reviewing and commenting on information relating to the Company within the Company’s Knowledge included in materials for rating agency presentations, confidential information memoranda and other customary offering and marketing materials requested in connection with the Financing, (vii) furnishing Parent with information in the Company’s possession that any lender providing or arranging Financing has reasonably requested and that is required by regulatory authorities in connection with such Financing under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, and (viii) subject to obtaining confidentiality agreements with respect to information that is not made publicly available, providing Financing Source Parties with access to the due diligence files prepared in connection with this Agreement and otherwise cooperating with diligence efforts of the Financing Source Parties to the extent customary and reasonable. In no event shall the Company and its officers be required to take any action that would create any liability to the Company to any Financing Source Parties prior to the Effective Time or after the termination of this Agreement, and Parent shall be solely responsible (and will make clear in any presentations to Financing Source Parties that it is solely responsible) for the information provided to Financing Source Parties; provided that the foregoing shall not limit the Company’s liability to Parent and Merger Sub for any breach of any representations, warranties and covenants in this Agreement, subject to the terms and limitations set forth herein or limit the Company’s responsibility for the accuracy of the historical information of the Company. Subject to the preceding sentence, the Company will make its executive officers reasonably available to assist Parent in Parent’s preparation for and presentations to Financing Source Parties and to review any historical information of the Company; provided that in no event shall any information be furnished about the Company if the disclosure thereof would require the Company to make a filing or public disclosure as to material non-public information without the written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed, and provided, further, that none of the Company or any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Financing prior to the Effective Time. The Company will provide Parent with (A) customary pay-off letters with respect to the current credit facilities of the Company and its Subsidiaries and (B) recordable form lien releases, canceled notes and other documents reasonably requested by Parent prior to the Closing indicating that all Liens resulting from such credit facilities shall be satisfied, terminated and discharged on or prior to the Closing Date. Notwithstanding anything to the contrary, the condition set forth in Section 6.3(b), as it applies to the Company’s obligations under this Section 5.9(g), shall be deemed satisfied unless there has occurred a Willful Breach of its obligations under this Section 5.9(g).

(h) Parent shall use its reasonable best efforts, and shall cause its Affiliates to use their reasonable best efforts, to refrain from such actions and from entering into any transaction, including any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing, that is taken with the knowledge that such action would reasonably be expected to materially impair, delay or prevent consummation of the Financing contemplated by the Financing Commitments.

(i) If Parent or any of its Affiliates obtain or perform, whether for its benefit or for the benefit of any Financing Source Party, a letter or other evaluation of the solvency or financial capacity of Parent or Merger Sub after giving effect to the Merger and the other transactions contemplated hereby (including the Financing), Parent shall provide the Company with a copy of any such letter or evaluation.

(j) Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 5.9 shall require, and in no event shall the reasonable best efforts of Parent be deemed or construed to require, either Parent or Merger Sub to (i) bring any enforcement action against any source of the Financing to enforce its respective rights under the Financing Commitments, except that Parent shall seek enforcement of the Equity Commitment Letter solely if the Company seeks and is granted a decree of specific performance after all conditions to the granting therefor set forth in Section 8.5 of this Agreement have been satisfied, (ii) seek payment from any source other than those counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter or (iii) pay any fees in excess of those contemplated by the Financing Commitments (whether to secure waiver of any conditions contained therein or otherwise).

Section 5.10 Stockholder Litigation.

(a) The Company shall give Parent the opportunity to participate at its own expense in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the Merger or any other transactions contemplated hereby; provided, however, that no such settlement shall be agreed to without Parent’s consent, which shall not be unreasonably withheld, conditioned or delayed.

(b) The Company shall give Parent prompt notice of any claims received by it relating to any Dissenting Shares or Dissenting Stockholders, and Parent shall have the right to participate in all negotiations and proceedings with respect to such claims. The Company shall not settle or compromise prior to the Effective Time any claim of a Dissenting Stockholder without the prior written consent of Parent, which shall not be unreasonably withheld, conditioned or delayed. Parent and Merger Sub consent to the Company providing its stockholders with dissenters’ rights in connection with the Merger as required by the DGCL.

Section 5.11 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could reasonably be expected to be material to the Company, the Surviving Corporation or Parent or any of their Subsidiaries, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would or would reasonably be expected to cause or result in any of the conditions to the Merger set forth in ARTICLE 6 not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice. The Company shall notify Parent, on a current basis, of any events or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its Subsidiaries, and shall reasonably cooperate with Parent or its Affiliates in efforts to mitigate any adverse consequences to Parent or its Affiliates which may arise (including by coordinating and providing assistance in meeting with regulators).

Section 5.12 Rule 16b-3. Prior to the Effective Time, the Company shall take all commercially reasonable steps to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.13 Control of Operations. Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (i) nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time, and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.14 Standstill. Except as expressly contemplated by this Agreement, from the date hereof until the earlier to occur of the Effective Time or the last day of the Restricted Period, Parent and its Representatives will not, and will not encourage or assist others to: (a) acquire, offer or propose to acquire, or agree or seek to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights or options to acquire any securities of the Company or its Subsidiaries with the intent or effect of acquiring a controlling interest in the Company or its Subsidiaries or of any successor to or person in control of the Company or any of its Subsidiaries, or any assets of the Company or its Subsidiaries or divisions thereof or of any such successor or controlling person, (b) enter into or agree, offer, propose or seek to enter into, or otherwise be involved in or part of, directly or indirectly, any acquisition transaction or other business combination relating to all or part of the Company or its Subsidiaries or any acquisition transaction for all or part of the assets of the Company or its Subsidiaries or any of their respective businesses; (c) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company or any of its Subsidiaries; (d) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company or any of its Subsidiaries; (e) seek or propose, alone or in concert with others, to influence or control the Company’s management or policies; (f) directly or indirectly enter into any discussions, negotiations, arrangements or understandings with any other Person with respect to any of the foregoing activities or propose any of such activities to any other Person; (g) advise, assist, encourage, act as a financing source for or otherwise invest in any other Person in connection any of the foregoing activities; or (h) disclose any intention, plan or arrangement inconsistent with any of the foregoing. Notwithstanding the foregoing, (y) prior to the commencement of the Restricted Period, Parent and its Representatives may take the actions permitted by this Agreement in order to effect the transactions contemplated by this Agreement, including cooperating with the Company in the preparation of the Proxy Statement and Additional Filings and furnishing information for inclusions therein and (z) the provisions of this Section 5.14 shall be inoperative and of no force or effect (1) if and while the Company is in breach of its obligations pursuant to Section 5.3(b)(iii) or the Company has failed to pay the Company Termination Fee and Expenses required to be paid in connection with the termination of this Agreement pursuant to Section 7.1(a)(iii)(B), (2) if, from and after the date hereof, (A) any Person or group shall have acquired or entered into a binding definitive agreement that has been approved by the Board (or any duly constituted committee thereof) to acquire more than 50% of the outstanding voting securities of the Company or assets of the Company or its Subsidiaries representing more than 50% of the consolidated earnings power of the Company and its Subsidiaries, taken as a whole or (B) any Person publicly announces or commences a tender or exchange offer which, if consummated, would result in such Person’s acquisition of beneficial ownership of more than 50% of the outstanding voting securities of the Company and within 10 days of such announcement or commencement the Board (or any duly constituted committee thereof) has not recommended to its stockholders that they reject such tender or exchange offer; or (3) if the Board (or any duly constituted committee thereof) shall have determined in good faith, after consultation with outside legal counsel, that the failure to waive, limit, amend or otherwise modify the provisions of this paragraph would be reasonably likely to be inconsistent with the fiduciary duties of the Board under applicable Law.

Section 5.15 Employee Matters.

(a) For a period of not less than 12 months following the Effective Time, the employees of the Company and each Subsidiary of the Company, other than the Executives, who remain in the employment of Parent or any Subsidiary of Parent during this time (the “Continuing Employees”) shall receive compensation and benefits that are substantially comparable in the aggregate to the compensation and benefits provided to such employees of the Company and the Subsidiaries of the Company during the 12 month period immediately prior to the Effective Time; provided, however, that in no event shall Parent or any of its Subsidiaries (including the Surviving Corporation) be required to take into account any amounts owed in connection with a change in control, equity compensation or bonus performance targets when determining whether compensation and benefits are substantially comparable.

(b) With respect to any employee benefit plan maintained by Parent or any Subsidiary of Parent in which Continuing Employees and their eligible dependents will be eligible to participate from and after the Effective Time, for purposes of determining eligibility to participate (but not for purposes of early retirement programs), level of benefits including benefit accruals (other than benefit accruals and early retirement subsidies under any defined benefit pension plan) and vesting, service recognized by the Company and any Subsidiary of the Company immediately prior to the Effective Time shall be treated as service with Parent or any Subsidiary of Parent; provided, however, that, notwithstanding that service to the Company shall be recognized by Parent’s benefit plans in accordance with the forgoing, the date of initial participation of each Continuing Employee in any Parent benefit plan shall be no earlier than the Effective

Time; further provided, however, that such service need not be recognized to the extent that (i) such Parent employee benefit plan does not recognize service of similarly situated employees of Parent or Subsidiaries of Parent or (ii) such recognition would result in any duplication of benefits.

(c) Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent to continue any specific plans or to continue the employment, or to make any changes to the terms and conditions of the employment, of any specific person. Furthermore, no provision of this Agreement shall be construed as prohibiting or limiting the ability of Parent to amend, modify or terminate any plans, programs, policies, arrangements, agreements or understandings of Parent or the Company. Without limiting the scope of Section 8.10, nothing in this Section 5.15 shall confer any rights or remedies of any kind or description upon any Continuing Employee or any other person other than the parties hereto and their respective successors and assigns.

(d) With respect to any welfare plan maintained by Parent or any Subsidiary of Parent in which Continuing Employees are eligible to participate after the Effective Time, Parent or such Subsidiary of Parent shall (i) to the extent allowed by Law and such plan, waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the analogous welfare plans of the Company and the Subsidiaries of the Company prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid and for out-of-pocket maximums incurred prior to the Effective Time and during the portion of the plan year of the applicable Company welfare plan ending at the Effective Time, in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

(e) From the date hereof until the earlier to occur of the Effective Time or the last day of the Restricted Period, neither Parent nor the Company will directly or indirectly, solicit for employment any employee of the other party or any of its Subsidiaries with whom it has contact or who became known to them in connection with the transactions contemplated by this Agreement (not including a general solicitation of employment not specifically directed towards employees of such party or its Subsidiaries); provided that the foregoing provision shall not prevent the hiring party from employing any such person who contacts it on his or her own initiative without any direct or indirect solicitation by, or encouragement from the hiring party.

(f) Nothing herein, expressed or implied, is intended or shall be construed to constitute an amendment to any Parent benefit plan or Company Benefit Plan or any other compensation or benefits plan maintained for or provided to employees, directors or consultants of Parent or the Company prior to or following the Effective Time.

Section 5.16 Employment Agreements. Upon the Effective Time, the employment of each executive officer (each, an “Executive”) of the Company listed in Section 5.16 of the Company Exceptions Letter shall be terminated, with such termination deemed to be an involuntary termination without cause. The Company shall pay each Executive an amount in cash set forth next to such Executive’s name on Section 5.16 of the Company Exceptions Letter, which is the amount owed to such Executive in connection with a change in control pursuant to the employment agreement by and between the Company and such Executive. The Company shall pay each other employee of the Company who is terminated in connection with the Closing and owed a payment pursuant to a contract with the Company in effect on the date hereof the amount owed pursuant to such contract. Such payments shall be made to each Executive and other employee on the Closing Date or, if such payment would result in the payment of an excise tax or deferral of such payment pursuant to Section 409A of the Code, then Parent shall cause the Surviving Corporation to make such payment as soon as allowable without an excise tax. The Company shall cause each such Executive or other employee, as a condition to receipt of such payment, to execute and deliver to the Company a release, in form and substance reasonably satisfactory to Parent, stating that the amount paid to such person at the Closing satisfies all amounts payable by the Company to such person in connection with a change in control or in connection with termination of such person’s employment following a change in control. Parent and Surviving Corporation agree that all of their income and employment tax returns and other applicable filings will reflect that all payments described above in this Section 5.16 have been made in compliance with Section 409A of the Code, that no such payments shall be reported on Form W-2 using Code Z in Box 12 (or its successor) and that neither Parent nor Surviving Corporation shall take any position (whether in audits, tax returns or otherwise) that is inconsistent with such treatment; provided, that the foregoing shall not apply to any payment that is made under a nonqualified deferred compensation plan (within the meaning of Section 409A of the Code) that does not satisfy the requirements of Section 409A of the Code as of the Closing Date (or did not satisfy such requirements at any time prior to the Closing Date).

Section 5.17 Senior Notes. The parties agree to take the actions set forth on Schedule 5.17 to this Agreement with respect to the Company’s 7.50% senior notes due 2019 (the “Notes”).

Section 5.18 Certain Tax Matters. During the period from the date of this Agreement to the date of the Effective Time, (i) the Company and each of its Subsidiaries shall timely file all Tax Returns required to be filed by each such entity during such period (after taking into account any extensions) (each, a “Post-Signing Return”), which Post-Signing Returns shall be complete and correct in all respects and, except as otherwise required by Law, shall be prepared on a basis consistent with the past practice of the Company; provided, however, that no material Post-Signing Returns shall be filed with any Governmental Entity without Parent’s written consent, which consent shall not be unreasonably withheld or delayed; (ii) the Company and each of its Subsidiaries shall timely pay all Taxes due and payable with respect to the Tax periods covered by such Post-Signing Returns; (iii) the Company shall accrue a liability in its books and records and financial statements in accordance with GAAP and past practice for all Taxes payable by the Company or any of its Subsidiaries for which no Post-Signing Return is due prior to the day of the Effective Time; (iv) the Company and each of its Subsidiaries shall promptly notify Parent of any suit, claim, action, investigation, proceeding or audit pending against or with respect to the Company or any of its Subsidiaries in respect of any material amount of Tax and will not settle or compromise any such suit, claim, action, investigation, proceeding or audit without Parent’s prior written consent, which consent shall not be unreasonably withheld or delayed; and (v) the Company and each of its Subsidiaries shall retain all books, documents and records necessary for the preparation of Tax Returns and reports and Tax audits consistent with its standard policy.

Section 5.19 Certain Regulatory Approvals. The Parties agree to take the actions set forth on Schedule 5.19 to this Agreement with respect to seeking certain regulatory approvals in connection with the transactions contemplated by this Agreement.

ARTICLE 6

CONDITIONS TO THE MERGER

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties, to the extent any such condition may be waived in compliance with applicable Law and this Agreement) as of the Effective Time of the following conditions:

(a) The Company shall have obtained the Company Stockholder Approval;

(b) No restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger and/or the other transactions contemplated by this Agreement shall be in effect; and

(c) Any applicable waiting period under the HSR Act and any other applicable Regulatory Law shall have expired or been earlier terminated.

Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment or waiver of the following conditions:

(a) The representations and warranties of Parent and Merger Sub set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to “Parent Material Adverse Effect”

or “materiality,” shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where the failure to be true and correct would not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in this Section 6.2(a)) only as of such date or period;

(b) Parent shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time; and

(c) Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by the Chief Executive Officer of Parent, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

Section 6.3 Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment or waiver of the following conditions:

(a) (i) The representations and warranties of the Company contained in Section 3.1(a), Section 3.2, Section 3.3, Section 3.4(a), Section 3.12, Section 3.19, Section 3.21 and Section 3.25 shall be true and correct in all respects (except, in the case of Section 3.1(a) and Section 3.2 for such inaccuracies as are de minimis in the aggregate), in each case at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of the Company set forth in this Agreement (other than those referred to in clause (i) of this Section 6.3(a)), disregarding all qualifications and exceptions contained therein relating to “Company Material Adverse Effect” or “materiality”, shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where in the case of this clause (ii) the failure to be true and correct would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that, with respect to clauses (i) and (ii) hereof, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii), as applicable) only as of such date or period;

(b) The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time;

(c) The Company shall have delivered to Parent a certificate, dated the Effective Time and signed by its Chief Financial Officer or another senior executive officer, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied;

(d) Since the date of this Agreement there shall not have occurred and be continuing, and there shall not otherwise be continuing, any Company Material Adverse Effect;

(e) Holders of no more than ten percent (10%) of the outstanding Company Common Stock and holders of no more than ten percent (10%) of the outstanding Company Preferred Stock shall be Dissenting Stockholders;

(f) No event of default under the Company’s Revolving Credit Agreement dated July 5, 2006, as amended, with Comerica Bank and the other lenders party thereto (the “Company Credit Agreement”) or any of the related Loan Documents (as such term is defined in the Company Credit Agreement) shall have occurred and be continuing and have caused the Debt Financing to not be available in full on the Closing Date consistent with the terms of the Financing Commitment; and

(g) The Company shall have obtained the draft or preliminary permit described in Section 3.8(b) of the Company Exception Letter with no material conditions thereto outside the ordinary course of the Company’s business.

ARTICLE 7

TERMINATION

Section 7.1 Termination.

(a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

(i) by the mutual written consent of the Company and Parent;

(ii) by either the Company or Parent, if:

(A) the Effective Time shall not have occurred on or before 5:00 p.m., Eastern time on June 30, 2012 (such date, or the date to which it is extended pursuant to the second proviso of this Section 7.1(a)(ii)(A), the “End Date”); provided, that the right to terminate this Agreement under this Section 7.1(a)(ii)(A) shall not be available to (x) any party that has breached in any material respect its obligations under this Agreement in any manner that shall have been the primary cause of or the primary factor that resulted in the failure of the Merger to occur on or before the End Date or (y) Parent unless on the date of such termination the conditions set forth in Section 6.1 and Section 6.3 have not been met (other than those conditions that by their nature can only be satisfied at Closing), the Financing Commitments or Alternative Financing Commitments are in full force and the Financing Source Parties have provided to the Company written statements that they are ready, willing and able to provide the financing contemplated by the Financing Commitments or Alternative Financing Commitments, subject only to the satisfaction of such conditions.

(B) an injunction, other legal restraint or order shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction, other legal restraint or order shall have become final; provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(a)(ii)(B) shall have used its reasonable best efforts to remove such injunction, other legal restraint or order to the extent required to do so by Section 5.5; or

(C) the Company Meeting (including any adjournments thereof) shall have concluded and the Company Stockholder Approval contemplated by this Agreement shall not have been obtained;

(iii) by the Company, if:

(A) Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (1) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 and (2) cannot be cured or has not been cured by the earlier of (x) thirty (30) days after written notice thereof is given by the Company to Parent and (y) the End Date; provided that the Company shall have given Parent written notice, delivered at least ten (10) days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(iii)(A) and the basis for such termination; provided further that in the event any court of competent jurisdiction determines that Parent failed to consummate the Merger despite an obligation under the terms of the Agreement to do so, such determination shall be grounds for the Company to terminate this Agreement; and provided further that the Company shall not have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 6.1 or Section 6.3 and cannot be cured or has not been cured by the End Date;

(B) prior to the receipt of the Company Stockholder Approval, either (x) (1) the Board (or its transaction committee) has received a Superior Proposal, (2) in light of such Superior Proposal the

Board (or its transaction committee) shall have determined in good faith, after consultation with outside legal counsel, that the failure to withdraw or modify its Recommendation would violate the Board’s (or its transaction committee’s) fiduciary duties under applicable Law, and (3) the Company is in compliance, in all material respects, with Section 5.3; provided that the Company has complied with the terms of Section 5.3(b)(iii) or (y) (1) the Board (or its transaction committee) made a determination to terminate the Merger Agreement in accordance with Section 5.3(b)(iv), and (2) the Company is in compliance, in all material respects, with Section 5.3; provided that, in the case of a termination pursuant to the foregoing clause (x) or (y), the Company concurrently with the termination of this Agreement pays the fee due under Section 7.2;

(C) except such conditions that, by their nature, can only be satisfied at Closing, all conditions in Section 6.1 and Section 6.3 remain satisfied and either (1) Parent provides written notice to the Company that it is not willing to consummate the Merger or (2) the Merger shall not have been consummated within one (1) Business Day following the date the Closing should have occurred pursuant to Section 1.2 and the Company stood ready, willing and able to consummate the transactions contemplated by this Agreement on that date and the Company had given Parent written notice on or prior to such date, irrevocably confirming that fact; or

(D) there exists a Company SF Termination Right pursuant to Schedule 5.19 of this Agreement.

(iv) by Parent, if:

(A) the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (1) would result in a failure of a condition set forth in Section 6.1 or Section 6.3 and (2) cannot be cured or has not been cured by the earlier of (x) thirty (30) days after written notice thereof is given by Parent and (y) the End Date; provided that Parent shall have given the Company written notice, delivered at least ten (10) days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(a)(iv)(A) and the basis for such termination; and provided further that Parent shall not have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 6.1 or Section 6.2 and cannot be cured or has not been cured by the End Date; or

(B) within fifteen (15) Business Days after any of the following has occurred: (1) the Board or its transaction committee shall have withdrawn, modified or changed its Recommendation in any manner that is adverse to Parent, (2) a tender or exchange offer that would constitute an Alternative Proposal is commenced and the Board or its transaction committee fails to recommend against acceptance of such tender or exchange offer following a request to do so by Parent within five (5) Business Days following such request by Parent (or such shorter period as may exist between the date of the tender or exchange offer and the date of the Company Meeting), or (3) the Company, the Board or its transaction committee thereof approves or recommends any Alternative Proposal or approves any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Alternative Proposal (other than a confidentiality agreement described in Section 5.3(b)(ii)(B)), provided, however, that any “stop, look and listen” communication by the Board to the Company’s stockholders pursuant to Rule 14d-9(f) of the Exchange Act, or any substantially similar communication to the Company’s stockholders shall not be deemed to constitute a withdrawal, modification or change of its Recommendation.

(C) there exists a Parent SF Termination Right pursuant to Schedule 5.19 of this Agreement.

(v) The Company shall be entitled to all remedies, including specific performance to require Parent to enforce the Equity Commitment Letter, if the conditions set forth in Section 6.1 and

Section 6.3 have been satisfied or waived (other than those conditions that by their nature can only be satisfied at Closing) and there has not been a prior termination pursuant to Section 7.1(a)(iii)(B) or Section 7.1(a)(iv)(B); provided that the Company or Parent shall be entitled to terminate this Agreement,

(A) at any time if a Financing Failure occurs at any time on or after the date of this Agreement and has not been replaced with Alternative Financing Commitments in the time period and in the manner provided in Section 5.9(f), despite Parent’s satisfaction of its obligations in Section 5.5 and Section 5.9, provided that Parent shall not be entitled to terminate this Agreement under this Section 7.1(a)(v)(A) if it has breached in any material respect its obligations under this Agreement, or

(B) if the conditions to Closing set forth in Section 6.1 and Section 6.3 are satisfied or waived (other than those conditions that by their nature can only be satisfied at Closing) and, despite Parent’s satisfaction of its obligations in Section 5.5 and Section 5.9, Parent has not received the proceeds from the Financing on or before the date that Section 1.2 fixes as the Closing Date following the satisfaction of such conditions, provided that Parent shall not be entitled to terminate this Agreement under this Section 7.1(a)(v)(B) if it has breached in any material respect its obligations under this Agreement.

In the case of any termination under this Section 7.1(a)(v), the Company shall not be entitled to specific performance or to damages (other than for fraud or Willful Breach) against Parent if within three (3) Business Days after such termination Parent shall have paid the Company the Parent Termination Fee and the Expenses of the Company not exceeding the Expense Cap. If Parent has paid the Company the Parent Termination Fee and the Expenses of the Company not exceeding the Expense Cap in accordance with the terms of this Section 7.1(a)(v), the receipt of the Parent Termination Fee and the Expenses of the Company shall be the sole and exclusive remedy of the Company (and any of its stockholders, partners, members, Affiliates, directors, officers, employees, Representatives or agents) against any financing source with which Parent obtains or seeks to obtain financing in connection with the Merger or any of the stockholders, partners, members, Affiliates, directors, officers, employees or agents of Parent and any of their Affiliates and any of such entities’ or their Affiliates’ respective former, current or future general or limited partners, shareholders, managers, members, directors, officers, employees, Representatives or agents (collectively, “Financing Source Parties”), in connection with this Agreement, the Financing Commitments, the Debt Commitment Letter, the Financing or the performance of services thereunder, whether at law or equity, in contract, in tort or otherwise. As used herein, “Financing Failure” means (i) a failure by Parent and/or Merger Sub to receive the proceeds from the Financing by the date the Closing should have occurred pursuant to Section 1.2, and (1) all conditions to Closing set forth in Section 6.1 and Section 6.3 had been satisfied or waived (other than those conditions that by their nature can only be satisfied at Closing) and (2) the Company stood ready, willing and able to consummate the transactions contemplated by this Agreement on that date and the Company had given Parent written notice on or prior to such date, irrevocably confirming that fact, (ii) the termination, withdrawal or expiration of any of the Financing Commitments, (iii) the disclosure or notice by any of the Financing Source Parties that financing under a Financing Commitment will not be available or will likely not be available, (iv) Parent no longer believes in good faith that it will be able to obtain all or any portion of the Financing contemplated by the Financing Commitments substantially on the terms described therein unless Parent obtains (and provides to the Company) written confirmations that such Financing will in fact be available substantially on the terms of the Financing Commitments within two (2) Business Days after it makes its original determination or (v) Parent becomes aware of any material breach by any party of the Financing Commitments and such breach is not cured within two (2) Business Days thereafter or, if earlier, the tenth (10th) Business Day prior to the End Date. For the avoidance of doubt, the parties acknowledge and agree that a failure of the condition set forth in Section 6.3(f) shall not constitute a Financing Failure.

(b) A terminating party shall provide written notice of termination to the other party specifying with particularity the reason for such termination, and, except as otherwise provided in Section 7.1(a); any termination shall be effective immediately upon delivery of such written notice to the other party. provided that with respect to a termination under Section 7.1(a)(ii)(A) such termination shall be effective only if the Company concurrently with the termination of this Agreement pays the fee due under Section 7.2.

(c) In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall terminate (except no such termination shall relieve any party of any liability under the Confidentiality Agreement and the provisions of Section 5.14, Section 5.15(e), Section 7.1(c), Section 7.2 and ARTICLE 8 shall survive such termination), and there shall be no other liability or obligation on the part of the Company or Parent and Merger Sub to the other, except as specified in Section 7.1(c), Section 7.2 and Section 8.5 (subject to any other provisions pertaining thereto expressly set forth in this Agreement). Except as provided in this Section 7.1(c), nothing contained in this Agreement and no actual or purported termination of this Agreement:

(i) shall limit, restrict, extinguish or otherwise affect the remedies available to Company, Parent and Merger Sub specified in this Agreement, including Section 7.1(c), Section 7.2 and Section 8.5;

(ii) shall relieve either party for damages with respect to fraud or Willful Breach of this Agreement or a breach of this Agreement as to which specific performance is not available pursuant to Section 8.5 (provided that if Parent terminates this Agreement pursuant to Section 7.1(a)(v) the Company shall be entitled to seek damages and any other remedies at law or in equity unless Parent shall have paid the Parent Termination Fee as provided in Section 7.1(a)(v)). In the event that the Company is entitled to recover damages, such damage award may also include damages based on the consideration that would have otherwise been payable to the Company’s stockholders, and in the event that Parent and Merger Sub are entitled to recover damages, such damage award may also include damages based on loss of the economic benefits of the transaction. Any action permitted pursuant to Section 5.3 and the termination by the Company pursuant to Section 7.1(a)(iii)(B) shall not constitute a breach of the Company covenants hereunder. Neither party shall be liable for damages (actual, consequential or otherwise) with respect to any breach of a representation, warranty covenant or agreement set forth in this Agreement except as set forth in this Section 7.1(c)(ii). In the event that a party is entitled to a termination fee and expense reimbursement pursuant to Section 7.2, and such fee and expense reimbursement is paid in full, such party’s receipt of such fee shall be the sole and exclusive remedy of such party and its subsidiaries and Affiliates against the other party and its subsidiaries and Affiliates for any loss, cost, damage or expense suffered with respect to this Agreement, the transactions contemplated hereby, the termination of this Agreement, the failure of the transactions contemplated by this Agreement to be consummated or any breach of this Agreement by any party, and in no event shall any party be liable for damages in addition to a termination fee and reimbursement of Expenses pursuant to Section 7.2; provided, however, that a party may concurrently plead or otherwise seek in the alternative damages pursuant to this Section 7.1(c)(ii), a termination fee and reimbursement of Expenses pursuant to Section 7.2 and the equitable remedies available pursuant to Section 8.5, but in no event shall a party be entitled to recover all three remedies but will be required to make an election of remedies at the time of any award of remedies.

Section 7.2 Termination Fee and Expenses.

(a) Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated.

(b) In the event that:

(i) the Company terminates this Agreement pursuant to Section 7.1(a)(iii)(B); or

(ii) each of the following has occurred: (A) the Company or Parent terminates this Agreement pursuant to Section 7.1(a)(ii)(A) or Section 7.1(a)(ii)(C), (B) the Company has not previously paid a Company Termination Fee with respect thereto, and (C) a Person who has made, or publicly disclosed or announced, a Qualifying Alternative Proposal after the date of this Agreement but prior to such termination shall have entered into a Qualifying Definitive Agreement with the Company within twelve (12) months after such termination; or

(iii) Parent terminates this Agreement pursuant to Section 7.1(a)(iv)(A) or Section 7.1(a)(iv)(B),

then the Company shall pay to Parent:

(A) all of the Expenses of Parent and Merger Sub; provided, however, that the Company will under no circumstances be required to pay Expenses exceeding the Expense Cap; and

(B) the Company Termination Fee in cash. As used herein, the “Company Termination Fee” means (A) an amount equal to $11,000,000 if the Company Termination Fee becomes payable in connection with the Company entering into an Alternative Proposal with an Excluded Person and (B) an amount equal to $16,500,000 in all other circumstances other than as set forth in Section 7.2(b)(iii)(C); provided, however, that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. If the Company terminates this Agreement pursuant to clause (i) above, the Company Termination Fee will be payable on the date of the termination of this Agreement; if the Company terminates this Agreement pursuant to clause (ii) above, the Company Termination Fee will be payable within one (1) Business Day after the date on which the Company enters into a definitive agreement with respect to the Alternative Proposal; if Parent terminates this Agreement pursuant to clause (iii) above, the Company Termination Fee will be payable no later than three (3) Business Days after notice of termination of this Agreement.

(C) Notwithstanding Section 7.2(b)(iii)(B), in the event that Parent terminates this Agreement pursuant to Section 7.1(a)(ii)(A) and the conditions set forth in clauses (B) and (C) of Section 7.2(b)(ii) have occurred, then the Company Termination Fee shall mean an amount equal to the lesser of (i) the Company Termination Fee as defined in Section 7.2(b)(iii)(B) or (ii) the difference between (x) the aggregate purchase price to be paid to all holders of shares of Company Common Stock for such shares of Company Common Stock upon the closing of the transactions contemplated by the Qualifying Definitive Agreement minus (y) the product of $6.50 times the number of Common Shares eligible to receive Common Stock Merger Consideration that are outstanding as of the date hereof. Any Company Termination Fee payable pursuant to this Section 7.2(b)(iii)(C) will be payable no later than one (1) Business Day after the Company enters into a Qualifying Definitive Agreement.

(c) In the event that the Company terminates this Agreement pursuant to Section 7.1(a)(iii)(A) or Section 7.1(a)(iii)(C) or the Company or Parent terminates this Agreement pursuant to Section 7.1(a)(v), then Parent shall pay to the Company:

(i) all of the Expenses of the Company; provided, however, that Parent and Merger Sub will under no circumstances be required to pay Expenses exceeding the Expense Cap; or

(ii) a fee of $16,500,000 in cash (the “Parent Termination Fee”), it being understood that in no event shall the Parent be required to pay the Parent Termination Fee on more than one occasion. The Parent Termination Fee will be payable no later than three (3) Business Days after notice of termination of this Agreement.

(d) As used herein, (A) the “Expense Cap” shall mean $1,000,000 and (B) “Expenses” shall mean all reasonable, itemized, and documented out-of-pocket fees and expenses (including loan commitment fees, due diligence expenses, and all fees and expenses of counsel, accountants, consultants, financial advisors and investment bankers, incurred by Company, Parent or Merger Sub, as applicable, or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Financing and all other matters related to the Merger.

(e) In circumstances in which Expenses are payable, such payment shall be made to the party entitled thereto not later than five (5) Business Days after delivery to the liable party of an itemization setting forth all Expenses (which itemization may be supplemented and updated from time to time by such party until the 60th day after such party delivers such notice of demand for payment). Any payments required hereunder shall be made by wire transfer of immediately available funds to an account designated by Parent or the Company, as the case may be.

(f) The parties acknowledge and agree that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If a party fails to promptly pay any amount due by it pursuant to this Section 7.2, interest shall accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at the rate of 8% per annum. If, in order to obtain such payment, the other party commences a suit that results in judgment for such party for such amount, the defaulting party shall pay the other party its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such suit. Each of the parties hereto further acknowledges that neither the payment of the amounts by the Company nor the payment of the amounts by Parent specified in this Section 7.2 is a penalty in the circumstances in which such fees are payable and which do not involve fraud or Willful Breach.

(g) Except in the event of fraud or Willful Breach of this Agreement by Parent in which the Company seeks, is awarded and is entitled to receive damages or specific performance of this Agreement pursuant to, and subject to the limitations contained in, Section 8.5 (in which case the Company shall not be entitled to receive payment of the Parent Termination Fee), the Company’s receipt of the Parent Termination Fee and payment of Expenses as provided in Section 7.2(c) and the Company’s right to specific performance of this Agreement by the parties hereto pursuant to, and subject to the limitations contained in, Section 8.5 shall be the sole and exclusive remedies of the Company and its Subsidiaries against Parent, Merger Sub and any of their respective former, current, or future direct or indirect shareholders or equityholders, managers, members, directors, officers, employees, Affiliates, Representatives or agents (collectively, the “Parent Related Parties”) and against the Financing Source Parties for any loss, cost, damage or expense suffered with respect to this Agreement, the transactions contemplated hereby, the Debt Commitment Letter, the Financing or the performance of services thereunder, the termination of this Agreement, the failure of the transactions contemplated by this Agreement to be consummated or any breach of this Agreement by Parent or Merger Sub, and upon payment of such amount, none of the Parent Related Parties shall have any further liability or obligation to the Company (other than pursuant to the Confidentiality Agreements) relating to or arising out of this Agreement or the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure.

(h) Except in the event of fraud or Willful Breach of this Agreement by the Company in which Parent seeks, is awarded and is entitled receive damages or specific performance as provided for in Section 8.5 (in which case Parent shall not be entitled to receive payment of the Company Termination Fee), receipt by Parent or its designee of the Company Termination Fee and payment of Expenses as provided in Section 7.2(b) and Parent’s right to specific performance prior to termination (but not after termination) of this Agreement provided for in Section 8.5 shall be the sole and exclusive remedy of the Parent Related Parties against the Company, its Subsidiaries and any of their respective former, current, or future direct or indirect shareholders, directors, officers, employees, managers, members, Affiliates, Representatives or agents (collectively, the “Company Related Parties”) for any loss, cost, damage or expense suffered with respect to this Agreement, the transactions contemplated hereby, the termination of this Agreement or the failure of the Merger to be consummated, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement or any claims or actions under applicable Law arising out of any such breach, termination or failure.

(i) Notwithstanding anything herein to the contrary, the Company (and any of its stockholders, partners, members, Affiliates, directors, officers, employees, Representatives or agents) hereby waives any rights or claims against any Financing Source Party in connection with this Agreement or the Financing Commitments, whether at law or equity, in contract, in tort or otherwise.

Section 7.3 Frustration of Closing Conditions. Neither the Company nor Parent may rely, either as a basis for not consummating the Merger, terminating this Agreement and abandoning the Merger or preventing the other party from exercising its rights to terminate this Agreement under Section 7.1, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of this Agreement or any covenant set forth herein.

ARTICLE 8

MISCELLANEOUS

Section 8.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

Section 8.2 Expenses. Except as set forth in Section 7.1(a)(v), Section 7.2 or as elsewhere provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses.

Section 8.3 Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts (including by facsimile or other electronic means), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

Section 8.4 Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF, OR RELATING TO, THE TRANSACTIONS CONTEMPLATED HEREBY, THE DEBT COMMITMENT LETTER, THE FINANCING OR THE PERFORMANCE OF SERVICES THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS OF THE STATE OF DELAWARE.

Section 8.5 Specific Enforcement; Venue.

(a) The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to ARTICLE 7, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in clause (c)(i) below, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity; provided, that the Company shall not be entitled to seek or obtain any specific performance, injunction or other equitable relief as to Parent’s obligation to cause the funding of the Equity Commitment Letter and Debt Commitment Letter if the Parent or the Company properly exercises the termination right provided in Section 7.1(a)(v) and the Company is paid the Parent Termination Fee as and when provided therein. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach nor to assert that the obligation of a party to pay the Company Termination Fee or the Parent Termination Fee, as applicable, pursuant to

Section 7.2 shall be evidence that the parties have adequate remedies at law and therefore shall not be entitled to equitable relief pursuant to this Section 8.5. Notwithstanding any provision herein to the contrary, it is explicitly agreed that the Company shall not be entitled to seek or obtain any specific performance, injunction, or other equitable relief under this Agreement in the event that the Parent is entitled to and validly terminates this Agreement pursuant to Section 7.1(a) and pays the Parent Termination Fee to the Company pursuant to Section 7.1(a)(v).

(b) If, pursuant to a claim for specific performance brought against a party pursuant to this Section 8.5, a court of competent jurisdiction as provided in this Section 8.5 has declined to specifically enforce the obligations of a party or parties hereto to consummate the transactions contemplated hereby, and if such party is obligated to but has not paid the Parent Termination Fee or Company Termination Fee, as applicable, the other party may pursue monetary damages as permitted by Section 7.2(c) (but only in the circumstances set forth therein).

(c) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement, the Merger or any of the other transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement, the Merger or any of the other transactions contemplated by this Agreement in any court other than any Delaware state court or any Federal court sitting in the State of Delaware.

(d) Each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Source Parties in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Debt Commitment Letter, the Debt Financing or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York sitting in the borough of Manhattan (and appellate courts thereof).

Section 8.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF, OR RELATING TO, THE DEBT COMMITMENT LETTER, THE FINANCING OR THE PERFORMANCE OF SERVICES THEREUNDER.

Section 8.7 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by personal delivery, by confirmed facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by electronic mail (provided that if given by electronic mail such notice, request, instruction or other document shall be followed up within one Business Day by dispatch pursuant to one of the other methods described herein), by reliable overnight delivery service (with proof of service) or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To Parent or Merger Sub:

Cod Intermediate, LLC

125 West 55th Street, Level 15

New York, NY 10019

Facsimile: (212) 231-1838

E-mail: karl.kuchel@macquarie.com

Attention: Karl Kuchel

with a copy (which shall not constitute notice to Parent or Merger Sub) to:

Mayer Brown LLP

71 South Wacker Drive

Chicago, IL 60606

Facsimile: (312) 706-8138

E-mail: jsimala@mayerbrown.com; wkucera@mayerbrown.com

Attention:    Jodi A. Simala

    William R. Kucera

To the Company:

WCA Waste Corporation

One Riverway, Suite 1400

Houston, TX 77056

Facsimile: (713)

E-mail: ccasalinova@wcamerica.com; mroy@wcamerica.com

Attention:    Charles Casalinova

    Mike Roy

with a copy (which shall not constitute notice to Company) to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, TX 77002

Facsimile: (713) 220-4285

Email: jeffdodd@andrewskurth.com

Attention: Jeff Dodd

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or otherwise received, or upon dispatch in the case of electronic mail. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or three (3) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all of its rights, interest and obligations under this agreement to Parent or to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment shall relieve Merger Sub of its obligations hereunder, and any purported assignment or transfer without such consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 8.9 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any Law, all other provisions of this Agreement remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. If any court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith in an attempt to agree to another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the parties’ intentions to the greatest lawful extent under this Agreement.

Section 8.10 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the exhibits and letters hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior or contemporaneous agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except as set forth in (x) Section 5.8 and (y) the proviso hereto, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder; provided that provisions of Section 7.1(a)(v), Section 7.2(g), Section 8.4, Section 8.5(d) and Section 8.6 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Financing Source Parties. The parties further agree that the Exclusivity Agreement dated December 16, 2011 by and among the Company, Macquarie Infrastructure Partners II U.S., L.P. and Macquarie Infrastructure Partners II International, L.P. is terminated upon the date hereof.

Section 8.11 Amendments; Waivers. Subject to Section 6.1, at any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective (and, in the case of the Company, as approved by the Board); provided, however, that Section 7.1(a)(v), Section 7.2(g), Section 8.4, Section 8.5(d) and Section 8.6 may not be amended without the prior written consent of the Financing Source Parties; and; provided further, however, that after receipt of Company Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the Nasdaq Stock Market require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company. Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.13 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement or instrument referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. Any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes, and all rules and regulations promulgated under such statute.

Section 8.14 No Recourse. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may only be enforced (but subject to the express limitation on the equitable remedy of specific performance referenced in Section 7.2 and Section 8.5) against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this

Agreement may only be made against, the entities that are expressly identified as parties hereto, and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the negotiation, execution or performance of this Agreement or the transactions contemplated hereby.

Section 8.15 Certain Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein:

“Affiliates” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise (it being understood and agreed that, notwithstanding the foregoing definition, for purposes of this Agreement the MIP I Entities shall not be Affiliates of Parent or Merger Sub).

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by Law to be closed.

“Buyer Group Party” shall mean and include Parent, Merger Sub, any investor in Parent or Merger Sub or any Affiliate of the foregoing participating or acting directly or indirectly with or on behalf of Parent or Merger Sub to effect the acquisition of the Company as contemplated in this Agreement.

“Certificate of Designations” means the Certificate of Designation of Series A Convertible Pay-in-Kind Preferred Stock as filed with the Secretary of State of the State of Delaware.

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations, whether written or oral.

“Indenture” means the Indenture dated as of June 7, 2011 by and among WCA Waste Corporation, BOKF, NA dba Bank of Texas, as trustee, and each of the guarantors party thereto.

“Knowledge” means (i) with respect to Parent and/or Merger Sub, the actual knowledge of Paul Mitchener and the actual knowledge that such individual should possess after a reasonable inquiry under the circumstances in light of such individual’s office or position, and (ii) with respect to the Company, the actual knowledge of the individuals listed on Section 8.15(g)(ii) of the Company Exceptions Letter, and the actual knowledge that such individuals should possess after a reasonable inquiry under the circumstances in light of each individual’s office or position.

“Orders” or “orders” means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.

“Permitted Encumbrances” means: (i) un-violated zoning ordinances and regulations which do not materially adversely affect the use, marketability or value of the owned and leased Real Property for its current uses (provided, however, that a “legal nonconforming use” or “grandfathered” status shall not be a Permitted Encumbrance); (ii) real estate Taxes and assessments, both general and special, that are a lien but are not due and payable as of the date hereof; (iii) title exceptions, defects, liens, mortgages, encumbrances and other matters that are set forth in the Company Exceptions Letter which, individually or in the aggregate, do not materially affect the continued use of the owned or leased Real Property for the purposes for which such Real Property is currently being used and contemplated to be used by the Company or a Subsidiary of the Company; and (iv) easements, encroachments, covenants, conditions, reservations, restrictions and other matters that, individually or in the aggregate, do not materially affect the continued use of the owned or leased Real Property for the purposes for which such Real Property is currently being used and contemplated to be used by the Company or a Subsidiary of the Company.

“Person” or “person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.

“Qualifying Alternative Proposal” means an Alternative Proposal but for purposes of this definition the references to “25%” in the definition of “Alternative Proposal” shall be deemed to be references to “50%.”

“Qualifying Definitive Agreement” means a definitive agreement relating to a Qualifying Alternative Proposal pursuant to which the consideration paid to the holders of Company Common Stock in such Alternative Proposal is greater than the Common Stock Merger Consideration.

“Representatives” or “representatives” of a Person means the officers, directors, employees, accountants, counsel, financial advisors, consultants, financing sources, agents and other advisors or representatives of such Person.

“Restricted Period” means the period beginning on the Termination Date and ending on the one (1) year anniversary of such date.

“Subsidiaries” of any party shall mean any corporation, limited liability company, partnership, association, trust or other form of legal entity of which (i) 50% or more of the outstanding voting securities are directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a general partner.

“Treasury Regulation” shall mean a provision of the temporary and final regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

“Willful Breach” shall mean a breach of any material representation, warranty or covenant or other agreement set forth in this Agreement that is a consequence of an act or failure with the actual knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have) that the taking of such act or failure to take such act would, or would reasonably be expected to, when taken in the context of all other actions taken by such Person, represent or cause a material breach of this Agreement.

Section 8.16 Defined Terms. Each of the following terms is defined in the Sections set forth opposite such term:

“Action” is defined in Section 5.8(b).

“Additional Filings” is defined in Section 5.4.

“Affiliate Transaction” is defined in Section 3.11.

“Affiliates” is defined in Section 8.15.

“Agreement” is defined in the Preamble.

“Alternative Commitment Letters” is defined in Section 5.9(f).

“Alternative Financing” is defined in Section 5.9(f).

“Alternative Financing Commitments” is defined in Section 5.9(f).

“Alternative Proposal” is defined in Section 5.3(g).

“Antitrust Authority” is defined in Section 5.5(b)(iii).

“Antitrust Prohibition” is defined in Section 5.5(c).

“Balance Sheet Date” is defined in Section 3.7.

“Board” is defined in the Preamble.

“Book-Entry Shares” is defined in Section 2.2(b)(i).

“Business Day” is defined in Section 8.15.

“Buyer Group Financing” is defined in Section 4.4.

“Buyer Group Party” is defined in Section 8.15.

“Cancelled Shares” is defined in Section 2.1(b).

“Certificate of Designations” is defined in Section 8.15.

“Certificate of Merger” is defined in Section 1.3.

“Certificates” is defined in Section 2.2(b).

“Claims” is defined in Section 3.9(e).

“Closing” is defined in Section 1.2.

“Closing Date” is defined in Section 1.2.

“Code” is defined in Section 2.2(b).

“Common Share” is defined in Section 2.1(a)(i).

“Common Stock Merger Consideration” is defined in Section 2.1(a)(i).

“Company” is defined in the Preamble.

“Company Approvals” is defined in Section 3.4(b).

“Company Benefit Plans” is defined in Section 3.10(a).

“Company Capital Stock” is defined in Section 2.1(a)(i).

“Company Charter Documents” is defined in Section 3.1(c).

“Company Common Stock” is defined in Section 2.1(a).

“Company Credit Agreement” is defined in Section 6.3(f).

“Company Exceptions Letter” is defined in ARTICLE 3.

“Company Material Adverse Effect” is defined in Section 3.1(d).

“Company Material Contracts” is defined in Section 3.20(a).

“Company Meeting” is defined in Section 5.4(b).

“Company Permits” is defined in Section 3.8(b).

“Company Preferred Stock” is defined in Section 3.2(a).

“Company SEC Documents” is defined in Section 3.5(a).

“Company SF Termination Right” is defined in Schedule 5.19.

“Company Stockholder Approval” is defined in Section 3.19.

“Company Stock Option” is defined in Section 2.3(a).

“Company Stock Plan” is defined in Section 2.3(a).

“Company Termination Fee” is defined in Section 7.2(b).

“Confidentiality Agreement” is defined in Section 5.2(b).

“Continuing Employees” is defined in Section 5.15.

“Contracts” is defined in Section 8.15.

“Debt Commitment Letter” is defined in Section 4.4.

“Debt Financing” is defined in Section 4.4.

“DGCL” is defined in the Preamble.

“Dissenting Stockholder” is defined in Section 2.4(a).

“Dissenting Shares” is defined in Section 2.4(a).

“Divestiture Action” is defined in Section 5.5(c).

“DTC” is defined in Section 2.2(b)(ii).

“DTC Payment” is defined in Section 2.2(b)(ii).

“Earn-Out Certificates” is defined in Section 2.5.

“Earn-Out Parties” is defined in Section 2.5.

“Effective Time” is defined in Section 1.3.

“Employees” is defined in Section 3.15(b).

“End Date” is defined in Section 7.1(a)(ii).

“Environmental Claim” Section 3.9(e).

“Environmental Laws” is defined in Section 3.9(e).

“Environmental Permits” is defined in Section 3.9(a).

“Equity Commitment Letter” is defined in Section 4.4.

“ERISA” is defined in Section 3.10(a).

“ERISA Affiliate” is defined in Section 3.10(b).

“Escrow Agreement” is defined in Section 2.5.

“Essential Marketing Information” is defined in Section 8.15.

“Excluded Person” is defined in Section 5.3(g)(ii).

“Exchange Act” is defined in Section 3.4(b).

“Executive” is defined in Section 5.16.

“Expense Cap” is defined in Section 7.2(d).

“Expenses” is defined in Section 7.2(d).

“Filed Company SEC Documents” is defined in the ARTICLE 3.

“Financing” is defined in Section 4.4.

“Financing Commitments” is defined in Section 4.4.

“Financing Failure” is defined in Section 7.1(a)(v).

“Financing Source Parties” is defined in Section 7.1(a)(v).

“GAAP” is defined in Section 3.5(b).

“Governmental Entity” is defined in Section 3.4(b).

“Hazardous Substance” is defined in Section 3.9(e).

“HSR Act” is defined in Section 3.4(b).

“Indemnified Parties” is defined in Section 5.8(b).

“Indemnified Party” is defined in Section 5.8(b).

“Indenture” is defined in Section 8.15.

“Intellectual Property” is defined in Section 3.16.

“IRS” is defined in Section 3.10(e).

“Knowledge” is defined in Section 8.15.

“Law” is defined in Section 3.8(a).

“Laws” is defined in Section 3.8(a).

“Lien” is defined in Section 3.4(c).

“Merger” is defined in the Preamble.

“Merger Consideration” is defined in Section 2.1(a)(ii).

“Merger Sub” is defined in the Preamble.

“MIP I” is defined in Section 5.5(c).

“MIP I Entities” is defined in Section 5.5(c).

“Negotiation Period” is defined in Section 5.3(b)(ii).

“Notes” is defined in Section 5.17.

“Order” or “Orders” is defined in Section 8.15.

“Parent” is defined in the Preamble.

“Parent Additional Information” is defined in Section 4.3.

“Parent Financing Date” is defined in Section 1.2.

“Parent Material Adverse Effect” is defined in Section 4.1(b).

“Parent Proxy Information” is defined in Section 4.3.

“Parent SF Termination Right” is defined in Schedule 5.19.

“Parent Termination Fee” is defined in Section 7.2(c)(ii).

“Paying Agent” is defined in Section 2.2(a).

“Payment Fund” is defined in Section 2.2(a).

“Person” or “person” is defined in Section 8.15.

“Post-Closing Period” is defined in Section 2.3(c).

“Post-Signing Return” is defined in Section 5.18.

“Preferred Share” is defined in Section 2.1(a)(ii).

“Preferred Stock Merger Consideration” is defined in Section 2.1(a)(ii).

“Proxy Statement” is defined in Section 3.22.

“Public Stockholders” is defined in the Preamble.

“Qualifying Alternative Proposal” is defined in Section 8.15.

“Qualifying Definitive Agreement” is defined in Section 8.15.

“Real Property” is defined in Section 3.17.

“Recommendation” is defined in Section 3.4(a).

“Regulatory Law” is defined in Section 5.5(e).

“Representatives” or “representatives” is defined in Section 8.15.

“Restricted Period” is defined in Section 8.15.

“Restricted Shares” is defined in Section 2.3(b).

“Sarbanes-Oxley Act” is defined in Section 3.6.

“SEC” is defined in Section 3.5(a).

“Securities Act” is defined in Section 3.5(a).

“Series A Preferred Stock” is defined in Section 2.1(a)(ii).

“Share” is defined in Section 2.1(a)(ii).

“Subsidiaries” is defined in Section 8.15.

“Subsidiary Documents” is defined in Section 3.1(c).

“Superior Proposal” is defined in Section 5.3(g)(iii).

“Surviving Corporation” is defined in Section 1.1.

“Takeover Statute” is defined in Section 3.25.

“Tax Return” is defined in Section 3.14(p).

“Tax” or “Taxes” is defined in Section 3.14(p).

“Termination Date” is defined in Section 5.1(a).

“Welfare Plan” is defined in Section 3.10(f).

“Window-Shop Period” is defined in Section 5.3(g)(iv).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

COD INTERMEDIATE, LLC

By:	/s/ Paul Mitchener
Name: Paul Mitchener
Title: President

By:	/s/ Karl Kuchel
Name: Karl Kuchel
Title: Vice President and Treasurer

COD MERGER COMPANY, INC.

By:	/s/ Paul Mitchener
Name: Paul Mitchener
Title: President

By:	/s/ Karl Kuchel
Name: Karl Kuchel
Title: Vice President and Treasurer

WCA WASTE CORPORATION

By:	/s/ Tom J. Fatjo, Jr.
Name: Tom J. Fatjo, Jr.
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WCA WASTE CORPORATION

ARTICLE I

The name of the corporation is WCA Waste Corporation (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.0001 per share (“Common Stock”). The Corporation shall have the authority to issue fractional shares of its Common Stock. Each share of Common Stock shall have the same relative rights as, and be identical in all respects to, all the other shares of Common Stock. Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders of the Corporation.

ARTICLE V

The number of directors sitting on the Corporation’s board of directors (the “Board”) shall be such as from time to time shall be fixed in the manner provided in the By-Laws of the Corporation (the “By-Laws”). The election of directors of the Corporation need not be by ballot unless the By-Laws so require. Any director or any officer elected or appointed by the stockholders or by the Board may be removed at any time in such manner as shall be provided in the By-Laws or in any written agreement among the Corporation and its stockholders.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to make, alter and repeal the By-Laws by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.

ARTICLE VII

From time to time any of the provisions of this Certificate of Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Delaware may be added or inserted, in the manner and at the time prescribed by said applicable law, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article VII.

ARTICLE VIII

All notices referred to herein shall be in writing, shall be delivered personally or by overnight courier and shall be deemed to have been given when so delivered or sent by overnight courier to the Corporation at its principal executive offices and to any stockholder of the Corporation at such stockholder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such stockholder).

ARTICLE IX

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE X

Whenever a compromise or arrangement is proposed between this Corporation and its creditors, or any class of them and/or between this Corporation and its stockholders, or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

ARTICLE XI

To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages or breach of fiduciary duty as a director. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative (a “Proceeding”), by reason of the fact that he or she or his or her testator or intestate is or was a director of the Corporation or any subsidiary of the Corporation or any predecessor of the Corporation or any subsidiary of the Corporation, or serves or served at any other enterprise as director at the request of the Corporation or any predecessor to the Corporation, or acted at the direction of any such director against all expense, liability and loss actually and reasonably incurred or suffered by such person in connection therewith.

Any indemnification under this Article XI (unless ordered by a court) shall be made by the Corporation upon a determination that indemnification of the director is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment).

Expenses (including attorneys’ fees) incurred by a director of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the director to repay all amounts so advanced in the event that it shall ultimately be determined that such director is not entitled to be indemnified by the Corporation as authorized in this Article XI.

The indemnification and advancement of expenses provided by this Article XI shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation. All rights to indemnification under this Article XI shall be deemed to be a contract between the Corporation and each director of the Corporation or any of its subsidiaries who serves or served in such capacity at any time while this Article XI is in effect.

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director of the Corporation or any of its subsidiaries, or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article XI.

If this Article XI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify or advance expenses to each person entitled to indemnification or advancement of expenses, as the case may be, as to all expense, liability and loss actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses, as the case may be, is available to such person pursuant to this Article XI to the full extent permitted by any applicable portion of this Article XI that shall not have been invalidated and to the full extent permitted by applicable law.

Neither any amendment nor repeal of this Article XI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article XI, shall eliminate or reduce the effect of this Article XI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XI would accrue or arise, prior to such amendment, repeal of adoption of an inconsistent provision.

ARTICLE XII

In anticipation that Macquarie Infrastructure Partners II U.S., L.P., Macquarie Infrastructure Partners II International, L.P. and/or their affiliates (collectively, “MIP II”) will be, indirectly or directly, a substantial stockholder of the Corporation, and in recognition of (i) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with MIP II (including service of officers, directors, partners, managers, employees or affiliates of MIP II (collectively, “MIP II Persons”) as directors of the Corporation) and (ii) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director’s fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Article XII are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve MIP II and any MIP II Persons, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

Except as MIP II may otherwise agree in writing, MIP II shall have the right to (i) engage, directly or indirectly, in the same or similar business activities or lines of business as the Corporation and (ii) do business with any client, competitor or customer of the Corporation, with the result that the Corporation shall have no right in or to such activities or any proceeds or benefits therefrom, and neither MIP II nor any MIP II Person (except as provided in the third paragraph of this Article XII) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of MIP II or of such MIP II Person’s participation therein. In the event that MIP II or any MIP II Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both MIP II and the Corporation, MIP II and such MIP II Person shall have no duty to communicate or present such corporate opportunity to the Corporation and the Corporation hereby renounces any interest or expectancy it may have in such corporate opportunity, with the result that MIP II or such MIP II Person shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty, including for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that MIP II pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to the Corporation.

In the event that a director or officer of the Corporation who is a MIP II Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and MIP II, such corporate opportunity shall belong to MIP II, and the Corporation hereby renounces any interest or expectancy it may have in such corporate opportunity, unless such corporate opportunity is expressly offered to such director or officer in writing solely in his capacity as a director or officer of the Corporation, in which case such corporate opportunity shall belong to the Corporation.

For the purposes of this Article XII, “corporate opportunities” shall not include any business opportunities that the Corporation is not financially or contractually able to undertake, or that are, from their nature, not in the line of the Corporation’s business or are of no practical advantage to it or that are ones in which the Corporation has no interest or reasonable expectancy.

Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

For purposes of this Article XII only, the “Corporation” shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests.

Exhibit B

THIRD AMENDED AND RESTATED BY-LAWS

OF

WCA WASTE CORPORATION

ARTICLE I

OFFICES

The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.1 Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and places, either within or without the State of Delaware, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

Section 2.2 Annual Meetings. An annual meeting of stockholders shall be held for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

Section 2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the President and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

Section 2.4 Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation involving the Corporation not less than twenty or more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

Section 2.5 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.6 Voting. At all meetings of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.7 Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. Further, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken shall be signed (provided five days’ prior notice thereof is given in writing to all of the stockholders entitled to vote with respect to the subject matter thereof) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting.

ARTICLE III

DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 3.2 Number, Qualification and Tenure. The Board of Directors shall consist of not less than one (1) and not more than nine (9) members. Within the limits above specified, the number of Directors shall be determined from time to time by resolution of the Board of Directors. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.3 of these By-Laws, and each Director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Directors need not be stockholders.

Section 3.3 Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the Directors then in office though less than a quorum, and each Director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by law.

Section 3.4 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.5 Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board. No notice of regular meetings need be given.

Section 3.6 Special Meetings. Special meetings of the Board may be called by the President. Special meetings shall be called by the Secretary on the written request of any Director.

Section 3.7 Quorum. At all meetings of the Board a majority of the total number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.8 Organization. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If a Chairman of the Board is not elected or, if elected, is not present, the President (if a member of the Board) or, in the absence of the President or, if the President is not a member of the Board, a Vice-Chairman (who is also a member of the Board and, if more than one, in the order designated by the Board of Directors or, in the absence of such designation, in the order of their election), if any, or if no such Vice-Chairman is present, a Director chosen by a majority of the Directors present, shall act as chairman at meetings of the Board of Directors.

Section 3.9 Executive Committee. (a) The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more Directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional Directors as alternate members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

(b) Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors. The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board.

(c) Meetings of the Executive Committee may be called at any time by the Chairman of the Board, the President or any two of its members. No notice of meetings need be given. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this Section 3.9, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee. Except as expressly provided in this Section, the Executive Committee shall fix its own rules of procedure.

Section 3.10 Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more other committees, each such committee to consist of one or more Directors. Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by a majority of the whole Board, also may designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 3.11 Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.12 Attendance by Telephone. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.13 Compensation. The Board of Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors. No member of a committee of the Board of Directors shall receive any separate compensation for serving on, or attendance at, such committee or meetings thereof.

ARTICLE IV

OFFICERS

Section 4.1 Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Vice President, a Treasurer and a Secretary. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person.

Section 4.2 Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation required by this Article IV shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.

Section 4.3 President. The President shall be the Chief Executive Officer and the Chief Operating Officer of the Corporation and, as such, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board of Directors.

Section 4.4 Vice President. The Vice President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. The Vice President shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents, and, in that event, the duties and power of the President shall descend to the Vice Presidents in the specified order of seniority.

Section 4.5 Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

Section 4.6 Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the President or the Secretary.

Section 4.7 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors or the President.

Section 4.8 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the President or the Treasurer.

Section 4.9 Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-Laws shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors or the President.

ARTICLE V

CERTIFICATES OF STOCK

Section 5.1 Form. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

Section 5.2 Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

Section 5.3 Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his or her legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.1 Indemnification of Directors and Officers for Third Party Claims. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 6.2 Indemnification of Directors and Officers for Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the

Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 6.3 Indemnification for Expenses. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 of these By-Laws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 6.4 Determination of Authority. Any indemnification under Sections 6.1 and 6.2 of these By-Laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 6.1 and 6.2 of these By-Laws. Such determination shall be made, with respect to a person who is a director or officer at the time of determination, (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 6.5 Advancement of Expenses. Expenses (including attorneys’ fees) by an officer or director incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 6.6 Benefit and Tax Claims. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (i) arising under the Employee Retirement Income Security Act of 1974 or regulations promulgated thereunder, or under any other law or regulation of the United States or any agency or instrumentality thereof or law or regulation of any state or political subdivision or any agency or instrumentality of either, or under the common law of any of the foregoing, against expenses (including attorneys’ fees), judgments, fines, penalties, taxes and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was a fiduciary, disqualified person or party in interest with respect to an employee benefit plan covering employees of the Corporation or of a subsidiary corporation, or is or was serving in any other capacity with respect to such plan, or has or had any obligations or duties with respect to such plan by reason of such laws or regulations, provided that such person was or is a director, officer, employee or agent of the Corporation, or (ii) in connection with any matter arising under federal, state or local revenue or taxation laws or regulations, against expenses (including attorneys’ fees), judgments, fines, penalties, taxes, amounts paid in settlement and amounts paid as penalties or fines necessary to contest the imposition of such penalties or fines, actually and reasonably incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and had responsibility for or participated in activities relating to compliance with such revenue or taxation laws and regulations; provided, however, that such person did not act dishonestly or in willful or reckless violation of the provisions of the law or regulation under which such suit or proceeding arises. Unless the Board of Directors determines that under the circumstances then existing, it is probable that such director, officer, employee or agent will not be entitled to be indemnified by the Corporation under this Section 6.6, expenses incurred in defending such suit or proceeding, including the amount of any penalties or fines necessary to be paid to contest the imposition of such penalties or fines, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 6.4 of this Article VI upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this Section 6.6.

Section 6.7 Nonexclusivity. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by- law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not he or she would be entitled to indemnity against such liability under the provisions of this Article VI.

Section 6.9 Definition of “the corporation”. For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 6.10 Definition of “other enterprise,”, “fines,” “serving at the request of the corporation” and “not opposed to the best interests of the corporation”. For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a matter “not opposed to the best interests of the corporation” as referred to in this Article VI.

Section 6.11 Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.2 Corporate Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.3 Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE VIII

AMENDMENTS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt the By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

APPENDIX B

2000 Avenue of the Stars, 9th Floor South Los Angeles, California 90067 TEL 310 246 3700 800 929 2299 FAX 310 246 3714

CONFIDENTIAL

December 21, 2011

The Board of Directors

WCA Waste Corporation

One Riverway Suite 1400

Houston, TX 77056

Members of the Board of Directors:

We understand that WCA Waste Corporation, a Delaware corporation (the “Company”), is considering a transaction whereby Cod Intermediate, LLC, a Delaware limited liability company (“Parent”) and affiliate of Macquarie Capital (USA) Inc., will acquire the Company. Under the terms of the draft Agreement and Plan of Merger, provided to us dated December 18, 2011 (the “Merger Agreement”), by and among the Company, Parent, Cod Merger Company, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), Parent shall cause Merger Sub to merge (the “Transaction”) with and into the Company, as a result of which the Company will become a wholly owned subsidiary of Parent, and all of the issued and outstanding shares of common stock of the Company, par value $0.01 per share (the “Company Common Stock”) will be converted into the right to receive $6.50 in cash per share, (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

You have requested that we provide our opinion as to the fairness, from a financial point of view, of the Consideration to the holders of the Company Common Stock in connection with the Transaction. We are not opining on, and this opinion does not constitute an opinion with respect to, the Company’s underlying business decision to effect the Transaction, any legal, tax or accounting issues concerning the Transaction, or any terms of the Transaction (other than the Consideration).

In connection with this opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. We have, among other things:

(i)	Analyzed certain publicly available information of the Company that we deemed to be relevant to our analysis, including the Company’s annual reports on Form 10-K for the fiscal year ended December 31, 2008, 2009, and 2010 and quarterly reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

(ii)	Reviewed certain internal financial forecasts and budgets for the Company prepared and provided by the Company’s management;

(iii)	Held discussions with certain members of the Company’s management to discuss the Company’s operations and future prospects;

(iv)	Reviewed certain publicly available research and analyst reports published by industry and equity analysts;

(v)	Reviewed public information with respect to certain other public companies with business lines and financial profiles which we deemed to be relevant;

(vi)	Reviewed the implied financial multiples and premiums paid in merger and acquisition transactions which we deemed to be relevant;

The Board of Directors of WCA Waste Corporation

December 21, 2011

(vii)	Reviewed current and historical market prices of the Company Common Stock, as well as the trading volume and public float of the Company Common Stock;

(viii)	Reviewed the draft Merger Agreement dated as of December 18, 2011; and

(ix)	Conducted such other financial studies, analyses and investigations and took into account such other matters as we deemed necessary, including our assessment of general economic and monetary conditions.

In giving our opinion, we have relied upon the accuracy and completeness of the foregoing financial and other information and have not assumed responsibility for independent verification of such information or conducted or have been furnished with any current independent valuation or appraisal of any assets of the Company or any appraisal or estimate of liabilities of the Company (including any contingent, derivative or off-balance sheet assets or liabilities). With respect to the financial forecasts, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We have also relied upon the assurances of management of the Company that it is unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We assume no responsibility for, and express no view as to, such financial forecasts or the assumptions on which they are based.

Our opinion is necessarily based upon financial, monetary, economic, market and other conditions as they exist and can be evaluated on, and the information made available to us as of, the date hereof and does not address the fairness of the Consideration as of any other date, and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events arising or occurring after the date hereof. These conditions have been and remain subject to volatility and uncertainty, and we express no view as to the impact of such volatility and uncertainty after the date hereof on the Company or the contemplated benefits of the Transaction. In rendering this opinion, we have assumed, with your consent that (i) the final executed form of the Merger Agreement does not differ in any material respect from the draft that we have examined, (ii) the parties to the Merger Agreement will comply with all the material terms of the Merger Agreement, and (iii) the Transaction will be consummated in accordance with the terms of the Merger Agreement without any adverse waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company or the Transaction.

Our opinion expressed herein has been prepared at your request for the use and benefit of the Board of Directors of the Company in connection with its consideration of the Transaction. Our opinion does not constitute a recommendation as to how holders of the Company Common Stock should vote or act in connection with the Transaction or any aspect thereof. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction or the relative merits of any strategic or financial alternatives that may be available to the Company. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction or any class of such persons nor the fairness of the consideration to be received by holders of the Company’s preferred stock. This opinion may not be reproduced, disseminated, quoted or referred to at any time without our prior written consent, except that a copy of the opinion may be reproduced in full and otherwise referred to in the Company’s proxy statement and related filings in connection with the Transaction.

Pursuant to the terms of the engagement letter between Imperial Capital, LLC (“Imperial Capital”) and the Company, no portion of Imperial Capital’s fee for the delivery of this fairness opinion is contingent upon the conclusions reached in this opinion, nor is any portion contingent upon the consummation of the Transaction.

The Board of Directors of WCA Waste Corporation

December 21, 2011

Additionally, pursuant to the terms of the engagement letter between Imperial Capital and the Company, the Company has agreed to reimburse Imperial Capital for certain expenses and to indemnify Imperial Capital from certain liabilities arising from this engagement and the delivery of this fairness opinion.

Imperial Capital and its affiliates are engaged in investment banking and financial advisory services, securities trading, investment management, principal investment, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of the Company or Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Ares Management and its affiliates, holders of preferred stock of the Company, maintain an ownership interest of less than five percent in Imperial Capital Group, the parent company to Imperial Capital. In the ordinary course of our business, affiliates of Imperial Capital have also co-invested with affiliates of Ares Management from time to time, and may do so in the future. In addition, we may provide investment banking and other financial services to Parent and its affiliates in the future. In connection with the above-described services, we may receive compensation.

The issuance of this opinion was approved by an authorized committee of Imperial Capital.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Common Stock in connection with the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

Imperial Capital, LLC

APPENDIX C

Delaware General Corporation Law Section 262—Appraisal Rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection. in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

WCA WASTE CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

                    , 2012

    .m. (Central Time)

to be held at

Houston, Texas

WCA Waste Corporation

proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on                     , 2012.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Tom J. Fatjo, III and Michael A. Roy and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the special meeting and all adjournments thereof.

See reverse for voting instructions.

COMPANY #

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named

proxies to vote your shares in the same manner as if

you marked, signed and returned your proxy card.

INTERNET—HTTP://WWW.CONTINENTALSTOCK.COM

Use the Internet to vote your proxy until

7:00 p.m. (EST) on                     , 2012

TELEPHONE—1-866-894-0537

Use a touch-tone telephone to vote your proxy

until 7:00 p.m. (EST) on                     , 2012

MAIL—Mark, sign and date your proxy card and

return it in the postage-paid envelope provided.

If you vote by Internet or telephone, please do not mail your proxy card

-Please detach here-

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.    To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 21, 2011, as it may be amended from time to time, by and among WCA Waste Corporation, Cod Intermediate, LLC, and Cod Merger Company, Inc.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.    To approve, by non-binding, advisory vote, certain compensation arrangements for WCA’s named executives in connection with the Merger.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.    To consider and vote on any proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Agreement and Plan of Merger, dated as of December 21, 2011, as it may be amended from time to time, by and among WCA Waste Corporation, Cod Intermediate, LLC, and Cod Merger Company.

☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION FOR EACH PROPOSAL.

Address Change? Mark Box	☐	Indicate changes below:	Date

Signature(s) in Box

Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.